   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER   , 1997

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             KINETIC CONCEPTS, INC.

                             KCI PROPERTIES LIMITED
                           KCI REAL PROPERTY LIMITED
                           KCI HOLDING COMPANY, INC.
                           KCI-RIK ACQUISITION CORP.
                            KCI INTERNATIONAL, INC.
                                 KCI AIR, INC.
                            PLEXUS ENTERPRISES, INC.
                           MEDICAL RETRO DESIGN, INC.
                         KCI THERAPEUTIC SERVICES, INC.
                           KCI NEW TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             TEXAS                             7352                            74-1891727
             TEXAS                             7352                            74-2621178
             TEXAS                             7352                            74-2644430
           DELAWARE                            7352                            74-2804102
           DELAWARE                            7352                            74-2853532
           DELAWARE                            7352                            51-0307888
           DELAWARE                            7352                            74-2765302
           DELAWARE                            7352                            74-2814710
           DELAWARE                            7352                            74-2652711
           DELAWARE                            7352                            74-2152396
           DELAWARE                            7352                            74-2615226
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER IDENTIFICATION
INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)                 NUMBER)
                                                                      DENNIS E. NOLL
               8023 VANTAGE DRIVE                                   8023 VANTAGE DRIVE
            SAN ANTONIO, TEXAS 78230                             SAN ANTONIO, TEXAS 78230
                  (210)524-9000                                        (210)524-9000
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                      NUMBER,
 INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL          NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                EXECUTIVE OFFICES)                                       SERVICE)

                            ------------------------
                                   COPIES TO:

                            COX & SMITH INCORPORATED
                        112 E. PECAN STREET, SUITE 1800
                            SAN ANTONIO, TEXAS 78205
                                 (210) 554-5500
                          ATTENTION: STEPHEN D. SEIDEL

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                     PROPOSED MAXIMUM  PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF            AMOUNT      OFFERING PRICE PER AGGREGATE OFFERING     AMOUNT OF
   SECURITIES TO BE REGISTERED     TO BE REGISTERED        UNIT             PRICE        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
9 5/8% Senior Subordinated Notes
  Due 2007, Series B..............    $200,000,000         100%          $200,000,000       $59,000.00
Guarantees........................         --               --                --                --
==========================================================================================================

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
                 SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                    REQUIRED BY ITEMS OF PART I OF FORM S-4

       REGISTRATION STATEMENT ITEM OF FORM S-4                CAPTION OR LOCATION
     -------------------------------------------  -------------------------------------------
  1. Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus.....  Outside Front Cover
  2. Inside Front and Outside Back Cover Pages
     of Prospectus..............................  Inside Front; Outside Back Cover Page;
                                                  Available Information
  3. Risk Factors, Ratio of Earnings to Fixed
     Charges and Other Information..............  Summary; Risk Factors; Selected Historical
                                                    Consolidated Financial Data; Unaudited
                                                    Pro Forma Condensed Consolidated
                                                    Financial Statements; The Exchange Offer
  4. Terms of the Transaction...................  Outside Front Cover Page; Summary; The
                                                    Exchange Offer; Description of Notes;
                                                    Description of Capital Stock; Certain Tax
                                                    Considerations
  5. Pro Forma Financial Information............  Unaudited Pro Forma Condensed Consolidated
                                                    Financial Statements
  6. Material Contacts with the Company Being
     Acquired...................................  Inapplicable
  7. Additional Information Required for
     Reoffering by Persons and Parties Deemed to
     Be Underwriters............................  Inapplicable
  8. Interests of Named Experts and Counsel.....  Legal Matters; Experts
  9. Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities................................  Inapplicable
 10. Information with Respect to S-3
     Registrants................................  Inapplicable
 11. Incorporation of Certain Information by
     Reference..................................  Inapplicable
 12. Information with Respect to S-2 or S-3
     Registrants................................  Inapplicable
 13. Incorporation of Certain Information by
     Reference..................................  Inapplicable
 14. Information with Respect to Registrants
     Other than S-3 or S-2 Registrants..........  Business; Consolidated Financial
                                                  Statements; Selected Historical
                                                    Consolidated Financial Data; Unaudited
                                                    Pro Forma Condensed Consolidated
                                                    Financial Statements; Management's
                                                    Discussion and Analysis of Financial
                                                    Condition and Results of Operation
 15. Information with Respect to S-3
     Companies..................................  Inapplicable
 16. Information with Respect to S-2 or S-3
     Companies..................................  Inapplicable
 17. Information with Respect to Companies Other
     than S-2 or S-3 Companies..................  Inapplicable
 18. Information if Proxies, Consents or
     Authorizations are to be Solicited.........  Inapplicable
 19. Information if Proxies, Consents or
     Authorizations are not to be Solicited or
     in an Exchange Offer.......................  Management; Principal Shareholders, Certain
                                                    Relationships and Related Transactions

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

               SUBJECT TO COMPLETION, DATED                , 1998

PROSPECTUS

                             KINETIC CONCEPTS, INC.
     OFFER TO EXCHANGE 9 5/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
             FOR ANY AND ALL OUTSTANDING 9 5/8% SENIOR SUBORDINATED
                            NOTES DUE 2007, SERIES A

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                 ON                   , 1998, UNLESS EXTENDED.

     Kinetic Concepts, Inc., a Texas corporation ("KCI" or the "Company"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus ("Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 9 5/8% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 9 5/8% Senior Subordinated Notes due 2007, Series A (the "Series A Notes"), of which $200,000,000 principal amount is outstanding. The form and terms of the Exchange Notes will be the same as the form and terms of the Series A Notes (which they replace) except that (i) the Exchange Notes will bear a Series B designation, (ii) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not be subject to certain provisions relating to an increase in the interest rate which were applicable to the Series A Notes in certain circumstances relating to the timing of the Exchange Offer,
(iii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Series A Notes under the Registration Rights Agreement (as defined), which rights will terminate upon consummation of the Exchange Offer and (iv) the Tender Offer (as defined) having been timely consummated, the Exchange Notes will not be subject to certain provisions relating to a special redemption that would have been applicable if the Tender Offer had not been consummated on or prior to November 6, 1997. The Exchange Notes will evidence the same debt as the Series A Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated as of November 5, 1997 (the "Indenture") among the Company, the Guarantors (as defined) and Marine Midland Bank, as Trustee, governing the Series A Notes and the Exchange Notes. As used herein, the term "Notes" refers to both the Series A Notes and the Exchange Notes. See "The Exchange Offer" and "Description of Notes."

     Interest on the Exchange Notes will accrue from the date of original issuance of the Series A Notes for which they were exchanged (November 5, 1997) and will be payable semi-annually on May 1 and November 1 of each year, commencing on May 1, 1998, at the rate of 9 5/8% per annum. The Exchange Notes will be redeemable, in whole or in part, at the option of the Company on or after November 1, 2002, at the redemption prices set forth herein plus accrued interest to the date of redemption. In addition, prior to November 1, 2000, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes originally issued under the Indenture with the net cash proceeds of one or more Equity Offerings (as defined) at a redemption price equal to 109.625% of the aggregate principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the aggregate principal amount of the Notes originally issued remain outstanding immediately after such redemption. See "Description of Notes -- Redemption."
                                                        (continued on next page)

     SEE "RISK FACTORS" ON P. 18 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR SERIES A NOTES IN THE EXCHANGE OFFER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE COMPANY WILL ACCEPT FOR EXCHANGE ANY AND ALL VALIDLY TENDERED SERIES A
NOTES NOT WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON              ,
1998, UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE "EXPIRATION DATE"). TENDERS OF SERIES A NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM PRINCIPAL AMOUNT OF SERIES A NOTES BEING TENDERED FOR EXCHANGE. SERIES A NOTES MAY BE TENDERED ONLY IN INTEGRAL MULTIPLES OF $1,000. IN THE EVENT THE COMPANY TERMINATES THE EXCHANGE OFFER AND DOES NOT ACCEPT FOR EXCHANGE ANY SERIES A NOTES, THE COMPANY WILL PROMPTLY RETURN ALL PREVIOUSLY TENDERED SERIES A NOTES TO THE HOLDERS THEREOF.

             The date of this Prospectus is                , 1998.

(continued from previous page)

     The Exchange Notes will be unsecured senior subordinated obligations of the Company and will be subordinated in right of payment to all existing and future Senior Debt (as defined) of the Company, including indebtedness under the New Credit Facilities (as defined). The Exchange Notes will also be effectively subordinated to all secured indebtedness of either the Company or any of its subsidiaries to the extent of the assets secured by such indebtedness. The Exchange Notes will rank pari passu with any future senior subordinated indebtedness of the Company and will rank senior in right of payment to all other subordinated obligations of the Company. The Exchange Notes will be unconditionally guaranteed by each of the domestic subsidiaries of the Company (the "Guarantors") on an unsecured senior subordinated basis. As of September 30, 1997, on a pro forma basis after giving effect to the Transactions (as defined) and the Acquisitions (as defined), the Company and the Guarantors would have had approximately $342.7 million of Senior Debt outstanding and approximately $57.3 million of availability under the New Credit Facilities. In addition, on September 30, 1997, the Company's subsidiaries that are not Guarantors would have had, on the same pro forma basis, approximately $5.7 million of indebtedness and liabilities, including trade payables, which would be structurally senior to the Exchange Notes. See "Description of Notes."

     Upon the occurrence of a Change of Control (as defined), each holder of Notes will have the right to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. In addition, the Company is obligated to offer to repurchase the Notes at 100% of the principal amount thereof plus accrued interest to the date of repurchase in the event of certain asset sales. An event constituting a Change of Control will also result in a default under the New Credit Facilities and may also result in a default under other Senior Debt, if any. See "Description of Notes -- Change of Control."

     The Company will accept for exchange any and all Series A Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on
               , 1998, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of the Series A Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Series A Notes were sold by the Company on November 5, 1997 to the Initial Purchasers (as defined) and were thereupon sold by the Initial Purchasers in reliance upon Rule 144A under the Securities Act, to a limited number of qualified institutional buyers that agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Series A Notes may not be offered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company and the Guarantors under the Registration Rights Agreement entered into by the Company, the Guarantors and the Initial Purchasers in connection with the offering of the Series A Notes. See "The Exchange Offer."

     Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company or any of the Guarantors within the meaning of Rule 405 under the Securities Act or a broker-dealer who purchased the Series A Notes directly from the Company for resale pursuant to Rule 144A or another exemption from the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "Purpose of the Exchange Offer" and "Resale of the Exchange Notes." By tendering the Series A Notes in exchange for Exchange Notes, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company or any of the Guarantors (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering Series A Notes acquired directly from the Company for its own account; (ii) any Exchange Notes to be received by it will be acquired in the ordinary course of its business; and (iii) it is not

(continued from previous page)

engaged in, and does not intend to engage in, a distribution of the Exchange Notes and has no arrangement or understanding to participate in a distribution of the Exchange Notes. If a Holder of Series A Notes is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives the Exchange Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of the Exchange Notes received in exchange for the Series A Notes where such Series A Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, the Company agreed that it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale during the period required by the Securities Act. See "Plan of Distribution."

     The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to pay the expenses of the Exchange Offer. No underwriter is being utilized in connection with the Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF SERIES A NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH THE EXCHANGE OFFER TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

     UNTIL                , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS),
ALL DEALERS OFFERING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS IN CONNECTION THEREWITH. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     The Series A Notes have been designated as eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages market. Prior to this Exchange Offer, there has been no public market for the Exchange Notes. If such a market were to develop, the Exchange Notes could trade at prices that may be higher or lower than their principal amount. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes through the Nasdaq Stock Market's National Market or otherwise. The Initial Purchasers have previously made a market in the Series A Notes and the Company has been advised that the Initial Purchasers currently intend to make a market in the Exchange Notes, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. The Initial Purchasers are not obligated, however, to make a market in the Series A Notes or the Exchange

(continued from previous page)

Notes and any such market making activity may be discontinued at any time without notice at the sole discretion of the Initial Purchasers. There can be no assurance as to the liquidity of the public market for the Exchange Notes or that any active public market for the Exchange Notes will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the Exchange Notes may be adversely affected. See "Risk
Factors -- Lack of Public Market." Moreover, to the extent that the Series A Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Series A Notes could be adversely affected.

     The Exchange Notes will be available initially only in book-entry form. The Company expects that the Exchange Notes issued pursuant to the Exchange Offer will be issued in the form of a Global Certificate (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary" or "DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Certificate representing the Exchange Notes will be shown on, and transfers thereof will be affected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Certificate, the Exchange Notes in certified form will be issued in exchange for the Global Certificate only on the terms set forth in the Indenture. See "Book-Entry; Delivery and Form."

     Holders of the Series A Notes not tendered and accepted in the Exchange Offer will continue to hold such Series A Notes and will be entitled to all of the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Company will not receive any proceeds from the Exchange Offer. Pursuant to the Registration Rights Agreement, the Company and the Guarantors will pay all the expenses incurred by them incident to the Exchange Offer. See "The Exchange Offer."

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER THIS CHAPTER WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

             CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The factors discussed under "Risk Factors," among others, could cause actual results to differ materially from those contained in forward-looking statements made in this Prospectus, including, without limitation, the statements in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's press releases and in oral statements made by authorized officers of the Company. When used in this Prospectus, the words "estimate," "project," "anticipate," "expect," "intend," "believe" and similar expressions are intended to identify forward-looking statements. All of these forward-looking statements are based on estimates and assumptions made by management of the Company, which, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon such estimates and statements. No assurance can be given that any of such statements or estimates will be realized and actual results will differ from those contemplated by such forward-looking statements.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements including the notes thereto appearing elsewhere in this Prospectus. Prospective purchasers should carefully consider the information set forth or referred to under the heading "Risk Factors." As used in this Prospectus, unless the context indicates otherwise, (i) the "Company" and "KCI" mean Kinetic Concepts, Inc. and its consolidated subsidiaries, (ii) all dollar amounts are expressed in United States dollars, (iii) all references to financial statement balances are determined in accordance with United States generally accepted accounting principles ("GAAP") and (iv) "pro forma" means as adjusted on a pro forma basis for the Transactions (as defined) and the Acquisitions (as defined).

OVERVIEW

     Kinetic Concepts, Inc. is a worldwide leader in innovative therapeutic systems which prevent and treat the complications of immobility that can result from disease, trauma, surgery or obesity. The Company's clinically effective therapeutic systems include specialty hospital beds, specialty mattress overlays and non-invasive medical devices combined with on-site patient care consultation by the Company's clinically-trained staff. The complications of immobility include pressure sores, pneumonia and circulatory problems which can increase patient treatment costs by as much as $75,000 and, if left untreated, can result in death. The Company's therapeutic systems can significantly improve clinical outcomes while reducing the cost of patient care by preventing these complications or accelerating the healing process, as well as by providing labor savings. The Company has also been successful in applying its therapeutic expertise to bring to market innovative medical devices that treat chronic wounds and help prevent blood clots. For the latest twelve-month period ended September 30, 1997, the Company generated unaudited pro forma revenue and EBITDA (as defined) of $308.1 million and $95.2 million, respectively. From 1994 to 1996, KCI increased revenue and EBITDA (excluding divested businesses and other non-recurring gains) at compound annual growth rates of 10.2% and 10.1%, respectively.

     The Company designs, manufactures, markets and services its products, many of which are proprietary. KCI's therapeutic systems are used to treat patients across all health care settings including acute care hospitals, extended care facilities and patients' homes. Health care providers generally prefer to rent rather than purchase the Company's products in order to avoid the ongoing service, storage and maintenance requirements and the high initial capital outlay associated with purchasing such products, as well as to receive the Company's high-quality clinical support. KCI's therapeutic systems typically rent for $20 to $175 per day. The Company can deliver its therapeutic systems to any major domestic trauma center within two hours of notice through its network of service centers.

     Management believes that approximately two-thirds of the patients who use the Company's therapeutic systems are over the age of 65. Management believes that the market for its therapeutic systems will continue to grow due to the aging of the population and further market penetration of the Company's therapeutic systems as a result of increased pressure on health care providers to control costs and improve patient outcomes.

     The Company's principal executive offices are located at 8023 Vantage Drive, San Antonio, Texas 78230 and its telephone number is (210) 524-9000.

THERAPIES

     The Company's therapeutic systems deliver one or a combination of the following therapies:

     Pressure Relief/Pressure Reduction. The Company's pressure relief and pressure reduction surfaces provide effective skin care therapy in the treatment of pressure sores, burns, skin grafts and other skin conditions and help prevent the formation of pressure sores which develop in certain immobile individuals. The Company's beds and mattress overlays reduce the amount of pressure at any point on a patient's skin by using surfaces supported by air, silicon beads, or a viscous fluid. Some of the products further promote healing through pulsation.

     Pulmonary Care. The Company's pulmonary care systems provide Kinetic Therapy to help prevent and treat acute respiratory problems, such as pneumonia, by reducing the build-up of fluid in the lungs. The United States Centers for Disease Control (the "CDC") defines Kinetic Therapy as the lateral rotation of a patient by at least 40 degrees to each side (a continuous 80 degree arc). KCI is the only manufacturer of beds which deliver Kinetic Therapy, which the Company believes is essential to the prevention or effective treatment of pneumonia in immobile patients. Some of the Company's products combine Kinetic Therapy with additional therapies such as percussion and pulsation which help loosen mucous buildup and promote circulation.

     Bariatric Care. The Company offers a line of bariatric care products which are designed to accommodate obese individuals. These products are used generally for patients weighing from 250 to 500 pounds, but can accommodate patients weighing up to 1,000 pounds. These individuals are often unable to fit into standard-sized beds and wheelchairs. The Company's most advanced bariatric care product serves as a bed, chair, scale and x-ray table, helps patients enter and exit the bed, and contains other features which permit patients to be treated safely and with dignity. Moreover, treating obese patients is a significant staffing issue for many health care facilities because moving and handling these patients increases the risk of injury to hospital personnel. Management believes that its bariatric care products enable health care personnel to treat obese patients in a manner which is safer to such personnel than traditional methods, which can help reduce worker's compensation claims. Some of the bariatric products also address complications of immobility and obesity such as pressure sores.

     Closure of Chronic Wounds. The Company is the sole provider of a patented, non-invasive device which uses negative pressure to promote the healing of chronic wounds. The negative pressure is applied through a proprietary foam dressing which draws the tissue together, stimulates blood flow, reduces swelling and decreases bacterial growth. The device heals wounds more quickly than traditional methods and has been effective at closing chronic wounds which have, in some cases, been open for years.

     Circulatory Improvement. The Company offers a non-invasive device which improves blood circulation, decreases swelling in the lower extremities and reduces the incidence of blood clots. The therapy is accomplished by wrapping inflatable cuffs around a foot or leg and then automatically inflating and deflating them at prescribed intervals. The products are often used by individuals who have had hip or knee surgeries, diabetes or other conditions which reduce circulation.

COMPETITIVE STRENGTHS

     Management believes the following competitive strengths contribute to the Company's leading market position and its growth in revenue and EBITDA.

     Effective therapeutic systems. The Company has focused on therapeutic systems that are designed to improve patient outcomes and reduce the cost of patient care. For example, the Company believes that its Kinetic Therapy systems can reduce the probability of an immobile patient contracting pneumonia in the acute care setting by as much as 50%, and that its pressure relief systems can heal pressure sores up to three times faster than traditional methods.

     Proprietary products. The Company is the only manufacturer of Kinetic Therapy systems and has the exclusive license to market its vacuum wound closure technology. The Company has several other therapeutic products under development which management believes are unique and further believes that the use of such products will reduce the cost of patient care and yield superior outcomes when compared to traditional methods.

     Established service distribution network and broad product line. With 143 domestic service centers, a fleet of approximately 26,500 surfaces, a clinically trained sales force that conducts more than 200,000 patient visits annually and the ability to deliver therapies to every major domestic trauma center within two hours, the Company has a national presence that management believes is a significant competitive advantage. The Company believes its network addresses the needs of customers by providing nationwide coverage, consistent availability of a broad range of products and high-quality service.

     Industry leadership in clinical research. KCI's therapeutic systems are supported by the most extensive collection of published clinical studies in the industry. These studies demonstrate the clinical efficacy demanded by health care providers and the cost effectiveness of the Company's products.

     Strong management team. The Company installed a new, experienced professional management team beginning in 1994. This team, led by Raymond R. Hannigan, President and Chief Executive Officer, has refocused the Company's strategy toward providing cost-effective, clinically-proven outcomes. Management's initiatives have resulted in increased revenue, improved profitability, improved efficiencies and enhanced distribution and information systems. As a result, from 1994 to 1996, KCI increased revenue and EBITDA (excluding divested businesses and other non-recurring gains) at compound annual growth rates of 10.2% and 10.1%, respectively.

BUSINESS STRATEGY

     The Company intends to continue to grow operating earnings and improve its market position by pursuing the following strategies:

     Increase presence in extended care and home care markets. Because of the cost pressures within the health care industry, acute care hospitals are discharging patients earlier, thereby increasing the demand for the Company's products in the extended and home care settings. KCI provides therapies to patients across multiple care settings through its national distribution network and broad product line which are designed to provide a continuum of care. The Company's new marketing programs specifically target national and regional extended care providers.

     Further penetrate the acute care market. KCI serves over 1,300 medium to large hospitals and is presently focusing its marketing efforts on an additional 1,900 similarly-sized hospitals in which the Company has had a relatively small presence. The Company believes its strong position as the sole manufacturer of Kinetic Therapy beds and exclusive provider of its wound closure device will help KCI penetrate these new accounts.

     Increase usage of recently introduced products. The Company intends to increase revenues by improving market awareness for its most recently introduced products. The Company's newest products include medical devices for treatment of chronic wounds, specialty surfaces for obese patients and sophisticated Kinetic Therapy beds. The Company believes these unique products have excellent growth potential and provide the Company with an opportunity to penetrate competitive accounts.

     Introduce new products. Approximately 30% of the Company's 1996 domestic revenues were generated by products which have been introduced since 1994. One of KCI's objectives is to continue to expand revenues by acquiring or developing new products which improve patient outcomes and reduce the cost of patient care. In addition, existing products are continuously improved in consultation with health care professionals to enhance their features and improve their clinical effectiveness.

     Expand internationally. The Company has direct operations in 13 foreign countries and has 75 independent dealers in other foreign markets. The Company intends to continue to expand in growing international markets by establishing additional direct operations and expanding its dealership network.

     Pursue strategic acquisitions. The Company intends to pursue strategic fold-in acquisitions, both domestically and internationally, to enhance its geographic coverage and broaden its product line. Between January and October 1997, the Company completed five such acquisitions. For example, the Company's acquisition of substantially all of the assets of RIK Medical L.L.C. in October 1997 broadened its product line to include a new non-powered proprietary support surface.

RECENT ACQUISITIONS

     On October 1, 1997, the Company consummated the acquisition of substantially all of the assets of RIK Medical, L.L.C. ("RIK"), a Delaware limited liability company. The Company paid approximately $23.3 million for the acquisition plus an earn-out of up to $2.0 million. RIK is a manufacturer of non-powered therapeutic support surfaces based in Boulder, Colorado. The RIK products incorporate several unique and patented components and features. Other recent acquisitions include Ethos Medical, Ltd., and substantially all the assets of H.F. Systems, Inc. ("H.F. Systems"), Trac Medical, Inc. and Equi-Tron Mfg., Inc. The acquisitions of RIK and H.F. Systems are collectively referred to as the "Acquisitions."

                          SUMMARY OF THE TRANSACTIONS

THE INVESTORS

     Fremont Purchaser II, Inc. (the "Fremont Investor"), is a subsidiary of Fremont Acquisition Company II, L.L.C. and Fremont Acquisition Company IIA, L.L.C., which were both formed by Fremont Partners L.P.

     Fremont Partners L.P., and certain affiliated parties (collectively, "Fremont"), is a private equity fund headquartered in San Francisco with committed capital of $605 million. Fremont is part of The Fremont Group, a private investment company with more than $7.4 billion in assets under management. Fremont's strategy is to make substantial privately negotiated equity investments in sizable businesses and apply a hands-on operating approach to enhance and create value in partnership with management. Among the companies where Fremont and its affiliates have had significant roles are Crown Pacific Partners, L.P. (timber and forest products; NYSE: CRO), Coldwell Banker Corporation (residential real estate), and, most recently, Kerr Group, Inc. (specialty plastic closures; NYSE: KGM). The principal offices of Fremont are located at 50 Fremont Street, Suite 3700, San Francisco, CA 94105.

     RCBA Purchaser I, L.P. (the "RCBA Investor" and, together with Fremont Investor, the "Investors"), was formed by Richard C. Blum & Associates, L.P.

     Richard C. Blum & Associates, L.P. and its predecessors and certain affiliated parties (collectively, "RCBA") is a San Francisco based private investment concern specializing in strategic block, relationship-oriented investing. RCBA and its affiliates have approximately $1.2 billion in assets under management and a 20-year investment performance record. RCBA's investment strategy is to source negotiated private equity transactions through minority strategic block investments in the public market. RCBA sources its investments by identifying companies (or industries) undergoing change, which represent good businesses and where the opportunity exists to build relationships with management and subsequently implement strategies to provide a superior return on investments. Among the investments in which RCBA has played a significant role are Northwest Airlines Corporation (airline; NASDAQ: NWAC); National Education Corporation (educational training and publishing; previously NYSE: NEC); and URS Corporation (infrastructure engineering; NYSE: URS). The offices of RCBA are located at 909 Montgomery Street, Suite 400, San Francisco, CA 94133.

THE TRANSACTIONS

     The Company and the Investors entered into a Transaction Agreement dated as of October 2, 1997, as amended by a letter agreement dated November 5, 1997 (as so amended, the "Transaction Agreement"), pursuant to which the Investors are participating in the recapitalization (the "Recapitalization") of the Company. Pursuant to the Transaction Agreement, the Investors purchased in the aggregate 7,802,180 newly-issued shares of the Company's common stock, $.001 par value per share ("Shares"), at a per Share price equal to $19.25 (the "Stock Purchase"). The proceeds of the Stock Purchase, together with approximately $343.0 million of aggregate proceeds from certain financings described below, and the proceeds from the offering of the Series A Notes (the "Offering"), have been and will be used by the Company to (i) purchase 31,006,942 Shares tendered to the Company pursuant to the terms of that certain Offer to Purchase dated October 8, 1997 (the "Tender Offer") at a price of $19.25 per Share, net to each seller in cash (the "Per Share Amount"), (ii) pay all related fees and expenses, (iii) pay the Merger Consideration (as defined) for Shares in connection with the Merger (as defined) and (iv) for general corporate purposes.

     The Transaction Agreement provides that, among other things, as soon as practicable after the consummation of the Stock Purchase, the purchase of Shares pursuant to the Tender Offer, the satisfaction of the other conditions set forth in the Transaction Agreement, and in accordance with the requirements of the Delaware General Corporation Law and the Revised Uniform Limited Partnership Act of the State of Delaware (together, "Delaware Law") and the Texas Business Corporation Act ("Texas Law"), the Investors will be merged with and into the Company (the "Merger" and, together with the Recapitalization, the Tender Offer and the Stock Purchase, the "Transactions") with the Company as the surviving corporation of the Merger (the "Surviving Corporation"). The consummation of the Merger is subject to the satisfaction or waiver of certain conditions including the approval of the Transaction Agreement by the requisite vote of the shareholders of the Company. Under the Company's articles of incorporation and Texas Law, the affirmative vote of the holders of two-thirds of the outstanding Shares is required to approve the Transaction Agreement. Fremont, RCBA and Dr. James Leininger owned approximately 90.2% of the issued and outstanding Shares as of the record date (the "Record Date") for the special meeting of shareholders to be held to approve the Transaction Agreement, and all of such Shares owned by them will be voted in favor of the approval of the Transaction Agreement. As such, Fremont, RCBA and Dr. James Leininger can effect the Merger without the affirmative vote of any other shareholder.

     Following the consummation of the Merger, Fremont, RCBA, Dr. James Leininger and Dr. Peter Leininger would own 7,029,922, 4,644,010, 5,939,220 and 100,000 Shares, respectively, representing 39.7%, 26.2%, 33.5% and 0.6% of the Shares outstanding following such consummation. There would be no other shareholders at such time, but certain members of management would retain, and be granted, additional options to purchase Shares.

     Funding for the Recapitalization consisted of: (i) gross proceeds from the Offering of $200.0 million; (ii) borrowings under the New Credit Facilities of approximately $343.0 million; and (iii) an investment of approximately $348.8 million in equity in the Company (the "Equity Financing"), comprised of the contribution of approximately $198.6 million of the Continuing Shares (as defined) at a price of $19.25 per Share by the Continuing Shareholders (as defined) and the purchase by the Investors of approximately $150.2 million of Shares from the Company. The New Credit Facilities provide for up to $400.0 million in the form of (i) three tranches of term loans (the "Term Loan Facility"), (ii) a six-year revolving credit facility (the "Revolving Credit Facility") and (iii) a six-year acquisition facility (the "Acquisition Facility", and together with the Term Loan Facility and the Revolving Credit Facility, the "New Credit Facilities"). See "The Transactions", "Use of Proceeds", and "Description of New Credit Facilities".

                         PURPOSE OF THE EXCHANGE OFFER

     The Exchange Offer provides holders of the Series A Notes with the Exchange Notes which will generally be freely transferable by the holders thereof without registration or any prospectus delivery requirement under the Securities Act. The Company's purpose in engaging in the Exchange Offer is to provide holders of the Series A Notes with freely transferable securities and to comply with the provisions of the Registration Rights Agreement which require, subject to certain conditions, that the Exchange Offer be made. See "Purpose of the Exchange Offer".

                               THE EXCHANGE OFFER

Exchange Ratio.............  Each Series A Note is exchangeable for a like principal amount of Exchange Notes.

Expiration Date............  5:00 p.m., New York City time, on             ,
                             1998 unless extended, in which case the term
                             "Expiration Date" means the latest date and time to which the Exchange Offer shall have been extended.

Principal Amount of
Notes......................  Subject to the terms and conditions of the Exchange
                             Offer, any and all Series A Notes will be accepted if duly tendered and not withdrawn prior to acceptance thereof. The Exchange Offer is not conditioned upon any minimum principal amount of the Series A Notes being tendered. The Indenture limits the aggregate principal amount which may be outstanding thereunder, including the Series A Notes and the Exchange Notes, to $300.0 million principal amount, of which $200.0 million is currently outstanding in the form of the Series A Notes.

Trading and Market Price...  The Series A Notes are currently eligible for quotation through the National Association of Securities Dealers, Inc.'s PORTAL system.

                             Prior to the date hereof, there has been only a private institutional trading market for the Series A Notes. It is anticipated that a similar trading market will exist for the Exchange Notes following the Exchange Offer. BT Alex. Brown Incorporated and BancAmerica Robertson Stephens (the "Initial Purchasers") have advised the Company that they intend to act as market makers for the Exchange Notes; however, they are not obligated to do so and may discontinue market making activities with respect to the Exchange Notes at any time. See "Risk Factors -- Lack of Public Market."

Resale of Exchange Notes...  Based on interpretations by the staff of the
                             Commission, as set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than broker-dealers who acquire such Exchange Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company or any of the Guarantors as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Notes and have no arrangement or understanding with any person to participate in a distribution of such Exchange Notes. By tendering Series A Notes in exchange for Exchange Notes, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company or any of the Guarantors (as defined under Rule 405 of the Securities Act) or a broker-dealer tendering Series A Notes acquired directly from the Company for its own account; (ii) any Exchange Notes to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes and has no arrangement or understanding to participate in a distribution of the Exchange Notes. If a holder of Series A Notes is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Series A Notes where such Series A Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that it will make this

                             Prospectus available to any Participating
                             Broker-Dealer for use in connection with any such resale. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the Exchange Notes prior to offering or selling such Exchange Notes. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of Exchange Notes to trade the Exchange Notes without any restrictions or limitations under the securities laws of the several states of the United States.

Consequences of Failure to
  Exchange Series A
  Notes....................  Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Series A Notes who do not exchange their Series A Notes for Exchange Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Series A Notes, unless such Series A Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to do), except pursuant to an exemption from or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors -- Consequences of Failure to Exchange" and "The Exchange Offer -- Terms of the Exchange Offer."

Conditions of the Exchange
  Offer....................  The Company's obligation to consummate the Exchange
                             Offer is subject to certain conditions. See "The Exchange Offer -- Conditions." Tenders of the Series A Notes may be withdrawn at any time prior to the Expiration Date. See "The Exchange
                             Offer -- Withdrawal Rights."

How to Tender..............  Tendering holders of the Series A Notes must either
                             (i) complete and sign a Letter of Transmittal, have their signatures guaranteed if required, forward the Letter of Transmittal and any other required documents to the Exchange Agent at the address set forth under the caption "Exchange Agent," and either deliver the Series A Notes to the Exchange Agent or tender such Series A Notes pursuant to the procedures for book-entry transfer or (ii) request a broker, dealer, bank, trust company or other nominee to effect the transaction for them. Beneficial owners of the Series A Notes registered in the name of a broker, dealer, bank, trust company or other nominee must contact such institution to tender their Series A Notes. The Series A Notes may be physically delivered, but physical delivery is not required if a confirmation of a book-entry transfer of such Series A Notes to the Exchange Agent's account at DTC is delivered in a timely fashion. Certain provisions have also been made for holders whose Series A Notes are not readily available or who cannot comply with the procedure for book-entry transfer on a timely basis. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer -- How to Tender."

Guaranteed Delivery
  Procedures...............  Holders of Series A Notes who wish to tender their
                             Series A Notes and whose Series A Notes are not immediately available or who cannot deliver their Series A Notes and a properly completed Letter of Trans-mittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Series A Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- How to Tender."

Withdrawal Rights..........  Tenders of Series A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Series A Notes, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein under "The Exchange Offer -- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Tenders......  Subject to the terms and conditions of the Exchange
                             Offer, including the reservation of certain rights by the Company, the Series A Notes validly tendered prior to the Expiration Date will be accepted for exchange. Subject to such terms and conditions, the Exchange Notes to be issued in exchange for validly tendered Series A Notes will be mailed by the Exchange Agent promptly after acceptance of the tendered Series A Notes or credited to the holder's account in accordance with appropriate book-entry procedures. Although the Company does not currently intend to do so, if it modifies the terms of the Exchange Offer prior to the Expiration Date, such modified terms will be available to all holders of the Series A Notes, whether or not their Series A Notes have been tendered prior to such modification. Any material modification will be disclosed in accordance with the applicable rules of the Commission and, if required, the Exchange Offer will be extended to permit holders of the Series A Notes adequate time to consider such modification. See "The Exchange Offer -- Acceptance of Tenders."

Exchange Agent.............  Marine Midland Bank

Fees and Expenses..........  All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company. See "The Exchange Offer -- Fees and Expenses."

Use of Proceeds............  There will be no cash proceeds payable to the
                             Company from the issuance of the Exchange Notes pursuant to the Exchange Offer. The proceeds from the sale of the Series A Notes were used and are being used in connection with the Recapitalization and for general corporate purposes.

Issuer.....................  Kinetic Concepts, Inc., a Texas corporation.

Notes Offered..............  $200,000,000 aggregate principal amount of 9 5/8%
                             Senior Subordinated Notes due 2007.

Maturity Date..............  November 1, 2007

Interest Payment Dates.....  Interest on the Exchange Notes will accrue from the date of original issuance of the Series A Notes (November 5, 1997) and be payable semi-annually on each May 1 and November 1, commencing May 1, 1998.

Optional Redemption........  The Series A Notes are, and the Exchange Notes will be, redeemable at the option of the Company, in whole or in part, at any time or from time to time, on or after November 1, 2002, at the redemption prices set forth herein, plus accrued interest, if any, to the date of redemption. In addition, prior to November 1, 2000, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more Equity Offerings (as defined) at a price equal to 109.625% of the aggregate principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the aggregate principal amount of the Notes originally issued remain outstanding immediately after such redemption. See "Description of Notes -- Redemption."

Change of Control..........  Upon the occurrence of a Change of Control, each holder of Exchange Notes and each holder of Series A Notes will have the right to require the Company to repurchase such holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes -- Change of Control."

Offers to Purchase.........  In the event of certain asset sales, the Company will be required to offer to repurchase the Exchange Notes and the Series A Notes to the extent of the net cash proceeds from such asset sales at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes -- Certain Covenants -- Limitation on Asset Sales."

Guarantees.................  The Series A Notes are, and the Exchange Notes will be, unconditionally guaranteed (the "Guarantees") by each of the domestic subsidiaries of the Company. The Guarantees are unsecured senior subordinated obligations of the Guarantors, and rank pari passu in right of payment to all existing and future unsecured senior subordinated indebtedness of the Guarantors. See "Description of Notes -- Guarantees."

Ranking....................  The Series A Notes are, and the Exchange Notes will be, unsecured senior subordinated obligations of the Company and are and will be subordinated in right of payment to all existing and future Senior Debt of the Company, including indebtedness under the New Credit Facilities. The Notes also are and will be effectively subordinated to all secured indebtedness of either the Company or any of its subsidiaries to the extent of the assets secured by such indebtedness. The Notes will rank pari passu with any future senior subordinated indebtedness of the Company and will rank senior in right of payment to all other subordinated obligations of the Company. As of September 30, 1997, on a pro forma basis after giving effect to the Transactions and the Acquisitions, the Company and the Guarantors would have had approximately $342.7 million of Senior Debt outstanding and approximately $57.3 million of availability under the New Credit Facilities. In addition, on September 30, 1997, the Company's subsidiaries that are not Guarantors would have had, on the same pro forma basis, approximately $5.7 million of indebtedness and liabilities, including trade payables, which would be structurally senior to the Notes. See "Description of Notes."

Certain Covenants..........  The Indenture governing the Notes (the "Indenture")
                             imposes certain limitations on the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, create restrictions on the ability of a subsidiary to pay dividends or make certain payments, sell or issue preferred stock of subsidiaries to third parties, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. See "Description of Notes -- Certain Covenants."

Federal Income Tax
  Considerations...........  For federal income tax purposes, holders of Series
                             A Notes will not recognize any gain or loss upon the receipt of Exchange Notes pursuant to the Exchange Offer. See "Certain Tax Considerations."

     For additional information regarding the Notes, see "Description of Notes."

            EXCHANGE OFFER; REGISTRATION RIGHTS; ADDITIONAL INTEREST

     In the Registration Rights Agreement, the Company and the Guarantors agreed
(i) to file a registration statement with respect to the Exchange Offer within 45 days after the date of issuance of the Series A Notes (the "Issue Date"),
(ii) to use their best efforts to cause such registration statement to be declared effective under the Securities Act within 150 days after the Issue Date and (iii) to use their best efforts to consummate the Exchange Offer within 180 days of the Issue Date. If the Company and the Guarantors do not comply with their registration obligations in a timely manner, they will be required to pay additional interest (in addition to the scheduled payment of interest) during the first 90 day period of such default in an amount equal to 0.50% per annum at the end of such 90 day period. The amount of the additional interest will increase by an additional 0.50% per annum for each subsequent 90 day period until such obligations are complied with, up to a maximum amount of additional interest of 1.50% per annum. In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the Issue Date, or if certain holders of the Series A Notes are not permitted to receive the benefit of the Exchange Offer, the Company and the Guarantors will use their best efforts to cause to become effective a shelf registration statement with respect to the resale of the Series A Notes and to keep such shelf registration statement effective until the earlier of two years after its effective date and such time as all of the Series A Notes have been sold thereunder.

           SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA

     The following table presents summary historical consolidated financial data of the Company for the three years ended December 31, 1996, for the nine months ended September 30, 1996 and 1997, and for the latest twelve-month period ("LTM") ended September 30, 1997, which have been derived from the Company's consolidated financial statements and unaudited historical and pro forma financial data. The pro forma data give effect to the consummation of the Transactions and the Acquisitions. The unaudited Pro Forma Condensed Consolidated Balance Sheet data reflects such adjustments as if the Transactions and the Acquisitions had occurred at September 30, 1997, and the unaudited Pro Forma Statements of Earnings data for the nine month period ended September 30, 1997, and for the LTM ended September 30, 1997, reflect such adjustments as if the Transactions and the Acquisitions had occurred at the beginning of the respective periods. The historical consolidated financial data of the Company for the nine months ended September 30, 1996 and 1997, and for the LTM ended September 30, 1997 have been derived from the Company's interim consolidated financial statements which, in the opinion of management of the Company, have been prepared on the same basis as the audited consolidated financial statements and include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the financial data for such periods. The information in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Consolidated Financial Data," the Consolidated Financial Statements and the notes thereto and the unaudited Pro Forma Condensed Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                   YEAR ENDED DECEMBER 31,              NINE MONTHS ENDED SEPTEMBER 30,
                          ------------------------------------------   ----------------------------------
                                     PRO FORMA                                                  PRO FORMA
                            1994      1994(1)      1995       1996       1996        1997        1997(2)
                          --------   ---------   --------   --------   --------   -----------   ---------
                                         (DOLLARS IN                              (UNAUDITED)
                                          THOUSANDS)
Operating Data:
  Revenue...............  $269,646   $ 222,084   $243,443   $269,881   $199,829    $ 224,511    $ 233,839
  Gross profit..........    91,023      74,289     92,294    107,361     78,881       92,801       96,333
  Operating
     earnings(3)........   124,078     113,383     43,792     55,354     40,090       48,605       51,701
  Interest income.......     1,318       1,318      5,063      9,332      3,055        1,421          548
  Interest expense......     5,846         109        509        245        118          126       37,139
  Net earnings(4).......    64,383      70,783     28,441     38,987     25,859       29,903        8,420
Other Data:
  EBITDA(5)(6)..........    80,105      67,091     71,615     81,300     59,632       67,133       71,274
  EBITDA margin.........        30%         30%        29%        30%        30%          30%          30%
  Depreciation and
     amortization.......    38,795      26,355     22,760     21,794     16,487       17,144       19,060
  Capital
     expenditures.......     9,564       5,425     37,104     27,083     19,137       24,004       25,654
  Ratio of EBITDA to
     cash interest
     expense............                                                                             2.03x
  Therapy days..........     4,166       4,166      4,761      5,240      3,897        4,655        4,655

                                                                                    LTM ENDED
                                                                                  SEPTEMBER 30,
                                                                                      1997
                                                                                  -------------
Pro Forma Data:
  Revenue.......................................................................    $ 308,094
  EBITDA(6).....................................................................       95,187
  EBITDA margin.................................................................           31%
  Cash interest expense.........................................................       46,941
  Ratio of EBITDA to cash interest expense......................................         2.03x

                                                   DECEMBER 31,                              PRO FORMA
                                          ------------------------------   SEPTEMBER 30,   SEPTEMBER 30,
                                            1994       1995       1996         1997           1997(2)
                                          --------   --------   --------   -------------   -------------
                                              (DOLLARS IN THOUSANDS)       (UNAUDITED)
Balance Sheet Data (end of period):
Cash....................................  $ 43,241   $ 52,399   $ 59,045     $  45,535       $  22,276
Working capital.........................    90,731    109,413    107,334       111,164          99,508
Total assets............................   232,731    243,726    253,393       286,023         319,452
Total debt..............................     7,924         --        514           477         543,127
Stockholders' equity (deficit)..........   185,423    210,324    211,078       230,826        (278,460)

---------------
(1) The 1994 unaudited pro forma selected consolidated financial data is based on the historical financial statements of the Company, giving effect to the sale of certain assets of the Company's Medical Services Division ("Medical Services") and all of the capital stock of KCI Financial Services, Inc. ("KCIFS") as if such sales had been consummated as of January 1, 1994 and giving effect to such other assumptions and adjustments as set forth in the notes accompanying the 1994 unaudited pro forma condensed consolidated statement of earnings. See 1994 Unaudited Pro Forma Condensed Consolidated Statements of Earnings and the notes thereto included in this Prospectus.

(2) The unaudited pro forma selected consolidated financial data is based on the historical financial statements of the Company giving effect to the Acquisitions and the Transactions and giving effect to such other assumptions as set forth in the notes accompanying the unaudited pro forma consolidated condensed financial statements. The unaudited pro forma selected consolidated balance sheet data give effect to the Transactions and Acquisitions as if they had occurred on September 30, 1997. The unaudited pro forma selected consolidated operating and other data give effect to the Transactions and Acquisitions as if they had occurred at the beginning of the nine month period ended September 30, 1997. See Unaudited Pro Forma Condensed Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.

(3) Excluding the effect of the proceeds of $84.8 million from the patent litigation settlement and other unusual items, operating earnings and pro forma operating earnings for the year ended December 31, 1994 would have been $39.2 million and $38.6 million, respectively.

(4) Excluding the effect of the proceeds of $84.8 million from the patent litigation settlement and other unusual items, net earnings and pro forma net earnings for the year ended December 31, 1994 would have been $22.0 million and $25.1 million respectively.

(5) EBITDA is defined as earnings before interest expense, income taxes, depreciation, and amortization. EBITDA and pro forma EBITDA for the year ended December 31, 1994 exclude the proceeds of $84.8 million from the patent litigation settlement and other unusual items. Had these amounts been included, EBITDA and pro forma EBITDA for the year ended December 31, 1994 would have been $165.0 million and $141.8 million, respectively. While EBITDA should not be construed as a substitute for operating earnings, net earnings, or cash flows from operating activities in analyzing the Company's operating performances, financial position or cash flows, the Company has included EBITDA because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt.

(6) EBITDA for the year ended December 31, 1996 and pro forma EBITDA for the LTM ended September 30, 1997 exclude a one-time gain of $5.2 million related to the early repayment of notes receivable from MEDIQ/PRN that had previously been discounted.

                                  RISK FACTORS

     Prospective investors should carefully consider the following risk factors in addition to the other information contained herein before making an investment in the Exchange Notes offered hereby.

SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE DEBT

     As a result of the Transactions, the Company has significant indebtedness. At September 30, 1997, the Company's total liabilities would have been $597.9 million and its stockholders' deficiency would have been $278.5 million, in each case on a pro forma basis after giving effect to the Transactions and the Acquisitions. The pro forma stockholders' deficiency is a result of the Recapitalization. In addition, subject to the restrictions in the New Credit Facilities and the Indenture, the Company may incur additional indebtedness from time to time to finance acquisitions or capital expenditures or for other purposes. After giving effect to the Transactions and the Acquisitions as if they had occurred at the beginning of the nine month period ended September 30, 1997 and the twelve month period ended December 31, 1996, the Company's pro forma ratio of earnings to fixed charges would have been 1.39x and 1.35x respectively.

     The degree to which the Company is leveraged could have important consequences to holders of the Notes including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes;
(ii) the Company's future ability to obtain additional debt financing for working capital, capital expenditures or acquisitions may be limited; and (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the industry and general economic conditions. Certain of the Company's competitors currently operate on a less leveraged basis and have significantly greater operating and financing flexibility than the Company.

     The Company's ability to pay interest on the Notes and to satisfy its other debt obligations (including those incurred in connection with the Recapitalization) will depend upon its future operating performance including its ability to implement its business strategy, which will be affected by the factors described herein and by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond its control. The Company currently anticipates that its operating cash flow, together with borrowings under the New Credit Facilities, will be sufficient to meet its operating expenses and to service its debt requirements as they become due. However, if the Company is unable to service its indebtedness, it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

     The Indenture and the Bank Credit Agreement (as defined) entered into pursuant to the New Credit Facilities restrict, among other things, the Company's ability to: incur additional indebtedness; incur liens; pay dividends or make certain other restricted payments; consummate certain asset sales; enter into certain transactions with affiliates; incur indebtedness that is subordinate in right of payment to any Senior Debt and senior in right of payment to the Notes; impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company; merge or consolidate with any other person; or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. See "Description of Notes -- Certain Covenants" and "Description of New Credit Facilities." In addition, the Bank Credit Agreement contains other and more restrictive covenants and prohibits the Company from prepaying certain of its indebtedness (including the Notes). The Bank Credit Agreement also requires the Company to maintain specified financial ratios and satisfy certain financial condition tests. The Company's ability to meet those financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the Bank Credit Agreement and/or the Indenture. Upon the occurrence of an event of default under the Bank Credit Agreement, the lenders could elect to declare all amounts outstanding under the Bank Credit Agreement, together with accrued interest, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. If the indebtedness under the New Credit Facilities were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full the indebtedness thereunder and the other indebtedness of the Company, including the Notes. Substantially all of the assets of the Company and each of its domestic subsidiaries are pledged as security under the Bank Credit Agreement. See "Description of New Credit Facilities."

SUBORDINATION

     The Notes and the Guarantees are and will be unsecured senior subordinated obligations of the Company and the Guarantors, respectively, and, as such, are subordinated to all existing and future Senior Debt of the Company and the Guarantors, including borrowings under the New Credit Facilities. The Notes are also effectively subordinated to all secured indebtedness of either the Company or any of its subsidiaries to the extent of the assets secured by such indebtedness. As of September 30, 1997, on a pro forma basis, the Company and the Guarantors would have had approximately $342.7 million of Senior Debt. In addition, on a pro forma basis, the Company would have had approximately $57.3 million available under the New Credit Facilities. Subsidiaries of the Company that are not Guarantors would have had, on a pro forma basis, approximately $5.7 million of indebtedness and liabilities, including trade payables, which would be structurally senior to the Notes.

     The Company may not pay principal of, premium, if any, or interest on or other amounts owing in respect of the Notes, make any deposit pursuant to any defeasance provisions or repurchase, redeem or otherwise retire the Notes if certain Senior Debt is not paid when due or any other default on such Indebtedness (as defined) occurs and the maturity of such Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived, any such acceleration has been rescinded or such Indebtedness has been paid in full. Moreover, under certain circumstances, if any non-payment default exists with respect to such Indebtedness, the Company may not make any payments on the Notes for a specified time, unless such default is cured or waived, any acceleration of such indebtedness has been rescinded or such indebtedness has been paid in full. See "Description of Notes -- Subordination."

HOLDING COMPANY STRUCTURE; EFFECTS OF ASSET ENCUMBRANCES

     The Company is a holding company, the principal assets of which consist of equity interests in its subsidiaries. The Company's cash flow and, consequently, its ability to service debt, including the Notes, is dependent upon the earnings of its subsidiaries and the payment of funds by those subsidiaries to the Company in the form of loans, dividends or otherwise. The Notes are and will be guaranteed on an unsecured senior subordinated basis by the Guarantors, and as a result, should the Company fail to satisfy any payment obligation under the Notes, the holders would have a direct claim therefor against the Guarantors. However, the Guarantors are obligors with respect to substantial indebtedness, including in their capacity as guarantors under the New Credit Facilities on a senior basis, and the capital stock of the Guarantors is pledged to secure amounts borrowed thereunder. Accordingly, there may be insufficient assets remaining after payment of senior and/or secured claims to pay amounts due on the Notes. The Company's non-Guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make funds available therefor, whether in the form of loans, dividends or otherwise. The Indenture permits the Company and its subsidiaries (including non-Guarantor subsidiaries) to incur additional indebtedness, subject to certain limited exceptions. See "Description of Notes -- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness." Any right of the Company to participate in any distribution of the assets of any of the non-Guarantor subsidiaries upon the liquidation, reorganization or insolvency of such subsidiary (and the consequent right of the holders of the Notes to participate in the distribution of those assets) will be subject to the claims of creditors (including trade creditors) and preferred stockholders, if any, of such non-Guarantor subsidiary, except to the extent that the Company has a claim against such non-Guarantor subsidiary as a creditor of such non-Guarantor subsidiary. Moreover, the payment of dividends and the making of loan advances to the Company by its subsidiaries will be subject to restrictive covenants in agreements entered into by certain of such subsidiaries and may be restricted upon an event of default thereunder.

LIMITATIONS ON REPURCHASE OF NOTES UPON CHANGE OF CONTROL

     Upon a Change of Control, each holder of Notes will have certain rights to require the Company to repurchase all or a portion of such holder's Notes. See "Description of Notes." If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the repurchase price for all Notes tendered by the holders thereof and such failure would result in an event of default under the Indenture. In addition, a Change of Control would constitute a default under the New Credit Facilities and is otherwise restricted by the New Credit Facilities and may be prohibited or limited by, or create an event of default under, the terms of other agreements relating to borrowings which the Company may enter into from time to time, including other agreements relating to secured indebtedness or Senior Debt. No payment or distribution may be made on the Notes, nor may any of the Notes be acquired, by or on behalf of the Company while a payment default is continuing under any Senior Debt or, under certain circumstances and for a specified time, if a non-payment default exists with respect to certain Senior Debt. See "Description of Notes -- Subordination." Also, if the Company's obligations under the New Credit Facilities or any other secured Indebtedness of the Company or its subsidiaries were accelerated due to a default thereunder, the lenders thereunder would have a priority claim on the proceeds from the sale of the collateral securing such Indebtedness.

COMPETITION

     The Company faces substantial competition from other companies which manufacture or market specialty beds, mattress overlays, mattress replacement systems or medical devices. The Company's principal competitor has financial and other resources substantially in excess of those available to the Company. Competitive pressures include increased price competition and the introduction of new products by the Company's competitors, which could have a material adverse effect on the Company's business, financial condition or results of operations. See "Business -- Competition."

UNCERTAINTY OF HEALTH CARE REFORM

     There are widespread efforts to control health care costs in the United States and abroad. As an example, the Balanced Budget Act of 1997 (the "BBA") significantly reduces federal spending on Medicare and Medicaid over the next five years by reducing annual payment updates to acute care hospitals, changing payment systems for both skilled nursing facilities and home health care services from cost-based to prospective payment systems, eliminating annual payment updates for durable medical equipment ("DME"), and allowing states greater flexibility in controlling Medicaid costs at the state level. Until the Health Care Financing Administration ("HCFA") issues regulations implementing this legislation in late 1997 and early 1998, the Company cannot reliably predict the timing of or the exact effect which these initiatives could have on the pricing and profitability of, or demand for, the Company's products. However, certain of the provisions of the BBA, such as the changes in the manner Medicare Part A reimburses skilled nursing facilities, may change the manner in which the Company's customers make renting and purchasing decisions and could have a material adverse effect on the Company. The Company also believes it is likely that efforts by governmental and private payors to contain costs through managed care and other efforts and to reform health systems will continue in the future. There can be no assurance that current or future initiatives will not have a material adverse effect on the Company's business, financial conditions or results of operations. See "Management Discussion and Analysis of Financial Condition and Results of Operations -- General" and "Business -- Reimbursement".

CONSOLIDATION OF PURCHASING ENTITIES

     One of the most tangible results of the health care reform debate in the United States has been that it has caused health care providers to examine their cost structures and reassess the manner in which they provide health care services. This review, in turn, has led many health care providers to merge or consolidate with other members of their industry in an effort to reduce costs or achieve operating synergies. A substantial number of the Company's customers, including group purchasing organizations, hospitals, national nursing home companies and national home health care agencies, have been affected by this consolidation. Because larger purchasers or groups of purchasers tend to have more leverage in negotiating prices, this trend could have a material adverse effect on the Company's business, financial condition or results of operations. In addition, the consolidation of health care providers often results in the renegotiation of contracts and in the granting of price concessions. Finally, as group purchasing organizations and integrated health care systems increase in size, each contract represents a greater concentration of market share and the adverse consequences of losing a particular contract increases considerably. As of September 30, 1997, the Company's ten largest group purchasing contracts accounted for approximately 41% of the Company's total revenue.

REIMBURSEMENT OF HEALTH CARE COSTS

     The Company's products are rented and sold principally to hospitals, skilled nursing facilities and DME suppliers who receive reimbursement for the products and services they provide from various public and private third party payors, including Medicare, Medicaid and private insurance programs. The Company also acts as a Durable Medical Equipment Supplier under 42 U.S.C. 1395 et seq. and as such furnishes its products directly to customers and bills payors. As a result, the demand for the Company's products in any specific care setting is dependent in part on the reimbursement policies of the various payors in that setting. In order to be reimbursed, the products generally must be found to be reasonable and necessary for the treatment of medical conditions and must otherwise fall within the payor's list of covered services. For example, the Company is seeking to establish coverage and payment by Medicare Part A and Medicare Part B for the V.A.C., its chronic wound treatment product, and the PlexiPulse, its circulatory treatment product, in skilled nursing facilities and home care. Although clinical acceptance of these products has continued to increase, neither product has been officially classified as a covered item by either Part A or Part B. In light of increased controls on Medicare spending, there can be no assurance on the outcome of future coverage or payment decisions for any of the Company's products by governmental or private payors. If providers, suppliers and other users of the Company's products and services are unable to obtain sufficient reimbursement for the provision of KCI products, a material adverse impact on the Company's business, financial condition or operations will likely result. See "Business -- Reimbursement."

FRAUD AND ABUSE LAWS

     The Company is subject to various federal and state laws pertaining to health care fraud and abuse including prohibitions on the submission of false claims and the payment or acceptance of kickbacks or other remuneration in return for the purchase or lease of Company products. The United States Department of Justice and the Office of the Inspector General of the United States Department of Health and Human Services has launched an enforcement initiative which specifically targets the long term care, home health and DME industries. Sanctions for violating these laws include criminal penalties and civil sanctions, including fines and penalties, and possible exclusion from the Medicare, Medicaid and other federal health care programs. Although the Company believes its business arrangements comply with federal and state fraud and abuse laws, there can be no assurance that the Company's practices will not be challenged under these laws in the future or that such a challenge would not have a material adverse effect on the Company's business, financial condition or results of operations. See "Business -- Government Regulation -- Fraud and Abuse Laws."

PRODUCT LIABILITY

     The manufacturing and marketing of medical products necessarily entails an inherent risk of product liability claims. Although the Company has not experienced any significant losses due to product liability claims and currently maintains umbrella liability insurance coverage, there can be no assurance that the amount or scope of the coverage maintained by the Company will be adequate to protect it in the event a significant product liability claim is successfully asserted against the Company. See "Business -- Legal Proceedings."

GOVERNMENT REGULATION

     The Company's products are subject to regulation by numerous governmental authorities, principally the United States Food and Drug Administration (the "FDA") and corresponding state and foreign regulatory agencies. Noncompliance with applicable requirements can result in, among other things, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant premarket clearance or premarket approval for medical devices, withdrawal of marketing clearances or approvals and criminal prosecution. The FDA also has the authority to request repair, replacement or refund of the cost of any product manufactured or distributed by the Company.

     On October 6, 1997, at the conclusion of an inspection of the Company's principal manufacturing facility, the FDA issued the Company a Form 483 which identified eight observations of conditions that the FDA believed to be in violation of the FDA's Quality System Regulations ("QSR") (formerly Good Manufacturing Practices) and Medical Device Reporting ("MDR") requirements. Several of these observations concerned the Company's TransportAir device and were similar to previous FDA inspectional observations that became the basis of a warning letter issued to the Company in August 1995. Specifically, the FDA's Form 483 stated, among other things, that the Company had not provided solutions for or verified the implementation of solutions to quality assurance problems concerning malfunctions of the TransportAir, and that the Company had failed to submit Medical Device Reports for a number of incidents involving the TransportAir. The TransportAir device, which provides an auxiliary air supply for the Company's KinAir, BioDyne, and Therapulse product lines, permits those bed products to be moved while in full inflation mode. The TransportAir is the subject of a pending 510(k) notice and has been marketed since 1986 without specific premarket clearance on the product on a stand-alone basis.

     The Company submitted a written response to the FDA's Form 483 observations on November 20, 1997. However, there can be no assurance that the FDA will agree with the Company's response or that, regardless of the Company's response, the FDA will not invoke any of its regulatory or enforcement authority against the Company. In addition to other regulatory and enforcement actions, the FDA may issue the Company a Warning Letter which could have an adverse effect on the Company's ability to obtain Certificates for Products for Export until the FDA's inspectional observations are corrected to the agency's satisfaction. Federal agencies could also be advised of the issuance of the Warning Letter which may be taken into account when considering the award of federal contracts to the Company. The FDA may also determine that reinspection of the Company's manufacturing facility is necessary before the agency determines that the Company's response to the Form 483 is adequate.

     The Company has begun modifying the TransportAir to address the problems that the Company has encountered. If the FDA determines that there is a reasonable probability that the TransportAir would cause serious, adverse health consequences or death, the FDA could order the Company to recall the TransportAir and not allow its redistribution until the Company has verified that it has implemented appropriate corrective actions. Alternatively, the FDA could consider the present modification to be a voluntary recall and require the Company to assure that the modification has been fully implemented and that its customers are adequately notified of the need for the modification. In addition, because the TransportAir is not specifically the subject of a cleared 510(k) notice, the FDA could require the Company to discontinue marketing the device until it is cleared by the FDA. The failure of the Company to be able to market the TransportAir would prevent the Company from supplying an alternative power supply for three of its principal products which could have a material adverse effect on the Company's ability to market those devices. Any regulatory or enforcement action invoked by the FDA could have a material adverse effect upon the Company's business, financial condition or results of operations.

     The Company is also subject to numerous federal, state and local laws and regulations relating to such matters as safe working conditions, manufacturing practices, fire hazard control and the handling and disposal of hazardous or potentially hazardous substances. The Company owns and leases properties which are subject to environmental laws and regulations. There can be no assurance that the Company will not be required to incur significant costs to comply with such laws and regulations in the future or that such laws or regulations will not have a material adverse effect upon the Company's business, financial condition or results of operations. See "Business -- Government Regulation."

CONTROLLING SHAREHOLDERS

     Upon consummation of the Merger, Fremont and RCBA, in the aggregate, will own a majority of the issued and outstanding Shares. There can be no assurance that the interests of Fremont and RCBA (or their respective affiliates), either individually or collectively, will not conflict with the interests of the holders of the Notes.

DEPENDENCE ON KEY PERSONNEL

     The Company's business is managed by a small number of key executive officers. The Company's Chief Executive Officer, Raymond R. Hannigan, and other members of senior management do not have employment contracts with the Company. However, Mr. Hannigan and other members of senior management will be Continuing Shareholders and as such will have an economic incentive (in the form of stock options and other management incentive plans) to remain with the Company. See "Management -- Executive Compensation." Nonetheless, there can be no assurance that Mr. Hannigan or other key executive officers or members of senior management will continue their employment with the Company. The Company does not maintain a "key man" insurance policy in respect of its Chief Executive Officer or any of its senior management. The loss of the services of key senior management, or the Company's inability to attract and retain additional management personnel, could have a material adverse effect on the Company's business, financial condition or results of operations. See "Management."

PATENT LITIGATION

     The Company is presently the defendant in five separate lawsuits in which the plaintiff in the lawsuit has alleged that a product marketed by the Company infringes a patent held by such plaintiff. Although the Company believes that its products do not infringe a valid claim of any patent and that it has meritorious defenses to each of these lawsuits, it is not possible to reliably predict the outcomes of any of these lawsuits. In the event a court found that one of the Company's products infringed a valid patent of a third party, the court may award damages (which in certain of the cases, could be significant) and enjoin the use of the product in question, either of which could have a material adverse effect on the Company's business, financial condition or results of operations. See "Business -- Legal Proceedings."

FRAUDULENT TRANSFER CONSIDERATIONS/AVOIDANCE OF GUARANTEES

     Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court to subordinate or void the Notes or any Guarantee in favor of other existing or future creditors of the Company or a Guarantor.

     The incurrence by the Company of indebtedness, such as the Notes, would be subject to review under relevant federal and state fraudulent conveyance laws in a bankruptcy case or a lawsuit by or on behalf of unpaid creditors of the Company or a representative of such creditors, such as a trustee or the Company as debtor-in-possession. Under such laws, if a court were to find that, at the time such indebtedness was incurred or the Notes were issued, either (i) the Company incurred such indebtedness or issued the Notes with intent of hindering, delaying or defrauding creditors, or (ii) the Company received less than a reasonably equivalent value or fair consideration for incurring such indebtedness or issuing the Notes and the Company (a) was insolvent by reason of the incurrence of such indebtedness, including the Notes, (b) was engaged in a business or a transaction, or was about to engage in a business or a transaction, for which any property remaining with Company constituted an unreasonably small amount of capital or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, such court could void the Company's obligations under the Notes and direct the repayment of any amount paid thereunder to the Company to a fund for the benefit of the Company's creditors, or take other action detrimental to the holder of the Notes.

     Similarly, indebtedness under the Guarantees of the Notes also may be subject to review under relevant federal and state fraudulent conveyance laws in a bankruptcy of a Guarantor or in a lawsuit brought by or on behalf of creditors of a Guarantor under the same standard described above with respect to the incurrence by a Guarantor of the Guarantee of the Notes. A legal challenge of a Guarantee on fraudulent conveyance grounds could, among other things, focus on the benefits, if any, realized by a Guarantor as the result of the issuance by the Company of the Notes. Pursuant to the terms of the Guarantees, the liability of each Guarantor is limited to the maximum amount of indebtedness permitted, at the time of the grant of such Guarantee, to be incurred in compliance with fraudulent conveyance or similar laws.

     To the extent any Guarantee was avoided as a fraudulent conveyance, limited as described above, or held unenforceable for any other reason, holders of the Notes would, to such extent, cease to have a claim in respect of such Guarantee and, to such extent, would be creditors solely of the Company and any Guarantor whose Guarantee was not avoided, limited, or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an avoided, limited or unenforceable Guarantee would be subject to the prior payment of all liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holder of the Notes.

FORWARD-LOOKING STATEMENTS

     Certain statements contained in this Prospectus, including without limitation, statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both domestic and foreign; industry and market capacity; demographic changes; existing government regulations and changes in, or the failure to comply with, government regulations; legislative proposals for health care reform; liability and other claims asserted against the Company; competition; the loss of any significant customers; changes in operating strategy or development plans; the ability to attract and retain qualified personnel; the significant indebtedness of the Company after the Merger; the availability and terms of capital to fund the expansion of the Company's business; and other factors referenced in this Prospectus. Certain of these factors are discussed in more detail elsewhere in this Prospectus, including, without limitation, under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

ABSENCE OF PUBLIC MARKET FOR THE NOTES; RESTRICTIONS ON TRANSFER

     There is no existing market for the Notes, and although the Notes are expected to be eligible for trading in the PORTAL Market, the National Association of Securities Dealers' screen-based automated market for trading of securities eligible for resale under Rule 144A, there can be no assurance as to the liquidity of any market that may develop for the Notes, the ability of holders of the Notes to sell their Notes, or the price at which holders would be able to sell their Notes. Future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Company does not intend to apply for listing of the Notes on any securities exchange or the Nasdaq National Market. The Company has been advised by the Initial Purchasers that they currently intend to make a market in the Notes. However, the Initial Purchasers are not obligated to do so and any market-making activities with respect to the Notes may be discontinued at any time without notice. In addition, such market-making activity is subject to the limits imposed by the Securities Act and the Exchange Act, as amended (the "Exchange Act"), and may be limited during the Exchange Offer and the pendency of any shelf registration statement.

CONSEQUENCES OF FAILURE TO EXCHANGE AND REQUIREMENTS FOR TRANSFER OF EXCHANGE NOTES

     Holders of Series A Notes who do not exchange their Series A Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Series A Notes as set forth in the legend thereon as a consequence of the issuance of the Series A Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Series A Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Series A Notes under the Securities Act. To the extent that Series A Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Series A Notes could be adversely affected.

     Based on no-action letters issued by the staff of the Commission to third parties, the Company believes the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company or any of the Guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to, and does not intend to, participate in the distribution of such Exchange Notes.

     Any Participating Broker-Dealer that acquired Series A Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Series A Notes where such Series A Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities.

     The Company and the Guarantors have agreed that they will make this Prospectus, as it may be amended or supplemented from time to time, available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     If (i) any holder of Series A Notes (A) is prohibited by law or Commission policy from participating in the Exchange Offer; (B) may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus, as it may be amended or supplemented from time to time, is not appropriate or available for such resales; or (C) is a Participating Broker-Dealer and owns Series A Notes acquired directly from the Company or an affiliate of the Company or either of the Guarantors and (ii) such holder has satisfied certain conditions relating to the provision of information to the Company for use therein, the Company and the Guarantors have agreed to register such Series A Notes pursuant to the Shelf Registration Statement and to use their respective best efforts to cause it to be declared effective by the Commission on or prior to 120 days after the date on which the Company and the Guarantors became obligated to file the Shelf Registration Statement. The Company and the Guarantors have agreed to maintain the effectiveness of the Shelf Registration Statement for, under certain circumstances, a maximum of two years, to cover resales of Series A Notes held by such holders. See "Purpose of the Exchange Offer."

                                THE TRANSACTIONS

     The Company and the Investors entered into the Transaction Agreement pursuant to which the Investors are participating in the Recapitalization. Pursuant to the Transaction Agreement, the Investors purchased in the aggregate 7,802,180 newly-issued Shares at a per Share price equal to $19.25 in the Stock Purchase. The proceeds of the Stock Purchase, together with approximately $343.0 million of aggregate proceeds from certain other financings described below, and the proceeds from the Offering, have been and will be used by the Company to (i) purchase 31,006,942 Shares tendered pursuant to the terms of the Tender Offer at a price of $19.25 per Share, net to each seller in cash; (ii) pay all related fees and expenses; (iii) pay the Merger Consideration for Shares in connection with the Merger; and (iv) for general corporate purposes.

     The Transaction Agreement provides that, among other things, as soon as practicable after the consummation of the Stock Purchase, the purchase of Shares pursuant to the Tender Offer, the satisfaction of the other conditions set forth in the Transaction Agreement, and in accordance with the requirements of Delaware Law and Texas Law, the Investors will be merged with and into the Company with the Company as the Surviving Corporation of the Merger. The consummation of the Merger is subject to the satisfaction or waiver of certain conditions including the approval of the Transaction Agreement by the requisite vote of the shareholders of the Company. Under the Company's articles of incorporation and Texas Law, the affirmative vote of the holders of two-thirds of the outstanding Shares is required to approve the Transaction Agreement. Fremont, RCBA and Dr. James Leininger owned approximately 90.2% of the issued and outstanding Shares as of the Record Date, and all of such Shares owned by them will be voted in favor of the approval of the Transaction Agreement. As such, Fremont, RCBA and Dr. James Leininger can effect the Merger without the affirmative vote of any other shareholder.

     At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time, other than Shares to be cancelled or to remain outstanding as described in this paragraph ("Continuing Shares"), shall be cancelled and shall be converted automatically into the right to receive the Per Share Amount (the "Merger Consideration"), subject to dissenters' rights as provided under Texas Law. Shares held in the treasury of the Company, each Share owned by any direct or indirect wholly-owned subsidiary of the Company, and Shares owned by Investors immediately prior to the Effective Time, will be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto. Each share of common stock of Fremont Investor outstanding immediately prior to the Effective Time shall be converted and exchanged for a number of validly issued, fully paid and nonassessable shares of common stock, par value $.001 per share, of the Surviving Corporation equal to the quotient obtained by dividing the number of Shares acquired by Fremont Investor in the Stock Purchase by the number of outstanding shares of common stock of the Fremont Investor and each limited or general partnership interest of RCBA Investor shall be converted and exchanged for a number of validly issued, fully paid and nonassessable shares of common stock, par value $.001 per share, of the Surviving Corporation equal to the quotient obtained by dividing the number of Shares acquired by the RCBA Investor in the Stock Purchase by the number of outstanding partnership interests in RCBA Investor. The 5,939,220 Shares to be held by and registered in the name of Dr. James Leininger at the Effective Time, 3,871,752 Shares held by and registered in the names of Stinson Capital Partners, L.P., BK Capital Partners IV, L.P., the Carpenters Pension Trust for Southern California, United Brotherhood of Carpenters and Joiners of America Local Unions and Councils Pension Fund, Insurance Company Supported Organizations Pension Plan, The Common Fund for Non-Profit Organizations, Stinson Capital Partners II, L.P., RCBA-KCI Capital Partners, L.P., Richard C. Blum & Associates, L.P., Richard C. Blum & Associates, Inc., Richard C. Blum, Prism Partners I, L.P., and Weintraub Capital Management, 100,000 Shares held by Dr. Peter Leininger and Shares, or Options to acquire Shares, held by certain members of Company management who have entered into stock retention agreements, shall not be cancelled and shall remain outstanding (all of the foregoing persons or entities being herein referred to as the "Continuing Shareholders").

     The Investors have entered into a Shareholder Support Agreement with Dr. James Leininger, dated as of October 2, 1997 (the "Shareholder Support Agreement"), providing, subject to certain conditions, for (i) the grant by Dr. James Leininger to the Fremont Investor of an irrevocable option to purchase up to 2,529,197 Shares at $19.25 per Share, subject to the conditions set forth therein, which option terminated upon consummation of the Tender Offer, (ii) the grant by Dr. James Leininger to the RCBA Investor of an irrevocable option to purchase up to 1,670,803 Shares at $19.25 per Share, subject to the conditions set forth therein, which option terminated upon consummation of the Tender Offer, (iii) the tender of 13,917,146 Shares owned or controlled by Dr. James Leininger pursuant to the Tender Offer and (iv) the voting by Dr. James Leininger of all Shares owned or controlled by him at the time of the shareholders' meeting called to consider the Merger in favor of the Merger.

     Following the consummation of the Merger, Fremont, RCBA, Dr. James Leininger and Dr. Peter Leininger would own 7,029,922, 4,644,010, 5,939,220 and 100,000 Shares, respectively, representing 39.7%, 26.2%, 33.5% and 0.6% of the Shares outstanding following such consummation. There would be no other shareholders at such time, but certain members of management would retain, and be granted, additional options to purchase Shares.

     Funding for the Recapitalization consisted of: (i) gross proceeds from the Offering of $200.0 million; (ii) borrowings under the New Credit Facilities of approximately $343.0 million; and (iii) an investment of approximately $348.8 million in equity in the Company (the "Equity Financing"), including the rollover of approximately $198.6 million of the Continuing Shares by the Continuing Shareholders and the purchase by the Investors of approximately $150.2 million of Shares from the Company. The New Credit Facilities provide for up to $400.0 million in the form of (i) the Term Loan Facility, (ii) the Revolving Credit Facility and (iii) the Acquisition Facility. See "Use of Proceeds," and "Description of New Credit Facilities."

                         PURPOSE OF THE EXCHANGE OFFER

     In connection with the initial sale of the Series A Notes, the Company and the Guarantors agreed, subject to certain conditions, to use their best efforts to conduct the Exchange Offer pursuant to the terms of the Registration Rights Agreement by and among the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to (i) cause to be filed with the Commission, no later than 45 days after the Issue Date, a registration statement under the Securities Act relating to the Exchange Notes and the Exchange Offer, and (ii) use their best efforts (a) to cause such registration statement to be declared effective by the Commission in no event later than 150 days after the Issue Date, (b) to cause the Exchange Offer to remain open for a period of not less than 20 days (or longer if required by applicable law) and
(c) to consummate the Exchange Offer on or prior to the 180th day after the Issue Date. The Company's purpose in making the Exchange Offer is to comply with such agreement and to avoid the increase in interest rate on the Series A Notes which would occur if the Exchange Offer were not duly and timely consummated. The Exchange Offer should provide holders of the Series A Notes with the ability to effect, for federal income tax purposes, a tax-free exchange of such Series A Notes, which are subject to trading limitations, for Exchange Notes that will not be subject to such restrictions.

     The Exchange Offer provides holders of the Series A Notes with the Exchange Notes that will generally be freely transferable by holders thereof (other than any holder who is an "affiliate" or "promoter" of the Company or any of the Guarantors within the meaning of Rule 405 under the Securities Act), who may offer for resale, resell or otherwise transfer such Exchange Notes without complying with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of each such holder's business and such holders have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes. Each holder who participates in the Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, that at the time of consummation of the Exchange Offer such holder will have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act, and that such holder is not an affiliate of the Company or any of the Guarantors within the meaning of the Securities Act.

                          RESALE OF THE EXCHANGE NOTES

     With respect to resales of the Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company or any of the Guarantors within the meaning of Rule 405 under the Securities Act), in exchange for Series A Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act (with such prospectus containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act) in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act (which may be this Prospectus, as it may be amended or supplemented from time to time) in connection with any resale of such Exchange Notes.

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company or any of the Guarantors within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on such no-action letters. As indicated above, each Participating Broker-Dealer that receives an Exchange Note for its own account in exchange for the Series A Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for the Series A Notes where such Series A Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale during the period required by the Securities Act.

     The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. The Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to the purchaser or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify certain parties against certain liabilities, including liabilities under the Securities Act.

     The Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                               THE EXCHANGE OFFER

TERMS OF THE OFFER

     The Company hereby offers, upon the terms and conditions set forth herein and in the related Letter of Transmittal, to exchange the Exchange Notes for a like principal amount of the outstanding Series A Notes. An aggregate of $200.0 million principal amount of Series A Notes are outstanding. The Exchange Offer is not conditioned upon any minimum amount of the Series A Notes being tendered.

     The Exchange Offer will expire at 5:00 p.m., New York City time, on
          , 1998, unless extended. The term "Expiration Date" means 5:00 p.m.,
New York City time, on           , 1998, unless the Company, in its sole
discretion, notifies the Exchange Agent that the period of the Exchange Offer has been extended, in which case the term "Expiration Date" means the latest time and date on which the Exchange Offer as so extended will expire. See
"-- Expiration and Extension."

     Holders of the Series A Notes who wish to exchange the Series A Notes for the Exchange Notes and who validly tender the Series A Notes to the Exchange Agent or validly tender the Series A Notes by complying with the book-entry transfer procedures described below and, in each case, who furnish the Letter of Transmittal and any other required documents to the Exchange Agent, will either have the Exchange Notes mailed to them by the Exchange Agent or have the Exchange Notes credited to their account in accordance with the book-entry transfer procedures described below, promptly after such tender is accepted by the Company. Subject to the terms and conditions of the Exchange Offer, the Series A Notes which have been validly tendered prior to the Expiration Date will be accepted on or promptly after the Expiration Date. Subject to the applicable rules of the Commission, the Company, however, reserves the right, prior to the first acceptance of tendered Series A Notes, to delay acceptance of tendered Series A Notes, or to terminate the Exchange Offer, subject to the provisions of Rule 14e-1(c) under the Exchange Act, which requires that a tender offeror pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of a tender offer.

     In addition, the Company reserves the right to waive any condition or otherwise amend the Exchange Offer in any respect consistent with the Indenture and the Registration Rights Agreement prior to the acceptance of tendered Series A Notes. If any amendment by the Company of the Exchange Offer or waiver by the Company of any condition thereto constitutes a material change in the information previously disclosed to the holders of Series A Notes, the Company will, in accordance with the applicable rules of the Commission, disseminate promptly disclosure of such change in a manner reasonably calculated to inform such holders of such change. If it is necessary to permit an adequate dissemination of information regarding such material change, the Company will extend the Exchange Offer to permit an adequate time for holders of the Series A Notes to consider the additional information.

CERTAIN EFFECTS OF THE EXCHANGE OFFER

     Because the Exchange Offer is for any and all Series A Notes, the number of Series A Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of Series A Notes outstanding. As a result, the liquidity of any remaining Series A Notes may be substantially reduced. The Series A Notes are currently eligible for sale pursuant to Rule 144A through the PORTAL System of the National Association of Securities Dealers, Inc. Because the Company anticipates that most holders of Series A Notes will elect to exchange such Series A Notes for the Exchange Notes due to the more limited restrictions on the resale thereof under the Securities Act, the Company anticipates that the liquidity of the market for any Series A Notes remaining after the consummation of the Exchange Offer may be substantially limited.

EXPIRATION AND EXTENSION

     The Exchange Offer will expire at 5:00 p.m., New York City time, on
          , 1998, unless extended by the Company. The Exchange Offer may be extended by oral or written notice from the Company to the Exchange Agent at any time or from time to time, on or prior to the date then fixed for the expiration of the Exchange Offer. Public announcement of any extension of the Exchange Offer will be timely made by the Company, but, unless otherwise required by law or regulation, the Company will not have any obligation to communicate such public announcement other than by making a release to the Dow Jones News Service.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Series A Notes, (ii) to extend the Exchange Offer or (iii) if any conditions set forth below under "-- Conditions" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Private Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

CONDITIONS

     The Exchange Offer is subject to the following conditions: (i) the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) no action or proceeding is instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with the Exchange Offer and no material adverse development has occurred in any existing action or proceeding with respect to the Company and (iii) all governmental approvals have been obtained, which approvals the Company deems necessary for the consummation of the Exchange Offer.

REGISTRATION RIGHTS

     On November 5, 1997, the Company and the Guarantors entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which the Company and the Guarantors have, for the benefit of the holders of the Notes, at the Company's cost, agreed to (i) file the registration statement of which this Prospectus forms a part (the "Exchange Offer Registration Statement"), under the Securities Act with respect to the Exchange Offer which constitutes the Company's offer to exchange the Series A Notes for the Exchange Notes, which will have terms identical in all material respects to the Series A Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions and will not contain certain provisions relating to an increase in the interest rate which were applicable to the Series A Notes in certain circumstances relating to the timing of the Exchange Offer or contain certain provisions relating to a special redemption pertaining to the timing of the Tender Offer), and (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date. The Company will keep the Exchange Offer open for not less than 20 calendar days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Series A Notes.

     In the event that (i) any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 180 days of the Issue Date, (iii) in certain circumstances, certain holders of unregistered Exchange Notes so request within 120 days after the consummation of the Exchange Offer or
(iv) in the case of any holder that participates in the Exchange Offer, such holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Company or any of the Guarantors within the meaning of the Securities Act) and so notifies the Company within 90 days after such holder first becomes aware of such restriction and provides the Company with a reasonable basis for its conclusion, in the case of each of clauses (i)-(iv) of this sentence, then the Company will promptly deliver to the holders and the Trustee written notice thereof and the Company and the Guarantors shall, at the Company's cost, (a) within 45 days after the delivery of such notice, file a shelf registration statement covering resales of the Notes (the "Shelf Registration Statement"), (b) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use their best efforts to keep the Shelf Registration Statement effective until two years after its effective date, or such shorter period ending when (i) all Notes covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated therein or (ii) a subsequent Shelf Registration Statement covering all unregistered Notes has been declared effective under the Securities Act. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder of Notes that sells such Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have its Notes included in the Shelf Registration Statement and to benefit from the provisions regarding liquidated damages set forth therein.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available without charge by writing to the Company at 8023 Vantage Drive, San Antonio, Texas 78230-4726, Attention: Dennis E. Noll, Secretary.

HOW TO TENDER

     A holder of the Series A Notes may tender the Series A Notes by (a) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the Series A Notes being tendered (or a confirmation of an appropriate book-entry transfer) to the Exchange Agent on or prior to the Expiration Date or (b) requesting a broker, dealer, bank, trust company or other nominee to effect the transaction for such holder prior to the Expiration Date.

     If Exchange Notes are to be delivered to an address other than that of the registered holder appearing on the note register (the "Note Register") maintained by the registrar of the Notes, the signature on the Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion

Program, or by any other bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"). Exchange Notes will not be issued in the name of a person other than that of the registered holder of the Series A Notes appearing on the Note Register.

     The Exchange Agent will establish an account with respect to the Series A Notes at DTC within two business days after the date of this Prospectus, and any financial institution which is a participant in DTC may make book-entry delivery of the Series A Notes by causing DTC to transfer such Series A Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of the Series A Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal, with any required signature guarantees and any other required documents, must in any case be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at one of its addresses set forth below under "Exchange Agent", or in compliance with the guaranteed delivery procedure described below. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in this Prospectus to deposit or delivery of Series A Notes shall be deemed to include DTC's book-entry delivery method.

     Notwithstanding the foregoing, any financial institution that is a participant in the Depositary's Book-Entry Transfer Facility system (the "Book-Entry Transfer Facility") may make book-entry delivery of the Existing Notes by causing the Depositary to transfer such Existing Notes into the Exchange Agent's account in accordance with the Depositary's Automated Tender Offer Program ("ATOP") procedures for such book-entry transfers. However, the exchange for the Existing Notes so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer of Existing Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from a participant tendering the Series A Notes that is the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant.

     THE METHOD OF DELIVERY OF THE SERIES A NOTES AND ALL OTHER DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, AND PROPER INSURANCE BE OBTAINED.

     If a holder desires to tender Series A Notes pursuant to the Exchange Offer and such holder's Series A Notes are not immediately available or time will not permit all of the above documents to reach the Exchange Agent prior to the Expiration Date, or such holder cannot complete the procedure of book-entry transfer on a timely basis, such tender may be effected if the following conditions are satisfied:

          (a) such tenders are made by or through an Eligible Institution;

          (b) a properly completed and duly executed Notice of Guaranteed Delivery, in substantially the form provided by the Company, is received by the Exchange Agent as provided below on or prior to the Expiration Date; and

          (c) the Series A Notes, in proper form for transfer (or confirmation of book-entry transfer of such Series A Notes into the Exchange Agent's account at DTC as described above), together with a properly completed and duly executed Letter of Transmittal and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange, Inc. trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery.

     A tender will be deemed to have been received as of the date when the tendering holder's duly signed Letter of Transmittal accompanied by Series A Notes (or a timely confirmation received of a book-entry transfer of Series A Notes into the Exchange Agent's account at DTC) or a Notice of Guaranteed Delivery from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Series A Notes tendered pursuant to a Notice of Guaranteed Delivery by an Eligible Institution will be made only against delivery of the Letter of Transmittal (and any other required documents) and the tendered Series A Notes (or a timely confirmation received of a book-entry transfer of Series A Notes into the Exchange Agent's account at DTC) with the Exchange Agent.

     Partial tenders of Series A Notes may be made only if (i) the principal amount tendered is equal to $1,000 or an integral multiple thereof and (ii) the remaining untendered portion of such Series A Note is in a principal amount of $250,000, or any integral multiple of $1,000 in excess of such amount. Holders tendering less than the entire principal amount of any Series A Note they hold in accordance with the foregoing restrictions must appropriately indicate such fact on the Letter of Transmittal accompanying the tendered Series A Note.

     With respect to tenders of Series A Notes, the Company reserves full discretion to determine whether the documentation is complete and generally to determine all questions as to tenders, including the date of receipt of a tender, the propriety of execution of any document, and other questions as to the validity, form, eligibility or acceptability of any tender. The Company reserves the right to reject any tender not in proper form or otherwise not valid or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful or to waive any irregularities or conditions, and the Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding. The Company and the Exchange Agent shall not be obligated to give notice of any defects or irregularities in tenders and shall not incur any liability for failure to give any such notice. The Exchange Agent may, but shall not be obligated to, give notice of any irregularities or defects in tenders, and shall not incur any liability for any failure to give any such notice. The Series A Notes shall not be deemed to have been duly or validly tendered unless and until all defects and irregularities have been cured or waived. All improperly tendered Series A Notes, as well as Series A Notes in excess of the principal amount tendered for exchange, will be returned (unless irregularities and defects are timely cured or waived), without cost to the tendering holder (or, in the case of Series A Notes delivered by book-entry transfer within DTC, will be credited to the account maintained within DTC by the participant in DTC which delivered such shares), promptly after the Expiration Date.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, certain terms and conditions which are summarized below and are part of the Exchange Offer.

     Each holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, unless it is a Participating Broker-Dealer, it is not engaging and does not intend to engage in the distribution of the Exchange Notes, that at the time of consummation of the Exchange Offer such holder will have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes in violation of the provision of the Securities Act, that such holder is not an "affiliate" of the Company or any of the Guarantors within the meaning of the Securities Act and that if it participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

     The Series A Notes tendered in exchange for the Exchange Notes (or a timely confirmation of a book-entry transfer of such Series A Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent, with the Letter of Transmittal and any other required documents, by 5:00 p.m., New York City
time, on or prior to           , 1998, unless extended, or within the time
periods set forth above in "-- How to Tender" pursuant to a Notice of Guaranteed Delivery from an Eligible Institution. The party tendering the Series A Notes for exchange (the "Holder") will sell, assign and transfer the Series A Notes to the Exchange Agent, as agent of the Company, and irrevocably constitute and appoint the Exchange Agent as the Holder's agent and attorney-in-fact to cause the Series A Notes to be transferred and exchanged. The Holder will warrant that it has full power and authority to tender, exchange, sell, assign and transfer the Series A Notes and to acquire the Exchange Notes issuable upon the exchange of such tendered Series A Notes, the Exchange Agent, as agent of the Company, will acquire good and unencumbered title to the tendered Series A Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Series A Notes tendered for exchange are not subject to any adverse claims or encumbrance when accepted by the Exchange Agent, as agent of the Company. The Holder will also covenant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Series A Notes. All authority conferred or agreed to be conferred in the Letter of Transmittal by the Holder will survive the death or incapacity of the Holder and any obligation of the Holder shall be binding upon the heirs, personal representatives, successors and assigns of such Holder.

     Signature(s) on the Letter of Transmittal are required to be guaranteed as set forth above in "-- How to Tender." All questions as to the validity, form, eligibility (including time of receipt) and acceptability of any tender will be determined by the Company, in its sole discretion, and such determination will be final and binding. Unless waived by the Company, irregularities and defects must be cured by the Expiration Date. The Company will pay all security transfer taxes, if any, applicable to the transfer and exchange of the Series A Notes tendered.

WITHDRAWAL RIGHTS

     All tenders of the Series A Notes may be withdrawn at any time prior to acceptance thereof on the Expiration Date. To be effective, a notice of withdrawal must be timely received by the Exchange Agent at the address set forth below under "-- Exchange Agent." Any notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered the Series A Notes to be withdrawn. If the Series A Notes have been physically delivered to the Exchange Agent, the tendering holder must also submit the serial number shown on the particular Series A Notes to be withdrawn. If the Series A Notes have been delivered pursuant to the book-entry procedures set forth above under "-- How to Tender," any notice of withdrawal must specify the name and number of the participant's account at DTC to be credited with the withdrawn Series A Notes. The Exchange Agent will return the properly withdrawn Series A Notes as soon as practicable following receipt of notice of withdrawal. All questions as to the validity, including time of receipt, of notices of withdrawals will be determined by the Company, and such determinations will be final and binding on all parties.

ACCEPTANCE OF TENDERS

     Subject to the terms and conditions of the Exchange Offer, including the reservation of certain rights by the Company, the Series A Notes tendered (either physically or through book-entry delivery as described in "-- How to Tender") with a properly executed Letter of Transmittal and all other required documentation, and not withdrawn, will be accepted promptly after the Expiration Date. Subject to such terms and conditions, Exchange Notes to be issued in exchange for properly tendered Series A Notes will either be mailed by the Exchange Agent or credited to the holder's account in accordance with the appropriate book-entry procedures promptly after the acceptance of the properly tendered Series A Notes. Acceptance of Series A Notes will be effected by the delivery of a notice to that effect by the Company to the Exchange Agent. Subject to the applicable rules of the Commission, the Company, however, reserves the right, prior to the acceptance of tendered Series A Notes, to delay acceptance of tendered Series A Notes upon the occurrence of any of the conditions set forth above under the caption "-- Conditions." The Company confirms that its reservation of the right to delay acceptance of tendered Series A Notes is subject to the provisions of Rule 14e-1(c) under the 1934 Act which requires that a tender offeror pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of a tender offer.

     Although the Company does not currently intend to do so, if it modifies the terms of the Exchange Offer, such modified terms will be available to all holders of Series A Notes, whether or not their Series A Notes have been tendered prior to such modification. Any material modification will be disclosed in accordance with the applicable rules of the Commission and, if required, the Exchange Offer will be extended to permit holders of Series A Notes adequate time to consider such modification.

     The tender of Series A Notes pursuant to any one of the procedures set forth in "-- How to Tender" will constitute an agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer.

                                 EXCHANGE AGENT

     Marine Midland Bank has been appointed as Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent at one of the addresses set forth below:

                  By Mail:                                 By Courier or By Hand:
            Marine Midland Bank                             Marine Midland Bank
      Attn: Corporate Trust Department                Attn: Corporate Trust Operations
           140 Broadway, Level A                           140 Broadway, Level A
       New York, New York 10005-1180                   New York, New York 10005-1180

                          By Facsimile: (212) 658-2292
                              Attn: Paulette Shaw
                           Telephone: (212) 658-5931

     Delivery to other than the above addresses will not constitute valid delivery.

SOLICITATION OF TENDERS; EXPENSES

     Except as described above under "Exchange Agent," the Company has not retained any agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons for soliciting or recommending acceptances of the Exchange Offer. The Company will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of the Series A Notes and in handling or forwarding tenders for their customers.

                                USE OF PROCEEDS

     The Company will not receive any proceeds as a result of the Exchange
Offer.

     The net proceeds to the Company from the Offering were approximately $191.7 million after deducting discounts and estimated offering expenses payable by the Company. The Company utilized and will utilize the net proceeds, together with borrowings under the New Credit Facilities, the Investors' equity investment and the Continuing Shareholders' rollover equity investment to consummate the Recapitalization, pay related fees and expenses and for general corporate purposes. See "The Transactions." The following table illustrates the sources and uses of proceeds:

                                                                                      AMOUNT
                                                                                    ----------
                                                                                     (DOLLARS
                                                                                        IN
                                                                                    THOUSANDS)
SOURCES OF FUNDS:
New Credit Facilities
  Term Loans......................................................................   $300,000
  Revolving Credit Facility(1)....................................................     33,000
  Acquisition Facility(2).........................................................     10,000
Notes.............................................................................    200,000
Fremont Investor equity investment................................................    135,326
RCBA Investor equity investment...................................................     14,866
Continuing Shareholders' rollover equity investment...............................    198,553
Existing cash reserves............................................................      2,699
                                                                                     --------
     Total Sources................................................................   $894,444
                                                                                     ========
USES OF FUNDS:
Purchases of Shares...............................................................   $631,638
Net purchase of options...........................................................     20,832
Continuing Shareholders' rollover equity investment...............................    198,553
Fees and expenses.................................................................     43,421
                                                                                     --------
     Total Uses...................................................................   $894,444
                                                                                     ========

---------------
(1) The Revolving Credit Facility has total commitments of $50.0 million.

(2) The Acquisition Facility has total commitments of $50.0 million.

                                 CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of the Company as of September 30, 1997 (i) on a historical basis and (ii) on a pro forma basis after giving effect to the Transactions and Acquisitions including the Offering and the application of the net proceeds therefrom, as if they had occurred on September 30, 1997. This table should be read in conjunction with "The Transactions", "Description of Notes", "Description of New Credit Facilities" and the historical financial data of the Company included elsewhere in this Prospectus.

                                                                         AS OF SEPTEMBER 30,
                                                                                 1997
                                                                        ----------------------
                                                                         ACTUAL      PRO FORMA
                                                                        --------     ---------
                                                                        (DOLLARS IN THOUSANDS)
Cash and cash equivalents.............................................  $ 45,535     $  22,276
Current portion of long-term debt:
  New Credit Facilities...............................................  $     --     $   4,800
  Capital lease obligation............................................       137           137
                                                                        --------     ---------
                                                                        $    137     $   4,937
                                                                        ========     =========
Long-term debt:
  Existing bank credit facilities.....................................  $     --     $      --
  New Credit Facilities(1)............................................        --       337,850
  Notes...............................................................        --       200,000
  Capital lease obligation............................................       340           340
                                                                        --------     ---------
Total long-term debt..................................................       340       538,190
                                                                        --------     ---------
Minority Interest.....................................................       220           220
                                                                        --------     ---------
Stockholders' equity including paid-in capital:
  Common stock, $.001 par value; 100,000,000 shares authorized........        42            17
  Additional paid-in capital..........................................        --       133,904
  Retained earnings (deficit).........................................   235,579      (407,586)
  Other...............................................................    (4,795)       (4,795)
                                                                        --------     ---------
     Total stockholders' equity.......................................   230,826      (278,460)
                                                                        --------     ---------
       Total Capitalization...........................................  $231,386     $ 259,950
                                                                        ========     =========

---------------
(1) As of September 30, 1997, on a pro forma basis after giving effect to the Transactions and the Acquisitions, the Company would have had availability of $22.3 million under the Revolving Credit Facility and $35.0 million under the Acquisition Facility.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements give effect to the Acquisitions and the Transactions. The unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 gives effect to the Transactions and the Acquisitions as if they had occurred on September 30, 1997. The unaudited condensed consolidated statements of earnings for the nine months ended September 30, 1997, for the year ended December 31, 1996, and for the nine months ended September 30, 1996 give effect to the Acquisitions and the Transactions as if they had occurred at the beginning of each period presented.

     The information in the column titled "The Company Historical" is summarized from the historical consolidated financial statements of the Company included elsewhere in this Prospectus.

     The unaudited pro forma condensed consolidated financial statements have been prepared by Company management and are presented for informational purposes only. The pro forma adjustments are based on available information and assumptions that Company management believes are reasonable. These unaudited pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if the Transactions and the Acquisitions had been in effect on the dates indicated or which may be obtained in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's consolidated financial statements appearing elsewhere in this Prospectus.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                    ADJUSTMENTS
                                                THE         ----------------------------          THE
                                              COMPANY       ACQUISITION         THE             COMPANY
                                             HISTORICAL      OF RIK(a)      TRANSACTIONS       PRO FORMA
                                             ----------     -----------     ------------       ---------
ASSETS
Current assets:
  Cash and equivalents.....................   $  45,535      $ (23,259)      $ (643,741)(b)    $  22,276
                                                                                133,911(c)
                                                                                521,854(d)
                                                                                (12,024)(e)
  Accounts receivable, net.................      74,875          3,181                            78,056
  Inventories..............................      21,068            627                            21,695
  Income taxes receivable..................                                       7,969(b)        12,568
                                                                                  4,599(e)
  Prepaid expenses and other...............      10,653             92                            10,745
                                               --------       --------        ---------        ---------
  Total current assets.....................     152,131        (19,359)          12,568          145,340
Net property, plant and equipment..........      72,535          2,260                            74,795
Notes receivable...........................       3,100                                            3,100
Goodwill, net..............................      27,649         17,059                            44,708
Other assets, net..........................      30,608            105           20,796(d)        51,509
                                               --------       --------        ---------        ---------
          Total Assets.....................   $ 286,023      $      65       $   33,364        $ 319,452
                                               ========       ========        =========        =========
LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)
Current liabilities:
  Accounts payable.........................   $   5,423      $               $                 $   5,423
  Current installments of long-term
     obligations...........................                                       4,800(d)         4,800
  Current installments of capital lease
     obligations...........................         137                                              137
  Accrued expenses.........................      33,631             65                            33,696
  Income taxes payable.....................       1,776                                            1,776
                                               --------       --------        ---------        ---------
          Total current liabilities........      40,967             65            4,800           45,832
                                               ========       ========        =========        =========
New Credit Facility........................                                     337,850(d)       337,850
The Notes..................................                                     200,000(d)       200,000
Capital leases obligations, excluding
  current installments.....................         340                                              340
Deferred income taxes......................      13,462                                           13,462
Other......................................         208                                              208
Minority interest..........................         220                                              220
                                               --------       --------        ---------        ---------
          Total Liabilities................      55,197             65          542,650          597,912
                                               --------       --------        ---------        ---------
Shareholders' equity (deficit):
  Common stock.............................          42                             (32)(b)           17
                                                                                      7(c)
  Additional paid-in capital...............                                     133,904(c)       133,904
  Retained earnings (deficit)..............     235,579                        (635,740)(b)     (407,586)
                                                                                 (7,425)(e)
  Other....................................      (4,795)                                          (4,795)
                                               --------       --------        ---------        ---------
                                                230,826                        (509,286)        (278,460)
                                               --------       --------        ---------        ---------
          Total Liabilities and
            Shareholders'
            Equity (Deficit)...............   $ 286,023      $      65       $   33,364        $ 319,452
                                               ========       ========        =========        =========

 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                     ADJUSTMENTS
                                                             ----------------------------
                                                 THE         ACQUISITION
                                               COMPANY         OF RIK            THE          THE COMPANY
                                              HISTORICAL      AND HF(f)      TRANSACTIONS      PRO FORMA
                                              ----------     -----------     ------------     -----------
Revenue:
  Service and rental........................   $ 184,730       $ 8,425               --        $ 193,155
  Sales and other...........................      39,781           903               --           40,684
                                                --------      --------        ---------        ---------
     Total revenue..........................     224,511         9,328               --          233,839
Rental expenses.............................     115,633         5,349               --          120,982
Cost of goods sold..........................      16,077           447               --           16,524
                                                --------      --------        ---------        ---------
                                                 131,710         5,796                           137,506
                                                --------      --------        ---------        ---------
     Gross profit...........................      92,801         3,532               --           96,333
Selling, general and administrative
  expenses..................................      44,196         1,971         $ (1,535)(g)       44,632
                                                --------      --------        ---------        ---------
     Operating earnings.....................      48,605         1,561            1,535           51,701
Interest income.............................       1,421          (873)                              548
Interest expense............................        (126)           --          (37,013)(h)      (37,139)(j)
                                                --------      --------        ---------        ---------
     Earnings before income taxes and
       minority interest....................      49,900           688          (35,478)          15,110
Income tax..................................      19,960           263          (13,570)(i)        6,653
Minority interest...........................          37            --               --               37
                                                --------      --------        ---------        ---------
     Net earnings...........................   $  29,903       $   425         $(21,908)       $   8,420
                                                ========      ========        =========        =========
Other Information(k):
  EBITDA....................................   $  67,133       $ 2,606         $  1,535        $  71,274
  EBITDA margin.............................          30%                                             30%
  Depreciation and amortization.............      17,144         1,916                            19,060
  Capital expenditures......................      24,004         1,650                            25,654
  Ratio of EBITDA to cash interest
     expense................................                                                        2.03x

 See accompanying notes to unaudited pro forma condensed consolidated financial statement.

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                    ADJUSTMENTS
                                               THE        --------------------------------
                                             COMPANY        ACQUISITION           THE         THE COMPANY
                                            HISTORICAL    OF RIK AND HF(F)    TRANSACTIONS     PRO FORMA
                                            ----------    ----------------    ------------    -----------
Revenue:
  Service and rental.......................  $ 225,450        $ 16,025                --       $ 241,475
  Sales and other..........................     44,431             782                --          45,213
                                              --------         -------          --------        --------
     Total revenue.........................    269,881          16,807                           286,688
Rental expenses............................    146,205          10,585                --         156,790
Cost of goods sold.........................     16,315             305                --          16,620
                                              --------         -------          --------        --------
                                               162,520          10,890                           173,410
                                              --------         -------          --------        --------
     Gross profit..........................    107,361           5,917                --         113,278
Selling, general and administrative
  expenses.................................     52,007           4,883          $ (2,281)(g)      54,609
                                              --------         -------          --------        --------
     Operating earnings....................     55,354           1,034             2,281          58,669
Interest income............................      9,332          (1,164)                            8,168
Interest expense...........................       (245)             --           (48,930)(h)     (49,175)(j)
                                              --------         -------          --------        --------
     Earnings (loss) before income taxes
       and minority interest...............     64,441            (130)          (46,649)         17,622
Income tax.................................     25,454             (50)          (17,843)(i)       7,561
                                              --------         -------          --------        --------
     Net earnings (loss)...................  $  38,987        $    (80)         $(28,806)      $  10,101
                                              ========         =======          ========        ========
Other Information(k):
     EBITDA................................  $  81,300        $  3,208          $  2,281       $  86,789
     EBITDA margin.........................         30%                                               30%
     Depreciation and amortization.........     21,794           3,338                            25,132
     Capital expenditures..................     27,083           2,790                            29,873
     Ratio of EBITDA to cash interest
       expense.............................                                                         1.86x

 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF EARNINGS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                         (IN THOUSANDS, EXCEPT RATIOS)

                                                                    ADJUSTMENTS
                                               THE        --------------------------------
                                             COMPANY        ACQUISITION           THE         THE COMPANY
                                            HISTORICAL    OF RIK AND HF(a)    TRANSACTIONS     PRO FORMA
                                            ----------    ----------------    ------------    -----------
Revenue:
Service and rental.........................  $ 167,523        $ 12,019                         $ 179,542
Sales and other............................     32,306             587                            32,893
                                              --------         -------          --------        --------
Total revenue..............................    199,829          12,606                           212,435
Rental expenses............................    109,263           7,939                           117,202
Cost of goods sold.........................     11,685             229                            11,914
                                              --------         -------          --------        --------
                                               120,948           8,168                           129,116
                                              --------         -------          --------        --------
Gross profit...............................     78,881           4,438                            83,319
Selling, general and administrative
  expenses.................................     38,791           3,674          $ (1,711)(g)      40,754
                                              --------         -------          --------        --------
Operating earnings.........................     40,090             764             1,711          42,565
Interest income............................      3,055            (873)                            2,182
Interest expense...........................       (118)                          (36,655)(h)     (36,773)(j)
                                              --------         -------          --------        --------
Earnings (loss) before income taxes and
  minority interest........................     43,027            (109)          (34,944)          7,974
Income tax.................................     17,168             (42)          (13,366)(i)       3,760
                                              --------         -------          --------        --------
Net earnings (loss)........................  $  25,859        $    (67)         $(21,578)      $   4,214
                                              ========         =======          ========        ========
Other Information(k):
EBITDA.....................................  $  59,632        $  1,980          $  1,711       $  63,323
EBITDA margin..............................         30%                                               30%
Depreciation and amortization..............     16,487           2,089                            18,576
Capital expenditures.......................     19,137           2,063                            21,200
Ratio of EBITDA to cash interest expense...                                                         1.82x

 See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

ACQUISITIONS

     On February 1, 1997, the Company acquired the assets of H.F. Systems, Inc. ("HF") for approximately $7,955 in cash. On October 1, 1997, the Company acquired the assets of RIK Medical L.L.C. ("RIK") for approximately $23,259 in cash plus an earn-out of up to $2,000. The acquisitions were accounted for as purchase transactions and the results of operations are included in the Company's audited financial statements from the date of acquisition.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of RIK, the Offering and the Recapitalization assuming that the transactions occurred on that date. The Acquisitions include the acquisition of RIK on October 1, 1997 and HF on February 1, 1997 in transactions accounted for as purchases. The Offering and the Recapitalization include the offer to purchase certain outstanding Shares and the related equity investment by the Investors and certain financings.

          (a) Represents net assets acquired, the excess of purchase price over net assets acquired, and the related cash payment.

          (b) Represents cash payment for 32,358,906 Shares tendered at $19.25 per Share, net purchase of 2,247,015 stock options outstanding and income tax benefit of $7,969.

          (c) Represents proceeds from sale of 7,436,042 Shares to the Investors and related increases in equity, net of expenses of $9,233.

          (d) Represents proceeds of financing from the Term Loan Facility of $300,000, the Offering of $200,000 and the Revolving Credit Facility and Acquisition Facility of $42,650, including capitalized costs related thereto of $20,796. As of November 30, 1997, the amount outstanding under the Revolving Credit Facility and Acquisition Facility was $43,000.

          (e) Represents the expensing of nonrecurring fees and expenses directly related to the Offering, the Recapitalization and related cash payment.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

     The pro forma condensed consolidated statements of earnings give effect to the Transactions and the Acquisitions as if all of them had occurred at the beginning of the year. The Acquisitions reflect the results of operations of RIK and HF. The Transactions include additional interest expense, certain expense savings and the related income tax effects.

          (f) Represents historical results of RIK and HF, adjusted for amortization of additional goodwill, expected reductions in operating expenses due to anticipated efficiencies and consolidations, and the related income tax effect. Results of HF after the date of acquisition are included in the Company's historical amounts.

          (g) Reflects reductions in compensation and administrative costs resulting from changes in organizational structure as a result of the Recapitalization.

          (h) Reflects interest expense on the New Credit Facilities at weighted average interest rates ranging from approximately 7.9% to 8.1% and interest on the Notes of 9 5/8%. For every 1/8% change in the assumed interest rate on the Notes, the effect would be an increase of $250 to pretax interest expense.

          (i) Represents income tax effect at an effective tax rate of 38.25%.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The unaudited pro forma condensed consolidated statement of earnings excludes approximately $12,024 of nonrecurring expenses (principally compensation and other fees) directly related to the Offering that are expected to be incurred within the next twelve months.

INTEREST EXPENSE

          (j) Includes non-cash charges of amortized deferred financing costs for the periods ended September 30, 1997, December 31, 1996, and September 30, 1996 of $1,950, $2,600, and $1,950, respectively.

OTHER INFORMATION

          (k) EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. EBITDA margin represents the ratio of EBITDA to total revenues. The ratio of EBITDA to cash interest expense is calculated by dividing consolidated cash interest expense into EBITDA for the period. EBITDA and pro forma EBITDA for the year ended December 31, 1996 exclude a one-time gain of $5,180 related to the early repayment of notes receivable from MEDIQ/PRN that had previously been discounted.

     1994 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

     The following unaudited pro forma condensed consolidated statement of earnings for the year ended December 31, 1994 gives effect to the dispositions of Medical Services and KCIFS as if such dispositions had occurred on January 1, 1994. The pro forma information is based on the historical financial statements of the Company, giving effect to the dispositions and the assumptions and adjustments set forth in the notes accompanying the unaudited pro forma condensed consolidated statement of earnings. This unaudited pro forma statement may not be indicative of the results that actually would have occurred if the dispositions had occurred during the period indicated. The unaudited pro forma condensed consolidated statement of earnings should be read in conjunction with the Company's Consolidated Financial Statements and the notes thereto appearing elsewhere in this Prospectus.

             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            DIVISIONS SOLD
                                                          -------------------              PRO FORMA
                                 KINETIC CONCEPTS, INC.   MEDICAL                 ---------------------------
                                    AND SUBSIDIARIES      SERVICES     KCIFS      ADJUSTMENTS     AS ADJUSTED
                                 ----------------------   --------     ------     -----------     -----------
Revenue:
  Rental and service...........         $228,832          $ 34,495     $   --       $    --        $ 194,337
  Sales and other..............           40,814             9,351      3,716            --           27,747
                                        --------          --------     ------       -------         --------
     Total revenue.............          269,646            43,846      3,716            --          222,084
Rental expenses................          159,235            24,014         --            --          135,221
Cost of goods sold.............           19,388             6,814         --            --           12,574
                                        --------          --------     ------       -------         --------
     Gross profit..............           91,023            13,018      3,716            --           74,289
Selling, general and
  administrative expenses......           51,813            14,143      2,017            --           35,653
Unusual items..................          (84,868)          (10,121)        --            --          (74,747)
                                        --------          --------     ------       -------         --------
     Operating earnings........          124,078             8,996      1,699            --          113,383
Interest expense (income),
  net..........................            4,528               310        732        (4,695)(4a)      (1,209)
                                        --------          --------     ------       -------         --------
     Earnings before income
       taxes, minority interest
       and cumulative effect of
       change in accounting
       principle...............          119,550             8,686        967         4,695          114,592
Income taxes...................           55,949            12,820        369         1,831(4b)       44,591
                                        --------          --------     ------       -------         --------
     Earnings (loss) before
       minority interest and
       cumulative effect
       of change in accounting
       principle...............           63,601            (4,134)       598         2,864           70,001
Minority interest..............               40                --         --            --               40
Cumulative effect of change in
  accounting for inventory.....              742                --         --            --              742
                                        --------          --------     ------       -------         --------
     Net earnings (loss).......         $ 64,383          $ (4,134)    $  598       $ 2,864        $  70,783
                                        ========          ========     ======       =======         ========
     Earnings per share........         $   1.46                                                   $    1.60
                                        ========                                                    ========
     Shares used in earnings
       per share
       computations............           44,143                                                      44,143
                                        ========                                                    ========

See accompanying notes to unaudited pro forma condensed consolidated statements of earnings.

                  NOTES TO 1994 UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED STATEMENT OF EARNINGS

NOTE 1.  DISPOSITION OF MEDICAL SERVICES

     On September 30, 1994, the Company sold certain assets (the "Assets") of Medical Services to Mediq/PRN Life Support Services-I, Inc. ("MEDIQ/PRN") under an Asset Purchase Agreement. Upon consummation of this transaction, MEDIQ/PRN acquired the Assets and assumed certain liabilities of Medical Services. The sales price was approximately $84.1 million. Medical Services was in the business of renting to providers a portfolio of standard-of-care medical products such as ventilators, monitors and infusion pumps. In conjunction with the sale, the Company and its affiliates agreed not to rent similar products manufactured by third parties for five years.

     Gross proceeds included a cash payment of approximately $65.3 million and promissory notes in the aggregate principal amount of $18.8 million. The net proceeds of $72.8 million, pre-tax gain of $8.1 million and after-tax net loss of $2.5 million were calculated as follows (in thousands):

        Cash..............................................................  $ 65,300
        Notes receivable, net of discount and allowance...................     9,852
        Fees and commissions..............................................    (2,329)
                                                                            --------
          Net proceeds....................................................    72,823
        Equipment and inventory sold......................................   (38,959)
        Goodwill..........................................................   (25,778)
        Accounts receivable provision.....................................    (2,479)
        Capital leases assumed............................................     2,514
                                                                            --------
          Pre-tax gain on disposition at September 30, 1994...............     8,121
        Fourth quarter 1994 collection of accounts receivable.............     2,000
                                                                            --------
          Pre-tax gain on disposition at December 31, 1994................    10,121
        Tax expense.......................................................   (12,601)
                                                                            --------
                  Net loss on disposition.................................  $ (2,480)
                                                                            ========

     Tax expense exceeded the pre-tax gain amount due to the nondeductibility of $25.8 million in unamortized goodwill.

     During the fourth quarter of 1994, the Company recognized a $2.0 million pre-tax gain as a result of the collection of Medical Services' accounts receivable which had not been included in the sale. These receivables had been reserved at the time of the sale. Partially offsetting this gain, the Company recorded post closing adjustments of $1.2 million relating to the operations of Medical Services.

NOTE 2.  DISPOSITION OF KCIFS

     On June 15, 1995, the Company sold KCIFS to Cura Capital Corporation ("Cura") for cash under a Stock Purchase Agreement. Upon consummation of this transaction, Cura acquired all of the outstanding capital stock of KCIFS. Total proceeds from the sale were $7.2 million. In addition, the Company and its affiliates agreed not to provide lease financing for medical equipment manufactured by third parties for a period of three years. KCIFS served as the leasing agent for Medical Services, certain assets of which were sold in September 1994.

NOTE 3.  SALE OF MRD

     On March 27, 1995, the Company sold the assets of MRD, a subsidiary that refurbished standard hospital beds and furniture. The assets, operations and sales proceeds of MRD were immaterial to the overall operations of the Company and, therefore, the unaudited pro forma condensed consolidated statements of

                  NOTES TO 1994 UNAUDITED PRO FORMA CONDENSED
               CONSOLIDATED STATEMENT OF EARNINGS -- (CONTINUED)

earnings do not contain any adjustment for MRD. In addition, the Company and its affiliates agreed not to refurbish certain hospital beds and related furniture for a period of three years.

NOTE 4.  PRO FORMA ADJUSTMENTS

     The unaudited pro forma condensed consolidated statements of earnings give effect to the following pro forma adjustments:

          (a) To decrease interest expense as a result of the application of proceeds from the dispositions to the repayment of indebtedness as if such repayment had occurred on January 1, 1994, and to include interest income which would have been earned under the notes receivable issued in connection with the disposition of Medical Services.

          (b) To adjust income tax expense used to reflect the consolidated statutory tax rates.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data set forth below with respect to the fiscal years ended December 31, 1992, 1993, 1994, 1995 and 1996 are derived from the Company's audited consolidated financial statements. The selected consolidated financial data for the nine months ended September 30, 1996 and 1997 are derived from the Company's unaudited consolidated financial statements which in the opinion of management include all normal, recurring adjustments necessary to state fairly the data included therein in accordance with GAAP for interim financial information. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year. The unaudited pro forma selected consolidated financial data set forth below with respect to the fiscal year ended December 31, 1994 and for the nine months ended September 30, 1996 and 1997 are derived from the Company's unaudited pro forma condensed consolidated statements of earnings. All of the data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements and the notes thereto, and the Unaudited Pro Forma Condensed Consolidated Statements of Earnings and the notes relating thereto included in this Prospectus.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

                                                                YEAR ENDED DECEMBER 31,                        NINE MONTHS ENDED
                                            ---------------------------------------------------------------
                                                                               PRO                               SEPTEMBER 30,
                                                                              FORMA                           -------------------
                                              1992       1993       1994     1994(1)      1995       1996       1996       1997
                                            --------   --------   --------   --------   --------   --------   --------   --------
                                                                (DOLLARS IN THOUSANDS)                            (UNAUDITED)
CONSOLIDATED STATEMENTS OF EARNINGS DATA:
Revenue:
  Rental and service......................  $244,905   $232,250   $228,832   $194,337   $206,653   $225,450   $167,523   $184,730
  Sales and other.........................    33,586     36,622     40,814     27,747     36,790     44,431     32,306     39,781
                                            --------   --------   --------   --------   --------   --------   --------   --------
    Total revenue.........................   278,491    268,872    269,646    222,084    243,443    269,881    199,829    224,511
                                            --------   --------   --------   --------   --------   --------   --------   --------
Rental expenses...........................   156,682    169,687    159,235    135,221    137,420    146,205    109,263    115,633
Cost of goods sold........................    18,987     18,666     19,388     12,574     13,729     16,315     11,685     16,077
                                            --------   --------   --------   --------   --------   --------   --------   --------
  Gross profit............................   102,822     80,519     91,023     74,289     92,294    107,361     78,881     92,801
Selling, general and administrative
  expenses................................    47,710     53,279     51,813     35,653     48,502     52,007     38,791     44,196
Unusual items(2)..........................        --      6,705    (84,868)   (74,747)        --         --         --         --
                                            --------   --------   --------   --------   --------   --------   --------   --------
  Operating earnings......................    55,112     20,535    124,078    113,383     43,792     55,354     40,090     48,605
Interest income (expense), net............    (7,195)    (5,908)    (4,528)    (1,209)     4,554      9,087      2,937      1,295
                                            --------   --------   --------   --------   --------   --------   --------   --------
Earnings before income taxes, minority
  interest, extraordinary item and
  cumulative effect of changes in
  accounting principles...................    47,917     14,627    119,550    114,592     48,346     64,441     43,027     49,900
Income taxes..............................    19,405      7,175     55,949     44,591     19,905     25,454     17,168     19,960
                                            --------   --------   --------   --------   --------   --------   --------   --------
Earnings before minority interest,
  extraordinary item and cumulative
  effects of changes in accounting
  principles..............................    28,512      7,452     63,601     70,001     28,441     38,987     25,859     29,940
Minority interest.........................        --        560         40         40         --         --         --        (37)
Extraordinary item -- debt extinguishment,
  net.....................................        --       (400)        --         --         --         --         --         --
Cumulative effect of change in accounting
  for inventory(3)........................        --         --        742        742         --         --         --         --
Cumulative effect of change in accounting
  for income taxes(4).....................        --        450         --         --         --         --         --         --
                                            --------   --------   --------   --------   --------   --------   --------   --------
  Net earnings............................  $ 28,512   $  8,062   $ 64,383   $ 70,783   $ 28,441   $ 38,987   $ 25,859   $ 29,903
                                            ========   ========   ========   ========   ========   ========   ========   ========
  Earnings per share......................  $   0.63   $   0.18   $   1.46   $   1.60   $   0.63   $   0.86   $   0.56   $   0.68
                                            ========   ========   ========   ========   ========   ========   ========   ========
Shares used in earnings per share
  computations............................    45,060     44,627     44,143     44,143     45,457     45,489     45,923     43,772
                                            ========   ========   ========   ========   ========   ========   ========   ========
Cash flow provided by operations..........  $ 58,007   $ 56,538   $ 96,451              $ 56,782   $ 62,167   $ 40,289   $ 37,115
                                            --------   --------   --------              --------   --------   --------   --------
Cash dividends paid to common
  shareholders............................  $  6,277   $  6,638   $  6,588              $  6,631   $  6,607   $  4,988   $  4,789
                                            --------   --------   --------              --------   --------   --------   --------
Cash dividends per share paid to common
  shareholders............................  $    .14   $    .15   $    .15              $    .15   $    .15   $    .11   $    .11
                                            --------   --------   --------              --------   --------   --------   --------
Ratio of earnings to fixed charges........      5.7x       2.4x      17.0x                 21.9x      29.4x      27.3x      26.7x
                                            --------   --------   --------              --------   --------   --------   --------

                                                                                 DECEMBER 31,                       SEPTEMBER 30,
                                                             ----------------------------------------------------   -------------
                                                               1992       1993       1994       1995       1996         1997
                                                             --------   --------   --------   --------   --------   -------------
                                                                            (DOLLARS IN THOUSANDS)                   (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA:
Working capital............................................  $ 55,473   $ 60,907   $ 90,731   $109,413   $107,334     $ 111,164
Total assets...............................................  $286,915   $284,573   $232,731   $243,726   $253,393     $ 286,023
Long-term obligations -- noncurrent(5).....................  $102,237   $101,889   $  2,636   $     --   $    396     $     340
Minority interest..........................................  $    990   $     40   $     --   $     --   $     --     $     220
Redeemable convertible preferred stock.....................  $  3,307   $     --   $     --   $     --   $     --     $      --
Other shareholders' equity.................................  $123,813   $125,707   $185,423   $210,324   $211,078     $ 230,826
Book value per share(6)....................................  $   2.73   $   2.76   $   4.22   $   4.74   $   4.98     $    5.43

                                                                                                               NINE MONTHS ENDED
                                                                       YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                                           ------------------------------------------------   -------------------
                                                            1992      1993       1994      1995      1996      1996        1997
                                                           -------   -------   --------   -------   -------   -------     -------
                                                                        (DOLLARS IN THOUSANDS)                    (UNAUDITED)
DETERMINATION OF RATIO OF EARNINGS TO FIXED CHARGES:
Earnings before income taxes, minority interest,
  extraordinary item and cumulative effects of changes in
  accounting principles..................................  $47,917   $14,627   $119,550   $48,346   $64,441   $43,027     $49,900
Minority interest........................................       --       560         40        --        --        --         (37)
Fixed charges
  Interest expense.......................................    8,482     8,819      5,846       509       245       118         126
  Interest portion of lease expense(7)...................    1,660     1,665      1,635     1,800     2,025     1,515       1,814
                                                           -------   -------   --------   -------   -------   -------     -------
Earnings before fixed charges............................  $58,059   $25,671   $127,071   $50,655   $66,711   $44,660     $51,803
                                                           =======   =======   ========   =======   =======   =======     =======
Fixed charges
  Interest...............................................  $ 8,482   $ 8,819   $  5,846   $   509   $   245   $   118     $   126
  Interest portion of rental expenses....................    1,660     1,665      1,635     1,800     2,025     1,515       1,814
Preferred stock dividend requirements....................       49        26         --        --        --        --          --
                                                           -------   -------   --------   -------   -------   -------     -------
Fixed charges and preferred stock dividends..............  $10,191   $10,510   $  7,481   $ 2,309   $ 2,270   $ 1,633     $ 1,940
                                                           =======   =======   ========   =======   =======   =======     =======
  Ratio of earnings to fixed charges.....................     5.7x      2.4x      17.0x     21.9x     29.4x     27.3x       26.7x
                                                           =======   =======   ========   =======   =======   =======     =======

---------------
(1) The unaudited pro forma selected consolidated financial data is based on the historical financial statements of the Company, giving effect to the sale of certain assets of the Medical Services and all of the capital stock of KCIFS as if such sales had been consummated as of January 1, 1994, and giving effect to such other assumptions and adjustments as set forth in the notes accompanying the pro forma condensed consolidated statements of earnings. See the 1994 Unaudited Pro Forma Condensed Consolidated Statement of Earnings and the notes thereto included elsewhere in this Prospectus.

(2) See Note 12 of Notes to Consolidated Financial Statements for information on unusual items.

(3) See Note 1 of Notes to Consolidated Financial Statements for information on cumulative effect of change in method of accounting for inventory.

(4) See Note 7 of Notes to Consolidated Financial Statements for information on cumulative effect of change in method of accounting for income taxes.

(5) See Notes 5 and 6 of Notes to Consolidated Financial Statements for information concerning the Company's borrowing arrangements and lease obligations.

(6) Based on shares outstanding at end of year or period.

(7) Estimated to approximate 15% of lease expense.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The ongoing health care debate continues to create pressure on health care providers to control costs, provide cost effective therapies and improve patient outcomes. Industry trends resulting from these pressures include the accelerating migration of patients from acute care facilities into extended care (e.g., skilled nursing facilities and rehabilitation centers) and home care settings, and the consolidation of health care providers and national and regional group purchasing organizations. In August 1997, in an effort to reduce the federal deficit and lower overall federal healthcare expenditures, Congress passed the BBA. The BBA contains a number of provisions which will impact the federal reimbursement of health care costs and reduce projected payments under the Medicare system by $115 billion over the next five years. The majority of the savings are scheduled for the fourth and fifth years of this plan. The provisions include (i) a reduction exceeding $30 billion in the level of payments made to acute care hospitals under Medicare Part A over the next five years (which will be funded primarily through a reduction in future consumer price index increases); (ii) a change, beginning July 1, 1998 in the manner in which skilled nursing facilities ("SNFs") are reimbursed from a cost-based system to a prospective payment system whereby SNFs will receive an all inclusive, case-mix adjusted per diem payment for each of their Medicare patients; and (iii) a five-year freeze on consumer price index updates for Medicare Part B services in the home and the implementation of competitive bidding trials for five categories of home care products.

     Less than 10% of the Company's revenues are received directly from the Medicare system. However, many of the health care providers who pay the Company for its products are reimbursed, either directly or indirectly, by the federal government under the Medicare system for the use of those products. The Company does not believe that the changes introduced by the BBA will have a substantial impact on its hospital customers or the dealers who distribute the Company's products in the home health care market. However, changes introduced by the BBA may have an impact on the manner in which the Company's extended care customers make purchasing and rental decisions. Under a fixed payment system, decisions on selecting the products and services used in patient care are generally based on clinical and cost-effectiveness.

     Industry trends including pricing pressures, the consolidation of health care providers and national and regional group purchasing organizations and a shift in market demand toward lower-priced products such as mattress overlays have had the impact of reducing the Company's overall average daily rental rates on its products. These industry trends, together with the increasing migration of patients from acute care to extended and home care settings, have had the effect of reducing overall acute care market growth. While the Company expects these industry trends to continue, it has successfully addressed these trends over the last three years by (i) increasing its marketing efforts beyond its existing base of more than 1,300 acute care hospitals to market to an additional 1,900 medium to large hospitals in which the Company has previously had a relatively small presence and (ii) introducing new high-end therapies and products including the TriaDyne and BariKare beds, the V.A.C. and the PlexiPulse All-in-1 system. The Company's overall market continues to increase based upon demographic trends as most of the Company's patients are over 65 years old. Additionally, through its nationwide distribution network, the Company has expanded its presence in both the extended and home care settings.

     Expansion of the Company's national distribution network has allowed KCI to leverage a relatively fixed field cost structure across a broad range of patients and care settings which has resulted in improved operating margins. In addition, increasing demand for the Company's products in the extended and home care settings has increased utilization of certain of the Company's products which were originally developed for acute care settings. Because of cost pressures within the health care industry, patients are leaving the acute care setting sooner, thereby increasing the demand for the Company's products in the extended and home care settings.

     Generally, the Company's customers prefer to rent rather than purchase the Company's products in order to avoid the ongoing service, storage and maintenance requirements and the high initial capital outlays associated with purchasing such products, as well as to receive the Company's high-quality clinical support. As a result, rental revenues are a high percentage of the Company's overall revenues. More recently, sales have increased as a portion of the Company's revenues. The Company believes this trend will continue because certain U.S. health care providers are purchasing products that are less expensive and easier to maintain such as medical devices, mattress overlays and mattress replacement systems. In addition, international health care providers tend to purchase therapeutic surfaces more often than U.S. health care providers.

RESULTS OF OPERATIONS

  First Nine Months of 1997 Compared to First Nine Months of 1996

     The following table sets forth, for the periods indicated, the percentage relationship of each item to total revenue as well as the change in each line item as compared to the first nine months of the prior year (dollars in thousands):

                                                            NINE MONTHS ENDED SEPTEMBER 30,
                                                          -----------------------------------
                                                                                VARIANCE
                                                             REVENUE            INCREASE
                                                          RELATIONSHIP         (DECREASE)
                                                          -------------     -----------------
                                                          1997     1996        $          PCT
                                                          ----     ----     -------       ---
    Revenue:
      Rental and service................................   82%      84%     $17,207        11%
      Sales and other...................................   18       16        7,475        23
                                                          ---      ---      -------       ---
         Total Revenue..................................  100      100       24,682        12
                                                          ---      ---      -------       ---
    Rental expenses.....................................   52       55        6,370         6
    Cost of goods sold..................................    7        6        4,392        38
                                                          ---      ---      -------       ---
         Gross profit...................................   41       39       13,920        18
    Selling, general and administrative expenses........   20       19        5,405        14
                                                          ---      ---      -------       ---
         Operating earnings.............................   21       20        8,515        21
    Interest income, net................................    1        2       (1,642)      (56)
                                                          ---      ---      -------       ---
         Earnings before income taxes and minority
           interest.....................................   22       22        6,873        16
    Income taxes........................................    9        9        2,792        16
         Minority interest..............................   --       --           37        --
                                                          ---      ---      -------       ---
         Net earnings...................................   13%      13%     $ 4,044        16%
                                                          ===      ===      =======       ===

     The Company's revenue is derived from three primary markets. The following table sets forth the amount of revenue derived from each of these markets for the periods indicated (dollars in millions):

                                                                     NINE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                                     -----------------
                                                                      1997       1996
                                                                     ------     ------
        Domestic Specialty Surfaces................................  $146.9     $134.4
        International..............................................    51.3       51.6
        Medical Devices............................................    25.6       13.6
        Other......................................................     0.7        0.2
                                                                     ------     ------
                                                                     $224.5     $199.8
                                                                     ======     ======

     Total revenue for the first nine months of 1997 increased by $24.7 million, or 12.4%, to $224.5 million. Revenue from the Company's domestic specialty surface business was $146.9 million, up $12.5 million, or 9.3%, from the nine months ended September 30, 1996 as all major product lines grew. Revenue from the Company's international operations of $51.3 million declined less than 1.0% compared to the nine months ended September 30, 1996 despite unfavorable currency exchange rate fluctuations of approximately $4.4 million for the period. Revenue from medical device operations in the first nine months of 1997 was $25.6 million, up $12.0 million, or 88.2%, primarily due to increased rental revenue from both the V.A.C. wound closure device and the PlexiPulse.

     Rental expenses were 62.6% of total rental revenue in the nine months ended September 30, 1997 compared to 65.2% in the nine months of 1996. This decrease is primarily attributable to the increase in rental revenue, as the majority of rental expenses are fixed, combined with certain operating efficiencies associated with implementation of the Genesis service delivery system and processes. Overall, rental expenses increased $6.4 million, or 5.8% compared to the first nine months of 1996.

     Cost of goods sold increased $4.4 million, or 37.6%, to $16.1 million for the nine months ended September 30, 1997 from $11.7 million for the nine months of 1996. This increase is primarily due to increased sales volumes and lower margin sales associated primarily with business acquisitions made in 1997.

     Gross profit increased $13.9 million, or 17.6%, to $92.8 million in the nine months ended September 30, 1997 due to the increase in revenue, controlled growth in rental expenses and improved sales volumes.

     Selling, general and administrative expenses increased $5.4 million, or 13.9%, to $44.2 million in the first nine months of 1997 from $38.8 million in the first nine months of 1996. Key investments in marketing programs and information systems as well as higher legal and professional fees accounted for the majority of this increase.

     Operating earnings for the period increased $8.5 million, or 21.2%, to $48.6 million compared to $40.1 million in the prior-year resulting largely from the above-mentioned revenue growth.

     Net interest income for the nine months ended September 30, 1997 was $1.3 million compared to $2.9 million in the prior year. The decrease in interest income resulted from lower invested cash balances due to acquisition activities in 1997 and the early payment in October 1996 of all remaining notes receivable from Mediq/PRN.

     The Company's effective income tax rate in the first nine months ended September 30, 1997 was 40%, compared to 39.9% in the first nine months of 1996.

     Net earnings increased $4.0 million, or 15.6%, to $29.9 million in the first nine months of 1997 from $25.9 million in the first nine months of 1996. This increase was due to the relative decrease in rental expenses and the change in revenue as discussed above.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

     The following table sets forth, for the periods indicated, the percentage relationship of each item to total revenue as well as the change in each line item as compared to the prior year (dollars in thousands):

                                                                YEAR ENDED DECEMBER 31,
                                                          -----------------------------------
                                                                                VARIANCE
                                                             REVENUE            INCREASE
                                                          RELATIONSHIP         (DECREASE)
                                                          -------------     -----------------
                                                          1996     1995        $          PCT
                                                          ----     ----     -------       ---
    Revenue:
      Rental and service................................   84%      85%     $18,797         9%
      Sales and other...................................   16       15        7,641        21
                                                          ---      ---      -------       ---
         Total Revenue..................................  100      100       26,438        11
                                                          ---      ---      -------       ---
    Rental expenses.....................................   54       56        8,785         6
    Cost of goods sold..................................    6        6        2,586        19
                                                          ---      ---      -------       ---
         Gross profit...................................   40       38       15,067        16
    Selling, general and administrative expenses........   19       20        3,505         7
                                                          ---      ---      -------       ---
         Operating earnings.............................   21       18       11,562        26
    Interest income, net................................    3        2        4,533       100
                                                          ---      ---      -------       ---
         Earnings before income taxes...................   24       20       16,095        33
    Income taxes........................................   10        8        5,549        28
                                                          ---      ---      -------       ---
         Net earnings...................................   14%      12%     $10,546        37%
                                                          ===      ===      =======       ===

     The following table sets forth, for the periods indicated, the amount of revenue derived from each of the Company's markets (dollars in thousands):

                                                                  YEAR ENDED DECEMBER
                                                                          31,
                                                                 ---------------------
                                                                   1996         1995
                                                                 --------     --------
        Domestic Specialty Surfaces............................  $181,266     $163,014
        International..........................................    68,764       60,689
        Medical Devices........................................    19,234       17,151
        Other..................................................       617        2,589
                                                                 --------     --------
                                                                 $269,881     $243,443
                                                                 ========     ========

     Total Revenue: Total revenue in 1996 was $269.9 million, an increase of $26.4 million or 10.9% from 1995. This increase was primarily attributable to growth in the Company's domestic specialty support surface business combined with international expansion and penetration. Domestic specialty support surface revenue includes revenue from acute and extended care facilities as well as revenue from the home care segment. Revenue from acute care facilities was up $8.1 million, or 7.3%, from the prior year, due in large part to the continued success of the TriaDyne, the Company's leading Kinetic Therapy product. Rental revenue from Kinetic Therapy products grew 31% in 1996. Revenue from extended care settings in 1996 increased 32%, or $12.0 million, primarily due to increased patient days and the addition of various new national accounts. Revenue in the home care segment, which accounts for 5% of total Company revenue, decreased $1.9 million, or 12.8%, from 1995 primarily due to a change in Medicare reimbursement policy which had the effect of reducing the number of reimbursable patient days in the period. Revenue from the Company's international operations increased $8.1 million, or 13.3%, to $68.8 million in 1996, despite adverse foreign currency exchange fluctuations of approximately $2 million. Strong sales in mattress overlay products accounted for more than half of this increase. Revenue growth in the German home care market and further penetration in various emerging markets, e.g., Switzerland and Australia, also contributed to international revenue growth. Revenue from the Company's two primary medical devices, PlexiPulse and the V.A.C., was $19.2 million, an increase of $2.1 million, or 12.3%, from 1995. This increase was substantially due to the introduction of the V.A.C. in the United States.

     In November 1996, the Company announced that it had been advised by Premier Purchasing Partners, L.P. ("Premier"), that its bid to be the primary supplier for the newly combined group had been awarded to another vendor. Premier is a new voluntary group purchasing organization which was formed as a result of the merger of three separate group purchasing organizations. Revenue from hospitals within Premier for 1996 accounted for approximately 10% of the Company's total revenue. Because facilities within Premier are not committed to do business with the group's primary vendor, it is difficult to predict the ultimate effect of the new agreement on revenue and operating profits.

     Rental Expenses: Rental expenses for 1996 totaled $146.2 million, an increase of $8.8 million, or 6.4%, from the prior year. The addition of extended care sales representatives, new information systems and international market expansion accounted for a majority of the increase. As a percentage of total revenue, 1996 rental expenses were 54.2%, down from 56.4% in the prior period. This decrease is due primarily to the 1996 revenue increase because most of the Company's rental or field expenses are relatively fixed in nature.

     Gross Profit: Gross profit in 1996 was $107.4 million, an increase of $15.1 million, or 16.3%, from the year-ago period due substantially to higher revenue, as discussed previously, combined with relatively fixed field expenses. Gross profit margin for 1996, as a percentage of total revenue, was 39.8%, up from 37.9% for the prior year. Rental margins improved to 35.1%, up 1.6% from 1995, while sales margins improved slightly to 63.3%, from 62.7%, as the product mix continued to shift toward higher margin overlays and disposable products.

     Selling, General and Administrative Expenses: Selling, general and administrative ("SG&A") expenses for 1996 were $52.0 million, an increase of $3.5 million, or 7.2%, from 1995. Total SG&A expenses for the prior year also included a $2.9 million nonrecurring loss from the sale of KCIFS in June 1995. Costs associated with international market expansion, improved information systems and marketing, legal and professional activities accounted for a substantial part of this increase. As a percentage of total revenue, SG&A expenses in 1996 were 19.3%, down slightly from 19.9% in the year-ago period.

     Operating Earnings: Operating earnings for 1996 were $55.4 million, an increase of $11.6 million, or 26.4%, from 1995. The increase was due primarily to the growth in revenue combined with the implementation of various initiatives undertaken to improve efficiencies, e.g., new information systems. As a percentage of total revenue, the Company's operating margin improved to 20.5%, up more than 2% from 1995.

     Net Interest Income: Net interest income for the year was $9.1 million, which included $5.2 million from the early repayment of all remaining notes receivable from MEDIQ/PRN. The notes had an aggregate face value of $10 million and had been discounted to a carrying value of $3.2 million, excluding accrued interest. The notes were retired for approximately $9 million.

     Income Taxes: The Company's effective income tax rate for 1996 was 39.5% compared to 41.2% in 1995. This decrease was primarily the result of implementing various tax planning initiatives both domestically and overseas.

     Net Earnings: Net earnings for 1996 were $39.0 million, or $0.86 per share, compared to 1995 net earnings of $28.4 million, or $0.63 per share. Higher revenue and controlled spending, combined with the one-time increase in interest income and a lower overall tax rate accounted for the 37% earnings improvement. Average common and common equivalent shares outstanding were substantially unchanged year-to-year.

  Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

     The following table sets forth, for the periods indicated, the percentage relationship of each item to total revenue as well as the change in each line item as compared to the prior year (dollars in thousands):

                                                               YEAR ENDED DECEMBER 31,
                                                          ----------------------------------
                                                                                VARIANCE
                                                             REVENUE            INCREASE
                                                          RELATIONSHIP         (DECREASE)
                                                          -------------     ----------------
                                                          1995     1994        $         PCT
                                                          ----     ----     --------     ---
    Revenue:
      Rental and service................................   85%      85%     $(22,179)    (10)%
      Sales and other...................................   15       15        (4,024)    (10)
                                                          ---      ---      --------     ---
         Total revenue..................................  100      100       (26,203)    (10)
                                                          ---      ---      --------     ---
    Rental expenses.....................................   56       59       (21,815)    (14)
    Cost of goods sold..................................    6        7        (5,659)    (29)
                                                          ---      ---      --------     ---
         Gross profit...................................   38       34         1,271       1
    Selling, general and administrative expenses........   20       19        (3,311)     (6)
    Unusual items.......................................   --      (31)       84,868      NM
                                                          ---      ---      --------     ---
         Operating earnings.............................   18       46       (80,286)    (65)
    Interest income, net................................    2      (1)         9,082     201
                                                          ---      ---      --------     ---
         Earnings before income taxes, minority interest
           and cumulative effect of change in accounting
           principle....................................   20       45        71,204     (60)
    Income taxes........................................    8       21       (36,044)    (64)
         Earnings before minority interest and
           cumulative effect of change in accounting
           principle....................................   12       24       (35,160)    (55)
    Minority interest in subsidiary loss................   --       --           (40)     --
    Cumulative effect of change in accounting
      principle.........................................   --       --          (742)     --
                                                          ---      ---      --------     ---
         Net earnings...................................   12%      24%     $(35,942)    (56)%
                                                          ===      ===      ========     ===

     The following table sets forth, for the periods indicated, the amount of revenue derived from each of the Company's markets (dollars in thousands):

                                                                  YEAR ENDED DECEMBER
                                                                          31,
                                                                 ---------------------
                                                                   1995         1994
                                                                 --------     --------
        Domestic Specialty Surfaces............................  $163,014     $157,756
        International..........................................    60,689       46,444
        Medical Devices........................................    17,151       13,854
        Other(1)...............................................     2,589       51,592
                                                                 --------     --------
                                                                 $243,443     $269,646
                                                                 ========     ========

---------------
(1) Consists of revenue of Medical Services, KCIFS and MRD.

     Unusual Items: In September 1994, the Company settled a patent infringement suit against its principal competitor, Support Systems International, Inc. ("SSI"), a predecessor in interest to Hill-Rom, Inc., for $84.8 million. In connection with the settlement, SSI agreed to withdraw its high-end specialty bed from the market. The comparability of the Company's financial results for the years ended December 31, 1995 and 1994 was significantly impacted by (1) this settlement and (2) the pre-tax gain of $10.1 million from the sale of certain assets of Medical Services. Partially offsetting these items were certain miscellaneous unusual items, primarily dispositions of overstocked inventory and underutilized rental assets and a write-down of the carrying value of the assets of MRD which had a negative impact of $6.8 million. The following is a summary of the unusual items recorded in 1994 (dollars in thousands):

        SSI patent litigation settlement...................................  $84,750
        Legal fees related to SSI patent litigation settlement.............   (3,154)
        Pre-tax gain on sale of Medical Services...........................   10,121
        Miscellaneous......................................................   (6,849)
                                                                             -------
        Unusual items in operating earnings................................  $84,868
                                                                             =======

     Each following reference to "on an as adjusted basis" shall mean that the results for the period have been adjusted to reflect the sales of Medical Services and KCIFS as if such sales had occurred on January 1, 1994.

     Total Revenue: Total revenue in 1995 was $243.4 million, a decrease of $26.2 million, or 9.7%, from 1994. This decrease was directly attributable to the sale of Medical Services in September 1994. Medical Services generated $43.8 million in revenue during 1994. On an as adjusted basis, total revenue for 1995 would have increased by $19.9 million, or 9.0%, to $242.0 million from $222.1 million in 1994 primarily as a result of growth in the Company's international operations combined with smaller increases in each of the Company's other primary markets. Revenue from acute care facilities increased $1.7 million, or 1.6%, from 1994, primarily as a result of increased therapy days in the acute care setting, due partly to the successful introduction of new products, including the BariKare and the TriaDyne, offset by a continuing shift in product mix toward lower-cost overlays. Revenue from extended care settings in 1995 was $37.5 million, an increase of $3.0 million, or 8.7%, from 1994, primarily due to increased patient days as patients migrated from high-cost, acute care settings to lower-cost, extended care settings. Revenue from home care settings increased $0.6 million or 4.3% from 1994, which reflects the Company's decision to shift to an independent dealer network at the beginning of the year. This network provides easier access to a larger patient population; however, revenue received from dealers is less than that which the Company would receive from direct sales because revenue from dealers is net of dealer service expense. Revenue from the Company's international operations was $60.7 million in 1995, up $14.3 million or 30.8% from 1994. Increased market penetration and increased product sales contributed to this higher international revenue. In addition, international operations benefited from favorable currency exchange rate fluctuations which accounted for $6.6 million of the revenue increase. Revenue from medical device operations was $17.1 million in 1995, an increase of $3.2 million, or 23.0%, from 1994, primarily as a result of greater market penetration of the PlexiPulse.

     Rental Expenses: Rental expenses for 1995 were $137.4 million, a decrease of $21.8 million, or 13.7%, from 1994. This decrease was a result of the sale of Medical Services in September 1994. On an as adjusted basis, rental expenses for 1995 would have been $137.4 million, an increase of $2.2 million, or 1.6%, over 1994. On an as adjusted basis, as a percentage of total revenue, rental expenses would have been 56.8% in 1995 compared to 60.9% in 1994. This decrease is primarily attributable to the as adjusted increase in revenue, as the majority of these costs are relatively fixed, combined with a reduction in field headcount and depreciation expense.

     Gross Profit: Gross profit in 1995 was $92.3 million, an increase of $1.3 million, or 1.4%, over 1994. On an as adjusted basis, gross profit in 1995 would have been $90.8 million, an increase of $16.5 million, or 22.2%, from 1994. On an as adjusted basis, as a percentage of revenue, gross profit margin would have increased to 37.5% in 1995 from 33.5% in 1994 as a result of the increase in as adjusted revenue, the relatively fixed nature of the rental expenses, and the reduction in headcount and depreciation expense as discussed above.

     Selling, General and Administrative Expenses: Selling, general and administrative expenses for 1995 were $48.5 million, a decrease of $3.3 million, or 6.4%, from 1994 as a result of the sale of Medical Services in September 1994. On an as adjusted basis, selling, general and administrative expenses would have been $44.7 million, an increase of $9.0 million, or 25.3%, in 1995 from 1994. On an as adjusted basis, as a percentage of revenue, selling, general and administrative expenses would have been 18.5% in 1995 compared to 16.1% in 1994. These increases related primarily to common overhead costs, previously allocated to Medical Services, which have been absorbed by the Company, and costs associated with certain key investments, e.g., improved information systems.

     Operating Earnings: Operating earnings for 1995 were $43.8 million, a decrease of $80.3 million, or 64.7%, from 1994, primarily as a result of the one-time benefit of the patent litigation settlement and the sale of Medical Services in 1994. On an as adjusted basis, and excluding the patent litigation settlement and the other unusual items, operating earnings for 1995 would have been $46.1 million, an increase of $7.5 million or 19.4% from 1994. On an as adjusted basis, and excluding the patent litigation settlement and the other unusual items, as a percentage of revenue, operating earnings would have increased to 19.1% for 1995 from 17.4% in 1994 substantially due to the improved gross profit discussed above.

     Net Interest Income: Net interest income for 1995 was $4.6 million as compared to net interest expense of $4.5 million in 1994. This change was a result of the repayment of the Company's outstanding long-term debt at the end of the third quarter of 1994. On an as adjusted basis, net interest income for 1995 would have been $4.9 million compared to net interest income of $1.2 million in 1994. This difference was primarily due to the fact that the 1995 results include interest income and a reduction in interest expense resulting from the additional cash provided by the patent litigation settlement. In addition, interest income for 1995 included $1.7 million representing the principal received in excess of the discounted value of the MEDIQ/PRN notes.

     Income Taxes: The Company's effective income tax rate for 1995 was 41.2% compared to 46.8% in 1994. This decrease was primarily a result of the recognition in 1995 of certain foreign tax credits and the September 1994 write-off of the goodwill associated with Medical Services.

     Other: During 1994, the cumulative losses allocated to the minority interest holder of MRD exceeded the balance of such holder's investment. As a result, the Company recognized $3.8 million of losses in 1994. These losses and the diminished opportunities within the refurbishment business contributed towards the Company's decision to liquidate the assets and discontinue the operations of MRD. Concurrently, the Company wrote off unamortized goodwill of $1.5 million and wrote down inventories to net realizable value.

     Change in Accounting Principle: During the first quarter of 1994, the Company recorded the cumulative effect of a change in its inventory accounting method which resulted in a one-time after-tax earnings increase of $742,000, or $0.02 per share.

     Net Earnings: Net earnings for 1995 were $28.4 million, or $0.63 per share, a decrease of $36.0 million from $64.4 million, or $1.46 per share, in 1994. This decrease was primarily due to the 1994 benefit from the patent litigation settlement and the net loss from the sale of KCIFS in 1995, and offset in part by the net loss from the sale of Medical Services and other unusual items in 1994. On an as adjusted basis and excluding the effect of the patent litigation settlement and other unusual items, net earnings would have increased by 38.6% to $29.4 million, or $0.65 per share, in 1995 from $21.2 million, or $0.48 per share, in 1994. On an as adjusted basis and excluding the effect of the patent litigation settlement and other unusual items, as a percentage of revenue, net margin would have increased to 12.1% in 1995 from 9.5% in 1994, primarily as a result of the improvement in gross profit discussed above.

FINANCIAL CONDITION, SEPTEMBER 30, 1997 COMPARED TO DECEMBER 31, 1996

     The change in revenue and expenses experienced by the Company during the nine months ended September 30, 1997 and other factors resulted in changes to the Company's balance sheet as follows:

     Cash and cash equivalents were $45.5 million at September 30, 1997, a decrease of $13.5 million from December 1996. The cash decrease is primarily attributable to business/asset acquisitions totaling $16.9 million and a temporary increase in accounts receivable resulting from a recent billing systems conversion, offset by lower spending for repurchase of common stock.

     Accounts receivable at September 30, 1997 were $74.9 million, a $16.6 million or 28.6%, increase from year-end. On January 2, 1997, the Company converted to a new billing and accounts receivable system. Implementation activities had a negative timing impact on collections for the period. The Company expects receivable balances to decrease over time. Business acquisition activities during the first nine months of 1997 have also increased accounts receivable by approximately $2.4 million.

     Inventory at September 30, 1997 increased 5.1% to $21.1 million from $20.0 million at December 31, 1996 primarily due to the recent acquisition of Ethos Medical Group, which had inventory of approximately $860,000.

     Prepaid expenses increased $3.8 million, or 55.3%, to $10.7 million for the nine months ended September 30, 1997 as compared to the year ended December 31, 1996. This change primarily resulted from payment timing differences in insurance, product development, commissions and vacation accruals related to business acquisitions during 1997 which are amortized over the year.

     Net property, plant and equipment at September 30, 1997 increased 11.2% to $72.5 million from $65.2 million at December 31, 1996 due in part to asset acquisitions such as H.F. Systems. Capital expenditures were $22.2 million during the first nine months of 1997 as the Company invested in new products for its rental fleet and new computer systems. Depreciation and amortization for the first nine months of 1997 totaled $17.1 million, up 4.0% from the same period in 1996.

     Notes receivable consisted of a $3.0 million note received from James R. Leininger, M.D., the Company's principal shareholder and chairman of the Board of Directors. The note is secured by a Deed of Trust/Security Agreement, Vendor's Lien and 300,000 shares of KCI Common Stock. The note bears interest at market rates and has a final maturity of February 3, 2002.

     Goodwill increased $14.1 million during the period, to $27.6 million, due primarily to the Company's four business acquisitions in the period.

     Accrued expenses at September 30, 1997 increased $3.8 million, or 12.9%, to $33.6 million from $29.8 million at December 31, 1996. Accruals for payments in connection with the H.F. Systems acquisition earn-out along with increases in insurance claim reserves, vacation and payroll tax accruals accounted for the majority of this increase.

     Deferred income taxes were $13.5 million at September 30, 1997, an increase of $8.4 million from December 31, 1996. The increase is primarily attributable to tax deferral strategies implemented from December of 1996 through the second quarter of 1997.

LIQUIDITY AND CAPITAL RESOURCES

  Historical

     Historically, the Company has financed its operations through internally generated funds and existing cash reserves. Operating activities generated cash of $37.1 million and $40.3 million, respectively, in each of the nine month periods ended September 30, 1997 and 1996. For each of the three years ended December 31, 1996, 1995 and 1994, operating cash flows were $62.2 million, $56.8 million and $96.5 million, respectively. On an as adjusted basis, excluding the effects of the patent litigation settlement and the sale of certain assets of the Medical Services Division, operating cash flows for 1994 would have totaled approximately $48.5 million.

     Cash flows used in investing activities were $43.2 million and $8.7 million for each of the nine month periods ended September 30, 1997 and 1996, respectively. Investing activities consist primarily of capital expenditures related to the Company's rental products and acquisitions as well as investments in computer hardware and software. In addition, for the nine months ended September 30, 1997, the Company used cash in acquisitions totaling $16.9 million while the 1996 period included $10.0 million received from the repayment of a note receivable from the Company's principal shareholder and Chairman of the Board of Directors. For each of the three years ended December 31, 1996, 1995 and 1994, cash flows used in (provided by) investing activities were $17.6 million, $42.9 million and $(47.8) million, respectively. On an as adjusted basis, excluding the sale of certain assets of Medical Services, cash used in investing activities for the year ended December 31, 1994 would have been $17.5 million.

     Cash flows used in financing activities were $4.8 million and $16.6 million for each of the nine month periods ended September 30, 1997 and 1996, respectively. For each of the three years ended December 31, 1996, 1995 and 1994 cash flows used by financing activities were $37.3 million, $5.6 million and $112.6 million, respectively. Financing activities for 1994 consisted primarily of the Company's $102.6 million pay down of substantially all of its outstanding debt.

  Post-Recapitalization

     After the Recapitalization, the Company's principal sources of liquidity are expected to be cash flow from operating activities and borrowings under the Revolving Credit Facility and Acquisition Facility. It is anticipated that the Company's principal uses of liquidity will be to fund capital expenditures related to the Company's rental products, provide needed working capital, meet debt service requirements and finance the Company's strategic plans.

     The New Credit Facilities total $400.0 million and consist of (i) a $50.0 million six-year Revolving Credit Facility, (ii) a $50.0 million six-year Acquisition Facility, (iii) a $120.0 million six-year amortizing Term Loan A,
(iv) a $90.0 million seven-year amortizing Term Loan B and (v) a $90.0 million eight-year amortizing Term Loan C, (collectively, "the Term Loans"). The Term Loans were fully drawn to finance a portion of the Tender Offer. The Acquisition Facility was partially drawn to, in effect, finance the RIK acquisition. The Acquisition Facility provides the Company with financing to pursue strategic acquisition opportunities. The Acquisition Facility will remain available to the Company for a period of three years at which time it will begin to amortize over the remaining three years of the facility. The Company has utilized and will utilize borrowings under the Revolving Facility to help effect the Tender Offer, pay related fees and expenses, fund capital expenditures and meet working capital needs. See "Description of New Credit Facilities."

     The Term Loans are payable in equal quarterly installments(1) subject to an amortization schedule as follows:

        YEAR                                                                AMOUNT
        ----------------------------------------------------------------  -----------
        1998............................................................  $ 4,800,000
        1999............................................................  $ 8,800,000
        2000............................................................  $16,800,000
        2001............................................................  $31,800,000
        2002............................................................  $31,800,000
        2003............................................................  $36,800,000
        2004............................................................  $85,500,000
        2005............................................................  $83,700,000

---------------
(1) The first three quarterly principal installments for 2004 shall be $450,000 with the final installment for that year equal to $84,150,000. For 2005, the first three installments shall be equal to $225,000 and the final installment shall be equal to $83,025,000.

     The Term Loans and the Notes are subject to customary terms, covenants and conditions which may partially restrict the uses of future cash flows by the Company. The Company does not expect that these covenants and conditions will have a material adverse impact on its operations.

                                    BUSINESS

GENERAL

     Kinetic Concepts, Inc. is a worldwide leader in innovative therapeutic systems which prevent and treat the complications of immobility that can result from disease, trauma, surgery or obesity. The Company's clinically effective therapeutic systems include specialty hospital beds, specialty mattress overlays and non-invasive medical devices combined with on-site patient care consultation by the Company's clinically-trained staff. The complications of immobility include pressure sores, pneumonia and circulatory problems which can increase patient treatment costs by as much as $75,000 and, if left untreated, can result in death. The Company's therapeutic systems can significantly improve clinical outcomes while reducing the cost of patient care by preventing these complications or accelerating the healing process, as well as by providing labor savings. The Company has also been successful in applying its therapeutic expertise to bring to market innovative medical devices that treat chronic wounds and help prevent blood clots. For the LTM ended September 30, 1997, the Company generated unaudited pro forma revenue and EBITDA (as defined) of $308.1 million and $95.2 million, respectively. From 1994 to 1996, KCI increased revenue and EBITDA (excluding divested businesses and other non-recurring gains) at compound annual growth rates of 10.2% and 10.1%, respectively.

     The Company designs, manufactures, markets and services its products, many of which are proprietary. KCI's therapeutic systems are used to treat patients across all health care settings including acute care hospitals, extended care facilities and patients' homes. Health care providers generally prefer to rent rather than purchase the Company's products in order to avoid the ongoing service, storage and maintenance requirements and the high initial capital outlay associated with purchasing such products, as well as to receive the Company's high-quality clinical support. KCI's therapeutic systems typically rent for $20 to $175 per day. The Company can deliver its therapeutic systems to any major domestic trauma center within two hours of notice through its network of service centers.

     Management believes that approximately two-thirds of the patients who use the Company's therapeutic systems are over the age of 65. Management believes that the market for its therapeutic systems will continue to grow due to the aging of the population and further market penetration of the Company's therapeutic systems resulting from increased pressure on health care providers to control costs and improve patient outcomes.

     Founded by James R. Leininger, M.D., an emergency room physician, to provide better care for his patients, the Company was incorporated in Texas in 1976. The Company's principal offices are located at 8023 Vantage Drive, San Antonio, Texas 78230 and its telephone number is (210) 524-9000.

THERAPIES

     The Company's therapeutic systems deliver one or a combination of the following therapies:

     Pressure Relief/Pressure Reduction. The Company's pressure relief and pressure reduction surfaces provide effective skin care therapy in the treatment of pressure sores, burns, skin grafts and other skin conditions and help prevent the formation of pressure sores which develop in certain immobile individuals. The Company's beds and mattress overlays reduce the amount of pressure at any point on a patient's skin by using surfaces supported by air, silicon beads, or a viscous fluid. Some of the products further promote healing through pulsation.

     Pulmonary Care. The Company's pulmonary care systems provide Kinetic Therapy to help prevent and treat acute respiratory problems, such as pneumonia, by reducing the build-up of fluid in the lungs. The United States Centers for Disease Control (the "CDC") defines Kinetic Therapy as the lateral rotation of a patient by at least 40 degrees to each side (a continuous 80 degree arc). KCI is the only manufacturer of beds which deliver Kinetic Therapy, which the Company believes is essential to the prevention or effective treatment of pneumonia in immobile patients. Some of the Company's products combine Kinetic Therapy with additional therapies such as percussion and pulsation which help loosen mucous buildup and promote circulation.

     Bariatric Care. The Company offers a line of bariatric care products which are designed to accommodate obese individuals. These products are used generally for patients weighing from 250 to 500 pounds, but can accommodate patients weighing up to 1,000 pounds. These individuals are often unable to fit into standard-sized beds and wheelchairs. The Company's most sophisticated bariatric care product can serve as a bed, chair, scale and x-ray table, helps patients enter and exit the bed, and contains other features which permit patients to be treated safely and with dignity. Moreover, treating obese patients is a significant staffing issue for many health care facilities because moving and handling these patients increases the risk of worker's compensation claims by such personnel. Management believes that these products enable health care personnel to treat these patients in a manner which is safer to hospital personnel than traditional methods, which can help reduce worker's compensation claims. Some of the bariatric products also address complications of immobility and obesity such as pressure sores.

     Closure of Chronic Wounds. The Company is the sole provider of a patented, non-invasive device which uses negative pressure to promote the healing of chronic wounds. The negative pressure is applied through a proprietary foam dressing which draws the tissue together, stimulates blood flow, reduces swelling and decreases bacterial growth. The device heals wounds more quickly than traditional methods and has been effective at closing chronic wounds which have, in some cases, been open for years.

     Circulatory Improvement. The Company offers a non-invasive device which improves blood circulation, decreases swelling in the lower extremities and reduces the incidence of blood clots. The therapy is accomplished by wrapping inflatable cuffs around a foot or leg and then automatically inflating and deflating them at prescribed intervals. The products are often used by individuals who have had hip or knee surgeries, diabetes, or other conditions which reduce circulation.

COMPETITIVE STRENGTHS

     Management believes the following competitive strengths contribute to the Company's leading market position and its growth in revenue and EBITDA.

     Effective therapeutic systems. The Company has focused on therapeutic systems that are designed to improve patient outcomes and reduce the cost of patient care. For example, the Company believes that its Kinetic Therapy systems can reduce the probability of an immobile patient contracting pneumonia in the acute care setting by as much as 50%, and that its pressure relief systems can heal pressure sores up to three times faster than traditional methods.

     Proprietary products. The Company is the only manufacturer of Kinetic Therapy systems and has the exclusive license to market its vacuum wound closure technology. The Company has several other therapeutic products under development which management believes are unique and further believes the use of such products will reduce the cost of patient care and yield superior outcomes when compared to traditional methods.

     Established service distribution network and broad product line. With 143 domestic service centers, a fleet of approximately 26,500 surfaces, a clinically trained sales force that conducts more than 200,000 patient visits annually, and the ability to deliver therapies to every major domestic trauma center within two hours, the Company has a national presence that management believes is a significant competitive advantage. The Company believes its network addresses the needs of customers by providing nationwide coverage, consistent availability of a broad range of products and high-quality service.

     Industry leadership in clinical research. KCI's therapeutic systems are supported by the most extensive collection of published clinical studies in the industry. These studies demonstrate the clinical efficacy demanded by health care providers and the cost effectiveness of the Company's products.

     Strong management team. The Company installed a new, experienced professional management team beginning in 1994. This team, led by Raymond R. Hannigan, President and Chief Executive Officer, has refocused the Company's strategy toward providing cost-effective, clinically-proven outcomes. Management's initiatives have resulted in increased revenue, improved profitability, improved efficiencies and enhanced distribution and information systems. As a result, from 1994 to 1996, KCI increased revenue and EBITDA (excluding divested businesses and other non-recurring gains) at compound annual growth rates of 10.2% and 10.1%, respectively.

BUSINESS STRATEGY

     The Company intends to continue to grow operating earnings and improve its market position by pursuing the following strategies:

     Increase presence in extended care and home care markets. Because of the cost pressures within the health care industry, acute care hospitals are discharging patients earlier, thereby increasing the demand for the Company's products in the extended and home care settings. KCI provides therapies to patients across multiple care settings through its national distribution network and broad product line which are designed to provide a continuum of care. The Company's new marketing programs specifically target national and regional extended care providers.

     Further penetrate the acute care market. KCI serves over 1,300 medium to large hospitals and is presently focusing its marketing efforts on an additional 1,900 similarly-sized hospitals in which the Company has had a relatively small presence. The Company believes its strong position as the sole manufacturer of Kinetic Therapy beds and exclusive provider of its wound closure device will help KCI penetrate these new accounts.

     Increase usage of recently introduced products. The Company intends to increase revenues by improving market awareness for its most recently introduced products. The Company's newest products include medical devices for treatment of chronic wounds, specialty surfaces for obese patients and sophisticated Kinetic Therapy beds. The Company believes these unique products have excellent growth potential and provide the Company with an opportunity to penetrate competitive accounts.

     Introduce new products. Approximately 30% of the Company's 1996 domestic revenues were generated by products which have been introduced since 1994. One of KCI's objectives is to continue to expand revenues by acquiring or developing new products which improve patient outcomes and reduce the cost of patient care. In addition, existing products are continuously improved in consultation with health care professionals to enhance their features and improve their clinical effectiveness.

     Expand internationally. The Company has direct operations in 13 foreign countries and has 75 independent dealers in other foreign markets. The Company intends to continue to expand in growing international markets by establishing additional direct operations and expanding its dealership network.

     Pursue strategic acquisitions. The Company intends to pursue strategic fold-in acquisitions, both domestically and internationally, to enhance its geographic coverage and broaden its product line. Between January and October 1997, the Company completed five such acquisitions. For example, the Company's acquisition of substantially all of the assets of RIK in October 1997 broadened its product line with a new non-powered proprietary support surface.

CORPORATE ORGANIZATION

     The Company is organized into four operating divisions: KCI Therapeutic Services, Inc. ("KCI Therapeutic Services" or "KCTS"), KCI Home Care, KCI International, Inc. ("KCI International") and KCI New Technologies, Inc. ("NuTech").

  KCI Therapeutic Services

     KCI Therapeutic Services provides a broad line of therapeutic specialty support surfaces to patients in acute and sub-acute facilities as well as extended care settings. This division consists of approximately 1,000 personnel, many of whom have a medical or clinical background. Sales are generated by a sales force of approximately 300 individuals who are responsible for new accounts in addition to the management and expansion of existing accounts. A portion of this sales force is focused exclusively on either the extended care market or the acute care market although the majority of the sales force is responsible for sales across both settings.

     KCI Therapeutic Services has a national 24-hour, seven days-a-week customer service communications system which allows it to quickly and efficiently respond to its customers' needs. The Company distributes its specialty patient support surfaces to acute and extended care facilities through a network of 143 domestic service centers. The KCTS service centers are organized as profit centers and the general managers who supervise the service centers are responsible for both sales and service operations. Each center has an inventory of specialty beds and overlays which are delivered to the individual hospitals or extended care facilities on an as-needed basis.

     The KCTS sales and support staff is comprised of approximately 250 employees with medical or clinical backgrounds. The principal responsibility of approximately 125 of these clinicians is making product rounds and participating in treatment protocols. These clinicians educate the hospital staff on issues related to patient treatment, assist in the establishment of protocols and accumulate outcome data related to the treatment of the patient. The clinical staff makes approximately 200,000 patient rounds annually. KCTS accounted for approximately 64%, 61% and 53%, respectively, of the Company's total revenue in the years ended December 31, 1996, 1995 and 1994.

  KCI Home Care

     KCI Home Care rents and sells products that address the unique demands of the home health care market. In January 1995, KCI Home Care started a transition from a combined direct/dealer distribution system to distributing its products through home medical equipment ("HME") dealers. The Company believes that selling through the home care provider network gives it access to a larger patient population and improves the overall contribution from this business segment despite a reduction in per patient revenue. KCI Home Care accounted for approximately 5% of the Company's total revenue in 1996.

  KCI International

     KCI International offers the Company's therapies and services in 13 foreign countries including Germany, Austria, the United Kingdom, Canada, France, the Netherlands, Switzerland, Australia, Italy, Denmark, Sweden, Spain and Ireland. The Denmark office has recently been expanded to serve all of Scandinavia. In addition, relationships with 75 independent distributors in Latin America, the Middle East, Asia and Eastern Europe allow KCI International to serve the demands of a growing global market. KCI International accounted for approximately 25%, 25% and 17%, respectively, of the Company's total revenue in 1996, 1995 and 1994. See Note 13 of Notes to Consolidated Financial Statements for information on foreign and domestic operations.

  NuTech

     NuTech manufactures and markets the PlexiPulse and PlexiPulse All-in-1 System. The products are sold through a direct sales force and a limited number of independent distributors and rented through an alliance with MEDIQ/PRN, a national medical device rental company with a strong portfolio of national accounts. NuTech accounted for approximately 6% of the Company's total revenue in 1996.

THERAPIES/PRODUCTS

     The Company's "Continuum of Care" is focused on treating wound care patients, pulmonary patients, large or obese patients and patients with circulatory problems by providing innovative, outcome driven therapies across multiple care settings. The Company's therapies include Pressure Relief/Pressure Reduction, Pulmonary Care, Bariatric Care, Closure of Chronic Wounds and Circulatory Improvement.

  Pressure Relief/Pressure Reduction

     The Company's pressure relief products include a variety of framed beds and overlays such as the KinAir III, TheraPulse, FluidAir Elite, HomeKair, First Step TriCell, DynaPulse, First Step Plus, First Step Select, AirWorks Plus, Impression, RIK mattress, and RIK overlay. The KinAir III has been shown to provide effective skin care therapy in the treatment of pressure sores, burns and post operative skin grafts and flaps, and to help prevent the formation of pressure sores and certain other complications of immobility. The TheraPulse provides a more aggressive form of treatment through continuous pulsating action which gently massages the skin to help promote capillary and lymphatic circulation in patients suffering from severe pressure sores, burns, skin grafts or flaps, swelling or circulation problems. The FluidAir Elite supports the patient on a low-pressure surface of air-fluidized silicon beads providing pressure relief for skin grafts or flaps, burns and pressure sores and also has built in scales. The HomeKair bed and TriCell overlay are low-cost pressure relief products designed to be easily transportable directly to a patient's home. The DynaPulse is a pulsating mattress replacement system that helps prevent pressure ulcers in patients at high risk for skin breakdown and can also be used to treat existing pressure ulcers. The First Step family of overlays is designed to provide pressure relief and help prevent pressure sores. AirWorks Plus is a low-cost overlay which has air chambers which assist in redistributing pressure for better skin care. Impression is a self-contained for-sale product for the prevention of pressure sores which is intended to replace standard hospital mattresses. The RIK mattress and the RIK overlay are non-powered products that provide pressure relief utilizing a patented viscous fluid and an anti-shear layer.

  Pulmonary Care

     The CDC defines Kinetic Therapy as lateral rotation of a patient by at least 40 degrees on each side (a continuous 80 degree arc). The Company believes Kinetic Therapy is essential to the prevention or effective treatment of pneumonia and other pulmonary complications in immobile patients. The Company's Kinetic Therapy products include the TriaDyne, RotoRest, RotoRest Delta, BioDyne II and Q2 Plus. The TriaDyne, introduced in mid-1995, provides patients in acute care settings with three distinct therapies on an air suspension surface. The TriaDyne applies Kinetic Therapy by rotating the patient up to 40 degrees to each side and provides an industry-first feature of simultaneously turning the patient's torso and lower body in opposite directions while keeping the patient positioned in the middle of the bed. The TriaDyne can also provide percussion therapy to the patient's chest to loosen mucous buildup in the lungs and pulsating therapy to promote capillary circulation. The TriaDyne is built on Stryker Corporation's critical care frame, which is narrow and well suited to an ICU environment. The TriaDyne offers several other novel features not available on other products. The RotoRest Delta is a specialty bed which can rotate a patient up to a 62 degree angle on each side for the treatment of pulmonary complications and prevention of pneumonia. The RotoRest has been shown to improve the care of patients suffering from multiple trauma, spinal cord injury, severe pulmonary complications, respiratory failure and deep vein thrombosis. The BioDyne II combines many of the therapeutic benefits of the KinAir III and the RotoRest and is used by patients suffering from pneumonia, coma, stroke and chronic neurological disorders.

  Bariatric Care

     The Company markets a line of therapeutic support surfaces and aids for patients suffering from obesity, a market that had previously been underserved. These products not only provide the proper support needed by obese patients, but also enable nurses to care for these patients in a dignified manner. Moreover, treating obese patients is a significant staffing issue for many health care facilities because moving and handling these patients increases the risk of worker's compensation claims by nurses. The use of the Company's Bariatric products enables hospital staff to treat and move obese patients in a manner which is safer to hospital personnel while utilizing fewer hospital personnel. The most advanced product in this line is the BariKare, which can serve as a bed, chair, scale and x-ray table. This product is used generally for patients weighing from 250 to 500 pounds but can be used for patients who weigh up to 850 pounds. The Company believes that the BariKare is the most advanced product of its type available today. In 1996, the Company also introduced the FirstStep Select Heavy Duty overlay which incorporates pressure-relieving therapy in a design that supports patients weighing up to 650 pounds. The Company recently introduced the BariAire, which builds into the BariKare the benefits of the First Step Select Heavy Duty overlay and adds new features.

  Closure of Chronic Wounds

     The Company manufactures and markets the Vacuum Assisted Closure device (the "V.A.C."), a non-invasive, active wound closure therapy that utilizes negative pressure. The V.A.C. promotes healing in wounds, pressure ulcers and grafts that frequently do not respond to traditional methods of treatment. Treatment protocols with the V.A.C. call for a proprietary foam material to be fitted and placed in or on top of a wound and covered with an airtight, occlusive dressing. The foam is attached to a separate vacuum pump. When activated, the vacuum pump creates a negative pressure in the wound that draws the tissue together. This vacuum action also stimulates blood flow on the surface of the wound, reduces edema and decreases bacterial colonization, all of which stimulate healing. The dressing material is replaced every 48 hours and fitted to accommodate the decreasing size of the wound over time. This is a significant improvement over the traditional method for treating wounds which requires the nursing staff to clean and dress a serious wound every 8 to 12 hours.

  Circulatory Improvement

     The PlexiPulse and PlexiPulse All-in-1 System are non-invasive vascular assistance devices that aid venous return by pumping blood from the lower extremities to help prevent deep vein thrombosis ("DVT") and re-establish microcirculation. The pumping action is created by compressing specific parts of the foot or calf with specially designed inflatable cuffs that are connected to a separate pump unit. The cuffs are wrapped around the foot and/or calf and are inflated in timed increments by the pump. The intermittent inflation compresses a group of veins in the lower limbs and boosts the velocity of blood flowing back toward the heart. This increased velocity has been proven to significantly decrease formation of DVT in non-ambulatory post-surgical and post-trauma patients. The PlexiPulse is effective in preventing DVT, reducing edema and improving lower limb blood circulation.

PRODUCT SUPPORT

     As both private and government reimbursement programs continue to move towards systems where facilities receive a fixed payment to cover all medical expenses based only upon the patient's initial diagnosis, actuarial information becomes more critical to predict patient outcomes and to develop appropriate pricing structures. The collection of this valuable data is central to KCI's effort of proving cost effective patient outcomes.

     At the foundation of KCI's clinical advantage ("The Clinical Advantage") is an active program of sponsoring independent clinical research. KCI's portfolio of over 60 active and completed studies supports the medical efficacy and cost effectiveness of utilizing the Company's products and protocols as part of the healing and prevention process. In addition, KCI's research is focused on providing the outcome data demanded by today's health care provider.

     Health care providers around the world who utilize KCI's therapeutic systems experience aspects of The Clinical Advantage every day. Whether it is an emergency placement of a KCI TriaDyne or the V.A.C., participation in developing a wound care management program, or daily patient rounds to assist facility staff and collect clinical outcome data, trained KCI team members make more than 200,000 regular patient rounds annually. This staff is comprised of over 1,000 employees with approximately 25% having a medical or clinical background. In order for the hospital and KCI to collect and process data on patient outcomes, the Company has developed Genesis, Odyssey and PAO2, three proprietary software programs.

     Genesis is utilized by KCI staff clinicians to assist customers in tracking asset utilization and patient outcomes. Using hand held computers, KCI clinicians make regular rounds to document the effect of KCI products on a patient's overall outcome. At the facility's direction, this information is entered into a central database and analyzed to determine the effectiveness of specific treatment protocols.

     Odyssey and PAO2 are sold to KCI customers to enable them to standardize the information collected on their Wound Management and Pulmonary Management Protocols, respectively. Health care providers utilize both Odyssey and PAO2 as tools to document and track wound and pulmonary management programs, including the resultant patient outcome and the cost of achieving that outcome. Facilities collect data on their wound and pulmonary patients, and periodically share this information with KCI for inclusion in a national database. KCI compiles the information and can generate reports comparing a facility's program or patient results with those of similar programs or patients on an internal, regional or national basis. This information enables each facility to continuously improve its wound and pulmonary management programs, achieving the best outcome at the lowest total cost of care.

     KCI's integrated clinical database consisting of the Genesis, Odyssey and PAO2 information platforms combined with an extensive clinical field presence and clinically proven therapies and protocols define KCI's unique product support advantage in the marketplace -- The Clinical Advantage.

COMPETITION

     The Company believes that the principal competitive factors within its markets are product efficacy, clinical outcomes, service and cost of care. Furthermore, the Company believes that a national presence with full distribution capabilities is important to serve large, sophisticated national and regional health care group purchasing organizations ("GPOs") and providers.

     The Company contracts with both proprietary and voluntary GPOs. Proprietary GPOs own all of the hospitals which they represent and, as a result, can ensure complete compliance with a national agreement. Voluntary GPOs negotiate contracts on behalf of member hospital organizations but cannot ensure that their members will comply with the terms of a national agreement. Approximately 47% of the Company's total revenue during 1996 was generated under national agreements with GPOs in the acute and extended care settings.

     In November 1996, the Company announced that it had been advised by Premier Purchasing Partners, L.P., that its bid to be the primary supplier for the newly combined group had been awarded to another vendor. Premier is a new voluntary group purchasing organization which was formed as a result of the merger of three separate group purchasing organizations. Revenue from hospitals within Premier for 1996 accounted for approximately 10% of the Company's total revenue. Because facilities within Premier are not committed to do business with the group's primary vendor, it is difficult to predict the ultimate effect of the new agreement on revenue and operating profits.

     The Company competes on a national level with Hill-Rom, Kendall and Invacare and on a regional and local level with numerous other companies. The Company competes principally with Invacare in the home care segment. NuTech competes primarily with Kendall International in the foot and leg compression market. In the U.S. specialty surface market and certain international markets, the Company competes principally with Hill-Rom.

RESEARCH AND DEVELOPMENT

     The focus of the Company's research and development program has been to develop new products and make technological improvements to existing products. Since January 1994, the Company has introduced a number of new products including: the TriaDyne, the BariKare, the TriCell, the First Step Select Heavy Duty, the FluidAir Elite, the PlexiPulse All-in-1 System, the BariAire, the Pedidyne and The V.A.C., a product developed from technology licensed to the Company. Expenditures for research and development represented approximately 2% of the Company's total expenditures in 1996. The Company intends to continue its research and development efforts.

MANUFACTURING

     The Company's manufacturing processes for its specialty beds, mattress overlays, and medical devices include the manufacture of certain components, the purchase of certain other components from suppliers and the assembly of these components into a completed product. Mechanical components such as blower units, electrical displays and air flow controls consist of a variety of customized subassemblies which are purchased from suppliers and assembled by the Company. The Company believes it has an adequate source of supply for each of the components used to manufacture its products.

PROPERTIES

     The Company's corporate headquarters are currently located in a 170,000 square foot building in San Antonio, Texas which was purchased by the Company in January 1992. The Company utilizes 89,000 square feet of the building with the remaining space being leased to unrelated entities.

     The Company conducts its manufacturing, shipping, receiving and storage activities in a 153,000 square foot facility in San Antonio, Texas, which was purchased by the Company in January 1988. In 1989, the Company completed the construction of a 17,000 square foot addition to the facility which is utilized as office space. The Company also owns a 37,000 square foot building in San Antonio, Texas which houses the Company's engineering center and currently serves as the NuTech division headquarters. In 1992, the Company purchased a 35,000 square foot facility in San Antonio, Texas which is used for storage. The Company maintains additional storage at two leased facilities in San Antonio, Texas. In 1994, the Company purchased a facility in San Antonio, Texas which has been provided to a charitable organization to provide housing for families of cancer patients. The facility is built on 6.7 acres and consists of a 15,000 square foot building and 2,500 square foot house. In June 1997, the Company acquired a 28 acre tract of land adjacent to its corporate headquarters. There are three buildings on the land which contain an aggregate of 40,000 square feet.

     The Company leases approximately 143 domestic distribution centers, including each of its seven regional headquarters, which range in size from 1,500 to 18,000 square feet.

PATENTS AND TRADEMARKS

     The Company seeks patent protection in the United States and abroad. As of October 1, 1997, the Company had 59 issued U.S. patents relating to its specialized beds, mattresses and related products. The Company also has 32 pending U.S. Patent applications. Many of the Company's specialized beds, products and services are offered under trademarks and service marks. The Company has 28 registered trademarks and service marks in the United States Patent and Trademark Office.

EMPLOYEES

     As of October 1, 1997, the Company had approximately 2,100 employees. The Company's employees are not represented by labor unions and the Company considers its employee relations to be good.

GOVERNMENT REGULATION

     United States. The Company's products are subject to regulation by numerous governmental authorities, principally the United States Food and Drug Administration ("FDA") and corresponding state and foreign regulatory agencies. Pursuant to the Federal Food, Drug, and Cosmetic Act, and the regulations promulgated thereunder, the FDA regulates the clinical testing, manufacture, labeling, distribution and promotion of medical devices. Noncompliance with applicable requirements can result in, among other things, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant premarket clearance or premarket approval for devices, withdrawal of marketing clearances or approvals, and criminal prosecution. The FDA also has the authority to request repair, replacement or refund of the cost of any device manufactured or distributed by the Company that violates statutory or regulatory requirements.

     In the United States, medical devices are classified into one of three classes (Class I, II or III) on the basis of the controls deemed necessary by the FDA to reasonably ensure their safety and effectiveness. Class I devices are subject to general controls (e.g., labeling, premarket notification, and adherence to QSRs) although many Class I devices are exempt from certain FDA requirements. Class II devices are subject to general and special controls (e.g., performance standards, postmarket surveillance, patient registries, and FDA guidelines). Generally, Class III devices are high risk devices that receive greater FDA scrutiny to ensure their safety and effectiveness (e.g., life-sustaining, life-supporting and implantable devices, or new devices which have been found not to be substantially equivalent to legally marketed devices). Before a new medical device can be introduced in the market, the manufacturer must generally obtain FDA clearance ("510(k) Clearance") or Premarket Approval ("PMA"). All of the Company's current products have been classified as Class I or Class II devices, which typically are legally marketed based upon 510(k) Clearance. The FDA has announced plans to evaluate its classification system and reclassify or exempt many devices that are currently classified as Class I devices. 510(k) Clearance will generally be granted if the submitted information establishes that the proposed device is "substantially equivalent" to a legally marketed medical device. The FDA recently has been requiring a more rigorous demonstration of substantial equivalence than in the past.

     A PMA application must be filed if a proposed device is not substantially equivalent to a legally marketed Class I or Class II device, or if it is a Class III device for which the FDA has called for PMAs. A PMA application must be supported by valid scientific evidence which typically includes extensive testing and manufacturing information, including preclinical and clinical trial data, to demonstrate the safety and effectiveness of the device. The FDA's review of a PMA application generally takes one to two years from the date the PMA is accepted for filing, but it may take significantly longer.

     If human clinical trials of a device are required, and the device presents a "significant risk," the sponsor of the trial (usually the manufacturer or the distributor of the device) will have to file an Investigational Device Exemption ("IDE") application prior to commencing human clinical trials. If the device presents a "nonsignificant risk" to the patient, a sponsor may begin the clinical trial after obtaining approval for the study by one or more appropriate Institutional Review Boards ("IRBs") without the need for FDA approval. Sponsors of clinical trials are permitted to sell investigational devices distributed in the course of the study provided such compensation does not exceed recovery of the costs of manufacture, research, development and handling.

     The Company has submitted four 510(k) notices for new devices which are currently pending FDA review. The Company also has several 510(k) notifications pending for modifications to certain of its currently marketed products. Because the determination of whether a new 510(k) notification must be submitted for a device modification is subjective, companies sometimes provide information to the FDA to update their 510(k) files without formally submitting a premarket notification. In certain circumstances, the FDA allows continued marketing of a modified device while a 510(k) is pending. There can be no assurance, however, that the FDA will allow the Company to continue to market any of these devices pending marketing clearance from the FDA or that the Company will obtain 510(k) clearance for these devices on a timely basis, if at all. The FDA's failure to grant any necessary regulatory clearances or approvals or to allow continued marketing of devices pending clearance could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company has also made other modifications to its devices which the Company believes do not require the submission of new 510(k) notices. There can be no assurance, however, that the FDA would agree with any of the Company's determinations and would not require the Company to submit a new 510(k) notice for any of the changes made to the Company's devices. If the FDA requires the Company to submit a new 510(k) notice for any device modification, the Company may be prohibited from marketing the modified device until the 510(k) notice is cleared by the FDA. There can be no assurance that the Company will obtain premarket clearance or approval on a timely basis, if at all, for any device for which it has filed or may in the future file a submission.

     The Company is sponsoring several clinical trials which have been determined by IRBs at the participating institutions to be "nonsignificant risk" studies. There can be no assurance, however, that the FDA would agree with these determinations and not require the Company to obtain the FDA approval of the IDEs before continuing the studies.

     All devices manufactured or distributed by the Company are subject to pervasive and continuing regulation by the FDA and certain state agencies, including record keeping requirements and mandatory reporting of certain adverse experiences resulting from use of the devices. Labeling and promotional activities are subject to regulation by the FDA and, in certain circumstances, by the Federal Trade Commission. Current FDA enforcement policy prohibits the marketing of approved medical devices for unapproved uses and the FDA scrutinizes the advertising of medical devices to ensure that unapproved uses of medical devices are not promoted.

     Manufacturers of medical devices for marketing in the United States are required to adhere to applicable regulations setting forth detailed Quality System Regulation ("QSR") (formerly Good Manufacturing Practices) requirements, which include design, testing, control and documentation requirements. Manufacturers must also comply with MDR requirements that a company report certain device-related incidents to the FDA. The Company is subject to routine inspection by the FDA and certain state agencies for compliance with QSR requirements, MDR requirements and other applicable regulations. The Company is also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances. Changes in existing requirements or adoption of new requirements could have a material adverse effect on the Company's business, financial condition, and results of operations. There can be no assurance that the Company will not incur significant costs to comply with laws and regulations in the future or that laws and regulations will not have a material adverse effect upon the Company's business, financial condition or results of operations.

     On October 6, 1997, at the conclusion of an inspection of the Company's principal manufacturing facility, FDA issued the Company a Form 483 which identified eight observations of conditions that the FDA believed to be in violation of the FDA's QSR and MDR requirements. Several of these observations concerned the Company's TransportAir device and were similar to previous FDA inspectional observations that became the basis of a Warning Letter issued to the Company in August of 1995. Specifically, the FDA's Form 483 stated, among other things, that the Company had not provided solutions for or verified the implementation of solutions to quality assurance problems concerning malfunctions of the TransportAir, and that the Company had failed to submit Medical Device Reports for a number of incidents involving the TransportAir. The TransportAir device, which provides an auxiliary air supply for the Company's KinAir, BioDyne and TheraPulse product lines, permits those bed products to be moved while in full inflation mode. The TransportAir is the subject of a pending 510(k) notice and has been marketed without specific premarket clearance on the product on a stand-alone basis since 1986.

     The Company submitted a written response to the FDA's Form 483 observations on November 20, 1997. However, there can be no assurance that the FDA will agree with the Company's response or that, regardless of the Company's response, the FDA will not invoke any of its regulatory or enforcement authorities against the Company. In addition to other regulatory and enforcement actions, the FDA may issue the Company a Warning Letter which could have an adverse effect on the Company's ability to obtain Certificates for Products for Export until the FDA's inspectional observations are corrected to the agency's satisfaction. Federal agencies could also be advised of the issuance of the Warning Letter which may be taken into account when considering the award of federal contracts to the Company. The FDA may also determine that reinspection of the Company's facility is necessary before the agency determines that the Company's response to the Form 483 is adequate.

     The Company has begun modifying its TransportAir devices to address the problems that the Company has encountered. If the FDA determines that there is a reasonable probability that the TransportAir would cause serious, adverse health consequences or death, the FDA could order the Company to recall the TransportAir and not allow redistribution of the device until the Company has verified that it has implemented appropriate corrective actions. Alternatively, the FDA could consider the distribution of the modified version of the TransportAir to be a voluntary recall and require the Company to assure that the modification has been fully implemented and that its customers are adequately notified of the need for the modification. In addition, because the TransportAir is not specifically the subject of a cleared 510(k) notice, FDA could require the Company to discontinue marketing the device until it is cleared by FDA. The failure of the Company to be able to market the TransportAir would prevent the Company from supplying an alternative power supply for three of its principal products which could have a material adverse effect on the Company's ability to market those devices. Any regulatory or enforcement action invoked by FDA could have a material adverse effect upon the Company.

     Fraud and Abuse Laws. The Company is subject to federal and state laws pertaining to health care fraud and abuse. In particular, certain federal and state laws prohibit manufacturers, suppliers, and providers from offering or giving or receiving kickbacks or other remuneration in connection with the ordering or recommending purchase or rental of health care items and services. The federal anti-kickback statute provides both civil and criminal penalties for, among other things, offering or paying any remuneration to induce someone to refer patients to, or to purchase, lease, or order (or arrange for or recommend the purchase, lease, or order of), any item or service for which payment may be made by Medicare or certain federally-funded state health care programs (e.g., Medicaid). This statute also prohibits soliciting or receiving any remuneration in exchange for engaging in any of these activities. The prohibition applies whether the remuneration is provided directly or indirectly, overtly or covertly, in cash or in kind. Violations of the law can result in numerous sanctions, including criminal fines, imprisonment, and exclusion from participation in the Medicare and Medicaid programs.

     These provisions have been broadly interpreted to apply to certain relationships between manufacturers and suppliers, such as the Company, and hospitals, skilled nursing facilities ("SNFs"), and other potential purchasers or sources of referral. Under current law, courts and the Office of Inspector General ("OIG") of the United States Department of Health and Human Services ("HHS") have stated, among other things, that the law is violated where even one purpose (as opposed to a primary or sole purpose) of a particular arrangement is to induce purchases or patient referrals.

     The OIG has taken certain actions which suggest that arrangements between manufacturers/suppliers of durable medical equipment or medical supplies and SNFs (or other providers) may be under continued scrutiny. An OIG enforcement initiative, Operation Restore Trust ("ORT"), has targeted an investigation of fraud and abuse in a number of states (i.e., California, Florida, Illinois, New York, and Texas), focusing specifically on the long-term care, home health, and DME industries. ORT's funding has officially ended and the Inspector General has announced plans to implement an "ORT-Plus" program in other states in conjunction with other federal law enforcement bodies. Furthermore, in August 1995, the OIG issued a Special Fraud Alert describing certain relationships between SNFs and suppliers that the OIG viewed as abusive under the statute. These initiatives create an environment in the industry in which the Company operates in which there will continue to be significant scrutiny for compliance with federal and state fraud and abuse laws.

     Several states also have referral, fee splitting and other similar laws that may restrict the payment or receipt of remuneration in connection with the purchase or rental of medical equipment and supplies. State laws vary in scope and have been infrequently interpreted by courts and regulatory agencies, but may apply to all health care items or services, regardless of whether Medicaid or Medicaid funds are involved.

     The Company is also subject to federal and state laws prohibiting the presentation (or the causing to be presented) of claims for payment (by Medicare, Medicaid, or other third party payors) that are determined to be false, fraudulent, or for an item or service that was not provided as claimed. In one case, a major DME manufacturer paid more than $4 million to settle allegations that it had "caused to be presented" false Medicare claims through advice that its sales force allegedly gave to customers concerning the appropriate reimbursement coding for its products.

     ISO Certification. Due to the harmonization efforts of a variety of regulatory bodies worldwide, certification of compliance with the ISO 9000 series of International Standards ("ISO Certification") has become particularly advantageous and, in certain circumstances necessary for many companies in recent years. Beginning in June of 1998, ISO Certification is expected to be required for all manufacturers selling and distributing products within the European Economic Community. Anticipating such requirements, the Company began preparing for ISO Certification in 1995 and, in early 1997, began working with an accredited body that has been authorized to grant ISO Certification. Based upon preliminary assessments, the Company expects to attain such certification in the first quarter of 1998. Failure to obtain ISO Certification by June of 1998 may have an adverse effect on the Company, particularly on the Company's sale and distribution of products within the European Economic Community.

     Other Laws. The Company owns and leases property that is subject to environmental laws and regulations. The Company also is subject to numerous federal, state and local laws and regulations relating to such matters as safe working conditions, manufacturing practices, fire hazard control and the handling and disposal of hazardous or potentially hazardous substances.

     International. Sales of medical devices outside of the United States are subject to regulatory requirements that vary widely from country to country. Premarket clearance or approval of medical devices is required by certain countries. The time required to obtain clearance or approval for sale in a foreign country may be longer or shorter than that required for clearance or approval by the FDA and the requirements may vary. Failure to comply with applicable regulatory requirements can result in loss of previously received approvals and other sanctions and could have a material adverse effect on the Company's business, financial condition or results of operations.

REIMBURSEMENT

     The Company's products are rented and sold principally to hospitals, extended care facilities and HME providers who receive reimbursement for the products and services they provide from various public and private third-party payors, including the Medicare and Medicaid programs and private insurance plans. The Company also directly bills third party payors, including Medicare and Medicaid, and receives reimbursement from these payors. In such cases, Medicare beneficiaries are billed twenty percent (20%) for coinsurance. As a result, demand and payment for the Company's products is dependent in part on the reimbursement policies of these payors. The manner in which reimbursement is sought and obtained for any of the Company's products varies based upon the type of payor involved and the setting in which the product is furnished and utilized by patients.

     Medicare. Medicare is a federally-funded program that reimburses the costs of health care furnished primarily to the elderly and disabled. Medicare is composed of two parts: Part A and Part B. The Medicare program has established guidelines for the coverage and reimbursement of certain equipment, supplies and support services. In general, in order to be reimbursed by Medicare, a health care item or service furnished to a Medicare beneficiary must be reasonable and necessary for the diagnosis or treatment of an illness or injury or to improve the functioning of a malformed body part. This has been interpreted to mean that the item or service must be safe and effective, not experimental or investigational (except under certain limited circumstances involving devices furnished pursuant to an FDA-approved clinical trial), and appropriate. Specific Medicare guidelines have not currently been established addressing under what circumstances, if any, Medicare coverage would be provided for the use of the PlexiPulse or the V.A.C.

     The methodology for determining the amount of Medicare reimbursement of the Company's products varies based upon, among other things, the setting in which a Medicare beneficiary receives health care items and services. The recently enacted BBA will significantly impact the manner in which Medicare reimbursement is funded over the next five years. Most of the Company's products are furnished in a hospital, skilled nursing facility or the beneficiary's home.

     Hospital Setting. With the establishment of the prospective payment system in 1983, acute care hospitals are now generally reimbursed by Medicare for inpatient operating costs based upon prospectively determined rates. Under the prospective payment system ("PPS"), acute care hospitals receive a predetermined payment rate based upon the Diagnosis-Related Group ("DRG") into which each Medicare beneficiary is assigned, regardless of the actual cost of the services provided. Certain additional or "outlier" payments may be made to a hospital for cases involving unusually long lengths of stay or high costs. However, outlier payments based upon length of stay are gradually being phased out and will be eliminated effective with fiscal year 1998. Furthermore, pursuant to regulations issued in 1991, and subject to a ten-year transition period, the capital costs of acute care hospitals (such as the cost of purchasing or renting the Company's specialty beds) are also reimbursed by Medicare pursuant to an add-on to the DRG-based payment amount.

Accordingly, acute care hospitals generally do not receive direct Medicare reimbursement under PPS for the distinct costs incurred in purchasing or renting the Company's products. Rather, reimbursement for these costs is deemed to be included within the DRG-based payments made to hospitals for the treatment of Medicare-eligible inpatients who utilize the products. Since PPS rates are predetermined, and generally paid irrespective of a hospital's actual costs in furnishing care, acute care hospitals have incentives to lower their inpatient operating costs by utilizing equipment and supplies that will reduce the length of inpatient stays, decrease labor, or otherwise lower their costs.

     The principal manner in which the BBA impacts Medicare Part A in the acute care setting is that it has reduced the annual DRG payment updates to be paid over the next five years by more than $40.0 billion. In addition, the BBA authorizes HCFA to enact regulations which are designed to restrain certain hospital reimbursement activities which are perceived to be abusive or fraudulent.

     Certain specialty hospitals (e.g., long-term care, rehabilitation and children hospitals) also use the Company's products. Such specialty hospitals currently are exempt from the PPS and, subject to certain cost ceilings, are reimbursed by Medicare on a reasonable cost basis for inpatient operating and capital costs incurred in treating Medicare beneficiaries. Consequently, long-term care hospitals may receive separate Medicare reimbursement for reasonable costs incurred in purchasing or renting the Company's products; however, Medicare reimbursement for such hospitals are expected to be reduced by $3.5 billion over the next five years. There can be no assurance that a prospective payment system will not be instituted for such hospitals in future legislation.

     Skilled Nursing Facility Setting. Skilled Nursing Facility Settings ("SNFs") which purchase or rent the Company's products may be reimbursed directly under Medicare Part A for some portion of their incurred costs. Generally speaking, only the costs of treatment during the first 100 days of a qualifying spell of illness are subject to Medicare reimbursement. The costs incurred by SNFs in furnishing care to Medicare beneficiaries are categorized as either routine costs or ancillary costs. Routine costs are those costs which are incurred for items and services routinely furnished to all patients (e.g., general nursing services, items stocked in gross supply). Ancillary costs are considered those costs which are incurred for items or services ordered to treat a condition of a specific patient and which are not generally furnished to most patients. Ancillary costs are not subject to the routine cost limits. Given the current routine cost limits, SNFs may be more inclined to purchase or rent products which are reimbursed by Medicare as ancillary items or services than if these products were reimbursed as routine items or services. At present, the Company's specialty beds are classified under Medicare Part A as ancillary items. HCFA currently interprets the definition of ancillary items to include certain support surfaces such as low air loss mattress replacements, bed overlay systems and air fluidized therapy. Neither The V.A.C. nor the PlexiPulse have yet been classified as ancillary items when furnished in a SNF setting.

     On July 1, 1998, the manner in which SNFs are reimbursed under Medicare Part A will change dramatically. On that date, reimbursement for SNFs under Medicare Part A will change from a cost-based system to a prospective payment system. The new payment system will be based on resource utilization groups ("RUGs"). Under the RUGs system, a SNF Medicare patient will be assigned to a RUGs category upon admission to the SNF. The RUGs category to which the patient will be assigned will depend upon the level of care and resources the patient requires. The SNF will receive a fixed per diem payment based upon the RUGs category assigned to each Medicare patient. The per diem payments made to the SNFs will be based upon a blend of their actual costs and a national average cost (which is subject to local wage-based adjustments). Initially, 75% of a SNF's per diem will be based on its costs and 25% of the per diem will be based on national average cost. At the end of a four-year phase-in period, all per diem payments will be based on the national average cost. Because the RUG's system provides SNFs with fixed cost reimbursement, SNFs may be less inclined than they have in the past to use products which had previously been reimbursed as ancillary costs. Because the Company believes its products are both cost effective and efficacious, the Company believes that it will be able to rent and sell its products effectively under the RUGs system.

     Home Setting. The Company's products are also provided to Medicare beneficiaries in home care settings. Medicare reimburses beneficiaries, or suppliers accepting assignment, for the purchase or rental of

DME for use in the beneficiary's home or a home for the aged (as opposed to use in a hospital or skilled nursing facility setting). So long as the Medicare Part B coverage criteria are met, certain of the Company's products, including air fluidized beds, air-powered flotation beds and alternating air mattresses, are reimbursed in the home setting under the DME category known as "Capped Rental Items." Pursuant to the fee schedule payment methodology for this category, Medicare pays a monthly rental fee (for a period not to exceed fifteen months) equal to 80% of the established allowable charge for the item. Guidelines concerning under what circumstances, if any, the V.A.C. or the PlexiPulse will be covered and reimbursed by DME have not been established. Under the BBA, there will be a five-year freeze on consumer price index updates for Medicare Part B Services in the home care setting.

     Medicaid. The Medicaid program is a cooperative federal/state program that provides medical assistance benefits to qualifying low income and medically-needy persons. State participation in Medicaid is optional and each state is given discretion in developing and administering its own Medicaid program, subject to certain federal requirements pertaining to payment levels, eligibility criteria and minimum categories of services. The Medicaid program finances approximately 50% of all care provided in skilled nursing facilities nationwide. The Company sells or rents its products to SNFs for use in furnishing care to Medicaid recipients. SNFs, or the Company, may seek and receive Medicaid reimbursement directly from states for the incurred costs. However, the method and level of reimbursement, which generally reflects regionalized average cost structures and other factors, varies from state to state.

     Private Payors. Many private payors, including indemnity insurers, employer group health insurance programs and managed care plans, presently provide coverage for the purchase and rental of the Company's products. The scope of coverage and payment policies varies among private payors. Furthermore, many such payors are investigating or implementing methods for reducing health care costs, such as the establishment of capitated or prospective payment systems.

     The Company believes that government and private efforts to contain or reduce health care costs are likely to continue. These trends may lead third-party payors to deny or limit reimbursement for the Company's products, which could negatively impact the pricing and profitability of, or demand for, the Company's products.

LEGAL PROCEEDINGS

     On February 21, 1992, Novamedix Limited ("Novamedix") filed a lawsuit against the Company in the United States District Court for the Western District of Texas. Novamedix manufactures the principal product which directly competes with the PlexiPulse. The suit alleges that the PlexiPulse infringes several patents held by Novamedix, that the Company breached a confidential relationship with Novamedix and a variety of ancillary claims. Novamedix seeks injunctive relief and monetary damages. Initial discovery in this case has been substantially completed. Although it is not possible to reliably predict the outcome of this litigation or the damages which could be awarded, the Company believes that its defenses to these claims are meritorious and that the litigation will not have a material adverse effect on the Company's business, financial condition or results of operations.

     On August 16, 1995, the Company filed a civil antitrust lawsuit against Hillenbrand Industries, Inc. and one of its subsidiaries, Hill-Rom. The suit was filed in the United States District Court for the Western District of Texas. The suit alleges that Hill-Rom used its monopoly power in the standard hospital bed business to gain an unfair advantage in the specialty hospital bed business. Specifically, the allegations set forth in the suit include a claim that Hill-Rom required hospitals and purchasing groups to agree to exclusively rent specialty beds in order to receive substantial discounts on products over which they have monopoly power -- hospital beds and head wall units. The suit further alleges that Hill-Rom engaged in activities which constitute predatory pricing and refusals to deal. Hill-Rom has filed an answer denying the allegations in the suit. Although discovery is just beginning and it is not possible to reliably predict the outcome of this litigation or the damages which might be awarded, the Company believes that its claims are meritorious.

     On October 31, 1996 the Company received a counterclaim which had been filed by Hillenbrand Industries, Inc. in the antitrust lawsuit which the Company filed in 1995. The counterclaim alleges that the

Company's antitrust lawsuit and other actions were designed to enable KCI to monopolize the specialty therapeutic surface market. Although it is not possible to reliably predict the outcome of this litigation, the Company believes that the counterclaim is without merit.

     On December 24, 1996, Hill-Rom, a subsidiary of Hillenbrand Industries, Inc., filed a lawsuit against the Company alleging that the Company's TriaDyne bed infringes a patent issued to Hill-Rom. This suit was filed in the United States District Court for the District of South Carolina. Substantive discovery in the case has not begun. Based upon its preliminary investigation, the Company does not believe that the TriaDyne bed infringes any valid claims of the Hill-Rom patent or that this lawsuit will have a material adverse impact on the Company's business.

     The Company is a party to several lawsuits arising in the ordinary course of its business, including three other lawsuits alleging patent infringement by the Company, and the Company is contesting adjustments proposed by the Internal Revenue Service to prior years' tax returns. Provisions have been made in the Company's financial statements for estimated exposures related to these lawsuits and adjustments. In the opinion of management, the disposition of these matters will not have a material adverse effect on the Company's business, financial condition or results of operations. See "Risk Factors -- Patent Litigation."

     The manufacturing and marketing of medical products necessarily entails an inherent risk of product liability claims. The Company currently has certain product liability claims pending for which provision has been made in the Company's financial statements. Management believes that resolution of these claims will not have a material adverse effect on the Company's business, financial condition or results of operations. The Company has not experienced any significant losses due to product liability claims and management believes that the Company currently maintains adequate liability insurance coverage.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Set forth below are the names, ages and positions of the directors and executive officers of the Company, together with certain other key personnel.

                 NAME                    AGE                         POSITION
---------------------------------------  ---   -----------------------------------------------------
Robert Jaunich II......................  57    Chairman of the Board
Raymond R. Hannigan....................  58    Director, President and Chief Executive Officer
James R. Leininger, M.D................  53    Director
James T. Farrell.......................  33    Director
N. Colin Lind..........................  41    Director
Jeffrey W. Ubben.......................  36    Director
Dennis E. Noll.........................  42    Senior Vice President, General Counsel and Secretary
Christopher M. Fashek..................  48    President, KCI Therapeutic Services
Frank DiLazzaro........................  39    President, KCI International
Richard C. Vogel.......................  43    Vice President and General Manager, NuTech
Michael C. Wells.......................  45    Vice President and General Manager, KCI
                                               Home Care
Michael J. Burke.......................  50    Vice President, Manufacturing
Martin J. Landon.......................  38    Vice President, Accounting and Corporate Controller

     Robert Jaunich II became a director and Chairman of the Board after the consummation of the Tender Offer. Mr. Jaunich is a Managing Director of Fremont Partners where he shares management responsibility for the $605 million investment fund. He is also a Managing Director and a member of the Board of Directors and Executive Committee of The Fremont Group. Prior to joining the Fremont Group in 1991, he was Executive Vice President and a member of the Chief Executive Office of Jacobs Suchard AG a Swiss-based chocolate, sugar confectionery and coffee company. He currently serves as a director of CNF Transportation, Inc. and as Chairman of the Managing General Partner of Crown Pacific Partners, L.P.

     Raymond R. Hannigan joined the Company as its President and Chief Executive Officer in November 1994 and has served as a director of the Company since 1994. From January 1991 to November 1994, Mr. Hannigan was the President of the International Division of Sterling Winthrop Consumer Health Group (a pharmaceutical company with operations in over 40 countries), a wholly-owned subsidiary of Eastman Kodak. From May 1989 to January 1991, Mr. Hannigan was the President of Sterling Drug International.

     James R. Leininger, M.D. is the founder of the Company and served as Chairman of the Board of Directors from 1976 until 1997. From January 1990 to November 1994, Dr. James Leininger served as President and Chief Executive Officer of the Company. From 1975 until October 1986, Dr. James Leininger was also the Chairman of the Emergency Department of the Baptist Hospital System in San Antonio, Texas.

     James T. Farrell became a director after the consummation of the Tender Offer. Mr. Farrell is a Managing Director of Fremont Partners. Before joining The Fremont Group in 1991, he was an associate at ESL Partners, a private investment partnership. In 1985, he began his career at Copley Real Estate Advisors. Mr. Farrell is a former director of Coldwell Banker Corporation. He also serves as a director of the nonprofit Pacific Research Institute.

     N. Colin Lind became a director after the consummation of the Tender Offer. Mr. Lind is a Managing Director of Richard C. Blum & Associates, L.P. Before joining RCBA in 1986 he was a Vice President at R. H. Chappell Co., an investment concern focused on development stage companies, and was previously a Vice President of Research for two regional brokerage firms, Davis Skaggs, Inc. and Wheat First Securities. He has previously been a director of two public companies and seven venture capital backed companies.

     Jeffrey W. Ubben became a director after the consummation of the Tender Offer. Mr. Ubben is a Managing Director of Richard C. Blum & Associates, L.P. Before joining RCBA in 1995 he was manager of the $5 billion Fidelity Value Fund and had been employed by Fidelity for a period of nine years.

     Dennis E. Noll joined the Company in February 1992 as its Senior Corporate Counsel and was appointed Vice President, General Counsel and Secretary in January 1993. Mr. Noll was promoted to Senior Vice President in September 1995. Prior to joining the Company in February 1992, Mr. Noll was a shareholder of the law firm of Cox & Smith Incorporated.

     Christopher M. Fashek joined the Company in February 1995 as President, KCTS. Prior to joining the Company, he served as General Manager, Sterling Winthrop, New Zealand since February 1993, and served as Vice President Sales of Sterling Health USA from 1989 until February 1993.

     Frank DiLazzaro joined the Company in 1988 as General Manager, KCI Medical Canada. Mr. DiLazzaro served as Vice President, KCI International, Inc. from June 1989 to December 1992. Mr. DiLazzaro has served as President, KCI International, Inc. since January 1993 and was Vice President, Marketing from April 1993 to September 1995.

     Richard C. Vogel joined the Company as its Vice President and General Manager, NuTech on July 1, 1996. From 1989 to 1996, Mr. Vogel served as Executive Vice President of Vestar, Inc., a California-based biotechnology company.

     Michael C. Wells joined the Company as Regional Vice President, KCTS, in August 1994 and served in that role until June 1996 when he was promoted to the position of Vice President and General Manager, KCI Home Care. Prior to joining the Company, he served in Sales Management and Infusion Management roles from 1988 to August 1994 with Homedco, which currently operates today as the Apria Healthcare Group. From 1978 to 1988, Mr. Wells held Marketing and Sales Management positions with Baxter Healthcare, formerly American Hospital Supply Corporation.

     Michael J. Burke joined the Company in September 1995 as Vice President, Manufacturing. Prior to joining the Company, Mr. Burke worked for Sterling Winthrop, Inc., a Division of Eastman Kodak Company, for 25 years, where he served as Vice President, Manufacturing and as General Manager, Sterling Health HK/China since 1992.

     Martin J. Landon joined the Company in May 1994 as Senior Director of Corporate Development and was promoted to Vice President, Accounting and Corporate Controller in October 1994. From 1987 to May 1994, Mr. Landon worked for Intelogic Trace, Inc., most recently serving as Vice President and Chief Financial Officer.

EXECUTIVE COMPENSATION

     The information set forth in this section relates to the Chief Executive Officer and the four highest paid executive officers of the Company other than the CEO (collectively with the CEO, the "named executive officers") as of December 31, 1996. It is expected that, following the consummation of the Transactions, the Company will provide its executives with compensation (including cash compensation and benefits) comparable to the compensation previously provided to them as executives of KCI, with such additions and modifications as may be negotiated by the Company and management.

COMPENSATION SUMMARY

     The following table shows all the cash compensation paid or to be paid by the Company or its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the named executive officers for such period in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                                            --------------------------------------------
                                   ANNUAL COMPENSATION                       SECURITIES
                                --------------------------   OTHER ANNUAL    UNDERLYING     ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)  BONUS($)  COMPENSATION(1)   OPTIONS    COMPENSATION(2)
------------------------------  ----   --------   --------  ---------------  ---------   ---------------
Raymond R. Hannigan...........  1996   $275,000   $175,000                      12,000       $ 4,888
  Chief Executive Officer &     1995    250,000    172,500      $39,204         12,000         1,836
  President                     1994     33,173     23,777                   1,000,000(3)           0
Peter A. Leininger, M.D.......  1996   $177,122   $ 86,000                       8,000       $ 2,551
  Director and Executive        1995    165,436     85,554      $37,717          8,000         1,585
  Vice President                1994    151,352    115,000                      11,520(4)       1,621
Bianca A. Rhodes..............  1996   $200,000   $106,000                     123,000(5)     $ 1,193
  Chief Financial Officer &     1995    184,000    105,984                      83,000(3)         556
  Senior Vice President(6)      1994    165,958    133,000                       7,440           530
Frank DiLazzaro...............  1996   $168,000   $ 86,000                      78,000(5)     $   884
  President, KCI                1995    156,000     85,536                       8,000         1,012
  International, Inc.           1994    144,200    106,050                      63,130(4)       1,085
Christopher M. Fashek.........  1996   $193,000   $115,800                     123,000(5)     $ 1,647
  Chief Executive Officer and   1995    165,000     77,760                      83,000           421
  President, KCI Therapeutic
  Services

---------------
(1) The column entitled "Other Annual Compensation" includes $26,849 paid to Mr. Hannigan in 1995 for reimbursement of relocation expenses and a personal benefit received by Dr. Peter A. Leininger for certain transportation expenses. Except with respect to personal benefits received by Mr. Hannigan and Dr. Peter Leininger in fiscal 1995, the personal benefits provided to each of the named executive officers under various Company programs did not exceed 10% of the individual's combined salary and bonus for the year.

(2) The "All Other Compensation" column for 1996 includes the Company's contribution to the Company's Employee Stock Ownership Plan of $242 for Dr. Peter A. Leininger, Ms. Rhodes and Mr. DiLazzaro, which was credited in 1996, a Company contribution of $500 to the Company's 401(k) plan for Dr. Peter Leininger and Ms. Rhodes, and a premium for term life insurance in an amount which ranged from $141 to $4,381 depending on the age of the executive officer and similar amounts for 1995 and 1994.

(3) The referenced stock options for Mr. Hannigan and Ms. Rhodes include stock options covering 440,000 and 75,000 shares of Common Stock, respectively, granted to them by Dr. James R. Leininger.

(4) The stock options granted to Dr. Peter Leininger and Mr. DiLazzaro in fiscal 1994 included stock options covering 4,080 and 47,530 Shares, respectively, which were granted pursuant to a repricing plan. The table does not reflect the cancellation of stock options covering 6,200 and 21,270 Shares, respectively, in connection with the repricing plan.

(5) The stock options granted to Ms. Rhodes and Messrs. DiLazzaro and Fashek in fiscal 1996 include stock options granted pursuant to the Senior Executive Stock Option Plan covering 115,000, 70,000 and 115,000 Shares, respectively. A senior executive stock option plan and grants thereunder were preliminarily approved by the Board of Directors on October 27, 1995 and the final form of the Senior Executive Stock Option Plan, and the grants thereunder, were finally approved on December 5, 1996. The plan was approved by the Company's shareholders on May 13, 1997.

(6) Ms. Rhodes is no longer employed by the Company.

EMPLOYMENT ARRANGEMENT

     Effective November 14, 1994, Raymond R. Hannigan agreed to serve as President and Chief Executive Officer of the Company with an annual salary of $250,000 and the right to participate in the Company's Management Incentive Bonus Plan with an annual target bonus of $125,000. Upon commencement of his employment, Mr. Hannigan also received a non-qualified option to purchase 560,000 Shares at an exercise price of $4.50 per share, which was the fair market value on the date he agreed to serve in such capacities. In addition to other benefits, the Company and Mr. Hannigan agreed that in the event that Mr. Hannigan's employment is terminated for any reason other than malfeasance or acts of moral turpitude, he will receive as severance an amount equal to one year's salary and auto allowance.

EQUITY BASED PLANS

     Prior to the Transactions, the Company maintained an employee stock ownership plan (the "ESOP") and an employee stock purchase plan (the "ESPP"). The Company made contributions of Shares into participants' accounts under the ESOP. The ESPP allowed participants to purchase Shares at a discount through payroll deductions. The Company's Board of Directors has voted to terminate both the ESOP and the ESPP.

     Prior to the consummation of the Tender Offer, the Company maintained the 1997 Stock Incentive Plan (the "1997 Plan"), the 1995 Senior Executive Stock Option Plan (the "1995 Plan"), the 1988 Directors Stock Option Plan (the "Directors Plan"), and the 1987 Key Contributor Stock Option Plan (the "1987 Plan" and together with the 1997 Plan, the 1995 Plan and the Directors Plan, the "Old Plans"). The Old Plans granted participants options to purchase Shares (the "Old Options") at defined exercise prices. As of December 1, 1996, exercise prices for the Old Options ranged from $3.00 to $17.00.

     In conjunction with the consummation of the Tender Offer, the Old Options that had not yet vested were accelerated and became fully exercisable. The Old Options, with the exception of options granted under the 1997 Plan, may, until the termination of the notice period, be exercised for Shares or exchanged for cash. Old Options granted under the 1997 Plan may be exercised until the end of the notice period, or exchanged for cash until the termination of the 90 day Change of Control Period (as defined in the 1997 Plan). Certain executives will exchange their Old Options for options ("Exchange Options") granted under the Company Management Equity Plan (the "MEP"). Old Options that are not exercised or exchanged will be cancelled at the end of their respective notice periods.

THE MANAGEMENT EQUITY PLAN

     In conjunction with the Transactions, the Company anticipates adopting the MEP, under which the Company will grant awards of nonqualified stock options (the "New Options") to certain employees of the Company and its subsidiaries, subject to the execution of an award agreement (the "Agreement") by each such employee. The MEP also provides for the exchange of Old Options for Exchange Options and the retention of Shares held prior to the effective date of the MEP, with such Shares becoming subject to the terms of the MEP and considered management Shares (the "Management Shares"). Management Shares and Options are sometimes referred to as "Awards".

     Administration. The MEP will be administered by a Committee of the Board of Directors (the "Committee"). The Committee has authority to adopt rules to carry out the purposes of the MEP, and to interpret, administer and apply the terms of the MEP. The Committee's determinations will be final and binding with respect to all matters relating to the MEP.

     Eligible Persons. The Chief Executive Officer of the Company will recommend for approval by the Board of Directors the individuals to whom Awards may be granted (the "Participants") and determine the number and form of Awards to be granted to each Participant. The Board of Directors will determine Awards granted to the Chief Executive Officer.

     Agreement. The terms and conditions of each grant or sale of Awards will be combined in an Agreement (the "Agreement") in a form to be approved by the Committee, which will contain terms and conditions not inconsistent with the MEP and which will incorporate the MEP by reference.

     Restrictions on Transfer. The MEP provides that no Management Share, Option or Share received upon the exercise of an Option (an "Option Share") whose terms are governed by the MEP may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of to any third party other than the Company, except as provided in the MEP or Agreement, or to a Permitted Transferee (as defined in the MEP). Each Permitted Transferee (other than the Company) will, as a condition to the transfer, execute an agreement pursuant to which it will become a party to the Agreement applicable to the transferor.

     Number of Shares Issuable. The maximum number of Shares that may be issued in connection with Awards granted under the MEP (together with any Shares issued in connection with Management Shares and Options) is 6.5% of the initial Shares outstanding as of the Effective Time, subject to adjustment. Any Management Shares forfeited or repurchased by the Company or any Option that expires or is surrendered without being exercised in full, may again be available for issuance in connection with future grants or offerings of Awards.

     Options. Options entitle the Participants to purchase Shares, upon payment of the relevant Option Price. Each Agreement relating to an Option will specify the relevant Option Price. Exchange Options will retain the exercise price of the relevant Old Option. Each New Option will vest and become exercisable in 20% installments on each of the first five anniversaries of the consummation of the Tender Offer and will generally be exercisable for a period of seven years, unless the Committee determines otherwise and so sets forth in the applicable Agreement. If a Participant's employment is terminated due to death, disability or retirement, all Options granted to such Participant will vest on the date of such termination. If a Sale of Stock or a Sale of Assets (as such terms are defined in the MEP) is completed within three years of the effective date of the MEP, all outstanding, unvested Options will vest immediately upon such completion. If an IPO or a Sale by Fremont/RCBA (as such terms are defined in the MEP) is completed within three years of the effective date of the MEP, half of all outstanding, unvested Options will vest immediately upon such completion.

     Upon termination of a Participant's employment with the Company, all unvested Options held by such Participant will terminate and be cancelled and all vested Options will be exercisable until the earlier of (i) 30 days following the Participant's termination of employment or status (or 180 days, if the termination is due to the death, disability or retirement of such Participant), (ii) the Company's exercise of its call rights under the MEP and
(iii) the exercise of the Participant's put rights under the MEP. Upon the expiration of such period or exercise of such call right or put right, any such vested Option not theretofore exercised will be cancelled, and the shares of Common Stock that had been subject thereto will be available for grants of further Awards under the MEP.

     A Participant will have no rights as a stockholder with respect to any Shares issuable upon exercise of an Option until a certificate evidencing such shares has been issued to such Participant.

     Management Shares. Management Shares may be granted for no consideration, offered for sale at a purchase price determined by the Committee in its sole discretion at the time of offering and set forth in the applicable Agreement, or received in exchange for Shares held by a Participant prior to the effective date of the MEP. Any offer to sell Management Shares will expire no later than 60 days following the date of such offer. Participants have all rights of a stockholder as to the Management Shares, including the right to receive dividends and the right to vote in accordance with the Company's Articles of Incorporation, subject to restrictions set forth in the MEP and the applicable Agreement.

     Call Rights. If, prior to the completion of an IPO, a Participant's employment with the Company is terminated for any reason or an Involuntary Transfer occurs (as such term is defined in the MEP), the Company has the right to repurchase all Management Shares, vested Options and Option Shares held by such Participant or his Permitted Transferee under the MEP during the 60-day period following such termination. The Company's call right will become null and void subsequent to the completion of an IPO.

     The purchase price to be paid with respect to any call right will be determined as of the first Valuation Date (as such term is defined in the MEP) coincident with or following the date of termination or Involuntary Transfer. The consideration to be paid in respect to Management Shares, vested Options and Option Shares surrendered for cancellation will be the aggregate Applicable Management Share Value, Applicable Option Value or Applicable Option Share Value (as such terms are defined in the MEP), determined as of the first Valuation Date coincident with or following the date of termination or Involuntary Transfer, of the Shares issuable upon exercise of such vested Options over the aggregate Option price of such Option.

     The Applicable Management Share Value is defined, as of a date of determination, as the Public Value of the Shares if the Company is a Public Company and the Fair Market Value of the Shares if the Company is not a Public Company (as such terms are defined in the MEP), provided, however, that if the Company is not a Public Company and the date of determination falls prior to the fifth anniversary of the effective date of the MEP, the Applicable Management Share Value will not exceed the lesser of the Fair Market Value of such Management Share or $19.25 plus 7% compounded annually on each anniversary of the last day of the Tender Offer (the "Tender Date"). The Applicable Option Share Value is defined, as of a date of determination, as the Public Value of the Shares if the Company is a Public Company and the Fair Market Value of the Shares if the Company is not a Public Company, provided, however, that if the Company is not a Public Company, and such date falls prior to the fifth anniversary of the Effective Time and the Option Share was obtained through the exercise of an Exchange Option, the Applicable Option Share Value will not exceed the lesser of (A) the Fair Market Value or (B) the sum of (1) $19.25 less the exercise price of such underlying Exchange Option (the "Spread") plus 7% of the Spread compounded annually on each anniversary of the Tender Date and (2) the exercise price of such Option plus 7% of the exercise price compounded annually on each anniversary of the date of exercise. The Applicable Option Value is defined, as of a date of determination, as the Public Value of the Shares if the Company is a Public Company and the Fair Market Value of the Shares if the Company is not a Public Company, provided, however, that if the Company is not a Public Company, such date of determination falls prior to the fifth anniversary of the effective date and the Option to be valued is an Exchange Option, the Applicable Option Value will not exceed the lesser of (A) the Fair Market Value of the Shares underlying such Exchange Option less the exercise price of such Exchange Option or (B) the Spread plus 7% of the Spread compounded annually on each anniversary of the Tender Date. The Company will give notice of the purchase price to be paid within a reasonable time from the date of determination of such price. The Company's call right will become null and void subsequent to the completion of an IPO.

     Put Rights. If, prior to the completion of an IPO, a Participant's employment with the Company is terminated for any reason, the Participant has the right to have the Company repurchase any Management Shares, vested Options and Option Shares beneficially owned by such Participant or his Permitted Transferees during the 60-day period immediately following the termination. The purchase price to be paid with respect to any put right will be determined as of the first Valuation Date coincident with or following the date of termination. The consideration to be paid in respect to Management Shares, vested Options and Option Shares surrendered for cancellation will be the aggregate Applicable Management Share Value, Applicable Option Value or Applicable Option Share Value, determined as of the first Valuation Date coincident with or following the date of termination or Involuntary Transfer, of the Shares issuable upon exercise of such vested Options over the aggregate Option price of such Option. The Participant's put rights will become null and void subsequent to the completion of an IPO. The Company retains the right to delay the Participant's exercise of his put rights in case of limited financial capability of the Company.

     Certain Corporate Changes. In the event of a stock dividend or split, the Committee may either adjust the number of Options granted pursuant to the MEP and to each Participant or adjust the exercise price of any Options so as to provide each Participant with a benefit equivalent to that such Participant would have been entitled to had the dividend or split not occurred. Upon the occurrence of certain Reorganization Events (as defined in the MEP) including the merger of the Company with another entity, the sale of substantially all the assets of the Company or any other change of control of the Company, the Committee is authorized to make any adjustments it deems necessary in connection with the Reorganization Event.

     Amendment of the Plan. The Board of Directors of the Company may, at any time, alter, amend, suspend or terminate the MEP. No termination or amendment may adversely affect a Participant's rights under the MEP without such Participant's consent.

     Termination of the Plan. The MEP will continue until terminated by the Board of Directors, and no further Awards will be made thereunder after the date of such termination.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options granted during fiscal 1996 to the named executive officers:

                                                 INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                              -------------------------------------------------------     VALUE AT ASSUMED
                                             % OF TOTAL                                    ANNUAL RATES OF
                               NUMBER OF      OPTIONS                                        STOCK PRICE
                              SECURITIES     GRANTED TO                                     APPRECIATION
                              UNDERLYING     EMPLOYEES       EXERCISE                      FOR OPTION TERM
                                OPTIONS      IN FISCAL        PRICE        EXPIRATION   ---------------------
            NAME              GRANTED(1)        YEAR        ($/SH)(2)         DATE       5%(4)       10%(4)
----------------------------  -----------    ----------   --------------   ----------   --------   ----------
Raymond R. Hannigan.........      12,000          .93%       $  16.50        05/15/06   $124,520   $  315,560
Peter A. Leininger..........       8,000          .62%       $  16.50        05/15/06   $ 83,013   $  210,373
Bianca A. Rhodes............       8,000         9.56%       $  16.50        05/15/06   $ 83,013   $  210,373
                                 115,000(3)                  $ 11.125        10/27/05   $808,377   $2,299,990
Frank DiLazzaro.............       8,000         6.07%       $  16.50        05/15/96   $ 83,013   $  210,373
                                  70,000(3)                  $ 11.125        10/27/05   $492,056   $1,391,244
Christopher M. Fashek.......       8,000         9.56%       $  16.50        05/15/06   $ 83,013   $  210,373
                                 115,000(3)                  $ 11.125        10/27/05   $808,377   $2,299,990

---------------
(1) Except as otherwise noted, the options vest and become exercisable in twenty percent (20%) increments on May 15 of each year after the date of grant. The options are not transferable other than by will or laws of descent and distribution or pursuant to a qualified domestic relations order.

(2) Except with respect to the options discussed in footnote (3) below, the exercise price of all options granted by the Company in 1996 was equal to the fair market value of Shares at the close of business on the date of the grant.

(3) The stock options granted to Ms. Rhodes and Messrs. DiLazzaro and Fashek in fiscal 1996 include stock options granted under the Senior Executive Stock Option Plan covering 115,000, 70,000 and 115,000 shares of Shares, respectively. A senior executive stock option plan and grants thereunder were preliminarily approved by the Board of Directors on October 27, 1995 and the final form of the Senior Executive Stock Option Plan, and the grants thereunder, were finally approved on December 5, 1996. The grants under this plan were subject to shareholder approval of the Senior Executive Stock Option Plan which approval was received on May 13, 1997. The exercise price of the options granted by the Company under this plan is $11.25 per share. The options vest in 25% increments on December 31 of each of the first four full calendar years (each such year being a "Vesting Year") following the date of the option; provided, however, such portion of the option scheduled to vest in such Vesting Year will not vest if (i) the Company has failed to achieve 100% of the Company's annual plan approved by the Board for such calendar year or (ii) the average closing price of the Shares during December of such Vesting Year does not represent a twenty percent (20%) increase over the average price of the Shares during December of the preceding calendar year and such event has occurred in two consecutive years; provided, however, if such option holder is employed by the Company and the option is not fully vested on the date six months prior to the expiration date of such option, the option will then become fully vested. Notwithstanding the foregoing, the option may not be exercised prior to the third anniversary of the date of grant except in the event of a change in control or termination of the senior executive's employment without good cause. The options are not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

(4) The information in these columns illustrates the value that might be realized upon the exercise of the options granted during fiscal 1996 assuming the specified compound rates of appreciation of Shares over the term of the options. The potential realizable value set forth in the columns of the foregoing table do not take into account certain provisions of the options providing for termination of an option following termination of employment, nontransferability or vesting requirements. With respect to the options described in footnote (3) above, the options were treated as granted on December 5, 1996 for purposes of this calculation, the date on which the Board of Directors adopted and approved the final form of the Senior Executive Stock Option Plan. The fair market value of Shares at the close of business on December 5, 1996 was $12.00 per share.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

     The following table sets forth certain information concerning the options exercised by each named executive officer during fiscal 1996 and the number and value of the options held by the named executive officers at the end of the fiscal year ended December 31, 1996.

                                                                             NUMBER OF         VALUE OF
                                                                            UNDERLYING        UNEXERCISED
                                                                            UNEXERCISED      IN-THE-MONEY
                                                                              OPTIONS           OPTIONS
                                             SHARES                          AT FY-END         AT FY-END
                                            ACQUIRED          VALUE        EXERCISABLE/      EXERCISABLE/
                                           ON EXERCISE      REALIZED       UNEXERCISABLE     UNEXERCISABLE
                                           -----------     -----------     -------------     -------------
Raymond R. Hannigan(2)...................       56,500     $   530,252        627,200         $ 4,409,800
                                                                              296,800           2,209,600
Peter A. Leininger, M.D.(3)..............    1,200,000     $15,150,000         34,228         $   238,648
                                                                               15,992              64,892
Bianca A. Rhodes(4)(5)...................       25,000     $   218,750        118,014         $   609,571
                                                                              170,426             466,099
Frank DiLazzaro(4).......................       81,300     $   915,166         20,284         $    29,004
                                                                               80,246             218,154
Christopher M. Fashek(4).................       16,600     $   163,250         30,350         $    32,344
                                                                              142,450             427,181

---------------
(1) The values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock as of December 31, 1996 (based on a closing price of $12.25 per share on December 31, 1996).

(2) Dr. James R. Leininger granted Mr. Hannigan an option in fiscal 1994 to purchase 440,000 shares of Common Stock at a purchase price of $5.74 per share. Mr. Hannigan purchased 56,500 of the shares of Common Stock subject to such option during fiscal 1996. The remaining portion of the option to purchase 340,000 shares of Common Stock is currently exercisable and included herein.

(3) Dr. James R. Leininger granted Dr. Peter A. Leininger an option in 1992 to purchase 1,200,000 shares of Common Stock at a price of $3.50 per share. Dr. Peter A. Leininger exercised this option in fiscal 1996.

(4) The options shown for Ms. Rhodes and Messr. DiLazzaro and Fashek include stock options granted under the Senior Executive Stock Option Plan covering 115,000, 70,000 and 115,000 shares of Common Stock, respectively, of which 28,750, 17,500 and 28,750, respectively, were exercisable as of December 31, 1996. The Senior Executive Stock Option Plan and grants thereunder were preliminarily approved by the Board of Directors on October 27, 1995 and the final form of the Senior Executive Stock Option Plan, and the grants thereunder, were finally approved on December 5, 1996. The grants under this plan were subject to shareholder approval of the Senior Executive Stock Option Plan which approval was received on May 13, 1997. The purchase price of the options is $11.125 per share.

(5) The options shown for Ms. Rhodes include an option to acquire 75,000 shares of Common Stock at a purchase price of $9.125 per share granted to Ms. Rhodes by Dr. James R. Leininger, 25,000 of which were exercisable as of December 31, 1996.

                             PRINCIPAL SHAREHOLDERS

     Based on information received upon request from the persons concerned, each person known to be the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than five percent of the outstanding Shares, each director, named executive officer and all directors and executive officers of the Company as a group, owned beneficially as of December 8, 1997, and would own beneficially upon consummation of the Merger, the number and percentage of outstanding Shares indicated in the following table:

                                                 COMMON STOCK                     COMMON STOCK
                                              BENEFICIALLY OWNED               BENEFICIALLY OWNED
                                             PRIOR TO THE MERGER              AFTER THE MERGER(2)
                                        ------------------------------   ------------------------------
                                        NUMBER OF           PERCENT OF   NUMBER OF           PERCENT OF
         NAMES OF INDIVIDUALS           SHARES(1)             CLASS       SHARES               CLASS
--------------------------------------  ---------           ----------   ---------           ----------
James R. Leininger, M.D...............  5,939,220              30.4%     5,939,220              33.5%
  8023 Vantage Drive
  San Antonio, TX 78230
Fremont Partners L.P..................  7,029,922              36.0%     7,029,922              39.7%
  and certain related parties
  50 Fremont Street, Suite 3700,
  San Francisco, CA 94105
Richard C. Blum & Associates, L.P.....  4,644,010              23.8%     4,644,010              26.2%
  and certain related parties
  909 Montgomery St., Suite 400
  San Francisco, CA 94133
Peter A. Leininger, M.D...............  1,158,220(1)            5.9%       158,220               1.0%
Raymond R. Hannigan...................    256,500(2)            1.3%       200,000(2)            1.1%
James T. Farrell(3)...................         --                               --
Robert Jaunich II(3)..................         --                               --
N. Colin Lind(4)......................         --                               --
Jeffrey W. Ubben(4)...................         --                               --
Christopher M. Fashek.................    139,800(5)              *        139,800(5)              *
Frank DiLazzaro.......................    118,530(6)              *        118,530(6)              *
All directors and executive officers
  as a group(18 persons)..............  7,993,970(3)(4)(7)     39.2%     7,993,970(3)(4)(7)     45.1%

---------------
 *  Less than one (1%) percent

(1) Includes options to purchase 58,220 Shares.

(2) Includes options to purchase 200,000 Shares.

(3) Messrs. Farrell and Jaunich are managing directors of Fremont Partners, L.P. and certain of its related parties ("Fremont"). The Shares shown do not include the Shares beneficially owned by Fremont. See "Summary -- Summary of the Transactions."

(4) Messrs. Lind and Ubben are managing directors of Richard C. Blum & Associates, L.P. and certain of its related parties ("RCBA"). The Shares shown do not include the Shares beneficially owned by RCBA. See
    "Summary -- Summary of the Transactions."

(5) Includes options to purchase 139,800 Shares.

(6) Includes options to purchase 118,530 Shares.

(7) Includes options to purchase 878,250 Shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT PARTICIPATION IN THE RECAPITALIZATION

     Dr. James Leininger and certain other parties received approximately $265,500,000 for the sale of the 13,792,211 Shares that he tendered in the Tender Offer. Additionally, Dr. James Leininger will retain a 33.5% interest in the Company following the Transactions. The directors and executive officers of the Company (other than Dr. James Leininger) have received and will receive an aggregate of approximately $37,650,000 for their Shares and Employee Options in the Transactions.

INDEMNIFICATION AND INSURANCE

     The Transaction Agreement requires the Company to provide indemnification to each present and former officer, director, employee or agent of the Company, including, without limitation, each Person controlling any of the foregoing Persons (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines, fees, cost or expenses, including, without limitation, attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time of the Merger (including, without limitation, the Transaction Agreement and the transactions and actions contemplated thereby and giving effect to the consummation of such transactions and actions), whether asserted or claimed prior to, at or after the Effective Time. After the Transactions, the Company is required to maintain, at no expense to the beneficiaries, directors' and officers' liability insurance ("D&O Insurance") for the Indemnified Parties with respect to matters occurring at or prior to the Effective Time, issued by a carrier or carriers assigned a claims-paying ability rating by A.M. Best & Co. of "A (Excellent)" or higher, providing at least the same coverage as the D&O Insurance currently maintained by the Company and containing terms and conditions which are not materially less favorable to the beneficiaries, for a period of at least six years from the Effective Time; provided, however, that in no event shall the Company be requested to expend pursuant to the Transaction Agreement more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance.

AGREEMENT AMONG SHAREHOLDERS

     The Company, Fremont, RCBA and Dr. James Leininger entered into an agreement upon the consummation of the Tender Offer (the "Agreement Among Shareholders") governing the respective obligations and relationship of each party as shareholders of the Company. The Agreement Among Shareholders provides that until six months after a public offering of Shares, Fremont, RCBA and Dr. James Leininger will not sell, transfer, pledge or hypothecate any shares of the Company then held by them, subject to certain exceptions provided, however, Dr. James Leininger is permitted to make any transfers of up to 10.5% of the Company's then outstanding Shares.

     The Agreement Among Shareholders provides that (i) if any of Fremont, RCBA or Dr. James Leininger wishes to sell shares, then such party shall offer to include in the proposed sale certain Shares designated by any of the other parties and (ii) if Fremont and RCBA propose to sell all (but not less than all) of the Shares they own, then Fremont and RCBA may require Dr. James Leininger to include in such sale all of the Shares held by him, unless he holds less than 10% of the then outstanding shares. Pursuant to the Agreement Among Shareholders the Company grants to each of Fremont, RCBA and Dr. James Leininger the preemptive right to purchase shares of the Company in an amount up to the percentage of all outstanding fully diluted stock of the Company owned by such party, subject to certain exceptions.

     At any time after the fifth anniversary of the Agreement Among Shareholders, if there has not been a public offering of the Company's Shares, Fremont, RCBA or Dr. Leininger may request that the Company register at least 33% of the Shares held by such party. In addition, each party will have the right to request additional registration of at least 33% of the Shares then held by such party at any time after one year, but before three years, following the completion of a public offering of the Shares. If the Company shall proceed with a filing of a registration statement in connection with a proposed offer and sale of Shares by the Company, the Company will notify Fremont, RCBA and Dr. James Leininger and shall include in such registration the number of Shares requested by such parties.

     The Agreement Among Shareholders further provides that until there is a public offering of Shares, Fremont, RCBA and Dr. James Leininger will take all steps to insure that the Board of Directors of the Company shall have eight members and that the Nominating Committee (as defined therein) of the Board of Directors will consist of Dr. James Leininger, one director designated by Fremont and one director designated by RCBA. The eight-member board will consist of Dr. James Leininger, the Company's then Chief Executive Officer, two persons designated by Fremont, two persons designated by RCBA and two or more independent directors designated by the Nominating Committee.

THE SHAREHOLDER SUPPORT AGREEMENT

     The Investors have entered into a shareholder support agreement (the "Shareholder Support Agreement") with Dr. James Leininger. Pursuant to the Shareholder Support Agreement, Dr. James Leininger agreed, subject to the terms and conditions thereof, (i) to grant to the Investors an option to purchase from him at the Per Share Amount, 4,200,000 Shares owned or controlled by him, which option expired upon consummation of the Tender Offer, (ii) to tender 13,792,211 Shares owned (either beneficially or of record) by Dr. James Leininger pursuant to the Offer and (iii) to vote all Shares owned (either beneficially or of record) at the time of the shareholder's meeting to approve the Merger.

TRANSACTION FEES

     In the event the Merger is consummated, the Company shall pay, pursuant to the terms of the Transaction Agreement, transaction fees of $5,119,000 to Fremont Investor and $3,381,000 to RCBA Investor.

OTHER TRANSACTIONS

     In August 1995, the Company loaned $10 million to Dr. James Leininger. This loan was secured by a stock pledge agreement covering 1,000,000 Shares owned by Dr. James Leininger. The interest on the loan accrued at 7.94% per annum. In January 1996, the loan was repaid in full.

     On December 18, 1996, a company controlled by Dr. James Leininger acquired a tract of land (the "Property") from the Company for $395,000. The Property is comprised of approximately 2.2 acres and is adjacent to the Company's corporate headquarters. The purchase price was based on the aggregate cost of the Property to the Company (including acquisition expenses). The Company believes that the acreage was transferred to Dr. James Leininger at a price equal to its fair market value. In connection with the purchase of the Property, the Company loaned Dr. James Leininger $3,000,000 in February 1997 to develop the Property. The loan bears interest at a rate equal to the prime rate of Texas Commerce Bank (but such rate shall not be less than 6.15% or greater than 10.25%) and matures on the fifth anniversary of the loan. The loan is non-recourse to Dr. James Leininger but is secured by the Property, the improvements on the Property and 300,000 Shares owned by Dr. James Leininger.

     Pursuant to the provisions of the Executive Committee Stock Ownership Policy, the Company loaned funds to Christopher M. Fashek, the President of KCI Therapeutic Services, Inc. (a wholly-owned subsidiary of the Company), Bianca A. Rhodes, the Company's Chief Financial Offer at the time and Dennis E. Noll, the Company's Senior Vice President and General Counsel. These loans were utilized by such executive officers to acquire Shares in order to meet the standards set forth in the Company's Executive Committee Stock Ownership Policy. The loans bear interest at the applicable federal rate established by the Internal Revenue Service and have a term of five years. At the option of each such executive officer, the loans are repayable on a biweekly basis through payroll deduction or in equal installments of principal and interest on an annual basis. The initial loans made to Mr. Fashek, Ms. Rhodes and Mr. Noll were $109,821, $170,672 and $86,310, respectively, and the outstanding balance of principal and accrued interest on such loans as of December 31, 1996 were $87,076, $166,003 and $81,888, respectively. Mr. Noll repaid his loan in February 1997 and Ms. Rhodes repaid the principal of her loan in July 1997. The Board has amended the Executive Committee Stock Ownership Policy to make the ownership thresholds in the policy voluntary and, as a result, the Company will not be making loans to executive officers under the policy in the future.

                      DESCRIPTION OF NEW CREDIT FACILITIES

     The Company has entered into New Credit Facilities pursuant to a bank credit agreement (the "Bank Credit Agreement") with Bank of America National Trust and Savings Association ("Bank of America"), as Administrative Agent, and Bankers Trust Company ("Bankers Trust"), as Syndication Agent, and other institutions party thereto (the "Banks"), which provides loans of up to $400.0 million. Loans under the Bank Credit Agreement consist of (i) $120.0 million in aggregate principal amount of six-year Tranche A Term Loans, $90.0 million in aggregate principal amount of seven-year Tranche B Term Loans and $90.0 million in aggregate principal amount of eight-year Tranche C Term Loans (the "Tranche A Term Loans," the "Tranche B Term Loans," and the "Tranche C Term Loans" are referred to collectively as the "Term Loans"), to be used to finance a portion of the Recapitalization and to pay related fees and expenses, (ii) a $50.0 million six-year revolving credit facility (the "Revolving Credit Facility"), of which $33.0 million was drawn down in connection with the consummation of the Tender Offer, and which permits the Company to borrow up to $50.0 million to finance a portion of the Recapitalization and related fees and expenses as well as the working capital, letters of credit and other general corporate needs and
(iii) a $50.0 million six-year acquisition facility to finance permitted acquisitions and related fees and expenses (the "Acquisition Facility"), of which $10.0 was drawn down in connection with the consummation of the Tender Offer. This information relating to the Bank Credit Agreement is qualified in its entirety by reference to the complete text of the documents to be entered into in connection therewith. The following is a description of the general terms of the Bank Credit Agreement.

     Indebtedness of the Company under the Bank Credit Agreement is guaranteed by certain of the domestic subsidiaries of the Company and is secured by (i) a first priority security interest in all, subject to certain customary exceptions, of the tangible and intangible assets of the Company and its domestic subsidiaries, including, without limitation, intellectual property and real estate owned by the Company and its domestic subsidiaries, (ii) a first priority perfected pledge of all capital stock of the Company's domestic subsidiaries and (iii) a first priority perfected pledge of up to 65% of the capital stock of foreign subsidiaries owned directly by the Company or its domestic subsidiaries.

     Indebtedness under the Revolving Credit Facility (other than certain loans under the Revolving Credit Facility designated in foreign currency), the Term Loans and the Acquisition Facility initially bears interest at a rate based upon, at the Company's option, either (i) the Base Rate (defined as the higher of (x) the rate of interest publicly announced by Bank of America as its "reference rate" and (y) the federal funds effective rate from time to time plus 0.50%), plus 1.25% in respect of the Tranche A Term Loans, the loans under the Revolving Credit Facility (the "Revolving Loans") and the loans under the Acquisition Facility (the "Acquisition Loans"), 1.50% in respect of the Tranche B Term Loans and 1.75% in respect of the Tranche C Term Loans, or (ii) the Eurodollar Rate (as defined in the Bank Credit Agreement) for one, two, three or six months, in each case plus 2.25% in respect of Tranche A Term Loans, Revolving Loans and Acquisition Loans, 2.50% in respect of Tranche B Term Loans and 2.75% in respect of the Tranche C Term Loans. Certain Revolving Loans designated in foreign currency will initially bear interest at a rate based upon the cost of funds for such loans, plus 2.25% or 2.50%, depending on the type of foreign currency. Performance-based reductions of the interest rates under the Term Loans, the Revolving Loans and the Acquisition Loans are available. The Company is expected to obtain interest rate protection for not less than 50% of the amount of the Term Loans no later than 90 days after the closing of the Bank Credit Agreement.

     The Term Loans are subject to quarterly amortization payments commencing on March 31, 1998. Commitments under the Acquisition Facility will expire December 31, 2000 and the Acquisition Facility loans outstanding shall be repayable in equal quarterly amortization payments commencing March 31, 2001. In addition, the Bank Credit Agreement provides for mandatory repayments, subject to certain exceptions, of the Term Loans, the Acquisition Facility and/or the Revolving Credit Facility based on certain net asset sales outside the ordinary course of business of the Company and its subsidiaries, the net proceeds of certain debt and equity issuances and excess cash flows (as defined in the Bank Credit Agreement).

     The Revolving Loans may be repaid and reborrowed. The Company is required to pay to the Banks under the Bank Credit Agreement a commitment fee initially equal to 0.50% per annum, payable in arrears on a quarterly basis, on the average daily unused portion of the Revolving Credit Facility and Acquisition Facility during such quarter. The Company also is required to pay to the Banks participating in the Revolving Credit Facility letter of credit fees equal to the applicable margin then in effect with respect to Eurodollar loans under the Revolving Credit Facility on the face amount of each letter of credit outstanding and to the Bank issuing a letter of credit a fronting fee of 0.25% on the average daily stated amount of each outstanding letter of credit issued by such Bank, in each case payable in arrears on a quarterly basis. Bank of America and Bankers Trust will receive and continue to receive such other fees as have been separately agreed upon.

     The Bank Credit Agreement requires the Company to meet certain financial tests, including minimum levels of EBITDA (as defined therein), minimum interest coverage and maximum leverage ratio. The Bank Credit Agreement also contains covenants which, among other things, limit the incurrence of additional indebtedness, investments, dividends, loans and advances, capital expenditures, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, prepayments of other indebtedness (including the Notes), liens and encumbrances and other matters customarily restricted in such agreements.

     The Bank Credit Agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, failures under ERISA plans, judgment defaults, failure of any guaranty, security document security interest or subordination provision supporting the Bank Credit Agreement to be in full force and effect and change of control of the Company.

                              DESCRIPTION OF NOTES

     The Series A Notes were and the Exchange Notes will be issued under an indenture (the "Indenture"), dated as of November 5, 1997 by and among the Company, the Guarantors and Marine Midland Bank, as Trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture may be obtained from the Company or the Initial Purchasers. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this section, references to the "Company" include only the Company and not its Subsidiaries.

     The Notes are unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Debt of the Company.

     The Notes are issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as paying agent and registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially is the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. Any Series A Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $300.0 million, of which $200.0 million were issued in the Offering, and will mature on November 1, 2007. Additional amounts may be issued in one or more series from time to time subject to the limitations set forth under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness" and the restrictions contained in the Credit Agreement. Interest on the Notes accrues at the rate of 9 5/8% per annum and will be payable semiannually in cash on each May 1 and November 1, commencing on May 1, 1998, to the persons who are registered Holders at the close of business on April 15 and October 15, respectively, immediately preceding the applicable interest payment date. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

     The Notes are not entitled to the benefit of any mandatory sinking fund.

REDEMPTION

     Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after November 1, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on November 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                                       YEAR                                 PERCENTAGE
        ------------------------------------------------------------------  ----------
        2002..............................................................    104.813%
        2003..............................................................    103.208%
        2004..............................................................    101.604%
        2005 and thereafter...............................................    100.000%

     Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to November 1, 2000, the Company may, at its option, on one or more occasions use all or a portion of the net cash proceeds of one or more Equity Offerings (as defined below) to redeem the Notes issued under the Indenture at a redemption price equal to 109.625% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

     As used in the preceding paragraph, "Equity Offering" means any offering of Qualified Capital Stock of the Company.

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes, or portions thereof, for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION

     The payment of all Obligations on the Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees or commissions with respect to, any Senior Debt, no payment or distribution of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise.

     In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment or distribution of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Debt, including the Holders of the Notes, may recover less, ratably, than holders of Senior Debt.

     As of September 30, 1997, on a pro forma basis after giving effect to the Transactions and the Acquisitions, the Company and the Guarantors would have had approximately $342.7 million of Senior Debt outstanding and approximately $57.3 million of availability under the Credit Agreement.

GUARANTEES

     Each Guarantor unconditionally guarantees, on a senior subordinated basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes. The Guarantees are subordinated to Guarantor Senior Debt on the same basis as the Notes are subordinated to Senior Debt. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

     Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company without limitation, or with or into or to other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants -- Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Guarantor is sold by the Company and/or by one or more of the Company's Restricted Subsidiaries or in the event all or substantially all assets of a Guarantor are sold by the Company and/or by one of the Company's Restricted Subsidiaries and (i) such sale complies with the provisions set forth in "Certain Covenants -- Limitation on Asset Sales" and (ii) such Guarantor is released from all of its obligations under the Credit Agreement, the Guarantor's Guarantee will be automatically and unconditionally released. In addition, any Guarantor that is designated as an Unrestricted Subsidiary in accordance with the terms of the Indenture will be relieved of its obligations under its Guarantee.

CHANGE OF CONTROL

     The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

     The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) obtain the requisite consents under the Credit Agreement (so long as the terms of which provide that a Change of Control would result in a default or event of default or would otherwise require repayment) and all other Senior Debt (the terms of which provide that a Change of Control would result in a default or event of default or would otherwise require repayment) to permit the repurchase of the Notes as provided below or (ii) in the event a consent is not obtained with respect to such Credit Agreement or any such other Senior Debt, repay in full and terminate all commitments under Indebtedness under such Credit Agreement or such other Senior Debt, as the case may be, or offer to repay in full and terminate all commitments under all Indebtedness under such Credit Agreement or such other Senior Debt, as the case may be, and to repay the Indebtedness owed to each lender which has accepted such offer. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with the covenant described in the first sentence of this paragraph shall be governed by clause (iii) and not clause (ii) under "Events of Default" below.

     Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

     Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

     Limitation on Restricted Payments. The Company will not and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock (but excluding any debt security or Disqualified Capital Stock convertible into, or exchangeable for, Qualified Capital Stock)) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company, whose determination shall be conclusive) shall exceed the sum, without duplication, of: (u) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (v) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (w) 100% of the aggregate net cash proceeds received after the Issue Date by the Company from the issuance or sale (other than to a Subsidiary of the Company) of debt securities or Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with (without duplication) any net cash proceeds received by the Company at the time of such conversion or exchange; plus (x) to the extent not otherwise included in the Consolidated Net Income of the Company, an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in Unrestricted Subsidiaries resulting from the payments in cash of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or a Restricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary; plus (y) to the extent not otherwise included in Consolidated Net Income, net cash proceeds from sale of Investments which were treated as Restricted Payments, but not to exceed the amounts so treated; plus (z) without duplication of any amounts included in clause (iii)(v) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(v) and (z), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes); plus (aa) $15.0 million.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or redemption payment within 60 days after the date of declaration of such dividend or redemption payment if the dividend or redemption payment would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company (or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security or Disqualified Capital Stock convertible into, or exchangeable for, Qualified Capital Stock)) or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company (or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security or Disqualified Capital Stock convertible into, or exchangeable for, Qualified Capital Stock)); (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company or of any Guarantor that is subordinate or junior in right of payment to the Notes or such Guarantor's Guarantee, as the case may be, either (i) solely in exchange for shares of Qualified Capital Stock of the Company (or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security or Disqualified Capital Stock convertible into, or exchangeable for, Qualified Capital Stock)); or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company (or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security or Disqualified Capital Stock convertible into, or exchangeable for, Qualified Capital Stock)); or (B) Refinancing Indebtedness; (4) the purchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof in the event of a Change of Control in accordance with provisions similar to the "-- Change of Control" covenant; provided that prior to such purchase the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer and that no Default or Event of Default is in existence prior to or as a result of such purchase; (5) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an amount not to exceed $10.0 million in the aggregate; and (6) the acquisition of shares of Capital Stock (or warrants, rights or options to acquire Capital Stock of the Company) of the Company in connection with the consummation of the Merger. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses
(2)(ii) and (5) shall be included in such calculation.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

     Limitation on Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition (provided that for purposes of this provision, the amount of (x) any liabilities (as shown on the most recent balance sheet of the Company or such Restricted Subsidiary or in the notes thereto) of the Company or such Restricted Subsidiary that are assumed by the transferee of any such assets (other than liabilities that are by their terms pari passu with or subordinated to the Notes or the guarantee of the Guarantors, as applicable) and
(y) any securities or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (or as to which the Company or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash or Cash Equivalents within 180 days of the consummation of such Asset Sale and which are thereafter actually converted into cash or Cash Equivalents within such 180-day period) will be deemed to be cash or Cash Equivalents (and shall be deemed to be Net Cash Proceeds for purposes of the following provisions as and when reduced to cash or Cash Equivalents) to the extent of the net cash or Cash Equivalents realized thereon), and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to repay or prepay any Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses which are the same, similar or reasonably related or complementary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses
(iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph).

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "-- Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (a) the consideration for such Asset Sale constitutes Replacement Assets and (b) such Asset Sale is for fair market value.

     Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

     If a Net Proceeds Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Net Proceeds Offer Amount for all the Notes that might be delivered by Holders seeking to accept the Net Proceeds Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Net Proceeds Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing. In addition, the terms of the instruments relating to Senior Debt of the Company or a Restricted Subsidiary of the Company may require the Net Proceeds be used to repay or prepay Senior Debt.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Restricted Subsidiaries, or the properties or assets of any Restricted Subsidiaries, other than the Person or such Person's Subsidiaries or the properties or assets of the Person so acquired or such Person's Subsidiaries;
(5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale; (7) any instrument governing a Permitted Lien, to the extent and only to the extent such instrument restricts the transfer or other disposition of assets subject to such Permitted Lien; (8) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (9) customary provisions in joint venture agreements and other similar agreements; (10) the documentation relating to Indebtedness of Foreign Subsidiaries incurred pursuant to the terms of the Indenture provided that such encumbrances or restrictions are not more restrictive than those contained in the Credit Agreement; (11) the Credit Agreement; (12) the documentation relating to other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "-- Limitations on Incurrence of Additional Indebtedness"; provided that such encumbrances or restrictions are not more restrictive than those contained in the Credit Agreement; (13) the documentation relating to Indebtedness of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity; (14) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2),
(4), (5) or (11) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5) or (11). Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Subsidiary of the Company from creating, incurring, assuming or suffering to exist any Permitted Liens.

     Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned

Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

     Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or any Guarantee, the Notes and such Guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes and the Guarantees are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing the Credit Agreement; (C) Liens securing Senior Debt and Liens securing Guarantor Senior Debt; (D) Liens securing the Notes and the Guarantees; (E) Liens of the Company or a Restricted Subsidiary of the Company on assets of any Subsidiary of the Company; (F) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (y) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (z) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (G) Permitted Liens.

     Prohibition on Incurrence of Senior Subordinated Debt. The Company will not, and will not permit any Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or any Guarantee, as the case may be, and expressly contractually subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

     Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (other than the Merger), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) with respect to such a consolidation or merger, the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity")
(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "-- Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

     Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of the "-- Limitation on Asset Sales" covenant) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; and (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (iv) of the first paragraph of this covenant.

     Limitations on Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.5 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

     (b) The restrictions set forth in clause (a) shall not apply to (i) fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company in the ordinary course of business of the Company or such Restricted Subsidiary; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) so long as no Default or Event of Default has occurred and is continuing, the payment of amounts owing pursuant to the Management Agreement; (v) so long as no Default or Event of Default has occurred and is continuing, the payment of amounts owing pursuant to the Transaction Agreement; (vi) loans or advances to employees not to exceed $5.0 million at any time outstanding; (vii) issuance of employee stock options approved by the Board of Directors of the Company and the shareholders of the Company; (viii) transactions effected as part of a Qualified Securitization Transaction; and (ix) Restricted Payments permitted by the Indenture.

     Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary (other than a Foreign Subsidiary or Securitization Entity) that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Restricted Subsidiary (other than a Foreign Subsidiary or Securitization Entity) having total assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall within 15 days of the end of the next succeeding fiscal quarter (unless the book value of such Restricted Subsidiary is in excess of $5.0 million in which case, contemporaneously with the organization, acquisition or other investment in such Restricted Subsidiary, as the case may be) (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

     In the event that (i) a Restricted Subsidiary shall be required pursuant to the preceding paragraph to deliver the documents described above in clauses (i) and (ii) of the preceding paragraph (the "Additional Guarantee Documents"), (ii) the Company would be required to publicly disclose separate financial statements of such Restricted Subsidiary for the periods required by Rules 3-01 and 3-02 of Regulation S-X under the Securities Act, (iii) such Restricted Subsidiary is not a Significant Subsidiary of the Company, and (iv) the Company shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Incurrence of Additional Indebtedness," then such Restricted Subsidiary shall not be required to deliver the Additional Guarantee Documents to the Trustee until the earlier of (x) one year and three months from the date such Restricted Subsidiary would otherwise have had to deliver the Additional Guarantee Documents and (y) the date such financial statements would not be required to be publicly disclosed; provided that in no event shall more than one such Restricted Subsidiary not be required to deliver the Additional Guarantee Documents at any one time pursuant to this paragraph.

     Conduct of Business. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related or complementary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

     Reports to Holders. The Indenture provides that the Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA sec. 314(a).

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (i) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

          (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

          (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company (other than a Securitization Entity) and such failure continues for a period of 30 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 30-day period described above has passed, aggregates $20.0 million or more at any time;

          (v) one or more judgments which exceeds in the aggregate $20.0 million (excluding judgments to the extent covered by insurance by a reputable insurer as to which the insurer has acknowledged coverage) shall have been rendered against the Company or any of its Significant Subsidiaries that is a Restricted Subsidiary of the Company and such judgments remain undischarged, unvacated, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

          (vii) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

     If an Event of Default (other than an Event of Default specified in clause
(vi) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 business days after receipt by the Company and the representative under the Credit Agreement of such Acceleration Notice. If an Event of Default specified in clause (vi) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, and satisfied all of their obligations with respect to the Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, to comply with any requirements of the Commission in order to effect or maintain qualification under TIA or to make any change that will provide any additional benefit to the Holders or does not adversely affect rights of any Holder, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;
(vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event a Change of Control has occurred or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated, or, following the occurrence or consummation of a Change of Control or Asset Sale, modify any of the provisions or definitions with respect thereto; (vii) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or
(viii) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

GOVERNING LAW

     The Indenture provides that it, the Notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company or a Guarantor, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee is permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (i) existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or (ii) which becomes Indebtedness of the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person, and in each case not incurred by such Person or its Subsidiary in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of
(a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets" or any such disposition that constitutes a Change of Control, (iii) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof, and (iv) transfers of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" (or a fractional undivided interest therein) by a Securitization Entity in a Qualified Securitization Transaction. For the purposes of clause (iii), Purchase Money Notes shall be deemed to be cash.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the four highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United

States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100.0 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above; and (vii) investments made by Foreign Subsidiaries in local currencies in instruments issued by or with entities of such jurisdiction having correlative attributes to the foregoing.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (iii) any Person or Group (other than any of the Permitted Holders(s)) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense, (C) the aggregate depreciation and amortization (including amortization of goodwill and other intangibles) of such Person and its Restricted Subsidiaries for such period, and (D) other non-cash charges of such Person and its Restricted Subsidiaries for such period, less any non-cash charges increasing Consolidated Net Income during such period and less the amount of all cash payments made by such Person or any of its Restricted Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale, Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation, but excluding amortization or write-off of deferred financing costs; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person in which the referant Person has an interest, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve in accordance with GAAP, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and
(h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Continuing Directors" means, as of the date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Agreement" means the Credit Agreement to be dated on or about November 3, 1997, among the Company, certain subsidiary borrowers from time to time parties thereto, the lenders party thereto in their capacities as lenders thereunder and Bank of America National Trust and Savings Association, as Administrative Agent, and Bankers Trust Company, as Syndication Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, restated or otherwise modified from time to time, including any agreement (and related documents) extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement (and related documents) or any successor or replacement agreement (and related documents) and whether by the same or any other agent, lender or group of lenders.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     "Fremont" means Fremont Partners, L.P. and its Affiliates.

     "Foreign Subsidiary" means any Restricted Subsidiary of the Company which
(i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations in a country other than the United States of America.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

     "Guarantor" means (i) the domestic Subsidiaries of the Company on the Issue Date and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

     "Guarantor Senior Debt" means with respect to any Guarantor, (i) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy or the commencement of any bankruptcy, insolvency, reorganization, receivership or other similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) and fees and expenses (including costs of collection), indemnity obligations on, and all other amounts and obligations owing in respect of, any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy or the commencement of any bankruptcy, insolvency, reorganization, receivership or other similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of the Company or such Guarantor under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, commissions, expenses and indemnities, (y) all Interest Swap Obligations of such Guarantor and (z) all obligations of such Guarantor under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (i) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries, (ii) Indebtedness of such Guarantor to, or guaranteed by such Guarantor on behalf of, any shareholder, director, officer or employee of such Guarantor or any Restricted Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (vi) Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness," (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such Indebtedness or their representative and the Trustee shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness or other Indebtedness available to be borrowed under the Credit Agreement after the date of the initial borrowing thereunder, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture), (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

     "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness of other Persons of the type referred to in clauses (i) through
(v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under Currency Agreements and Interest Swap Obligations of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged, and may include a commercial or investment banking, appraisal or accounting firm.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary (proportionate to the Company's equity interest in such Subsidiary) and shall exclude, and the aggregate amount of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by, the fair market value of the net assets of any Unrestricted Subsidiary (proportionate to the Company's equity interest in such Subsidiary) at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, such exclusion and reduction not to exceed the amount of Investments previously made by the referant person and its Restricted Subsidiaries and treated as Restricted Payments and (ii) the amount of any Investment shall be the original cost of such Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the date of original issuance of the Notes.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Management Agreement" means a management agreement to be entered into among the Company, Fremont and RCBA and which provides for the payment or accrual of not more than $2,000,000 of compensation annually beginning on November 1 and ending on October 31 of the following year.

     "Merger" means the merger of Freemont and RCBA with and into the Company pursuant to the Transaction Agreement.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of
(a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts (determined by the Company in good faith) to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, against any post closing adjustments or liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Non-Recourse Indebtedness" means Indebtedness secured only by an asset and which is expressly stated to be without recourse to the Company or its Restricted Subsidiaries from the date of incurrence of such Indebtedness.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, commissions, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Holder(s)" means RCBA and Fremont.

     "Permitted Indebtedness" means, without duplication, each of the following:

          (i) Indebtedness under the Notes offered hereby and the Guarantees thereof;

          (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $400.0 million, less (x) the aggregate amount of any Indebtedness of Securitization Entities in Qualified Securitization Transactions incurred at a time that the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Incurrence of Additional Indebtedness", provided that the Company may elect in writing to the Trustee to have the amount of said reduction resulting from such Indebtedness incurred in connection with a Qualified Securitization Transaction to be reduced by an amount (the "Transferred Reduction Amount") up to the then remaining amount of Permitted Indebtedness that could be incurred pursuant to clause (xiii) below, and in the event of such election, the amount of Permitted Indebtedness that can be incurred pursuant to clause (xiii) will be reduced by the Transferred Reduction Amount, (y) the amount of all scheduled principal payments actually made by the Company and (z) the amount of all required permanent prepayments of Indebtedness under the Credit Agreement actually made with the proceeds of an Asset Sale;

          (iii) Indebtedness incurred by Foreign Subsidiaries not to exceed $20.0 million (or the equivalent amount thereof, at the time of incurrence, in other foreign currencies);

          (iv) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or permanent mandatory prepayments when actually paid or permanent reductions thereon;

          (v) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (vi) Indebtedness under Currency Agreements; provided that such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (vii) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case subject to no Lien (other than a Lien in connection with the Credit Agreement and Permitted Liens which are not consensual) held by a Person other than the Company or a Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than a Lien in connection with the Credit Agreement and Permitted Liens which are not consensual), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (viii) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company, in each case subject to no Lien (other than a Lien in connection with the Credit Agreement and Permitted Liens which are not consensual); provided that (a) any Indebtedness of the Company to any Restricted Subsidiary of the Company (other than a Restricted Subsidiary which is a Guarantor) is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness (other than a Lien in connection with the Credit Agreement and Permitted Liens which are not consensual), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

          (x) Indebtedness of the Company or any Restricted Subsidiary represented by performance bonds, warranty or contractual service obligations, standby letters of credit or appeal bonds, in each case to the extent incurred in the ordinary course of business of the Company or such Restricted Subsidiary in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry;

          (xi) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings);

          (xii) Refinancing Indebtedness; and

          (xiii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $75.0 million at any one time outstanding (which may be Indebtedness under the Credit Agreement in addition to that permitted by clause (ii)).

     "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company, (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture; (vi) Investments in Unrestricted Subsidiaries not to exceed $10.0 million at any one time outstanding; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;
(ix) Investments existing on the date of the Indenture; (x) accounts receivable, advances, loans, guarantees or extensions of credit created or acquired in the ordinary course of business, consistent with past or industry practice; (xi) any Investment by the Company or a Wholly Owned Restricted Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest; and (xii) Investments committed to by the Company or its Restricted Subsidiaries on the Issue Date not to exceed $1.5 million in the aggregate.

     "Permitted Liens" means the following types of Liens:

          (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (ii) statutory, contractual and common law Liens of landlords to secure rent payments and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) judgment Liens securing judgments not giving rise to an Event of Default;

          (v) easements, rights-of-way, zoning restrictions, restrictive covenants, minor imperfections in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (vii) purchase money Liens to finance property or assets (including the cost of construction) of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction;

          (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

          (xii) Liens securing Indebtedness under Currency Agreements;

          (xiii) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and
     (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

          (xiv) Liens arising under the Indenture;

          (xv) leases or subleases granted to others that do not materially interfere with the business of the Company and its Restricted Subsidiaries;

          (xvi) Liens in connection with any filing of Uniform Commercial Code financing statements regarding leases;

          (xvii) Liens securing Non-Recourse Indebtedness incurred pursuant to the Indenture;

          (xviii) Liens arising from a bank or financial institution honoring a check or draft inadvertently drawn against insufficient funds in the ordinary course of business; and

          (xix) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction.

     "Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a

Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors, amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment and amounts paid for administrative costs in the ordinary course of business.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any or its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

     "RCBA" means Richard C. Blum & Associates, Inc. and its Affiliates.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (ii), (iii), (v), (vi), (vii), (viii), (ix), (x), (xi) or
(xiii) of the definition of Permitted Indebtedness), in each case that does not
(1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness or the amount of any premium reasonably determined to be necessary to accomplish such refinancing and plus the amount of reasonable expenses incurred by the Company and any Restricted Subsidiary in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company or any Restricted Subsidiary or is Indebtedness solely of the Company and any Restricted Subsidiary or Restricted Subsidiaries, then such Refinancing Indebtedness shall be Indebtedness solely of the Company or such Restricted Subsidiary or the Company and such Restricted Subsidiary or Restricted Subsidiaries, as the case may be, and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that (a) if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt and (b) the administrative agent (or any successor thereto) shall be a Representative of the lenders under the Credit Agreement.

     "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "Securitization Entity" means a Wholly Owned Restricted Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an officer's certificate certifying that such designation complied with the foregoing conditions.

     "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy or the commencement of any bankruptcy, insolvency, reorganization, receivership or other similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) and fees and expenses (including costs of collection), indemnity obligations on, and all other amounts and obligations owing in respect of, any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy or the commencement of any bankruptcy, insolvency, reorganization, receivership or other similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, guaranteed obligations, fees, commissions, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, (ii) Indebtedness of the Company to, or guaranteed by the Company on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such Indebtedness or their representative and the

Trustee shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness or other Indebtedness available to be borrowed under the Credit Agreement after the date of the initial borrowing thereunder, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture), (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable or equipment securitization transaction.

     "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Transaction Agreement" means the transaction agreement dated as of October 2, 1997 among Fremont Purchaser II, Inc., RCBA Purchaser I, L.P. and the Company as in effect on the Issue Date.

     "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries (other than the assets of such Restricted Subsidiary to be designated an Unrestricted Subsidiary and its Subsidiaries). In the event that any Restricted Subsidiary is designated an Unrestricted Subsidiary in accordance with the above provisions, the Guarantee of such Subsidiary will be released. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, unless such designated Subsidiary shall, at the time of designation, have no Indebtedness outstanding other than Permitted Indebtedness, and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than, in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                           CERTAIN TAX CONSIDERATIONS

     The following is a summary of certain United States federal income tax consequences related to the Exchange Offer and the associated with the acquisition, ownership, and disposition of the Notes. The following summary does not discuss all of the aspects of federal income taxation that may be relevant to a prospective holder of the Notes in light of his or her particular circumstances, or to certain types of holders which are subject to special treatment under the federal income tax laws (including persons who hold the Notes as part of a conversion, straddle or hedge, dealers in securities, insurance companies, tax-exempt organizations, financial institutions, broker-dealers and S corporations). Further, this summary pertains only to holders that are citizens or residents of the United States, corporations, partnerships or other entities created in or under the laws of the United States or any state thereof, or estates or trusts the income of which is subject to United States federal income taxation regardless of its source. In addition, this summary does not describe any tax consequences under state, local, or foreign tax laws.

     This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (the "Regulations"), rulings and pronouncements issued by the Internal Revenue Service ("IRS") and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect the holders of the Notes. The Company has not sought and will not seek any rulings from the IRS or opinions from counsel with respect to the matters discussed below except for the opinion of counsel with respect to the federal income tax consequences of the Exchange Offer delivered to the Company. There can be no assurance that the IRS will not take positions concerning the tax consequences of the Exchange Offer or the valuation, purchase, ownership or disposition of the Notes which are different from those discussed herein.

TAX CONSEQUENCES OF THE EXCHANGE OFFER

     An exchange of the Series A Notes for the Exchange Notes pursuant to the Exchange Offer should not be treated as a significant modification of the Series A Notes; accordingly, an Exchange Note should be treated as a continuation of the corresponding Series A Note and an exchanging holder should not recognize any gain or loss as a result of participating in the Exchange Offer. In addition, an exchanging holder's basis in an Exchange Note should be equal to the basis of the corresponding Series A Note and the holding period for an Exchange Note would include such holder's holding period for the corresponding Series A Note.

     The Exchange Offer will not have any federal income tax consequences to a non-exchanging holder.

     Each exchanging holder should consult with his or her individual tax advisor concerning any foreign, state or local tax consequences of the Exchange Offer as well as to the effect of his or her particular facts and circumstances on the matters discussed herein.

TAXATION OF ACCRUED STATED INTEREST ON NOTES

     Accrued stated interest paid on a Note will generally be taxable to a holder as ordinary interest income at the time it accrues or is received, in accordance with the holder's regular method of accounting for federal income tax purposes.

     The Company will annually furnish to certain record holders of the Notes and the IRS information with respect to any stated interest accruing during the calendar year as may be required under applicable Regulations.

MARKET DISCOUNT

     If a holder purchases a Note, other than in connection with the Offering or the Exchange Offer, for less than the stated redemption price of the Note at maturity, the difference is considered "market discount," unless such difference is "de minimis," i.e., less than one-fourth of one percent of the stated redemption price of the Note at maturity multiplied by the number of complete years to maturity (after the holder acquires the Note). Under market discount rules, any gain realized by the holder on a taxable disposition of a Note having

"market discount," as well as any partial principal payment made with respect to such a Note, will be treated as ordinary income to the extent of the then "accrued market discount" of the Note. The rules concerning the calculation of "accrued market discount" are set forth in the paragraph immediately below. In addition, a holder of such a Note may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred to purchase or carry a Note having "market discount."

     Any market discount will accrue ratably from the date of acquisition to the maturity date of the Note, unless the holder elects, irrevocably, to accrue market discount on a constant interest rate method. The constant interest rate method generally accrues interest at times and in amounts equivalent to the result which would have occurred had the market discount been original issue discount computed from the date of the holder's acquisition of the Note through the maturity date. The election to accrue market discount on a constant interest rate method is irrevocable but may be made separately as to each Note held by the holder.

     Accrual of market discount will not cause the accrued amounts to be included currently in a holder's taxable income, in the absence of a disposition of, or principal payment on, the Note. Nevertheless, a holder may elect to currently include market discount in income as it accrues on either a ratable or constant interest rate method. In such event, interest expense relating to the acquisition of a Note which would otherwise be deferred would be currently deductible to the extent otherwise permitted by the Code. The election to include market discount in income currently, once made, applies to all market discount obligations acquired by such holder on or after the first day of the first taxable year to which the election applies and all subsequent years unless revoked with the consent of the IRS. Accrued market discount which is included in a holder's gross income will increase the adjusted tax basis of the Note in the hands of the holder.

ACQUISITION PREMIUM

     If a subsequent holder acquires a Note for an amount which is greater than the stated redemption price of the Note at maturity, such holder will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. The holder may elect to amortize the premium using a constant yield method employing six month compounding over the period from the acquisition date to the maturity date of the Note. Amortized amounts may be offset only against interest paid with respect to the Note and will reduce the holder's adjusted tax basis in the Note to the extent so used. Once made, an election to amortize and offset interest on the Note may be revoked only with the consent of the IRS and will apply to all Notes held by the holder on the first day of the taxable year to which the election relates and to subsequent taxable years and to all Notes subsequently acquired by the holder.

SALE, EXCHANGE OR OTHER TAXABLE DISPOSITION OF THE NOTES

     The sale, redemption or other taxable disposition of a Note will result in the recognition of gain or loss to the holder in an amount equal to the difference between (i) the amount of cash and fair market value of property received (except to the extent attributable to the payment of accrued stated interest) in exchange therefore and (ii) the holder's adjusted tax basis in such Note. A holder's initial tax basis in a Note purchased by such holder will be equal to the issue price of the Note.

     Any gain or loss on the sale, redemption or other taxable disposition of a Note will be capital gain or loss, except to the extent of any "accrued market discount," assuming a purchaser of the Note holds such security as a "capital asset" (generally property held for investment) within the meaning of Section 1221 of the Code. In the case of an individual holder, such capital gain generally will be subject to a maximum federal tax rate of 20% if the individual has held the Note for more than 18 months, or 28% if the individual has held the Note for more than one year and up to 18 months. The deductibility of capital losses is subject to certain limitations. Payments on such disposition for accrued stated interest not previously included in income will be treated as ordinary interest income. Prospective holders should consult their own tax advisors in this regard.

PURCHASE OR REDEMPTION OF NOTES

     Effect of Change of Control and Asset Sale. Upon a Change of Control, the Company is required to offer to redeem all outstanding Notes for a price equal to 101% of the principal amount thereof plus accrued and unpaid stated interest. See "Description of Notes -- Change of Control." Under the Regulations, such a Change of Control redemption requirement will not affect the yield or maturity date of the Notes unless, based on all the facts and circumstances as of the issue date, it is more likely than not that a Change of Control giving rise to the redemption will occur. Upon certain asset sales, the Company will be obligated to offer to repurchase the Notes at one hundred percent (100%) of the principal amount thereof plus accrued and unpaid interest to the date of redemption. The Company will not treat the Change of Control or the asset sale redemption provisions of the Notes as affecting the calculation of the yield to maturity of any Note.

     Optional Redemption. The Company, at its option, may redeem part or all of the Notes at any time on or after November 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, if the Company consummates an Equity Offering on or before November 1, 2000, the Company may, at its option, use all or a portion of the proceeds from such Equity Offering to redeem up to thirty-five percent (35%) of the aggregate principal amount of the Notes originally issued in the Offering at a redemption price equal to 109.625%, together with accrued and unpaid interest to the date of redemption; provided, however, that, after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding. See "Description of Notes -- Redemption." For purposes of determining whether the Notes are issued with any "original issue discount," the Regulations generally provide that an issuer will be treated as exercising any such option if its exercise would lower the yield of the debt instrument. A redemption of Notes at the optional redemption prices, however, would increase rather than decrease the effective yield of the debt instrument as calculated from the issue date.

     The Company does not currently intend to exercise any of the options described above with respect to the Notes. Should the Company exercise an option and redeem a Note, the holder of the Note would be required to treat any amount paid by the Company which exceeds the Note's then principal balance and all accrued and unpaid interest thereon as an amount received in exchange for the Note.

BACKUP WITHHOLDING

     The backup withholding rules require a payor to deduct and withhold a tax if (i) the payee fails to properly furnish a taxpayer identification number ("TIN") to the payor, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) the payee has failed to report properly the receipt of "reportable payments" and the IRS has notified the payor that withholding is required, or (iv) there has been a failure of the payee to certify under a penalty of perjury that a payee is not subject to withholding under Section 3406 of the Code. As a result, if any one of the events discussed above occurs with respect to a holder of Notes, the Company, its paying agent or other withholding agent will be required to withhold a tax equal to 31% of any "reportable payment" made in connection with the Notes to such holder. A "reportable payment" includes, among other things, amounts paid in respect of interest or original issue discount and amounts paid through brokers in retirement of securities. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or credit against such holder's federal income tax, provided, that the required information is furnished to the IRS. Certain holders (including, among others, corporations and certain tax-exempt organizations) are not subject to the backup withholding rules.

     THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW, WHICH IS SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. PROSPECTIVE HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE EXCHANGE OFFER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

                         BOOK-ENTRY; DELIVERY AND FORM

     The Certificates representing the Exchange Notes will be issued in fully registered form, without coupons and will be deposited with, or on behalf of, the Depositary, and registered in the name of Cede & Co., as the Depository's nominee in the form of a global Exchange Note certificate (the "Global Certificate") or will remain in the custody of the Trustee.

     Except as set forth below, the Global Certificate may be transferred, in whole and not in part, only by the Depositary to its nominee to such Depositary or another nominee of the Depositary or by the Depositary or its nominee to a successor of the Depositary or a nominee of such successor.

     The Company understands that the Depositary is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not Participants may beneficially own securities held by the Depositary through Participants or indirect participants.

     Pursuant to procedures established by the Depositary (i) upon deposit of the Global Certificate, the Depositary will credit the accounts of Participants with portions of the principal amount of the Global Certificate and (ii) ownership of the Exchange Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interest of the Depository's participants), the Depository's Participants and the Depository's indirect participants.

     The laws of some jurisdictions require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer interests in the Global Certificate will be limited to such extent.

     So long as the nominee of the Depositary is the registered owner of the Global Certificate, such nominee will be considered the sole owner or holder of the Exchange Notes for all purposes under the Indenture. Except as provided below, the owners of interests in the Global Certificate will not be entitled to have Exchange Notes registered in their names, will not receive or be entitled to receive physical delivery of Exchange Notes in definitive form and will not be considered the owners or holders thereof under the Indenture. As a result, the ability of a person having a beneficial interest in Exchange Notes represented by the Global Certificate to pledge such interest to persons or entities that do not participate in the Depository's system or to otherwise take actions in respect to such interest may be affected by the lack of a physical certificate evidencing such interest.

     Neither the Company, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of interests in the Global Certificate or for maintaining, supervising or reviewing any records relating to such interests.

     Principal and interest payments on the Global Certificate registered in the name of the Depository's nominee will be made by the Company or through a paying agent to the Depository's nominee as the registered owner of the Global Certificate. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Exchange Notes are registered as the owners of such Exchange Notes for the purpose of receiving payments of principal and interest on such Exchange Notes and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Exchange Notes to owners of interests in the Global Certificate. The Depositary has advised the Company and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to credit immediately the account of the Participants with payments in amounts proportionate to their respective holdings in principal amount of interests in the Global Certificate as shown on the records of the Depositary. Payments by Participants and indirect participants to owners of interests in the Global Certificate will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants or indirect participants.

     If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 calendar days, the Company will issue Exchange Notes in certificated form in exchange for the Global Certificate. In addition, the Company may at any time determine not to have the Exchange Notes represented by a Global Certificate, and, in such event, will issue Exchange Notes in certificated form in exchange for the Global Certificate. In either instance, an owner of an interest in the Global Certificate would be entitled to physical delivery of such Exchange Notes in certificated form. Exchange Notes so issued in certificated form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only.

     Neither the Company nor the Trustee shall be liable for any delay by the Depositary or its nominee in identifying the beneficial owners or the related Exchange Notes, and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depositary or its nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued).

                             AVAILABLE INFORMATION

     The Company and the Guarantors have filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement", which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company was until recently subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith filed reports, proxy and information statements and other information with the Commission. Such material filed by the Company with the Commission may be inspected by anyone without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     As a result of filing the Exchange Offer Registration Statement with the Commission, the Company and the Guarantors will become subject to the informational requirements of the Exchange Act, and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of the Company and the Guarantors to file periodic reports and other information with the Commission will be suspended if the Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of the

Company and the Guarantors other than the fiscal year in which the Exchange Offer Registration Statement is declared effective.

     In the event that the Company ceases to be subject to the informational reporting requirements of the Exchange Act, the Company has agreed that, so long as the Series A Notes or the Exchange Notes remain outstanding, it will file with the Commission and distribute to holders of the Series A Notes or the Exchange Notes, as applicable, copies of the financial information that would have been contained in annual reports and quarterly reports, including management's discussion and analysis of financial condition and results of operations, that the Company would have been required to file with the Commission pursuant to the Exchange Act. Such financial information shall include annual reports containing consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm, as well as quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year. The Company will also make such reports available to prospective purchasers of the Series A Notes or the Exchange Notes, as applicable, securities analysts and broker-dealers upon their request. In addition, the Company has agreed that for so long as any of the Series A Notes remain outstanding it will make available to any prospective purchaser of the Series A Notes or beneficial owner of the Series A Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Series A Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Series A Notes pursuant to an effective registration statement filed by the Company.

                            INDEPENDENT ACCOUNTANTS

     The consolidated balance sheets of the Company as of December 31, 1995 and 1996, and the related consolidated statements of earnings, cash flows, and shareholders' equity for each of the years in the three year period ended December 31, 1996 included in this Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as stated in their report appearing herein. The report of KPMG Peat Marwick LLP covering the December 31, 1994 financial statements refers to a change in the method of applying overhead to inventory in 1994.

                                 LEGAL MATTERS

     The validity of the Exchange Notes offered hereby will be passed upon for the Company by Cox & Smith Incorporated, San Antonio, Texas.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Financial Statements:
  Report of Independent Auditors......................................................  F-2
  Consolidated Balance Sheets as of December 31, 1996 and 1995........................  F-3
  Consolidated Statements of Earnings for the Years Ended December 31, 1996, 1995 and
     1994.............................................................................  F-4
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1996, 1995
     and 1994.........................................................................  F-5
  Consolidated Statements of Shareholders' Equity for the Years Ended December 31,
     1996, 1995 and 1994..............................................................  F-6
  Notes to Consolidated Financial Statements..........................................  F-7
Interim Financial Statements (Unaudited):
  Condensed Consolidated Balance Sheet as of September 30, 1997 (Unaudited)...........  F-32
  Condensed Consolidated Statements of Earnings for the Three Months and Nine Months
     Ended September 30, 1997 and 1996 (Unaudited)....................................  F-33
  Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September
     30, 1997 and 1996 (Unaudited)....................................................  F-34
Notes to Condensed Consolidated Financial Statements (Unaudited)......................  F-35

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Kinetic Concepts, Inc.:

     We have audited the accompanying consolidated balance sheets of Kinetic Concepts, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, cash flows and shareholders' equity for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kinetic Concepts, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the Consolidated Financial Statements, the Company changed its method of applying overhead to inventory in 1994.

                                               /s/ KPMG PEAT MARWICK LLP
                                          --------------------------------------
                                                  KPMG PEAT MARWICK LLP
San Antonio, Texas
February 5, 1997

                          CONSOLIDATED BALANCE SHEETS

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES
                                 (IN THOUSANDS)

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
                                            ASSETS
Current assets:
  Cash and cash equivalents............................................  $ 59,045     $ 52,399
  Accounts receivable, net.............................................    58,241       56,032
  Inventories..........................................................    20,042       18,854
  Note receivable from principal shareholder...........................        --       10,291
  Prepaid expenses and other...........................................     6,860        4,865
                                                                         --------     --------
          Total current assets.........................................   144,188      142,441
                                                                         --------     --------
Net property, plant and equipment......................................    65,224       62,276
Other notes receivable, net............................................        --        3,187
Goodwill, less accumulated amortization of $12,021 in 1996 and
  $10,625 in 1995......................................................    13,541       13,968
Other assets, less accumulated amortization of $5,614 in 1996 and
  $5,638 in 1995.......................................................    30,440       21,854
                                                                         --------     --------
                                                                         $253,393     $243,726
                                                                         ========     ========

                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................................................  $  3,974     $  2,512
  Current installments of capital lease obligations....................       118           --
  Accrued expenses.....................................................    29,792       26,490
  Income tax payable...................................................     2,970        4,026
                                                                         --------     --------
          Total current liabilities....................................    36,854       33,028
                                                                         --------     --------
Capital lease obligations, excluding current installments..............       396           --
Deferred income taxes, net.............................................     5,065          374
                                                                         --------     --------
                                                                           42,315       33,402
                                                                         --------     --------

Commitments and contingencies (Note 11)
Shareholders' equity:
Common stock; issued and outstanding 42,355 in 1996 and 44,331 in
  1995.................................................................        42           44
Additional paid-in capital.............................................        --       12,123
Retained earnings......................................................   210,816      197,290
Cumulative foreign currency translation adjustment.....................       555        1,052
Notes receivable from officers.........................................      (335)        (185)
                                                                         --------     --------
                                                                          211,078      210,324
                                                                         --------     --------
                                                                         $253,393     $243,726
                                                                         ========     ========

          See accompanying notes to consolidated financial statements.

                       CONSOLIDATED STATEMENT OF EARNINGS

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1996         1995         1994
                                                             --------     --------     --------
Revenue:
  Rental and service.......................................  $225,450     $206,653     $228,832
  Sales and other..........................................    44,431       36,790       40,814
                                                             --------     --------     --------
     Total revenue.........................................   269,881      243,443      269,646
                                                             --------     --------     --------
Rental expenses............................................   146,205      137,420      159,235
Cost of goods sold.........................................    16,315       13,729       19,388
                                                             --------     --------     --------
                                                              162,520      151,149      178,623
                                                             --------     --------     --------
     Gross profit..........................................   107,361       92,294       91,023
Selling, general and administrative expenses...............    52,007       48,502       51,813
Unusual items..............................................        --           --      (84,868)
                                                             --------     --------     --------
     Operating earnings....................................    55,354       43,792      124,078
Interest income (expense), net.............................     9,087        4,554       (4,528)
                                                             --------     --------     --------
     Earnings before income taxes, minority interest and
       cumulative effect of change in accounting
       principle...........................................    64,441       48,346      119,550
Income taxes...............................................    25,454       19,905       55,949
                                                             --------     --------     --------
     Earnings before minority interest and cumulative
       effect of change in accounting principle............    38,987       28,441       63,601
Minority interest in subsidiary loss.......................        --           --           40
Cumulative effect of change in accounting for inventory....        --           --          742
                                                             --------     --------     --------
     Net earnings..........................................  $ 38,987     $ 28,441     $ 64,383
                                                             ========     ========     ========
Earnings per common and common equivalent share:
  Earnings before cumulative effect of change in accounting
     principle.............................................  $   0.86     $   0.63     $   1.44
  Cumulative effect of change in accounting for
     inventory.............................................        --           --         0.02
                                                             --------     --------     --------
     Earnings per share....................................  $   0.86     $   0.63     $   1.46
                                                             ========     ========     ========
Shares used in earnings per share computations.............    45,489       45,457       44,143
                                                             ========     ========     ========

          See accompanying notes to consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES
                                 (IN THOUSANDS)

                                                                  YEAR ENDED DECEMBER 31,
                                                            -----------------------------------
                                                              1996         1995         1994
                                                            --------     --------     ---------
Cash flows from operating activities:
  Net earnings............................................  $ 38,987     $ 28,441     $  64,383
  Adjustments to reconcile net earnings to net cash
     provided by operating activities:
     Depreciation and amortization........................    21,794       22,760        38,795
     Provision for uncollectible accounts receivable......     2,457        1,883         1,100
     Noncash portion of unusual items.....................        --           --         4,797
     Loss (gain) on KCIFS and Medical Services
       dispositions.......................................        --        2,933       (10,121)
     Gain on early repayment of notes receivable..........    (5,180)          --            --
     Change in assets and liabilities net of effects from
       purchase of subsidiaries and unusual items:
       Decrease (increase) in accounts receivable, net....    (4,626)      (2,695)        7,316
       Decrease (increase) in notes receivable............     3,187        6,014        (9,201)
       Decrease (increase) in inventory...................    (1,034)        (998)        2,735
       Decrease (increase) in prepaid and other assets....    (1,927)        (593)        3,947
       Increase (decrease) in accounts payable............     1,525         (895)       (3,672)
       Increase (decrease) in accrued expenses............     3,349         (520)        2,781
       Increase (decrease) in income taxes payable........    (1,056)      (3,999)        5,378
       Increase (decrease) in deferred income taxes.......     4,691        4,451       (11,787)
                                                            --------     --------     ---------
          Net cash provided by operating activities.......    62,167       56,782        96,451
                                                            --------     --------     ---------
Cash flows from investing activities:
  Additions to property, plant and equipment..............   (27,783)     (36,104)      (13,814)
  Decrease (increase) in inventory to be converted into
     equipment for short-term rental......................       700       (1,000)        4,250
  Dispositions of property, plant and equipment...........     5,400        3,231         2,869
  Proceeds from sale of KCIFS and Medical Services
     divisions............................................        --        7,182        65,300
  Excess principal repayment on discounted notes
     receivable...........................................     5,180           --            --
  Business acquired in purchase transactions, net of cash
     acquired.............................................    (1,146)          --            --
  Decrease (increase) in finance lease receivables, net...        --          339        (1,561)
  Note (received) repaid from principal shareholder.......    10,000      (10,000)           --
  Increase in other assets................................    (9,960)      (6,531)       (9,230)
                                                            --------     --------     ---------
          Net cash provided (used) by investing
            activities....................................   (17,609)     (42,883)       47,814
                                                            --------     --------     ---------
Cash flows from financing activities:
  Repayments of notes payable and long-term obligations...        --         (800)     (102,625)
  Borrowing (repayments)of capital lease obligations......       457          (64)       (2,382)
  Proceeds from the exercise of stock options.............     4,264        4,919           915
  Purchase and retirement of treasury stock...............   (35,241)      (2,849)       (1,157)
  Cash dividends paid to shareholders.....................    (6,607)      (6,631)       (6,588)
  Other...................................................      (150)        (185)         (791)
                                                            --------     --------     ---------
          Net cash used by financing activities...........   (37,277)      (5,610)     (112,628)
                                                            --------     --------     ---------
Effect of exchange rate changes on cash and cash
  equivalents.............................................      (635)         869         1,324
                                                            --------     --------     ---------
Net increase in cash and cash equivalents.................     6,646        9,158        32,961
Cash and cash equivalents, beginning of year..............    52,399       43,241        10,280
                                                            --------     --------     ---------
Cash and cash equivalents, end of year....................  $ 59,045     $ 52,399     $  43,241
                                                            ========     ========     =========

          See accompanying notes to consolidated financial statements.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                      THREE YEARS ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    CUMULATIVE
                                                                                     FOREIGN
                                                          ADDITIONAL                 CURRENCY
                                                COMMON     PAID-IN      RETAINED    TRANSLATION   TREASURY    LOAN TO
                                                STOCK      CAPITAL      EARNINGS    ADJUSTMENT     STOCK       ESOP
                                                ------    ----------    --------    ----------    --------    -------
Balances at December 31, 1993.................   $ 46      $ 18,803     $117,685     $ (1,602)    $(8,510)     $(655)
  Net earnings................................     --            --       64,383           --          --         --
  Exercise of stock options...................     --           803           --           --          --         --
  Forgiveness of officer receivable...........     --            --           --           --          --         --
  Tax benefit realized from stock option
    plan......................................     --           112           --           --          --         --
  Treasury stock purchased....................     --            --           --           --      (1,157)        --
  Treasury stock retired......................     (2)       (9,665)          --           --       9,667         --
  Cash dividends on common and preferred
    preferred stock -- $0.15 per share........     --            --       (6,588)          --          --         --
  Payments on loan to ESOP....................     --            --           --           --          --        655
  Foreign currency translation adjustment.....     --            --           --        1,448          --         --
                                                  ---       -------     --------      -------     -------      -----
Balances at December 31, 1994.................     44        10,053      175,480         (154)         --         --
                                                  ---       -------     --------      -------     -------      -----
  Net earnings................................     --            --       28,441           --          --         --
  Exercise of stock options...................     --         4,024           --           --          --         --
  Tax benefit realized from stock
    option plan...............................     --           895           --           --          --         --
  Treasury stock purchased....................     --            --           --           --      (2,849)        --
  Treasury stock retired......................     --        (2,849)          --           --       2,849         --
  Cash dividends on common stock -- $0.15 per
    share.....................................     --            --       (6,631)          --          --         --
  Foreign currency translation adjustment.....     --            --           --        1,206          --         --
                                                  ---       -------     --------      -------     -------      -----
Balances at December 31, 1995.................     44        12,123      197,290        1,052          --         --
                                                  ---       -------     --------      -------     -------      -----
  Net earnings................................     --            --       38,987           --          --         --
  Exercise of stock options...................     --         2,098           --           --          --         --
  Tax benefit realized from stock
    option plan...............................     --         2,166           --           --          --         --
  Treasury stock purchased....................     --            --           --           --     (35,241)        --
  Treasury stock retired......................     (2)      (16,387)     (18,854)          --      35,241         --
  Cash dividends on common stock -- $0.15 per
    share.....................................     --            --       (6,607)          --          --         --
  Foreign currency translation adjustment.....     --            --           --         (497)         --         --
                                                  ---       -------     --------      -------     -------      -----
Balances at December 31, 1996.................   $ 42      $     --     $210,816     $    555     $    --      $  --
                                                  ===       =======     ========      =======     =======      =====


                                                NOTES RECEIVABLE FROM        TOTAL
                                                OFFICERS FOR EXERCISE    SHAREHOLDERS'
                                                  OF STOCK OPTIONS          EQUITY
                                                ---------------------    -------------
                                                <
Balances at December 31, 1993.................          $ (60)             $ 125,707
  Net earnings................................             --                 64,383
  Exercise of stock options...................             --                    803
  Forgiveness of officer receivable...........             60                     60
  Tax benefit realized from stock option
    plan......................................             --                    112
  Treasury stock purchased....................             --                 (1,157)
  Treasury stock retired......................             --                     --
  Cash dividends on common and preferred
    preferred stock -- $0.15 per share........             --                 (6,588)
  Payments on loan to ESOP....................             --                    655
  Foreign currency translation adjustment.....             --                  1,448
                                                        -----               --------
Balances at December 31, 1994.................             --                185,423
                                                        -----               --------
  Net earnings................................             --                 28,441
  Exercise of stock options...................           (185)                 3,839
  Tax benefit realized from stock
    option plan...............................             --                    895
  Treasury stock purchased....................             --                 (2,849)
  Treasury stock retired......................             --                     --
  Cash dividends on common stock -- $0.15 per
    share.....................................             --                 (6,631)
  Foreign currency translation adjustment.....             --                  1,206
                                                        -----               --------
Balances at December 31, 1995.................           (185)               210,324
                                                        -----               --------
  Net earnings................................             --                 38,987
  Exercise of stock options...................           (150)                 1,948
  Tax benefit realized from stock
    option plan...............................             --                  2,166
  Treasury stock purchased....................             --                (35,241)
  Treasury stock retired......................             --                     (2)
  Cash dividends on common stock -- $0.15 per
    share.....................................             --                 (6,607)
  Foreign currency translation adjustment.....             --                   (497)
                                                        -----               --------
Balances at December 31, 1996.................          $(335)             $ 211,078
                                                        =====               ========

          See accompanying notes to consolidated financial statements.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Consolidation

     The consolidated financial statements include the accounts of Kinetic Concepts, Inc. ("KCI") and all subsidiaries (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation. Certain reclassifications of amounts related to prior years have been made to conform with the 1996 presentation.

  (b) Nature of Operations and Customer Concentration

     The Company designs, manufactures, markets and distributes therapeutic products, primarily specialty hospital beds, mattress overlays and medical devices that treat and prevent the complications of immobility. The principal markets for the Company's products are domestic and international health care providers, predominantly hospitals and extended care facilities throughout the U.S. and Western Europe. Receivables from these customers are unsecured.

     The Company contracts with both proprietary and voluntary purchasing organizations ("GPOs"). Proprietary GPOs own all of the hospitals which they represent and, as a result, can ensure complete compliance with an executed national agreement. Voluntary GPOs negotiate contracts on behalf of member hospital organizations but cannot ensure that their members will comply with the terms of an executed national agreement. Approximately 47% of the Company's revenue during 1996 was generated under national agreements with GPOs.

     The Company operates directly in ten foreign countries including Germany, Austria, the United Kingdom, Canada, France, the Netherlands, Switzerland, Australia, Sweden and Italy (see Note 13).

  (c) Revenue Recognition

     Service and rental revenue are recognized as services are rendered. Sales and other revenue are recognized when products are shipped. Through June 15, 1995, the Company leased certain medical equipment under long-term lease agreements which were accounted for as direct financing leases. Unearned interest was amortized to income over the term of the lease using the interest method (see Note 2).

  (d) Cash and Cash Equivalents

     The Company considers all highly liquid investments with an original maturity of ninety days or less to be cash equivalents.

  (e) Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value). Costs include material, labor and manufacturing overhead costs. Inventory expected to be converted into equipment for short-term rental has been reclassified to property, plant and equipment.

     On January 1, 1994, the Company changed its method of applying overhead to inventory. Historically, a single labor overhead rate and a single materials overhead rate were used in valuing ending inventory. Labor overhead was applied as labor was incurred while materials overhead was applied at the time of shipping.

  (f) Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Betterments which extend the useful life of the equipment are capitalized.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

  (g) Depreciation and Amortization

     Depreciation on property, plant and equipment is calculated on the straight-line method over the estimated useful lives (thirty to forty years for the buildings and between three and ten years for most of the Company's other property and equipment) of the assets.

  (h) Goodwill

     Goodwill represents the excess purchase price over the fair value of net assets acquired and is amortized over five to thirty-five years from the date of acquisition using the straight-line method.

     The carrying value of goodwill is based on management's current assessment of recoverability. Management evaluates recoverability using both objective and subjective factors. Objective factors include management's best estimates of projected future earnings and cash flows and analysis of recent sales and earnings trends. Subjective factors include competitive analysis, technological advantage or disadvantage, and the Company's strategic focus.

  (i) Other Assets

     Other assets consist principally of patents, trademarks, system development costs, long-term investments, cash and investments restricted for use by the Company's captive insurance company, and the estimated residual value of assets subject to leveraged leases. Patents and trademarks are amortized over the estimated useful life of the respective asset using the straight-line method.

  (j) Income Taxes

     The Company recognizes certain transactions in different time periods for financial reporting and income tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The provision for deferred income taxes represents the change in deferred income tax accounts during the year.

  (k) Common Stock and Earnings Per Common and Common Equivalent Share

     Earnings per common and common equivalent share are computed by dividing net earnings by the weighted average number of common and dilutive common equivalent shares outstanding during the period. Dilutive common equivalent shares consist of stock options (using the treasury stock method). Earnings per share computed on a fully diluted basis is not presented as it is not significantly different from earnings per share computed on a primary basis.

  (l) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (m) Insurance Programs

     The Company established the KCI Employee Benefits Trust (the "Trust") as a self-insurer for certain risks related to the Company's U.S. employee health plan and certain other benefits. The Company funds the

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

Trust based on the value of expected future payments, including claims incurred but not reported. The Company has purchased insurance which limits the Trust's liability under the benefit plans.

     The Company's wholly-owned captive insurance company, KCI Insurance Company, Ltd. (the "Captive"), reinsures the primary layer of commercial general liability, workers' compensation and auto liability insurance for certain operating subsidiaries. Provisions for losses expected under these programs are recorded based upon estimates of the aggregate liability for claims incurred based on actuarial reviews. The Company has obtained insurance coverage for catastrophic exposures as well as those risks required to be insured by law or contract.

  (n) Foreign Currency Translation

     The functional currency for the majority of the Company's foreign operations is the applicable local currency. The translation of the applicable foreign currencies into U.S. dollars is performed for balance sheet accounts using the exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period.

  (o) Stock Options

     During October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation". The new Statement allows companies to continue accounting for stock-based compensation under the provisions of APB Opinion 25, "Accounting for Stock Issued to Employees"; however, companies are encouraged to adopt a new accounting method based on the estimated fair value of employee stock options. Companies that do not follow the new fair value based method will be required to provide expanded disclosures in footnotes to the financial statements. The Company has elected to continue accounting for stock-based compensation under the provisions of APB Opinion 25 and has provided the required by disclosures (See Note 9).

NOTE 2.  ACQUISITIONS AND DISPOSITIONS

     On June 15, 1995, the Company sold KCI Financial Services ("KCIFS") to Cura Capital Corporation ("Cura") for cash under a Stock Purchase Agreement. Upon consummation of this transaction, Cura acquired all of the outstanding capital stock of KCIFS. Total proceeds from the sale were $7.2 million. This transaction resulted in a pre-tax loss of $2.9 million which is reflected in selling, general and administrative expenses in 1995. In addition, the Company and its affiliates agreed not to provide lease financing for medical equipment manufactured by third parties for a period of three years. KCIFS served as the leasing agent for Medical Services, certain assets of which were sold in September 1994. The operating results of KCIFS for 1995 and 1994 were not material as compared to the overall results of the Company.

     In December of 1994, the Company adopted a plan to liquidate the assets of Medical Retro Design, Inc. ("MRD"). Pursuant to that plan, the Company sold certain operating assets of MRD to HBR Healthcare Co. under an Asset Purchase Agreement effective March 27, 1995. The sales price was approximately $250,000. In conjunction with the sale, KCI and its affiliates agreed not to refurbish certain hospital beds and related furniture for a period of three years. Goodwill of $1.5 million associated with MRD was written off in 1994. The write-off was treated as an unusual item. The operating results of MRD for 1995 and 1994 were immaterial to the overall results of the Company.

     On September 30, 1994, the Company sold certain assets (the "Assets") used exclusively by Medical Services to Mediq/PRN under an Asset Purchase Agreement. Upon consummation of this transaction, Mediq/PRN acquired the Assets and assumed certain liabilities of Medical Services. The sales price was approximately $84.1 million. In conjunction with the sale, the Company and its affiliates agreed not to rent or distribute a portfolio of critical care and life support equipment for five years.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

     Gross proceeds included a cash payment of approximately $65.3 million and promissory notes in the aggregate principal amount of $18.8 million. The net proceeds of $72.8 million, pre-tax gain of $10.1 million, and after-tax net loss of $2.5 million were calculated, as follows (in thousands):

        Cash..............................................................  $ 65,300
        Notes receivable (See Note 3).....................................     9,852
        Fees and commissions..............................................    (2,329)
                                                                            --------
             Net proceeds.................................................    72,823
        Equipment and inventory sold......................................   (38,959)
        Goodwill..........................................................   (25,778)
        Accounts receivable provision.....................................      (479)
        Capital leases assumed............................................     2,514
                                                                            --------
             Pre-tax gain on disposition..................................    10,121
                                                                            --------
        Tax expense.......................................................   (12,601)
                                                                            --------
             Net loss on disposition......................................  $ (2,480)
                                                                            ========

     Tax expense exceeded the pre-tax gain amount due to the nondeductibility of $25.8 million in unamortized goodwill.

     During the second quarter of 1996, the Company acquired Astec Medical, a small overlay company in the United Kingdom. This firm produces a well-received product which will enable the Company to further penetrate the community hospital market throughout Europe.

     Subsequent to December 31, 1996, the Company acquired H.F. Systems, Inc. of Los Angeles. H.F. Systems offers a complete line of therapeutic specialty support surfaces primarily to the West Coast extended care marketplace. The purchase price was approximately $8 million in cash and other considerations.

NOTE 3.  NOTES RECEIVABLE

     In August 1995, the Company loaned $10.0 million to James R. Leininger, M.D., the principal shareholder and chairman of the Company's Board of Directors. The note was secured by a Stock Pledge Agreement covering one million shares of common stock in Kinetic Concepts, Inc. Interest was payable in annual installments at the rate of 7.94%. In January 1996, the note receivable was collected in full.

     Other notes receivable included notes received from Mediq/PRN as part of the proceeds on the sale of Medical Services effective September 30, 1994. At the time of the sale, the Company received an opinion from an independent investment banker on the notes receivable which was used to arrive at the carrying values. In October of 1996, the Company negotiated the early repayment of all remaining notes for $8.5 million, plus interest accrued through closing. As a result of this transaction, the Company recognized a one-time gain of $5.2 million before income taxes which has been included as interest income as of

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

December 31, 1996. The values of the various notes receivable at December 31, 1995 for accounting purposes are described below (in thousands):

                                                                   YEAR ENDED DECEMBER
                                                                           31,
                                                                    PRINCIPAL BALANCE
                                                                   -------------------
                                                                    1996        1995
                                                                   -------     -------
        Note from PRN Holding, Inc. with 10% interest due
          quarterly in arrears beginning March 1996 and principal
          due
          September 1999.........................................  $    --     $10,000
        Less discount and valuation allowance....................       --      (6,813)
                                                                   -------     -------
        Notes receivable, noncurrent.............................  $    --     $ 3,187
                                                                   =======     =======

NOTE 4.  SUPPLEMENTAL BALANCE SHEET DATA

     Accounts receivable consist of the following (in thousands):

                                                                      DECEMBER 31,
                                                                   -------------------
                                                                    1996        1995
                                                                   -------     -------
        Trade accounts receivable................................  $63,613     $60,149
        Employee and other receivables...........................    2,160       2,060
                                                                   -------     -------
                                                                    65,773      62,209
        Less allowance for doubtful receivables..................    7,532       6,177
                                                                   -------     -------
                                                                   $58,241     $56,032
                                                                   =======     =======

     Inventories consist of the following (in thousands):

                                                                      DECEMBER 31,
                                                                   -------------------
                                                                    1996        1995
                                                                   -------     -------
        Finished goods...........................................  $ 5,586     $ 2,890
        Work in process..........................................    1,893       1,040
        Raw materials, supplies and parts........................   17,113      20,174
                                                                   -------     -------
                                                                    24,592      24,104
        Less amounts expected to be converted into equipment for
          short-term rental......................................    4,550       5,250
                                                                   -------     -------
                                                                   $20,042     $18,854
                                                                   =======     =======

     Net property, plant and equipment consist of the following (in thousands):

                                                                     DECEMBER 31,
                                                                 ---------------------
                                                                   1996         1995
                                                                 --------     --------
        Land...................................................  $  1,007     $    742
        Buildings..............................................    14,254       13,418
        Equipment for short-term rental........................   133,896      110,858
        Machinery, equipment and furniture.....................    36,821       27,610
        Leasehold improvements.................................     1,388        1,042
        Inventory to be converted into equipment...............     4,550        5,250
                                                                 --------     --------
                                                                  191,916      158,920
        Less accumulated depreciation and amortization.........   126,692       96,644
                                                                 --------     --------
                                                                 $ 65,224     $ 62,276
                                                                 ========     ========

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

     Accrued expenses consist of the following (in thousands):

                                                                        DECEMBER
                                                                   -------------------
                                                                    1996        1995
                                                                   -------     -------
        Payroll, commissions and related taxes...................  $13,162     $12,589
        Insurance accruals.......................................    2,887       3,470
        Other accrued expenses...................................   13,743      10,431
                                                                   -------     -------
                                                                   $29,792     $26,490
                                                                   =======     =======

     The carrying amount of financial instruments in current assets and current liabilities approximate fair value because of the short maturity of these instruments.

NOTE 5.  NOTE PAYABLE AND LONG-TERM OBLIGATIONS

     The Company entered into a revolving credit and term loan agreement (the "Credit Agreement") with a bank as agent for itself and certain other financial institutions. The Credit Agreement provides for a $50 million one-year revolving credit facility with a two-year renewal option. Any advances under the Credit Agreement are due at the end of the period covered by the Credit Agreement. At December 31, 1996, the entire $50 million balance was available.

     The interest rate payable on borrowings under the Credit Agreement is at the election of the Company: (i) the Bank's reference rate, or (ii) the London inter-bank offered rate quoted to the Bank for one, two, three, or six month Eurodollar deposits adjusted for appropriate reserves ("LIBOR") plus 40 basis points.

     The Credit Agreement requires that the Company maintain specified ratios and meet certain financial targets. The Credit Agreement also contains certain events of default, includes certain provisions governing a change in control of the Company, and establishes various fees to be paid by the Company. At December 31, 1996, the Company was in compliance with all covenants.

     Interest paid on debt during 1996, 1995 and 1994 amounted to $0.2 million, $0.4 million and $5.4 million, respectively.

NOTE 6.  LEASING OBLIGATIONS

     The Company is obligated for equipment under various capital leases which expire at various dates during the next four years. At December 31, 1996 the gross amount of equipment under capital leases totaled $619,000 and related accumulated depreciation totaled $175,000.

     The Company leases service vehicles, office space, various storage spaces and manufacturing facilities under noncancelable operating leases which expire at various dates over the next six years. Total rental expense for operating leases, net of sublease payments received, was $13.5 million, $12.0 million and $10.9 million for the years ended December 31, 1996, 1995 and 1994, respectively.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1996 are as follows:

                                                                    CAPITAL     OPERATING
                                                                    LEASES       LEASES
                                                                    -------     ---------
        1997......................................................   $ 208       $10,498
        1998......................................................     160         7,947
        1999......................................................     160         5,221
        2000......................................................      93         3,771
        2001......................................................      --         1,073
        Later years...............................................      --            --
                                                                      ----       -------
        Total minimum lease payments..............................     621       $28,510
                                                                                 =======
        Less amount representing interest.........................     107
                                                                      ----
        Present value of net minimum capital lease payments.......     514
        Less current portion......................................     118
                                                                      ----
        Obligations under capital leases excluding current
          installments............................................   $ 396
                                                                      ====

NOTE 7.  INCOME TAXES

     Earnings before income taxes consists of the following (in thousands):

                                                               YEAR ENDED DECEMBER 31,
                                                           --------------------------------
                                                            1996        1995         1994
                                                           -------     -------     --------
    Domestic.............................................  $51,771     $37,542     $110,287
    Foreign..............................................   12,670      10,804        9,263
                                                           -------     -------     --------
                                                           $64,441     $48,346     $119,550
                                                           =======     =======     ========

     Income tax expense attributable to income from continuing operations consists of the following (in thousands):

                                                              YEAR ENDED DECEMBER 31, 1996
                                                           ----------------------------------
                                                           CURRENT      DEFERRED       TOTAL
                                                           -------      --------      -------
    Federal..............................................  $14,363       $4,464       $18,827
    State................................................    2,569          552         3,121
    International........................................    3,831         (325)        3,506
                                                           -------       ------       -------
                                                           $20,763       $4,691       $25,454
                                                           =======       ======       =======

                                                              YEAR ENDED DECEMBER 31, 1995
                                                           ----------------------------------
                                                           CURRENT      DEFERRED       TOTAL
                                                           -------      --------      -------
    Federal..............................................  $ 8,148       $4,174       $12,322
    State................................................    2,140          277         2,417
    International........................................    5,166           --         5,166
                                                           -------       ------       -------
                                                           $15,454       $4,451       $19,905
                                                           =======       ======       =======

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

                                                             YEAR ENDED DECEMBER 31, 1994
                                                           --------------------------------
                                                           CURRENT     DEFERRED      TOTAL
                                                           -------     --------     -------
    Federal..............................................  $56,697     $(11,031)    $45,666
    State................................................    8,212         (756)      7,456
    International........................................    3,282           --       3,282
                                                           -------     --------     -------
                                                           $68,191     $(11,787)    $56,404
                                                           =======     ========     =======

     Income tax expense attributable to income from continuing operations differed from the amounts computed by applying the statutory tax rate of 35 percent to pre-tax income from continuing operations as a result of the following:

                                                                YEAR ENDED DECEMBER 31,
                                                            --------------------------------
                                                             1996         1995        1994
                                                            -------     --------     -------
    Computed "expected" tax expense.......................  $22,554     $ 16,921     $41,843
    Goodwill..............................................      442          533       9,307
    State income taxes, net of Federal benefit............    2,028        1,571       4,846
    Tax-exempt interest from municipal bonds..............     (445)          --          --
    Foreign income taxed at other than U.S. rates.........    1,145        1,836         350
    Utilization of foreign net operating loss
      carryforwards.......................................     (123)        (231)       (814)
    Nonconsolidated foreign net operating loss............       67          492         566
    Foreign, other........................................     (441)      (1,450)        271
    Effect of change in inventory accounting method.......       --           --         455
    Other, net............................................      227          233        (420)
                                                            -------      -------     -------
                                                            $25,454     $ 19,905     $56,404
                                                            =======      =======     =======

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1996 and December 31, 1995 are presented below:

                                                                       1996         1995
                                                                     --------     --------
    Deferred Tax Assets:
      Accounts receivable, principally due to allowance for
         doubtful accounts.........................................  $  4,458     $  3,591
      Intangible assets, deducted for book purposes but capitalized
         and amortized for tax purposes............................         1          323
      Net operating loss carryforwards.............................        67          492
      Inventories, principally due to additional costs capitalized
         for tax purposes pursuant to the Tax Reform Act of 1986...       664          702
      Notes receivable, basis difference...........................        --          397
      Legal fees, capitalized and amortized for tax purposes.......       670          402
      Accrued liabilities..........................................     1,015          519
      Deferred foreign tax asset...................................       325           --
      Other........................................................     1,089           41
                                                                     --------     --------
         Total gross deferred tax assets...........................     8,289        6,467
         Less valuation allowance..................................       (67)        (492)
                                                                     --------     --------
         Net deferred tax assets...................................     8,222        5,975
    Deferred Tax Liabilities:
      Plant and equipment, principally due to differences in
         depreciation and basis....................................   (11,722)      (5,686)
      Deferred state tax liability.................................      (973)        (421)
      Investments, principally due to differences in tax treatment
         of certain components.....................................      (506)          --
      Other........................................................       (86)        (242)
                                                                     --------     --------
           Total gross deferred tax liabilities....................   (13,287)      (6,349)
                                                                     --------     --------
              Net deferred tax liability...........................  $ (5,065)    $   (374)
                                                                     ========     ========

     At December 31, 1996, the Company had $1.1 million of operating loss carryforwards available to reduce future taxable income of certain international subsidiaries. These loss carryforwards must be utilized within the applicable carryforward periods. A valuation allowance has been provided for the deferred tax assets related to loss carryforwards. Carryforwards of $712,000 can be used indefinitely and the remainder expire from 1997 through 2001.

     The Company anticipates that the reversal of existing taxable temporary differences and future taxable income will provide sufficient taxable income to realize the tax benefit of the remaining deferred tax assets. In accordance with the Company's accounting policy, U.S. deferred taxes have not been provided on undistributed earnings of foreign subsidiaries at the end of 1996, as the Company intends to reinvest these earnings permanently in the foreign operations or to repatriate such earnings only when it is advantageous for the Company to do so. The amount of the unrecognized tax liability for these undistributed earnings was not material at the end of 1996 due to the availability of foreign tax credits.

     Income taxes paid during 1996, 1995 and 1994 were $15.4 million, $15.1 million and $57.3 million, respectively.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

NOTE 8.  SHAREHOLDERS' EQUITY AND EMPLOYEE BENEFIT PLANS

  Common Stock:

     The Company is authorized to issue 100 million shares of Common Stock, $.001 par value (the "Common Stock"). The number of shares of Common Stock issued and outstanding at the end of 1996 and 1995 was 42,355,000 and 44,331,000, respectively.

  Treasury Stock:

     In July, 1995, the Company's Board of Directors approved a program to repurchase up to 3,000,000 shares of its Common Stock. The Company repurchased 2,563,000 shares during 1996 and 77,000 shares during 1995. As of December 31, 1996, there were 360,000 remaining shares to be repurchased in the program. In 1994, the Company's Board of Directors adopted a resolution to return all repurchased shares to the status of authorized but unissued shares. In accordance with this resolution, the Company retired 2,563,000 and 77,000 treasury shares in 1996 and 1995, respectively. Subsequent to 1996, the Company's Board of Directors approved a program which authorizes the Company to purchase up to an additional 3 million shares.

  Preferred Stock:

     The Company is authorized to issue up to 20 million shares of Redeemable Preferred Stock, par value $0.001 per share, in one or more series. As of December 31, 1996 and December 31, 1995, none were issued.

  Employee Stock Ownership Plan:

     The Company has established an Employee Stock Ownership Plan (the "ESOP") covering employees of the Company who meet minimum age and length of service requirements. The ESOP enables eligible employees to acquire a proprietary interest in the Company.

     As of December 31, 1996, all shares of stock owned by the ESOP have been allocated to employees. Based on the number of shares planned to be allocated for the year, ESOP expense recorded during 1996, 1995 and 1994 amounted to $0, $263,000 and $476,000, respectively.

  Investment Plan:

     The Company has an Investment Plan intended to qualify as a deferred compensation plan under Section 401(k) of the Internal Revenue Code of 1986. The Investment Plan is available to all domestic employees and the Company matches employee contributions up to a specified limit. In 1996, 1995 and 1994, $498,000, $265,000 and $314,000, respectively, was charged to expense for matching contributions.

NOTE 9.  STOCK OPTION PLANS

     In October 1995, the Financial Accounting Standards Board (FASB) issued Statement No. 123, "Accounting for Stock-Based Compensation". While the new accounting standard encourages the adoption of a new fair-value method for expense recognition, Statement 123 allows companies to continue accounting for stock options and other stock-based awards as provided in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). The Company has elected to follow the provisions of APB 25 and related interpretations in accounting for its stock options plans because, as discussed below, the alternative fair-value method prescribed by FASB Statement No. 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options generally equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

     The 1987 Kinetic Concepts, Inc. Key Contributor Stock Option Plan (the "Key Contributor Stock Option Plan") covers up to an aggregate of 5,750,000 shares of the Company's Common Stock. Options may be granted under the Key Contributor Stock Option Plan to employees (including officers), non-employee directors and consultants of the Company. The exercise price of the options is determined by a committee of the Board of Directors of the Company. The Key Contributor Stock Option Plan permits the Board of Directors to declare the terms for payment when such options are exercised. Options may be granted with a term not exceeding ten years.

     The 1988 Kinetic Concepts, Inc. Directors Stock Option Plan (the "Directors Stock Option Plan") covers an aggregate of 300,000 shares of the Company's Common Stock and may be granted to non-employee directors of the Company. The exercise price of options granted under the Directors Stock Option Plan shall be the fair market value of the shares of the Company's Common Stock on the date that such option is granted.

     The 1995 Kinetic Concepts, Inc. Senior Executive Management Stock Option Plan (the "Senior Executive Stock Option Plan") covers a total of 1,400,000 shares of the Company's Common Stock and may be granted to certain senior executives of the Company at the recommendation of the Chief Executive Officer and discretion of the Company's Board of Directors. The exercise price for each share of common stock covered by an option shall be established by the Board of Directors but may not in any case be less than the fair market value of the shares of common stock of the Company on the date of grant. Vesting of options granted is subject to certain terms and conditions. The Senior Executive Stock Option Plan is subject to final approval by the Company's shareholders.

     Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair-value method of that statement. The fair value for options granted during the two fiscal years ended December 31, 1996 and 1995, respectively, was estimated using a Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rates of 6.1% and 6.0%, dividend yields of 0.9% and 2.1%, volatility factors of the expected market price of the Company's common stock of .32 and
 .33, and a weighted-average expected option life of 5 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the underlying assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands except for earnings per share information):

                                                                    1996        1995
                                                                   -------     -------
        Net Earnings as Reported.................................  $38,987     $28,441
        Pro Forma Net Earnings...................................  $37,996     $28,238
        Earnings Per Share as Reported...........................  $  0.86     $  0.63
        Pro Forma Earnings Per Share.............................  $  0.84     $  0.62

     The Company is not required to apply the method of accounting prescribed by Statement 123 to stock options granted prior to January 1, 1995. As such, the pro forma compensation cost reflected above may not be representative of future results.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

     The following table summaries information about stock options outstanding at December 31, 1996 (shares in thousands):

                                                       WEIGHTED
                                                        AVERAGE
                                                       REMAINING     WEIGHTED                     WEIGHTED
                                         OPTIONS       CONTRACT      AVERAGE        OPTIONS       AVERAGE
             RANGE OF                  OUTSTANDING       LIFE        EXERCISE     EXERCISABLE     EXERCISE
          EXERCISE PRICES              AT 12/31/96       (YRS)        PRICE       AT 12/31/96      PRICE
-----------------------------------    -----------     ---------     --------     -----------     --------
$ 3.00 to $ 4.63...................       1,166           6.9         $ 4.22           594         $ 4.23
$ 5.00 to $ 9.50...................       1,272           7.5         $ 6.26           435         $ 6.14
$11.13 to $17.00...................         901           9.2         $15.61           292         $14.23
                                          -----           ---         ------         -----         ------
                                          3,339           8.0         $ 8.68         1,321         $ 7.07
                                          =====           ===         ======         =====         ======

     A summary of the Company's stock option activity, and related information, for years ended December 31, 1996, 1995 and 1994 follows (options in thousands):

                                                1996                   1995                   1994
                                         -------------------    -------------------    -------------------
                                                    WEIGHTED               WEIGHTED               WEIGHTED
                                                    AVERAGE                AVERAGE                AVERAGE
                                                    EXERCISE               EXERCISE               EXERCISE
                                         OPTIONS     PRICE      OPTIONS     PRICE      OPTIONS     PRICE
                                         -------    --------    -------    --------    -------    --------
Options Outstanding -- Beginning of
  Year................................    2,833      $ 5.21      3,029      $ 4.50       2,668     $ 5.35
  Granted.............................    1,317      $14.47        873      $ 6.89       2,124     $ 4.15
  Exercised...........................     (628)     $ 5.05       (792)     $ 4.56        (199)    $ 4.07
  Forfeited...........................     (183)     $ 9.34       (277)     $ 4.57      (1,564)    $ 5.53
                                          -----      ------      -----       -----      ------      -----
Options Outstanding -- End of Year....    3,339      $ 8.68      2,833      $ 5.21       3,029     $ 4.50
                                          =====      ======      =====       =====      ======      =====
Exercisable at End of Year............    1,321      $ 7.07
                                          =====      ======
Weighted-Average Fair Value of Options
  Granted During the Year.............               $ 5.80                 $ 2.19
                                                     ======                  =====

     Exercise prices for options outstanding as of December 31, 1996 ranged from $3.00 to $17.00. The weighted average remaining contractual life of those options is 8.0 years.

     The following table summarizes the activity in the Company's 1987 Key Contributor Stock Option Plan (in thousands, except per share data):

                                                                    SHARES   OPTION PRICE PER SHARE
                                                                    ------   ----------------------
Outstanding, January 1, 1994......................................   2,606   $3.00 to $8.625
  Granted.........................................................   2,116   $3.375 to $6.00
  Canceled........................................................  (1,556)  $3.50 to $8.625
  Exercised.......................................................    (199)  $3.50 to $5.75
                                                                              ----------------
                                                                    ------
Outstanding, December 31, 1994....................................   2,967   $3.00 to $8.625
                                                                              ----------------
                                                                    ------
  Granted.........................................................     865   $5.50 to $11.75
  Canceled........................................................    (277)  $3.375 to $8.1875
  Exercised.......................................................    (760)  $3.375 to $6.75
                                                                              ----------------
                                                                    ------
Outstanding, December 31, 1995....................................   2,795   $3.00 to $11.75
                                                                              ----------------
                                                                    ------
  Granted.........................................................     806   $11.75 to $17.00
  Canceled........................................................    (183)  $3.625 to $16.50
  Exercised.......................................................    (618)  $3.50 to $16.50
                                                                              ----------------
                                                                    ------
Outstanding, December 31, 1996....................................   2,800   $3.00 to $17.00
                                                                    ======    ================

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

     The following table summarizes the activity in the Company's 1988 Eligible Directors Stock Option Plan (in thousands, except per share data):

                                                                    SHARES   OPTION PRICE PER SHARE
                                                                    ------   ----------------------
Outstanding, January 1, 1994......................................      62   $ 4.125 to $ 9.375
  Granted.........................................................       8   $ 3.75 to $ 4.50
  Exercised.......................................................      --   $       --
  Lapsed..........................................................      (8)  $ 5.00 to $ 5.25
                                                                              ------------------
                                                                       ---
Outstanding, December 31, 1994....................................      62   $ 3.75 to $ 9.375
                                                                              ------------------
                                                                       ---
  Granted.........................................................       8   $ 8.125 to $ 9.25
  Exercised.......................................................     (32)  $ 4.125 to $ 5.875
  Lapsed..........................................................      --   $       --
                                                                              ------------------
                                                                       ---
Outstanding, December 31, 1995....................................      38   $ 3.75 to $ 9.375
                                                                              ------------------
                                                                       ---
  Granted.........................................................      31   $14.625 to $16.125
  Exercised.......................................................     (10)  $ 4.375 to $ 9.375
  Lapsed..........................................................      --   $       --
                                                                              ------------------
                                                                       ---
Outstanding, December 31, 1996....................................      59   $ 3.75 to $16.125
                                                                       ===    ==================

     In July, 1991, the Company granted options to three non-employee directors of the Company to acquire a total of 30,000 shares of the Company's Common Stock at $5.00 per share (the fair market value at date of grant). At December 31, 1996, 20,000 options are exercisable and expire ten years from the grant date.

     During 1994, the Chairman of the Board issued options for 440,000 of his shares at fair market value of $5.74 to the newly appointed Chief Executive Officer. At December 31, 1996, 340,000 options are exercisable and expire three years from the grant date.

NOTE 10.  OTHER ASSETS

     A summary of other long-term assets follows (in thousands):

                                                                      1996      1995
                                                                     -------   -------
        Investment in assets subject to leveraged leases...........  $14,766   $ 7,566
        Information systems development projects...................    3,124     5,601
        Investment in long-term securities.........................    4,989     4,872
        Intangible assets..........................................    3,660     3,475
        Deposits and other.........................................    8,529     5,978
                                                                     -------   -------
                                                                     $35,068   $27,492
        (Less) Accumulated amortization............................    4,628     5,638
                                                                     -------   -------
                                                                     $30,440   $21,854
                                                                     =======   =======

     Long-term securities consist primarily of government backed securities held by the Company's wholly owned captive insurance company and are carried at market value, which is not significantly different than cost. The carrying value of the long-term securities approximates fair value.

     On December 30, 1996, the Company acquired beneficial ownership of a Grantor Trust. The Trust assets consist of a McDonnell Douglas DC-10 aircraft and three engines. In connection with the acquisition, KCI paid cash equity of $7.2 million and assumed non-recourse debt of $47.0 million. The DC-10 aircraft is on lease to the Federal Express Corporation through June 2012. Federal Express pays monthly rent to a third

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES
party who, in turn, pays this entire amount to the holders of the non-recourse certificated indebtedness, which is secured by the aircraft. Recourse to the certificate holders is limited to the Trust assets only.

NOTE 11.  COMMITMENTS AND CONTINGENCIES

     On February 21, 1992, Novamedix Limited filed a lawsuit against the Company in the United States District Court for the Western District of Texas. Novamedix holds the patent rights to the principal product which directly competes with the PlexiPulse. The suit alleges that the PlexiPulse infringes several patents held by Novamedix, that the Company breached a confidential relationship with Novamedix and a variety of subsidiary claims. Novamedix seeks injunctive relief and monetary damages. Initial discovery in this case has been substantially completed. Although it is not possible to predict the outcome of this litigation or the damages which could be awarded, the Company believes that its defenses to these claims are meritorious and that the litigation will not have a material effect on the Company's business, financial condition or results of operations.

     On August 16, 1995, the Company filed a civil antitrust lawsuit against Hillenbrand Industries, Inc. and one of its subsidiaries, Hill-Rom. The suit was filed in the United States District Court for the Western District of Texas. The suit alleges that Hill-Rom used its monopoly power in the standard hospital bed business to gain an unfair advantage in the specialty hospital bed business. Although discovery is just beginning and it is not possible to predict the outcome of this litigation or the damages which might be awarded, the Company believes that its claims are meritorious.

     On October 31, 1996 the Company received a counterclaim which had been filed by Hillenbrand Industries, Inc. in the antitrust lawsuit which the Company filed in 1995. The counterclaim alleges that the Company's antitrust lawsuit and other actions were designed to enable Kinetic Concepts to monopolize the bed market. Although it is not possible to predict the outcome of this litigation, the Company believes that the counterclaim is without merit.

     On December 26, 1996, Hill-Rom, a subsidiary of Hillenbrand Industries, Inc. filed a lawsuit against the Company alleging that the Company's TriaDyne(TM) bed infringes a patent issued to Hill-Rom in December 1996. This suit was filed in the United States District Court for the District of South Carolina. Substantive discovery in the case has not begun. Based upon its initial investigation, the Company does not believe that the TriaDyne(TM) bed infringes the Hill-Rom patent or that this lawsuit will materially impact the marketing of the TriaDyne(TM) bed.

     The Company is party to several lawsuits generally incidental to its business, including product claims and is contesting certain adjustments proposed by the Internal Revenue Service to prior years' tax returns. Provisions have been made in the accompanying financial statements for estimated exposures related to these lawsuits and adjustments. In the opinion of management, the disposition of these items will not have a material effect on the Company's business, financial condition or results of operations.

     See discussion of self-insurance program at Note 1 and leases at Note 6.

NOTE 12.  UNUSUAL ITEMS

     During the third quarter of 1994, the Company recorded a gain from the settlement of a patent infringement lawsuit brought against SSI. The settlement was $84.75 million. Net of legal expenses, this transaction added $81.6 million of pre-tax income to the 1994 results. In addition, a $10.1 million pre-tax gain from the sale of Medical Services was recognized. The Company recorded certain other unusual items, primarily planned dispositions of under-utilized rental assets and over-stocked inventories of $6.8 million. These items together total $84 million and are included in Unusual Items on the 1994 Statement of Earnings.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

NOTE 13.  SEGMENT AND GEOGRAPHIC INFORMATION

     The Company operates primarily in one industry segment: the distribution of specialty therapeutic beds and medical devices to select health care providers. A summary of financial information by geographic area is as follows:

                                                             YEAR ENDED DECEMBER 31, 1996
                                                ------------------------------------------------------
                                                DOMESTIC     FOREIGN     ELIMINATIONS     CONSOLIDATED
                                                --------     -------     ------------     ------------
Total revenue:
  Unaffiliated customers......................  $201,116     $68,765       $     --         $269,881
  Intercompany transfers......................     7,272          --         (7,272)              --
                                                --------     -------       --------         --------
          Total...............................  $208,388     $68,765       $ (7,272)        $269,881
                                                ========     =======       ========         ========
Operating earnings............................  $ 40,810     $15,197       $   (653)        $ 55,354
                                                ========     =======       ========         ========
Total assets:
  Identifiable assets.........................  $156,273     $49,622       $(11,547)        $194,348
                                                ========     =======       ========
  Corporate assets............................                                                59,045
                                                                                            --------
          Total assets........................                                              $253,393
                                                                                            ========

                                                             YEAR ENDED DECEMBER 31, 1995
                                                ------------------------------------------------------
                                                DOMESTIC     FOREIGN     ELIMINATIONS     CONSOLIDATED
                                                --------     -------     ------------     ------------
Total revenue:
  Unaffiliated customers......................  $182,754     $60,689       $     --         $243,443
  Intercompany transfers......................     6,991          --         (6,991)              --
                                                --------     -------       --------         --------
          Total...............................  $189,745     $60,689       $ (6,991)        $243,443
                                                ========     =======       ========         ========
Operating earnings............................  $ 33,779     $10,845       $   (832)        $ 43,792
                                                ========     =======       ========         ========
Total assets:
  Identifiable assets.........................  $157,615     $43,787       $(10,075)        $191,327
                                                ========     =======       ========
  Corporate assets............................                                                52,399
                                                                                            --------
          Total assets........................                                              $243,726
                                                                                            ========

                                                             YEAR ENDED DECEMBER 31, 1994
                                                ------------------------------------------------------
                                                DOMESTIC     FOREIGN     ELIMINATIONS     CONSOLIDATED
                                                --------     -------     ------------     ------------
Total revenue:
  Unaffiliated customers......................  $223,202     $46,444       $     --         $269,646
  Intercompany transfers......................     5,489          --         (5,489)              --
                                                --------     -------       --------         --------
          Total...............................  $228,691     $46,444       $ (5,489)        $269,646
                                                ========     =======       ========         ========
Operating earnings............................  $117,368     $ 7,737       $ (1,027)        $124,078
                                                ========     =======       ========         ========
Total assets:
  Identifiable assets.........................  $156,248     $41,756       $ (8,514)        $189,490
                                                ========     =======       ========
  Corporate assets............................                                                43,241
                                                                                            --------
          Total assets........................                                              $232,731
                                                                                            ========

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

     Domestic intercompany transfers primarily represent shipments of equipment and parts to international subsidiaries. These intercompany shipments are made at transfer prices which approximate prices charged to unaffiliated customers and have been eliminated from consolidated net revenues. Corporate assets consist of cash and cash equivalents.

NOTE 14.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     The unaudited consolidated results of operations by quarter are summarized below:

                                                             YEAR ENDED DECEMBER 31, 1996
                                                      -------------------------------------------
                                                       FIRST      SECOND       THIRD      FOURTH
                                                      QUARTER     QUARTER     QUARTER     QUARTER
                                                      -------     -------     -------     -------
Revenue.............................................  $67,587     $64,272     $67,970     $70,052
Operating earnings..................................  $13,741     $12,721     $13,629     $15,263
Net earnings........................................  $ 8,814     $ 8,187     $ 8,858     $13,128
Earnings per common and common equivalent share.....  $  0.19     $  0.18     $  0.19     $  0.30

                                                             YEAR ENDED DECEMBER 31, 1995
                                                      -------------------------------------------
                                                       FIRST      SECOND       THIRD      FOURTH
                                                      QUARTER     QUARTER     QUARTER     QUARTER
                                                      -------     -------     -------     -------
Revenue.............................................  $57,027     $59,790     $61,606     $65,020
Operating earnings..................................  $ 9,577     $ 8,717     $12,734     $12,764
Net earnings........................................  $ 6,098     $ 5,716     $ 8,535     $ 8,092
Earnings per common and common equivalent share.....  $  0.14     $  0.13     $  0.19     $  0.18

     Earnings per share for the full year may differ from the total of the quarterly earnings per share due to rounding differences.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

NOTE 15: SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (UNAUDITED)

     Kinetic Concepts, Inc. has issued $200 million in subordinated debt securities to finance a tender offer to purchase certain of its common shares outstanding. In connection with the issuance of these securities, certain of its subsidiaries (the guarantor subsidiaries) have jointly and severally guaranteed such debt securities. Certain other subsidiaries (the nonguarantor subsidiaries) will not guarantee such debt. Separate financial statements and other disclosures concerning the subsidiary guarantors are not deemed material to investors.

     The following tables present the unaudited condensed consolidating balance sheets of Kinetic Concepts, Inc. as a parent company, its guarantor subsidiaries and its nonguarantor subsidiaries as of December 31, 1996 and 1995 and the related unaudited condensed consolidating statements of earnings and cash flows for each year in the three-year period ended December 31, 1996.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NON-GUARANTOR AND
                          PARENT COMPANY BALANCE SHEET
                               DECEMBER 31, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                               KINETIC CONCEPTS, INC.                                  RECLASSIFICATIONS
                                   PARENT COMPANY        GUARANTOR     NON-GUARANTOR          AND          KINETIC CONCEPTS, INC.
                                      BORROWER          SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                               ----------------------   ------------   -------------   -----------------   ----------------------
ASSETS
Current assets:
  Cash and equivalents........        $                   $ 50,286        $14,485          $  (5,726)             $ 59,045
  Accounts receivable, net....           5,174              39,996         13,072                 (1)               58,241
  Inventories.................          13,944                 334         10,605             (4,841)               20,042
  Prepaid expenses and
     other....................           2,677               3,214            969                 --                 6,860
                                      --------            --------        -------          ---------              --------
          Total current
            assets............          21,795              93,830         39,131            (10,568)              144,188
  Net property, plant and
     equipment................          12,965              76,143          9,571            (33,455)               65,224
  Goodwill, net...............           3,375               3,829          6,337                 --                13,541
  Other assets, net...........          10,848              21,470            325             (2,203)               30,440
  Intercompany investments and
     advances.................         279,773             200,399             --           (480,172)                   --
                                      --------            --------        -------          ---------              --------
          Total Assets........        $328,756            $395,671        $55,364          $(526,398)             $253,393
                                      ========            ========        =======          =========              ========
LIABILITIES AND CAPITAL
  ACCOUNTS
  Accounts payable............        $  7,635            $    509        $ 1,556          $  (5,726)             $  3,974
  Intercompany payables.......         102,044              41,683          9,894           (153,621)                   --
  Current installments of
     capital lease
     obligations..............             118                  --             --                 --                   118
  Accrued expenses............           5,422              17,947          5,561                862                29,792
  Income taxes payable........           2,111                              2,294             (1,435)                2,970
                                      --------            --------        -------          ---------              --------
          Total current
            liabilities.......         117,330              60,139         19,305           (159,920)               36,854
                                      --------            --------        -------          ---------              --------
  Capital leases obligations,
     excluding current
     installment..............             348                  --             48                 --                   396
  Deferred income taxes.......              --              12,120             --             (7,055)                5,065
                                      --------            --------        -------          ---------              --------
          Total Liabilities...         117,678              72,259         19,353           (166,975)               42,315
                                      --------            --------        -------          ---------              --------
  Stockholders' Equity........         211,078             323,412         36,011           (359,423)              211,078
                                      --------            --------        -------          ---------              --------
          Total Liabilities
            and Equity........        $328,756            $395,671        $55,364          $(526,398)             $253,393
                                      ========            ========        =======          =========              ========

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NONGUARANTOR AND
                          PARENT COMPANY BALANCE SHEET
                               DECEMBER 31, 1995
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                               KINETIC CONCEPTS, INC.                                  RECLASSIFICATIONS
                                   PARENT COMPANY        GUARANTOR     NON-GUARANTOR          AND          KINETIC CONCEPTS, INC.
                                      BORROWER          SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                               ----------------------   ------------   -------------   -----------------   ----------------------
ASSETS
Current assets:
  Cash and equivalents.......         $     --            $ 41,142        $13,837          $  (2,580)             $ 52,399
  Accounts receivable, net...            4,216              40,379         11,437                 --                56,032
  Inventories................           14,884               3,993          5,290             (5,313)               18,854
  Note receivable from
     principal shareholder...               --              10,291             --                 --                10,291
  Prepaid expenses and
     other...................            1,591               2,656            647                (29)                4,865
                                      --------            --------        -------          ---------              --------
          Total current
            assets...........           20,691              98,461         31,211             (7,922)              142,441
  Net property, plant and
     equipment...............            7,314              88,888          7,879            (41,805)               62,276
  Notes receivable...........               --               3,187             --                 --                 3,187
  Goodwill, net..............            4,050               4,060          5,858                 --                13,968
  Other assets, net..........           10,970              13,303             --             (2,419)               21,854
  Intercompany investments
     and advances............          228,758                  --             --           (228,758)                   --
                                      --------            --------        -------          ---------              --------
          Total Assets.......         $271,783            $207,899        $44,948          $(280,904)             $243,726
                                      ========            ========        =======          =========              ========
LIABILITIES AND CAPITAL
  ACCOUNTS
  Accounts payable...........         $  3,625            $    185        $ 1,229          $  (2,527)             $  2,512
  Intercompany payables......           52,172              71,938          4,530           (128,640)                   --
  Accrued expenses...........            5,662              14,636          6,686               (494)               26,490
  Income taxes payable.......               --                 886          2,736                404                 4,026
                                      --------            --------        -------          ---------              --------
          Total current
            liabilities......           61,459              87,645         15,181           (131,257)               33,028
                                      --------            --------        -------          ---------              --------
Capital leases obligations,
  excluding current
  installment................               --                  --             55                (55)                   --
Deferred income taxes........               --               5,258             --             (4,884)                  374
                                      --------            --------        -------          ---------              --------
          Total
            liabilities......           61,459              92,903         15,236           (136,196)               33,402
                                      --------            --------        -------          ---------              --------
Stockholders' Equity.........          210,324             114,996         29,712           (144,708)              210,324
                                      --------            --------        -------          ---------              --------
          Total Liabilities
            and Equity.......         $271,783            $207,899        $44,948          $(280,904)             $243,726
                                      ========            ========        =======          =========              ========

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NON-GUARANTOR AND
                      PARENT COMPANY STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                               KINETIC CONCEPTS, INC.                                  RECLASSIFICATIONS         HISTORICAL
                                   PARENT COMPANY        GUARANTOR     NON-GUARANTOR          AND          KINETIC CONCEPTS, INC.
                                      BORROWER          SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                               ----------------------   ------------   -------------   -----------------   ----------------------
Revenue:
  Service and rental..........        $     --            $176,135        $49,315          $      --              $225,450
  Sales and other.............          54,716              10,989         18,768            (40,042)               44,431
                                       -------            --------        -------           --------              --------
          Total revenue.......          54,716             187,124         68,083            (40,042)              269,881
Rental expenses...............              --             110,198         45,851             (9,844)              146,205
Cost of goods sold............          33,774                  --          9,027            (26,486)               16,315
                                       -------            --------        -------           --------              --------
                                        33,774             110,198         54,878            (36,330)              162,520
                                       -------            --------        -------           --------              --------
     Gross profit.............          20,942              76,926         13,205             (3,712)              107,361
Selling, general and
  administrative expenses.....          22,615              38,218          3,101            (11,927)               52,007
                                       -------            --------        -------           --------              --------
     Operating income.........          (1,673)             38,708         10,104              8,215                55,354
Interest income (expense),
  net.........................            (713)              8,703            334                763                 9,087
                                       -------            --------        -------           --------              --------
     Earnings before income
       taxes..................          (2,386)             47,411         10,438              8,978                64,441
Income tax....................            (788)             19,059          3,862              3,321                25,454
                                       -------            --------        -------           --------              --------
     Earnings before equity in
       earnings of
       subsidiaries...........          (1,598)             28,352          6,576              5,657                38,987
     Equity in earnings of
       subsidiaries...........          40,585               6,576             --            (47,161)                   --
                                       -------            --------        -------           --------              --------
     Net earnings.............        $ 38,987            $ 34,928        $ 6,576          $ (41,504)             $ 38,987
                                       =======            ========        =======           ========              ========

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NONGUARANTOR AND
                      PARENT COMPANY STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                               KINETIC CONCEPTS, INC.                                  RECLASSIFICATIONS         HISTORICAL
                                   PARENT COMPANY        GUARANTOR     NON-GUARANTOR          AND          KINETIC CONCEPTS, INC.
                                      BORROWER          SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                               ----------------------   ------------   -------------   -----------------   ----------------------
Revenue:
  Service and rental..........        $     --            $160,214        $46,439          $      --              $206,653
  Sales and other.............          91,737              12,244         13,393            (80,584)               36,790
                                      --------            --------        -------           --------              --------
          Total revenue.......          91,737             172,458         59,832            (80,584)              243,443
Rental expenses...............                             134,137         40,453            (37,170)              137,420
Cost of goods sold............          47,258               2,869          6,517            (42,915)               13,729
                                      --------            --------        -------           --------              --------
                                        47,258             137,006         46,970            (80,085)              151,149
                                      --------            --------        -------           --------              --------
     Gross profit.............          44,479              35,452         12,862               (499)               92,294
Selling, general and
  administrative expenses.....          11,115              12,219          3,647             21,521                48,502
                                      --------            --------        -------           --------              --------
     Operating income.........          33,364              23,233          9,215            (22,020)               43,792
Interest income (expense),
  net.........................          (4,040)              6,195            287              2,112                 4,554
                                      --------            --------        -------           --------              --------
     Earnings before income
       taxes..................          29,324              29,428          9,502            (19,908)               48,346
Income tax....................          11,436              11,477          4,751             (7,759)               19,905
                                      --------            --------        -------           --------              --------
     Earnings before equity in
       earnings of
       subsidiaries...........          17,888              17,951          4,751            (12,149)               28,441
     Equity in earnings of
       subsidiaries...........          10,554               4,751             --            (15,305)                   --
                                      --------            --------        -------           --------              --------
     Net earnings.............        $ 28,442            $ 22,702        $ 4,751          $ (27,454)             $ 28,441
                                      ========            ========        =======           ========              ========

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NONGUARANTOR AND
                      PARENT COMPANY STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                               KINETIC CONCEPTS, INC.                                  RECLASSIFICATIONS         HISTORICAL
                                   PARENT COMPANY        GUARANTOR     NON-GUARANTOR          AND          KINETIC CONCEPTS, INC.
                                      BORROWER          SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                               ----------------------   ------------   -------------   -----------------   ----------------------
Revenue:
  Service and rental..........        $     --            $192,612        $36,220          $      --              $228,832
  Sales and other.............          43,763              23,438          9,143            (35,530)               40,814
                                      --------            --------        -------           --------              --------
          Total revenue.......          43,763             216,050         45,363            (35,530)              269,646
Rental expenses...............                             171,563         34,342            (46,670)              159,235
Cost of goods sold............          28,784              11,635          3,611            (24,642)               19,388
                                      --------            --------        -------           --------              --------
                                        28,784             183,198         37,953            (71,312)              178,623
                                      --------            --------        -------           --------              --------
     Gross profit.............          14,979              32,852          7,410             35,782                91,023
Selling, general and
  administrative expenses.....          11,272              21,588          2,365             16,588                51,813
Unusual items.................         (81,596)             (8,872)                            5,600               (84,868)
                                      --------            --------        -------           --------              --------
     Operating income.........          85,303              20,136          5,045             13,594               124,078
Interest income (expense),
  net.........................          (5,225)             (8,958)         4,256              5,399                (4,528)
                                      --------            --------        -------           --------              --------
     Earnings before income
       taxes..................          80,078              11,178          9,301             18,993               119,550
Income tax....................          36,369               5,048          5,116              9,416                55,949
Minority interest.............              --                  40             --                 --                    40
Cumulative effect of
  accounting change...........             742                  --             --                 --                   742
                                      --------            --------        -------           --------              --------
     Earnings before equity in
       earnings of
       subsidiaries...........          44,451               6,170          4,185              9,577                64,383
     Equity in earnings of
       subsidiaries...........          19,932               4,186             --            (24,118)                   --
                                      --------            --------        -------           --------              --------
     Net earnings.............        $ 64,383            $ 10,356        $ 4,185          $ (14,541)             $ 64,383
                                      ========            ========        =======           ========              ========

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NONGUARANTOR AND
                     PARENT COMPANY STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                               KINETIC CONCEPTS, INC.                                  RECLASSIFICATIONS
                                   PARENT COMPANY        GUARANTOR     NON- GUARANTOR         AND          KINETIC CONCEPTS, INC.
                                      BORROWER          SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                               ----------------------   ------------   -------------   -----------------   ----------------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net earnings..................        $ 38,987            $ 34,928       $   6,576         $ (41,504)             $ 38,987
Adjustments to reconcile net
  earnings to net cash
  provided by operating
  activities:.................         (32,912)             30,697          (5,031)           30,426                23,180
                                      --------            --------        --------          --------              --------
NET CASH PROVIDED BY OPERATING
  ACTIVITIES..................           6,075              65,625           1,545           (11,078)               62,167
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Additions to property, plant
     and equipment............          (8,474)            (13,261)        (10,017)            3,969               (27,783)
  Decrease in inventory to be
     converted into equipment
     for short-term rental....             700                  --              --                --                   700
  Dispositions of property,
     plant and equipment......              --                 132           5,268                --                 5,400
  Businesses acquired in
     purchase transactions,
     net of cash acquired.....              --              (1,146)             --                --                (1,146)
  Excess principal repayment
     on discounted notes
     receivable...............              --               5,180              --                --                 5,180
  Note repaid from principal
     shareholder..............              --              10,000              --                --                10,000
  Decrease (increase) in other
     assets...................              23              (6,796)         (1,227)           (1,960)               (9,960)
                                      --------            --------        --------          --------              --------
NET CASH PROVIDED (USED) BY
  INVESTING ACTIVITIES........          (7,751)             (5,891)         (5,976)            2,009               (17,609)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Borrowings (repayments) of
     capital lease
     obligations..............             466                  --              (6)               (3)                  457
  Proceeds from the exercise
     of stock options.........           4,264                  --              --                --                 4,264
  Proceeds (payments) on
     intercompany investments
     and advances.............          39,442             (51,565)          5,565             6,558                    --
  Purchase and retirement of
     treasury stock...........         (35,241)                 --              --                --               (35,241)
  Cash dividends paid to
     shareholders.............          (6,607)                 --              --                --                (6,607)
  Other.......................            (648)                975            (480)                3                  (150)
                                      --------            --------        --------          --------              --------
NET CASH PROVIDED (USED) BY
  FINANCING ACTIVITIES........           1,676             (50,590)          5,079             6,558               (37,277)
Effect of exchange rate
  changes on cash and cash
  equivalents.................              --                  --              --              (635)                 (635)
                                      --------            --------        --------          --------              --------
Net increase in cash and cash
  equivalents.................              --               9,144             648            (3,146)                6,646
Cash and cash equivalents,
  beginning of year...........              --              41,142          13,837            (2,580)               52,399
                                      --------            --------        --------          --------              --------
CASH AND CASH EQUIVALENTS, END
  OF YEAR.....................        $     --            $ 50,286       $  14,485         $  (5,726)             $ 59,045
                                      ========            ========        ========          ========              ========

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NONGUARANTOR AND
                     PARENT COMPANY STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                               KINETIC CONCEPTS, INC.                                  RECLASSIFICATIONS
                                   PARENT COMPANY        GUARANTOR     NON-GUARANTOR          AND          KINETIC CONCEPTS, INC.
                                      BORROWER          SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                               ----------------------   ------------   -------------   -----------------   ----------------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net earnings..................        $ 28,442            $ 22,702        $ 4,751          $ (27,454)             $ 28,441
Adjustments to reconcile net
  earnings to net cash
  provided by operating
  activities..................         (16,632)             44,747          6,740             (6,514)               28,341
                                      --------            --------        -------           --------              --------
NET CASH PROVIDED BY OPERATING
  ACTIVITIES..................          11,810              67,449         11,491            (33,968)               56,782
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Additions to property, plant
  and equipment...............             225             (65,148)        (7,632)            36,451               (36,104)
Increase in inventory to be
  converted into equipment for
  short-term rental...........          (1,000)                 --             --                 --                (1,000)
Dispositions of property,
  plant and equipment.........             209                 669          2,353                 --                 3,231
Proceeds from sale of
  divisions...................              --               7,182             --                 --                 7,182
Decrease in finance lease
  receivable, net.............              --                  --             --                339                   339
Decrease (increase) in other
  assets......................          (5,012)             (9,002)           117             (2,634)              (16,531)
                                      --------            --------        -------           --------              --------
NET CASH PROVIDED (USED) BY
  INVESTING ACTIVITIES........          (5,578)            (66,299)        (5,162)            34,156               (42,883)
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Borrowings (repayments) of
  notes payable and long-term
  obligations.................             (95)             (7,805)           (68)             7,168                  (800)
Borrowings (repayments) of
  capital lease obligations...              --                  --             55               (119)                  (64)
Proceeds from the exercise of
  stock options...............           4,919                  --             --                 --                 4,919
Proceeds (payments) on
  intercompany investments and
  advances....................          (2,596)             16,121         (4,620)            (8,905)                   --
Purchase and retirement of
  treasury stock..............          (2,849)                 --             --                 --                (2,849)
Cash dividends paid to
  shareholders................          (6,631)                 --             --                 --                (6,631)
Other.........................           1,020              (2,855)         1,203                447                  (185)
                                      --------            --------        -------           --------              --------
NET CASH PROVIDED (USED) BY
  FINANCING ACTIVITIES........          (6,232)              5,461         (3,430)            (1,409)               (5,610)
Effect of exchange rate
  changes on cash and cash
  equivalents.................              --                  --             --                869                   869
                                      --------            --------        -------           --------              --------
Net increase in cash and cash
  equivalents.................              --               6,611          2,899               (352)                9,158
Cash and cash equivalents,
  beginning of year...........              --              34,531         10,938             (2,228)               43,241
                                      --------            --------        -------           --------              --------
CASH AND CASH EQUIVALENTS, END
  OF YEAR.....................        $     --            $ 41,142        $13,837          $  (2,580)             $ 52,399
                                      ========            ========        =======           ========              ========

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NONGUARANTOR AND
                     PARENT COMPANY STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                               KINETIC CONCEPTS, INC.                                  RECLASSIFICATIONS
                                   PARENT COMPANY        GUARANTOR     NON- GUARANTOR         AND          KINETIC CONCEPTS, INC.
                                      BORROWER          SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS         AND SUBSIDIARIES
                               ----------------------   ------------   -------------   -----------------   ----------------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net earnings.................         $ 64,383            $ 10,356       $   4,185         $ (14,541)             $ 64,383
Adjustments to reconcile net
  earnings to net cash
  provided by operating
  activities:                           (6,206)             38,343             276              (345)               32,068
                                      --------           ---------        --------          --------             ---------
NET CASH PROVIDED BY
  OPERATING ACTIVITIES.......           58,177              48,699           4,461           (14,886)               96,451
CASH FLOWS FROM INVESTING
  ACTIVITIES:
Additions to property, plant
  and equipment..............           (4,832)            (25,413)         (4,801)           21,232               (13,814)
Decrease in inventory to be
  converted into equipment
  for short-term rental......            4,250                  --              --                --                 4,250
Dispositions of property,
  plant and equipment........              497               2,372              --                --                 2,869
Proceeds from sale of
  divisions..................               --              65,300              --                --                65,300
Increase in finance lease
  receivable, net............               --              (1,561)             --                --                (1,561)
Decrease (increase) in other
  assets.....................           (1,505)              9,690             111           (17,526)               (9,230)
                                      --------           ---------        --------          --------             ---------
NET CASH PROVIDED (USED) BY
  INVESTING ACTIVITIES.......           (1,590)             50,388          (4,690)            3,706                47,814
CASH FLOWS FROM FINANCING
  ACTIVITIES:
Borrowings (repayments) of
  notes payable and long-term
  obligations................               95            (103,399)             68               611              (102,625)
Borrowings (repayments) of
  capital lease
  obligations................             (176)             (4,778)            (61)            2,633                (2,382)
Proceeds from the exercise of
  stock options..............              915                  --              --                --                   915
Proceeds (payments) on
  intercompany investments
  and advances...............          (51,838)             38,690             472            12,676                    --
Purchase and retirement of
  treasury stock.............           (1,157)                 --              --                --                (1,157)
Cash dividends paid to
  shareholders...............           (6,588)                 --              --                --                (6,588)
Other........................            2,162               2,841           1,440            (7,234)                 (791)
                                      --------           ---------        --------          --------             ---------
NET CASH PROVIDED (USED) BY
  FINANCING ACTIVITIES.......          (56,587)            (66,646)          1,919             8,686              (112,628)
Effect of exchange rate
  changes on cash and cash
  equivalents................               --                  --              --             1,324                 1,324
                                      --------           ---------        --------          --------             ---------
Net increase in cash and cash
  equivalents................               --              32,441           1,690            (1,170)               32,961
Cash and cash equivalents,
  beginning of year..........               --               2,090           9,248            (1,058)               10,280
                                      --------           ---------        --------          --------             ---------
CASH AND CASH EQUIVALENTS,
  END OF YEAR................         $     --            $ 34,531       $  10,938         $  (2,228)             $ 43,241
                                      ========           =========        ========          ========             =========

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                     SEPTEMBER 30,     DECEMBER 31,
                                                                         1997              1996
                                                                     -------------     ------------
                                                                      (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents........................................    $  45,535         $ 59,045
  Accounts and notes receivable, net...............................       74,875           58,241
  Inventories......................................................       21,068           20,042
  Prepaid expenses and other.......................................       10,653            6,860
                                                                        --------         --------
          Total current assets.....................................      152,131          144,188
                                                                        --------         --------
Net property, plant and equipment..................................       72,535           65,224
Notes receivable...................................................        3,100               --
Goodwill, less accumulated amortization of $13,202 in 1997 and
  $12,021 in 1996..................................................       27,649           13,541
Other assets, less accumulated amortization of $2,942 in 1997 and
  $2,837 in 1996...................................................       30,608           30,440
                                                                        --------         --------
                                                                       $ 286,023         $253,393
                                                                        ========         ========
                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................    $   5,423         $  3,974
  Current installments of capital lease obligations................          137              118
  Accrued expenses.................................................       33,631           29,792
  Income taxes payable.............................................        1,776            2,970
                                                                        --------         --------
          Total current liabilities................................       40,967           36,854
                                                                        --------         --------
Capital lease obligations, net of current installments.............          340              396
Deferred income taxes, net.........................................       13,462            5,065
Other..............................................................          208               --
                                                                        --------         --------
                                                                          54,977           42,315
                                                                        --------         --------
Minority interest..................................................          220               --
Shareholders' equity:
  Common stock; issued and outstanding 42,486 in 1997 and 42,355 in
     1996 .........................................................           42               42
  Retained earnings................................................      235,579          210,816
  Cumulative foreign currency translation adjustment...............       (4,721)             555
  Notes receivable from officers...................................          (74)            (335)
                                                                        --------         --------
                                                                         230,826          211,078
                                                                        --------         --------
                                                                       $ 286,023         $253,393
                                                                        ========         ========

     See accompanying notes to condensed consolidated financial statements.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                    THREE MONTHS ENDED        NINE MONTHS ENDED
                                                       SEPTEMBER 30,            SEPTEMBER 30,
                                                    -------------------     ---------------------
                                                     1997        1996         1997         1996
                                                    -------     -------     --------     --------
Revenue:
  Rental and service..............................  $61,605     $56,638     $184,730     $167,523
  Sales and other.................................   14,694      11,332       39,781       32,306
                                                    -------     -------     --------     --------
     Total revenue................................   76,299      67,970      224,511      199,829
Rental expenses...................................   39,017      36,405      115,633      109,263
Cost of goods sold................................    6,065       3,856       16,077       11,685
                                                    -------     -------     --------     --------
                                                     45,082      40,261      131,710      120,948
                                                    -------     -------     --------     --------
     Gross profit.................................   31,217      27,709       92,801       78,881
Selling, general and administrative expenses......   15,052      14,080       44,196       38,791
                                                    -------     -------     --------     --------
     Operating earnings...........................   16,165      13,629       48,605       40,090
Net interest income...............................      442       1,063        1,295        2,937
                                                    -------     -------     --------     --------
     Earnings before income taxes and minority
       interest...................................   16,607      14,692       49,900       43,027
Income taxes......................................    6,643       5,834       19,960       17,168
Minority interest.................................       16          --           37           --
                                                    -------     -------     --------     --------
     Net earnings.................................  $ 9,948     $ 8,858     $ 29,903     $ 25,859
                                                    =======     =======     ========     ========
     Earnings per common and common equivalent
       share......................................  $  0.23     $  0.19     $   0.68     $   0.56
                                                    =======     =======     ========     ========
     Shares used in earnings per share
       computations...............................   44,091      45,553       43,772       45,923
                                                    =======     =======     ========     ========

     See accompanying notes to condensed consolidated financial statements.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                           -------------------
                                                                            1997        1996
                                                                           -------     -------
Cash flows from operating activities:
  Net earnings...........................................................  $29,903     $25,859
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization.......................................   17,144      16,487
     Provision for uncollectible accounts receivable.....................    2,533       2,327
     Change in assets and liabilities:
       Increase in accounts receivable...................................  (17,599)     (3,159)
       Increase in inventories...........................................     (598)     (2,174)
       Increase in prepaid and other assets..............................   (3,693)     (4,696)
       Increase in accounts payable......................................       77       1,460
       Increase in accrued expenses......................................    2,145       2,604
       Increase (decrease) in income taxes payable.......................   (1,194)        968
       Increase in deferred income taxes.................................    8,397         613
                                                                           -------     -------
          Net cash provided by operating activities......................   37,115      40,289
                                                                           -------     -------
Cash flows from investing activities:
  Additions to property, plant, and equipment............................  (19,794)    (18,287)
  Increase in inventory to be converted into equipment for short-term
     rental..............................................................   (4,210)       (850)
  Dispositions of property, plant, and equipment.........................    1,809       1,400
  Business acquired in purchase transactions, net of cash acquired.......  (16,903)         --
  Decrease (increase) in note receivable from principal shareholder......   (3,000)     10,000
  Increase in other assets...............................................   (1,115)       (961)
                                                                           -------     -------
          Net cash used by investing activities..........................  (43,213)     (8,698)
                                                                           -------     -------
Cash flows from financing activities:
  Proceeds (repayments) of capital lease obligations.....................     (307)        488
  Proceeds from the exercise of stock options............................    3,864       4,694
  Purchase and retirement of treasury stock..............................   (4,133)    (16,599)
  Cash dividends paid to shareholders....................................   (4,789)     (4,988)
  Other..................................................................      607        (147)
                                                                           -------     -------
          Net cash used by financing activities..........................   (4,758)    (16,552)
                                                                           -------     -------
Effect of exchange rate changes on cash and cash equivalents.............   (2,654)       (457)
                                                                           -------     -------
Net increase (decrease) in cash and cash equivalents.....................  (13,510)     14,582
Cash and cash equivalents, beginning of year.............................   59,045      52,399
                                                                           -------     -------
Cash and cash equivalents, end of period.................................  $45,535     $66,981
                                                                           =======     =======
Supplemental disclosure of cash flow information:
  Cash paid during the first nine months for:
     Interest............................................................      111         112
     Income taxes........................................................    9,380      10,544

     See accompanying notes to condensed consolidated financial statements.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

     The financial statements presented herein include the accounts of Kinetic Concepts, Inc. and all subsidiaries (the "Company"). The condensed consolidated financial statements appearing in this quarterly report on Form 10-Q should be read in conjunction with the financial statements and notes thereto included in the Company's latest annual report. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The foregoing financial information reflects all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations for the interim periods presented. Interim period operating results are not necessarily indicative of the results to be expected for the full fiscal year.

(2) INVENTORY COMPONENTS

     Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value). Inventories are comprised of the following (in thousands):

                                                             SEPTEMBER 30,     DECEMBER 31,
                                                                 1997              1996
                                                             -------------     ------------
        Finished goods.....................................     $ 8,414          $  5,586
        Work in progress...................................       3,333             1,893
        Raw materials, supplies and parts..................      18,081            17,113
                                                                -------           -------
                                                                 29,828            24,592
        Less amounts expected to be converted into
          equipment for short-term rental..................       8,760             4,550
                                                                -------           -------
                  Total inventories........................     $21,068          $ 20,042
                                                                =======           =======

(3) NOTES RECEIVABLE

     Notes receivable includes a $3.0 million note received from James R. Leininger, M.D., the principal shareholder and chairman of the Company's Board of Directors, the proceeds of which were used to finance a construction project for Home Dome, L.L.C., a third party affiliated with Dr. Leininger. The note carries a variable interest rate which will fluctuate between 6.25% and 10.25% per annum, and requires quarterly interest payments beginning May 3, 1997. Monthly principal payments commence March 3, 1998 based on a 20-year note amortization. The note has a final maturity date of February 3, 2002, at which time the entire amount of unpaid principal and interest shall be due. The note is secured by 300,000 shares of the Company's Common Stock and a mortgage on the property under construction.

(4) ACQUISITIONS/DISPOSITIONS

     On July 31, 1997, the Company acquired the outstanding capital stock of Equi-Tron Mfg., Inc. located in Ontario, Canada, for approximately $3.2 million in cash plus other consideration. Equi-Tron Mfg., Inc. manufactures a line of products for bariatric patients used primarily in the home care market.

     On April 18, 1997, the Company acquired 80% of the outstanding capital stock of Ethos Medical Group, Ltd. located in Athlone, Ireland, for approximately $2.3 million in cash plus other consideration. Ethos manufactures the Keene Roto Rest(R) trauma bed and other medical devices and rents specialty support surfaces to caregivers throughout Ireland. Ethos Medical's operating results are not expected to have a material impact on the Company's results of operations for 1997. The operating results of Equi-Tron Mfg., Inc. are not expected to have a material impact on the Company's results of operations for 1997.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

     On February 1, 1997, the Company acquired the assets of H.F. Systems, Inc. of Los Angeles. H.F. Systems offers a complete line of therapeutic specialty support surfaces primarily to the California extended care marketplace. The Company acquired the assets of H.F. Systems in a single transaction for approximately $8.0 million in cash plus other consideration. H.F. Systems will be integrated into Kinetic Concepts' extensive distribution system and, as a result, the Company expects to benefit from the elimination of certain redundant expenses. H.F. Systems recorded revenue of approximately $7.0 million for 1996 and is not expected to have a material impact on the Company's results of operations for 1997.

     On January 3, 1997 the Company purchased from Trac Medical, Inc., a North Carolina corporation, all assets and technology rights to the "Access" patient care device, an environmental control system arm which is mountable on hospital beds. The Company purchase price of the Access device was approximately $2.0 million in cash plus other consideration.

(5) SHARES USED IN EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE COMPUTATIONS

     The weighted average number of common and common equivalent shares used in the computation of earnings per share is as follows (in thousands):

                                                            THREE MONTHS
                                                                ENDED           NINE MONTHS ENDED
                                                            SEPTEMBER 30,         SEPTEMBER 30,
                                                          -----------------     -----------------
                                                           1997       1996       1997       1996
                                                          ------     ------     ------     ------
Average outstanding common shares.......................  42,447     43,966     42,318     44,209
Average common equivalent shares-dilutive effect of
  option shares.........................................   1,644      1,587      1,454      1,714
                                                          -------    -------    -------    -------
Shares used in earnings per share computations..........  44,091     45,553     43,772     45,923
                                                          =======    =======    =======    =======

     Earnings per common and common equivalent share are computed by dividing net earnings by the weighted average number of common and dilutive common equivalent shares outstanding during the period. Dilutive common equivalent shares consist of stock options (using the treasury stock method). Earnings per share computed on a fully diluted basis is not presented as it is not significantly different from earnings per share computed on a primary basis.

(6) COMMITMENTS AND CONTINGENCIES

     The Company is party to several lawsuits generally incidental to its business and is contesting certain adjustments proposed by the Internal Revenue Service to prior years' tax returns. Provisions have been made in the accompanying financial statements for estimated exposures related to these lawsuits and adjustments. In the opinion of management, the disposition of these items will not have a material effect on the Company's financial statements.

(7) NEW PRONOUNCEMENTS

     In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary ("basic") earnings per share, the dilutive effect of stock options will be excluded. The impact is expected to result in an increase in basic earnings per share for the nine month periods ended September 30, 1997 and September 30, 1996 of $0.01 and $0.01 per share, respectively. The impact of Statement 128 on the calculation of fully diluted earnings per share for these periods is not expected to be material.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 130, "Reporting Comprehensive Income" which is effective for fiscal years beginning after December 15, 1997. This new pronouncement establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Under the provisions of Statement No. 130, all revenue, expenses, gains and losses recognized during the period are included in income, regardless of whether they are considered to be results of operations of the period. Items required by accounting standards to be reported as direct adjustments to paid-in-capital, retained earnings or other non-income equity accounts are not to be included as components of comprehensive income. The Company plans to adopt the provisions of Statement No. 130 effective with the fiscal year beginning January 1, 1998, and estimates that any impact on the Company's results of operations or financial position will not be material.

     Also, effective for periods beginning after December 15, 1997, the FASB issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information". This statement establishes standards for the way that public companies report information about operating segments in annual financial statements as well as interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company plans to adopt the provisions of Statement No. 131 effective with the fiscal year beginning January 1, 1998 and estimates that adoption of these provisions will not have a material adverse impact on the Company's financial position or results of operations.

(8) SUBSEQUENT EVENTS

     Subsequent to September 30, 1997, the Company consummated the acquisition of substantially all of the assets of RIK Medical, L.L.C. ("RIK"), a Delaware limited liability company. The Company paid approximately $23.3 million for the acquisition plus an earn-out of up to $2.0 million. RIK is a manufacturer of non-powered therapeutic support surfaces based in Boulder, Colorado. The RIK products incorporate several unique and patented components and features.

     Subsequent to September 30, 1997, the Company and Fremont Partners, L.P. and Richard C. Blum & Associates, L.P. (the "Investors") entered into a Transaction Agreement (the "Transaction Agreement") pursuant to which the Investors will participate in the recapitalization (the "Recapitalization") of the Company. The Transaction Agreement provides, among other things, that the Investors would purchase in the aggregate 8,083,712 newly-issued shares of the Company's common stock, $.001 par value per share, at a per Share price equal to $19.25 (the "Stock Purchase"). The proceeds of the Stock Purchase, together with approximately $540.2 million of aggregate proceeds from certain financings, will be used by the Company to (i) purchase all of the Shares tendered to the Company pursuant to the terms of that certain Offer to Purchase dated October 8, 1997 (the "Tender Offer") at a price of $19.25 per Share, net to seller in cash and
(ii) pay all related fees and expenses.

     The Transaction Agreement provides that, among other things, as soon as practicable after the consummation of the Stock Purchase, the purchase of Shares pursuant to the Tender Offer, the satisfaction of the other conditions set forth in the Transaction Agreement, and in accordance with the requirements of the Delaware General Corporation Law and the Revised Uniform Limited Partnership Act of the State of Delaware (together, "Delaware Law") and the Texas Business Corporation Act ("Texas Law"), the Investors will be merged with and into the Company (the "Merger") with the Company as the surviving corporation of the Merger. The consummation of the Merger is subject to the satisfaction or waiver of certain conditions including the approval of the Transaction Agreement and the Merger by the requisite vote of the shareholders of the Company. Under the Company's articles of incorporation and Texas Law, the affirmative vote of the holders of two-thirds of the outstanding Shares is required to approve the Transaction Agreement and the Merger. If the Tender Offer is consummated, the Investors and Dr. James Leininger will be able to effect the Merger without the affirmative vote of any other shareholder.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONCLUDED)

(9) SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL
STATEMENTS (UNAUDITED)

     Kinetic Concepts, Inc. has issued $200 million in subordinated debt securities to finance a tender offer to purchase certain of its common shares outstanding. In connection with the issuance of these securities, certain of its subsidiaries (the guarantor subsidiaries) have jointly and severally guaranteed such debt securities. Certain other subsidiaries (the nonguarantor subsidiaries) will not guarantee such debt. Separate financial statements and other disclosures concerning the subsidiary guarantors are not deemed material to Investors.

     The following tables present the unaudited condensed consolidating balance sheets of Kinetic Concepts, Inc. as a parent company, its guarantor subsidiaries and its nonguarantor subsidiaries as of September 30, 1997 and 1996 and the related unaudited condensed consolidating statements of earnings and cash flows for the nine-month periods ended September 30, 1997 and 1996.

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NON-GUARANTOR AND
                          PARENT COMPANY BALANCE SHEET
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                  KINETIC                                                             KINETIC
                                               CONCEPTS, INC.                                  RECLASSIFICATIONS   CONCEPTS, INC.
                                               PARENT COMPANY    GUARANTOR     NON-GUARANTOR          AND               AND
                                                  BORROWER      SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS       SUBSIDIARIES
                                               --------------   ------------   -------------   -----------------   --------------
                                                             ASSETS
Current assets:
  Cash and cash equivalents...................       1,615          22,876         21,044                               45,535
  Accounts receivable and note receivable,
     net......................................         268          60,763         13,844                               74,875
  Inventories.................................      18,157           2,292          9,658             (9,039)           21,068
  Prepaid expenses and other..................       6,076           2,807          1,770                               10,653
                                                  --------         -------      ---------           --------
          Total current assets................     262,116          88,738         46,316             (9,039)          152,131
  Net property, plant and equipment...........      13,918          73,882          8,625            (23,890)           72,535
  Notes receivable............................       3,000             100                                               3,100
  Goodwill, net...............................       2,869          18,831          5,949                               27,649
  Other assets, net...........................       9,915          22,080            121             (1,508)           30,608
  Intercompany investments and advances.......     242,282         267,443          5,060           (514,785)
                                                  --------         -------      ---------           --------
          Total Assets........................    $298,100        $471,074        $66,071          $(549,222)         $286,023
                                                  ========         =======      =========           ========
                                                LIABILITIES AND CAPITAL ACCOUNTS
Accounts payable..............................       2,828             604          1,991                                5,423
Intercompany payables.........................      59,906         122,107         11,359           (193,372)
Current installments of capital lease
  obligations.................................         137                                                                 137
Accrued expenses..............................       4,115          24,321          5,694               (499)           33,631
Income taxes payable..........................                         889          3,404             (2,517)            1,776
                                                  --------         -------      ---------           --------
          Total current liabilities...........      66,986         147,921         22,448           (196,388)           40,967
                                                  --------         -------      ---------           --------
Capital leases obligations, net of current
  installments................................         289                             51                                  340
Deferred income taxes, net....................                      18,924                            (5,462)           13,462
Other.........................................                                        208                                  208
                                                  --------         -------      ---------           --------
          Total Liabilities...................      67,275         166,845         22,707           (201,850)           54,977
                                                  --------         -------      ---------           --------
Minority interest.............................                                        220                                  220
Stockholders' Equity..........................     230,825         304,229         43,144           (347,372)          230,826
                                                  --------         -------      ---------           --------
          Total Liabilities and Equity........    $298,100        $471,074        $66,071          $(549,222)         $286,023
                                                  ========         =======      =========           ========

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NON-GUARANTOR AND
                          PARENT COMPANY BALANCE SHEET
                               SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                           KINETIC
                                        CONCEPTS, INC.                                  RECLASSIFICATIONS       KINETIC
                                        PARENT COMPANY    GUARANTOR     NON-GUARANTOR          AND           CONCEPTS, INC.
                                           BORROWER      SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS      AND SUBSIDIARIES
                                        --------------   ------------   -------------   -----------------   ----------------
ASSETS
Current assets:
  Cash and cash equivalents...........     $               $ 55,230        $13,215          $  (1,464)          $ 66,981
  Accounts receivable, net............        5,246          38,942         12,751                                56,939
  Inventories.........................       15,488             162         11,940             (6,490)            21,100
  Prepaid expenses and other..........        5,257           2,876          1,429                                 9,562
                                           --------        --------        -------          ---------           --------
          Total current assets........       25,991          97,210         39,335             (7,954)           154,582
  Net property, plant and equipment...       12,389          77,445          9,452            (33,898)            65,388
  Notes receivable....................                        3,187                                                3,187
  Goodwill, net.......................        3,544           3,836          6,464                                13,844
  Other assets, net...................        9,574          12,847                              (993)            21,428
  Intercompany investments and
     advances.........................      291,835                                          (291,835)
                                           --------        --------        -------          ---------           --------
          Total Assets................     $343,333        $194,525        $55,251          $(334,680)          $258,429
                                           ========        ========        =======          =========           ========
LIABILITIES AND CAPITAL ACCOUNTS
  Accounts payable....................     $  3,640        $    386        $ 1,336          $  (1,464)          $  3,898
  Intercompany payables...............      114,325          19,307         12,062           (145,694)
  Accrued expenses....................        5,924          17,864          5,844               (574)            29,058
  Income taxes payable................                        5,256          2,006             (2,671)             4,591
                                           --------        --------        -------          ---------           --------
          Total current liabilities...      123,889          42,813         21,248           (150,403)            37,547
                                           --------        --------        -------          ---------           --------
  Capital leases obligations..........          494                             49                                   543
  Deferred income taxes, net..........                        7,819                            (6,430)             1,389
  Other...............................
                                           --------        --------        -------          ---------           --------
          Total Liabilities...........      124,383          50,632         21,297           (156,833)            39,479
                                           --------        --------        -------          ---------           --------
  Stockholders' Equity................      216,950         143,893         33,954           (177,847)           218,950
                                           --------        --------        -------          ---------           --------
          Total Liabilities and
            Equity....................     $341,333        $194,525        $55,251          $(334,680)          $258,429
                                           ========        ========        =======          =========           ========

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATING GUARANTOR, NON-GUARANTOR AND
                      PARENT COMPANY STATEMENT OF EARNINGS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                  KINETIC                                                             HISTORICAL
                               CONCEPTS, INC.                                  RECLASSIFICATIONS       KINETIC
                               PARENT COMPANY    GUARANTOR     NON-GUARANTOR          AND           CONCEPTS, INC.
                                  BORROWER      SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS      AND SUBSIDIARIES
                               --------------   ------------   -------------   -----------------   ----------------
Revenue:
  Rental and Service.........                      150,699         34,031                               184,730
  Sales and other............       32,018          23,991         15,065            (31,293)            39,781
                                   -------        --------        -------           --------           --------
          Total revenue......       32,018         174,690         49,096            (31,293)           224,511
Rental expenses..............                       91,263         30,453             (6,083)           115,633
Cost of goods sold...........       20,633           6,014          8,785            (19,355)            16,077
                                   -------        --------        -------           --------           --------
                                    20,633          97,277         39,238            (25,438)           131,710
                                   -------        --------        -------           --------           --------
     Gross profit............       11,385          77,413          9,858             (5,855)            92,801
Selling, general and
  administrative expenses....        4,593          36,925          2,678                                44,196
                                   -------        --------        -------           --------           --------
     Operating earnings......        6,792          40,488          7,180             (5,855)            48,605
Net interest income..........          173             349            216                557              1,295
                                   -------        --------        -------           --------           --------
  Earnings before income
     taxes and minority
     interest................        6,965          40,837          7,396             (5,298)            49,900
Income tax...................        2,747          15,787          3,285             (1,859)            19,960
Minority interest............                                         (37)                                  (37)
                                   -------        --------        -------           --------           --------
  Earnings before equity in
     earnings of
     subsidiaries............        4,219          25,049          4,074             (3,439)            29,123
  Equity in earnings of
     subsidiaries............       25,684           4,074                           (29,758)
                                   -------        --------        -------           --------           --------
Net earnings.................     $ 29,903        $ 29,123        $ 4,074          $ (33,197)          $ 29,903
                                   =======        ========        =======           ========           ========

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NON-GUARANTOR AND
                      PARENT COMPANY STATEMENT OF EARNINGS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                       KINETIC                                                                 HISTORICAL
                                    CONCEPTS, INC.                                     RECLASSIFICATIONS        KINETIC
                                    PARENT COMPANY     GUARANTOR      NON-GUARANTOR           AND            CONCEPTS, INC.
                                       BORROWER       SUBSIDIARIES    SUBSIDIARIES       ELIMINATIONS       AND SUBSIDIARIES
                                    --------------    ------------    -------------    -----------------    ----------------
Revenue:
  Rental and service..............                       130,554          36,969                                 167,523
  Sales and other.................       31,149            8,273          14,035            (21,151)              32,306
                                        -------          -------          ------            -------              -------
          Total revenue...........       31,149          138,827          51,004            (21,151)             199,829
Rental expenses...................                        82,091          34,788             (7,616)             109,263
Cost of goods sold................       24,598              554           6,494            (19,961)              11,685
                                        -------          -------          ------            -------              -------
                                         24,598           82,645          41,282            (27,577)             120,948
                                        -------          -------          ------            -------              -------
     Gross profit.................        6,551           56,182           9,722              6,426               78,881
Selling, general and
  administrative expenses.........       16,280           20,318           2,193                                  38,791
  Operating earnings..............       (9,729)          35,864           7,529              6,426               40,090
Interest income (expense), net....       (4,407)           6,607             170                567                2,937
                                        -------          -------          ------            -------              -------
  Earnings before income taxes....      (14,136)          42,471           7,699              6,993               43,027
Income tax........................       (5,513)          16,351           3,465              2,865               17,168
                                        -------          -------          ------            -------              -------
  Earnings before equity in
     earnings of subsidiaries.....       (8,623)          26,120           4,234              4,128               25,859
  Equity in earnings of
     subsidiaries.................       34,482            4,234                            (38,716)
                                        -------          -------          ------            -------              -------
  Net earnings....................       25,859           30,354           4,234            (34,588)              25,859
                                        =======          =======          ======            =======              =======

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NON-GUARANTOR AND
                     PARENT COMPANY STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                                  (THOUSANDS)

                                           KINETIC
                                        CONCEPTS, INC.                                  RECLASSIFICATIONS       KINETIC
                                        PARENT COMPANY    GUARANTOR     NON-GUARANTOR          AND           CONCEPTS, INC.
                                           BORROWER      SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS      AND SUBSIDIARIES
                                        --------------   ------------   -------------   -----------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings..........................       29,903          29,123          4,074           (33,197)             29,903
Adjustments to reconcile net earnings
  to net cash provided by operating
  activities..........................      (33,650)          5,337          4,363            31,162               7,212
                                            -------         -------         ------           -------             -------
Net cash provided by operating
  activities..........................       (3,747)         34,460          8,437            (2,035)             37,115
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and
     equipment........................          923         (14,910)        (3,445)           (2,362)            (19,794)
  Increase in inventory to be
     converted into equipment for
     short-term rental................       (4,210)                                                              (4,210)
  Dispositions of property, plant and
     equipment........................                          264          1,545                                 1,809
  Businesses acquired in purchase
     transactions, net of cash
     acquired.........................                      (16,903)                                             (16,903)
  Decrease in note receivable from
     principal shareholder............       (3,000)                                                              (3,000)
  Decrease (increase) in other
     assets...........................          808             534            125            (2,582)             (1,115)
                                            -------         -------         ------           -------             -------
Net cash used in investing
  activities..........................       (5,479)        (31,015)        (1,775)           (4,944)            (43,213)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds (repayments) of capital
     lease obligations................         (248)                             3               (62)               (307)
  Proceeds from the exercise of stock
     options..........................        3,864                                                                3,864
  Proceeds (payments) on intercompany
     investments and advances.........       21,036         (28,257)         4,748             2,473
  Purchase and retirement of treasury
     stock............................       (4,133)                                                              (4,133)
  Cash dividends paid to
     shareholders.....................       (4,789)                                                              (4,789)
  Other...............................       (4,889)         (2,598)        (4,854)           12,948                 607
                                            -------         -------         ------           -------             -------
Net cash provided (used) by financing
  activities..........................       10,841         (30,855)          (103)           15,359              (4,758)
Effect of exchange rate changes on
  cash and cash equivalents...........                                                        (2,654)             (2,654)
                                            -------         -------         ------           -------             -------
Net increase in cash and cash
  equivalents.........................        1,615         (27,410)         6,559             5,726             (13,510)
  Effect of Unusual Items
Cash and cash equivalents, beginning
  of period...........................                       50,286         14,485            (5,726)             59,045
                                            -------         -------         ------           -------             -------
Cash and cash equivalents, end of
  period..............................        1,615          22,876         21,044                                45,535
                                            =======         =======         ======           =======             =======

                    KINETIC CONCEPTS, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATING GUARANTOR, NONGUARANTOR AND
                     PARENT COMPANY STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                           KINETIC
                                        CONCEPTS, INC.                                  RECLASSIFICATIONS       KINETIC
                                        PARENT COMPANY    GUARANTOR     NON-GUARANTOR          AND           CONCEPTS, INC.
                                           BORROWER      SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS      AND SUBSIDIARIES
                                        --------------   ------------   -------------   -----------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings..........................       25,859          30,354          4,234           (34,588)             25,859
Adjustments to reconcile net earnings
  to net cash provided by operating
  activities..........................      (37,368)         31,682         (7,856)           27,972              14,430
                                            -------         -------         ------           -------             -------
Net cash (used in) provided by
  operating activities................      (11,509)         62,036         (3,622)           (6,616)             40,289
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant, and
     equipment........................       (5,750)         (8,841)        (4,962)            1,266             (18,287)
  Increase in inventory to be
     converted into equipment for
     short-term rental................         (850)                                                                (850)
  Dispositions of property, plant and
     equipment........................                                       1,400                                 1,400
  Decrease (increase) in note
     receivable from principal
     shareholder......................                       10,000                                               10,000
  Decrease (increase) in other
     assets...........................        1,289             746           (970)           (2,026)               (961)
                                            -------         -------         ------           -------             -------
Net cash (used in) provided by
  investing activities................       (5,311)          1,905         (4,532)             (760)             (8,698)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds (repayments) of capital
     lease obligations................          494                             (6)                                  488
  Proceeds from the exercise of stock
     options..........................        4,694                                                                4,694
  Proceeds (payments) on intercompany
     investments and advances.........       33,558         (48,230)         7,730             6,942
  Purchase and retirement of treasury
     stock............................      (16,599)                                                             (16,599)
  Cash dividends paid to
     shareholders.....................       (4,988)                                                              (4,988)
  Other...............................         (339)         (1,623)          (192)            2,007                (147)
                                            -------         -------         ------           -------             -------
Net cash provided (used) by financing
  activities..........................       16,820         (49,953)         7,532             8,949             (16,552)
Effect of exchange rate changes on
  cash and cash equivalents...........                                                          (457)               (457)
                                            -------         -------         ------           -------             -------
Net increase in cash and cash
  equivalents.........................                       14,088           (622)            1,116              14,582
Cash and cash equivalents, beginning
  of period...........................                       41,142         13,837            (2,580)             52,399
                                            -------         -------         ------           -------             -------
Cash and cash equivalents, end of
  period..............................                       55,230         13,215            (1,464)             66,981
                                            =======         =======         ======           =======             =======

======================================================

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFER MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL OR BOTH TOGETHER NOR ANY EXCHANGE OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY INFERENCE THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Summary...............................    5
Risk Factors..........................   18
Purpose of the Exchange Offer.........   27
Resale of the Exchange Notes..........   28
Plan of Distribution..................   28
The Exchange Offer....................   29
Exchange Agent........................   35
Use of Proceeds.......................   36
Capitalization........................   37
Unaudited Pro Forma Condensed
  Consolidated Financial Statements...   38
Selected Historical Consolidated
  Financial Data......................   48
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   50
Business..............................   60
Management............................   75
Executive Compensation................   76
Principal Shareholders................   83
Description of Notes..................   88
Certain Tax Considerations............  117
Book-Entry; Delivery and Form.........  120
Available Information.................  121
Legal Matters.........................  122
Index to Consolidated Financial
  Statements..........................  F-1

     UNTIL                , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

======================================================
======================================================
                             KINETIC CONCEPTS, INC.

                               OFFER TO EXCHANGE
                        9 5/8% SENIOR SUBORDINATED NOTES
                               DUE 2007, SERIES B
                          FOR ANY AND ALL OUTSTANDING
                        9 5/8% SENIOR SUBORDINATED NOTES
                               DUE 2007, SERIES A
                                     [LOGO]
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                         , 1998
======================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 2.02-1 of the Texas Business Corporation Act (the "Act") empowers a Texas corporation to indemnify any person who was, is, or is threatened to be made, a named defendant or respondent to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding, because the person is or was a director of such corporation, and any person who, while serving as a director of such corporation, was serving at the request of such corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation or enterprise. This indemnity may include judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification of a director is not permitted if the person is found liable for willful and intentional misconduct in the performance of his duty to the corporation, is found to be liable on the basis of the receipt of an improper benefit or is found liable to the corporation. A Texas corporation is also permitted to indemnify and advance expenses to officers, employees and agents who are not directors to such extent as may be provided by its articles of incorporation, bylaws, action of board of directors, a contract or required by common law. No indemnification shall be permitted if the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. A Texas corporation is required to indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named as a defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in defense of the proceeding.

     Article VIII of the Bylaws of the Company provides for indemnification of the directors and officers of the Company to the fullest extent permitted by law, as now in effect or later amended. Article VIII, Section I of the Bylaws provides that expenses incurred by a director or officer in defending a suit or other similar proceeding will be paid by the Company upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by the Company.

     The Company also has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

     Additionally, Article Seven of the Company's Restated Articles of Incorporation limits the liability of the Company's directors under certain circumstances. Article Seven states:

        A Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a director, except for liability for (a) a breach of the Director's duty of loyalty to the Corporation or its shareholders, (b) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office, (d) an act or omission for which the liability of the Director is expressly provided for by statute, or (e) an act related to an unlawful stock repurchase or payment of a dividend.

        If the Act hereafter is amended to authorize further elimination of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on the personal liability provided herein, shall be limited to the fullest extent permitted by the Act as amended. Any repeal or modification of this Article Seven by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director at the time of such repeal or modification.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  **3.1    Restated Articles of Incorporation of KCI (filed as Exhibit 3.2 to KCI's
           Registration Statement on Form S-1 (Registration No. 33-21353), as amended, and incorporated herein by reference).
  **3.2    Restated By-Laws of KCI (filed as Exhibit 3.3 to KCI's Registration Statement on
           Form S-1 (Registration No. 33-21353), as amended, and incorporated herein by reference).
   *3.3    Articles of Organization of KCI Properties Limited.
   *3.4    Regulations of KCI Properties Limited.
   *3.5    Articles of Organization of KCI Real Property Limited.
   *3.6    Regulations of KCI Real Property Limited.
   *3.7    Certificate of Incorporation of KCI Holding Company, Inc.
   *3.8    By-Laws of KCI Holding Company, Inc.
   *3.9    Certificate of Incorporation of KCI-RIK Acquisition Corp.
   *3.10   By-Laws of KCI-RIK Acquisition Corp.
   *3.11   Certificate of Incorporation of KCI International, Inc.
   *3.12   By-Laws of KCI International, Inc.
   *3.13   Certificate of Incorporation of KCI Air, Inc.
   *3.14   By-Laws of KCI Air, Inc.
   *3.15   Certificate of Incorporation of Plexus Enterprises, Inc.
   *3.16   By-Laws of Plexus Enterprises, Inc.
   *3.17   Certificate of Incorporation of Medical Retro Design, Inc.
   *3.18   By-Laws of Medical Retro Design, Inc.
   *3.19   Certificate of Incorporation of KCI Therapeutic Services, Inc.
   *3.20   By-Laws of KCI Therapeutic Services, Inc.
   *3.21   Certificate of Incorporation of KCI New Technologies, Inc.
   *3.22   By-Laws of KCI New Technologies, Inc.
   *4.1    Indenture dated November 5, 1997 by and among KCI, the Guarantors and Marine
           Midland Bank .
   *4.2    Registration Rights Agreement dated as of November 5, 1997, by and among KCI, the
           Guarantors and the Initial Purchasers.
   *4.3    Form of Note (included as Exhibit B to the Indenture filed as Exhibit 4.1 to this
           Registration Statement).
   *4.4    Form of Letter of Transmittal.
 ***5.1    Opinion of Cox & Smith Incorporated.
 **10.1    Agreement dated September 29, 1987, by and between KCI and Hill-Rom Company, Inc.
           (filed as Exhibit 10.7 to KCI's Registration Statement on Form S-1, as amended
           (Registration No. 33-21353), and incorporated herein by reference).
 **10.2    Employment and Non-Competition Agreement dated December 26, 1986, by and between
           KCI and James R. Leininger, M.D. (filed as Exhibit 10.10 to KCI's Registration
           Statement on Form S-1, as amended (Registration No. 33-21353), and incorporated herein by reference).
 **10.3    Contract dated September 30, 1985, by and between Ryder Truck Rental, Inc. and KCI regarding the rental of delivery trucks (filed as Exhibit 10.23 to KCI's
           Registration Statement on Form S-1, as amended (Registration No. 33-21353), and incorporated herein by reference).
 **10.4    1988 Kinetic Concepts, Inc. Directors Stock Option Plan (filed as Exhibit 10.26 to
           KCI's Registration Statement on Form S-1, as amended (Registration No. 33-21353), and incorporated herein by reference).
 **10.5    Kinetic Concepts, Inc. Employee Stock Ownership Plan and Trust dated January 1,
           1989 (filed as Exhibit 10.6 to KCI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, and incorporated herein by reference).

 **10.6    1987 Key Contributor Stock Option Plan, as amended, dated October 27, 1989 (filed as Exhibit 10.9 to KCI's Annual Report on Form 10-K for the year ended December
           31, 1989, and incorporated herein by reference).
 **10.7    Amendment No. 1 to Asset Purchase Agreement dated September 30, 1994 by and among
           KCI, KCI Therapeutic Services, Inc., a Delaware corporation, MEDIQ Incorporated, a
           Delaware corporation, PRN Holdings, Inc., a Delaware corporation and MEDIQ/PRN
           Life Support Services-I, Inc., a Delaware corporation (filed as Exhibit 2.2 to
           KCI's Form 8-K dated October 17, 1994, and incorporated herein by reference).
 **10.8    Credit Agreement dated as of May 8, 1995 by and among KCI and Bank of America
           National Trust and Savings Association, as Agent (filed as Exhibit 10 to KCI's
           Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and incorporated herein by reference).
 **10.9    Purchasing Agreement, dated February 1, 1994, between KCI, KCI Therapeutic
           Services, Inc. and Voluntary Hospitals of America, Inc.
 **10.10   Rental/Purchasing Agreement, dated April 1, 1993 between KCI, KCI Therapeutic
           Services, Inc. and AmHS Purchasing Partners, L.P.
 **10.11   KCI Management 1994 Incentive Program
 **10.12   KCI Employee Benefits Trust Agreement
 **10.13   Letter, dated September 19, 1994, from KCI to Raymond R. Hannigan outlining the terms of his employment.
 **10.14   Letter, dated November 22, 1994, from KCI to Christopher M. Fashek outlining the terms of his employment.
 **10.15   Option Agreement, dated November 21, 1994, between Dr. James R. Leininger, Cecilia
           Leininger and Raymond R. Hannigan.
 **10.16   Option Agreement, dated August 23, 1995, between Dr. James R. Leininger, Cecilia
           Leininger and Bianca A. Rhodes.
 **10.17   Stock Purchase Agreement dated June 15, 1995 among KCI Financial Services, Inc.,
           KCI, Cura Capital Corporation, MG Acquisition Corporation and the Principal
           Shareholders of Cura Capital Corporation (filed as Exhibit 10 to KCI's Quarterly
           Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference).
 **10.18   Promissory Note dated August 21, 1995 in the principal amount of $10,000,000 payable to James R. Leininger, M.D. to the order of Kinetic Concepts, Inc., a
           Texas corporation (filed as Exhibit 2.2 to KCI's Quarterly Report on Form 10-Q for
           the quarter ended September 30, 1995, and incorporated herein by reference).
 **10.19   Stock Pledge Agreement dated August 21, 1995 by and between James R. Leininger,
           M.D. and KCI (filed as Exhibit 2.3 to KCI's Quarterly Report on Form 10-Q for the
           quarter ended September 30, 1995, and incorporated herein by reference).
 **10.20   Executive Committee Stock Ownership Plan (filed as Exhibit 10 to KCI's Quarterly
           Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference).
 **10.21   Deferred Compensation Plan (filed as Exhibit 99.2 to KCI's Quarterly Report on
           Form 10-Q for the quarter ended September 30, 1995 and incorporated herein by reference).
 **10.22   Kinetic Concepts, Inc. Senior Executive Stock Option Plan.
 **10.23   Form of Option Instrument with respect to Senior Executive Stock Option Plan.
  *10.24   Transaction Agreement dated as of October 2, 1997, by and among KCI, Fremont
           Purchaser II, Inc. and RCBA Purchaser I, L.P.
  *10.25   Letter Agreement dated as November 5, 1997, by and among KCI, Fremont Purchaser
           II, Inc. and RCBA Purchaser I, L.P.
  *10.26   Agreement Among Shareholders dated as of November 5, 1997, by and among KCI,
           Fremont Partners, L.P., Richard C. Blum & Associates, L.P., James R. Leininger,
           M.D., The Common Fund for Non-Profit Organizations, Stinson Capital Partners II,
           L.P., RCBA-KCI Capital Partners, L.P., RCBA Purchaser I, L.P., Fremont Acquisition
           Company, II, L.L.C., Fremont Acquisition Company, IIA, L.L.C., Fremont Offshore
           Partners, L.P., Fremont Partners Side-By-Side, L.P., Fremont-KCI Co-Investment
           Company, L.L.C., and Fremont Purchaser II, Inc.
  *10.27   Credit Agreement dated as of November 3, 1997, by and among KCI, Bank of America
           National Trust and Savings Association, as Administrative Agent, and Bankers Trust
           Company as Syndication Agent, and certain other institutions party thereto.
  *10.28   Purchase Agreement dated as of November 5, 1997, by and among KCI, the Guarantors and the Initial Purchasers.

  *12.1    Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of
           Earnings to Combined Fixed Charges.
  *21.1    Subsidiaries of KCI.
  *23.1    Consent of KPMG Peat Marwick LLP.
  *25.1    Form T-1 Statement of Eligibility and Qualification of Marine Midland Bank, as
           Trustee.

---------------
  * Filed herewith.

 ** Incorporated by reference to the filing indicated.

*** To be filed by amendment.

ITEM 22.  UNDERTAKINGS

     A. Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     B. Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by any of them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     D. Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 18, 1997.

                                          KINETIC CONCEPTS, INC.

                                          By: /s/  RAYMOND R. HANNIGAN
                                            ------------------------------------
                                                    Raymond R. Hannigan,
                                                Chief Executive Officer and
                                                          President

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers, directors and/or managers of each of the registrants hereby constitutes and appoints Raymond R. Hannigan and Dennis E. Noll, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               SIGNATURE                            NAME AND TITLE                   DATE
----------------------------------------   --------------------------------   ------------------

        /s/ RAYMOND R. HANNIGAN            Chief Executive Officer,           December 18, 1997
----------------------------------------     President (Principal Executive
          Raymond R. Hannigan                Officer) and Director

          /s/ MARTIN J. LANDON             Vice President-Accounting,         December 18, 1997
----------------------------------------     (Principal Financial and
            Martin J. Landon                 Accounting Officer)

          /s/ JAMES T. FARRELL             Director                           December 18, 1997
----------------------------------------
            James T. Farrell

                                           Director
----------------------------------------
        James R. Leininger, M.D.

         /s/ ROBERT JAUNICH II             Director                           December 18, 1997
----------------------------------------
           Robert Jaunich II

           /s/ N. COLIN LIND               Director                           December 18, 1997
----------------------------------------
             N. Colin Lind

          /s/ JEFFREY W. UBBEN             Director                           December 18, 1997
----------------------------------------
            Jeffrey W. Ubben

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 18, 1997.

                                          KCI PROPERTIES LIMITED

                                          By: /s/   FRANKLIN B. STAGG
                                            ------------------------------------
                                                     Franklin B. Stagg,
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               SIGNATURE                            NAME AND TITLE                   DATE
----------------------------------------   --------------------------------   ------------------

         /s/ FRANKLIN B. STAGG             President (Principal Executive     December 18, 1997
----------------------------------------     Officer)
           Franklin B. Stagg

          /s/ MARTIN J. LANDON             Vice President and Treasurer       December 18, 1997
----------------------------------------     (Principal Financial and
            Martin J. Landon                 Accounting Officer)

                                           Manager
----------------------------------------
        James R. Leininger, M.D.

      /s/ PETER R. LEININGER, M.D.         Manager                            December 18, 1997
----------------------------------------
        Peter R. Leininger, M.D.

           /s/ DENNIS E. NOLL              Manager                            December 18, 1997
----------------------------------------
             Dennis E. Noll

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 18, 1997.

                                          KCI REAL PROPERTY LIMITED

                                          By: /s/   FRANKLIN B. STAGG
                                            ------------------------------------
                                                     Franklin B. Stagg,
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               SIGNATURE                            NAME AND TITLE                   DATE
----------------------------------------   --------------------------------   ------------------

         /s/ FRANKLIN B. STAGG             President (Principal Executive     December 18, 1997
----------------------------------------     Officer)
           Franklin B. Stagg

          /s/ MARTIN J. LANDON             Vice President and Treasurer       December 18, 1997
----------------------------------------     (Principal Financial and
            Martin J. Landon                 Accounting Officer)

                                           Manager
----------------------------------------
        James R. Leininger, M.D.

      /s/ PETER A. LEININGER, M.D.         Manager                            December 18, 1997
----------------------------------------
        Peter A. Leininger, M.D.

           /s/ DENNIS E. NOLL              Manager                            December 18, 1997
----------------------------------------
             Dennis E. Noll

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 18, 1997.

                                          KCI HOLDING COMPANY, INC.

                                          By: /s/  RAYMOND R. HANNIGAN
                                            ------------------------------------
                                                    Raymond R. Hannigan,
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               SIGNATURE                            NAME AND TITLE                   DATE
----------------------------------------   --------------------------------   ------------------

        /s/ RAYMOND R. HANNIGAN            President (Principal Executive     December 18, 1997
----------------------------------------     Officer) and Director
          Raymond R. Hannigan

          /s/ MARTIN J. LANDON             Vice President-Accounting,         December 18, 1997
----------------------------------------     (Principal Financial and
            Martin J. Landon                 Accounting Officer)

      /s/ PETER A. LEININGER, M.D.         Director                           December 18, 1997
----------------------------------------
        Peter A. Leininger, M.D.

           /s/ DENNIS E. NOLL              Director                           December 18, 1997
----------------------------------------
             Dennis E. Noll

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 18, 1997.

                                          KCI-RIK ACQUISITION CORP.

                                          By: /s/  RAYMOND R. HANNIGAN
                                            ------------------------------------
                                                    Raymond R. Hannigan,
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                SIGNATURE                           NAME AND TITLE                 DATE
------------------------------------------  ------------------------------  ------------------

         /s/ RAYMOND R. HANNIGAN            President (Principal Executive   December 18, 1997
------------------------------------------    Officer) and Director
           Raymond R. Hannigan

           /s/ MARTIN J. LANDON             Treasurer (Principal Financial   December 18, 1997
------------------------------------------    and Accounting Officer) and
             Martin J. Landon                 Director

            /s/ DENNIS E. NOLL              Director                         December 18, 1997
------------------------------------------
              Dennis E. Noll

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 18, 1997.

                                          KCI INTERNATIONAL, INC.

                                          By: /s/    FRANK DILAZZARO
                                            ------------------------------------
                                                      Frank DiLazzaro,
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                SIGNATURE                           NAME AND TITLE                 DATE
------------------------------------------  ------------------------------  ------------------

           /s/ FRANK DILAZZARO              President (Principal Executive   December 18, 1997
------------------------------------------    Officer) and Director
             Frank DiLazzaro

           /s/ MARTIN J. LANDON             Vice President and Treasurer     December 18, 1997
------------------------------------------    (Principal Financial and
             Martin J. Landon                 Accounting Officer)

                                            Director
------------------------------------------
         James R. Leininger, M.D.

       /s/ PETER A. LEININGER, M.D.         Director                         December 18, 1997
------------------------------------------
         Peter A. Leininger, M.D.

         /s/ RAYMOND R. HANNIGAN            Director                         December 18, 1997
------------------------------------------
           Raymond R. Hannigan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 18, 1997.

                                          KCI AIR, INC.

                                          By: /s/   FRANKLIN B. STAGG
                                            ------------------------------------
                                                     Franklin B. Stagg,
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                SIGNATURE                           NAME AND TITLE                 DATE
------------------------------------------  ------------------------------  ------------------

          /s/ FRANKLIN B. STAGG             President (Principal Executive   December 18, 1997
------------------------------------------    Officer)
            Franklin B. Stagg

           /s/ MARTIN J. LANDON             Vice President and Treasurer     December 18, 1997
------------------------------------------    (Principal Financial and
             Martin J. Landon                 Accounting Officer)

                                            Director
------------------------------------------
         James R. Leininger, M.D.

       /s/ PETER A. LEININGER, M.D.         Director                         December 18, 1997
------------------------------------------
         Peter A. Leininger, M.D.

         /s/ RAYMOND R. HANNIGAN            Director                         December 18, 1997
------------------------------------------
           Raymond R. Hannigan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 18, 1997.

                                          PLEXUS ENTERPRISES, INC.

                                          By: /s/  RAYMOND R. HANNIGAN
                                            ------------------------------------
                                                    Raymond R. Hannigan,
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                SIGNATURE                           NAME AND TITLE                 DATE
------------------------------------------  ------------------------------  ------------------

         /s/ RAYMOND R. HANNIGAN            President (Principal Executive   December 18, 1997
------------------------------------------    Officer) and Director
           Raymond R. Hannigan

           /s/ MARTIN J. LANDON             Vice President and Treasurer     December 18, 1997
------------------------------------------    (Principal Financial and
             Martin J. Landon                 Accounting Officer)

       /s/ PETER A. LEININGER, M.D.         Director                         December 18, 1997
------------------------------------------
         Peter A. Leininger, M.D.

            /s/ DENNIS E. NOLL              Director                         December 18, 1997
------------------------------------------
              Dennis E. Noll

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 18, 1997.

                                          MEDICAL RETRO DESIGN, INC.

                                          By: /s/  RAYMOND R. HANNIGAN
                                            ------------------------------------
                                                    Raymond R. Hannigan,
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                SIGNATURE                           NAME AND TITLE                 DATE
------------------------------------------  ------------------------------  ------------------

         /s/ RAYMOND R. HANNIGAN            President (Principal Executive   December 18, 1997
------------------------------------------    Officer)
           Raymond R. Hannigan

           /s/ MARTIN J. LANDON             Treasurer (Principal Financial   December 18, 1997
------------------------------------------    and Accounting Officer)
             Martin J. Landon

------------------------------------------  Director
         James R. Leininger, M.D.

       /s/ PETER A. LEININGER, M.D.         Director                         December 18, 1997
------------------------------------------
         Peter A. Leininger, M.D.

            /s/ DENNIS E. NOLL              Director                         December 18, 1997
------------------------------------------
              Dennis E. Noll

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 18, 1997.

                                          KCI THERAPEUTIC SERVICES, INC.

                                          By: /s/ CHRISTOPHER M. FASHEK
                                            ------------------------------------
                                                   Christopher M. Fashek,
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                SIGNATURE                           NAME AND TITLE                 DATE
------------------------------------------  ------------------------------  ------------------

        /s/ CHRISTOPHER M. FASHEK           President and Chief Executive   December 18, 1997
------------------------------------------    Officer (Principal Executive
          Christopher M. Fashek               Officer)

           /s/ MARTIN J. LANDON             Treasurer (Principal Financial  December 18, 1997
------------------------------------------    and Accounting Officer)
             Martin J. Landon

                                            Director
------------------------------------------
         James R. Leininger, M.D.

       /s/ PETER A. LEININGER, M.D.         Director                        December 18, 1997
------------------------------------------
         Peter A. Leininger, M.D.

            /s/ DENNIS E. NOLL              Director                        December 18, 1997
------------------------------------------
              Dennis E. Noll

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on December 18, 1997.

                                          KCI NEW TECHNOLOGIES, INC.

                                          By: /s/  RAYMOND R. HANNIGAN
                                            ------------------------------------
                                                    Raymond R. Hannigan,
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                SIGNATURE                           NAME AND TITLE                 DATE
------------------------------------------  ------------------------------  ------------------

         /s/ RAYMOND R. HANNIGAN            President (Principal Executive  December 18, 1997
------------------------------------------    Officer) and Director
           Raymond R. Hannigan

           /s/ MARTIN J. LANDON             Vice President and Treasurer    December 18, 1997
------------------------------------------    (Principal Financial and
             Martin J. Landon                 Accounting Officer)

           /s/ FRANK DILAZZARO              Director                        December 18, 1997
------------------------------------------
             Frank DiLazzaro

            /s/ DENNIS E. NOLL              Director                        December 18, 1997
------------------------------------------
              Dennis E. Noll

                                 EXHIBIT INDEX

EXHIBIT                                                                                  PAGE
NUMBER:                                     EXHIBIT                                     NUMBER
-------   ----------------------------------------------------------------------------  ------
 **3.1    Restated Articles of Incorporation of KCI (filed as Exhibit 3.2 to KCI's
          Registration Statement on Form S-1 (Registration No. 33-21353), as amended, and incorporated herein by reference).......................................
 **3.2    Restated By-Laws of KCI (filed as Exhibit 3.3 to KCI's Registration
          Statement on Form S-1 (Registration No. 33-21353), as amended, and incorporated herein by reference)...........................................
  *3.3    Articles of Organization of KCI Properties Limited..........................
  *3.4    Regulations of KCI Properties Limited.......................................
  *3.5    Articles of Organization of KCI Real Property Limited.......................
  *3.6    Regulations of KCI Real Property Limited....................................
  *3.7    Certificate of Incorporation of KCI Holding Company, Inc. ..................
  *3.8    By-Laws of KCI Holding Company, Inc. .......................................
  *3.9    Certificate of Incorporation of KCI-RIK Acquisition Corp. ..................
  *3.10   By-Laws of KCI-RIK Acquisition Corp. .......................................
  *3.11   Certificate of Incorporation of KCI International, Inc. ....................
  *3.12   By-Laws of KCI International, Inc. .........................................
  *3.13   Certificate of Incorporation of KCI Air, Inc. ..............................
  *3.14   By-Laws of KCI Air, Inc. ...................................................
  *3.15   Certificate of Incorporation of Plexus Enterprises, Inc. ...................
  *3.16   By-Laws of Plexus Enterprises, Inc. ........................................
  *3.17   Certificate of Incorporation of Medical Retro Design, Inc. .................
  *3.18   By-Laws of Medical Retro Design, Inc. ......................................
  *3.19   Certificate of Incorporation of KCI Therapeutic Services, Inc. .............
  *3.20   By-Laws of KCI Therapeutic Services, Inc. ..................................
  *3.21   Certificate of Incorporation of KCI New Technologies, Inc. .................
  *3.22   By-Laws of KCI New Technologies, Inc. ......................................
  *4.1    Indenture dated November 5, 1997 by and among KCI, the Guarantors and Marine
          Midland Bank................................................................
  *4.2    Registration Rights Agreement dated as of November 5, 1997, by and among
          KCI, the Guarantors and the Initial Purchasers..............................
  *4.3    Form of Note (included as Exhibit B to the Indenture filed as Exhibit 4.1 to this Registration Statement)................................................
  *4.4    Form of Letter of Transmittal...............................................
***5.1    Opinion of Cox & Smith Incorporated.........................................
**10.1    Agreement dated September 29, 1987, by and between KCI and Hill-Rom Company,
          Inc. (filed as Exhibit 10.7 to KCI's Registration Statement on Form S-1, as
          amended (Registration No. 33-21353), and incorporated herein by reference)..................................................................
**10.2    Employment and Non-Competition Agreement dated December 26, 1986, by and between KCI and James R. Leininger, M.D. (filed as Exhibit 10.10 to KCI's
          Registration Statement on Form S-1, as amended (Registration No. 33-21353), and incorporated herein by reference).......................................
**10.3    Contract dated September 30, 1985, by and between Ryder Truck Rental, Inc.
          and KCI regarding the rental of delivery trucks (filed as Exhibit 10.23 to
          KCI's Registration Statement on Form S-1, as amended (Registration No.
          33-21353), and incorporated herein by reference)............................
**10.4    1988 Kinetic Concepts, Inc. Directors Stock Option Plan (filed as Exhibit
          10.26 to KCI's Registration Statement on Form S-1, as amended (Registration
          No. 33-21353), and incorporated herein by reference)........................

EXHIBIT                                                                                  PAGE
NUMBER:                                     EXHIBIT                                     NUMBER
-------   ----------------------------------------------------------------------------  ------
**10.5    Kinetic Concepts, Inc. Employee Stock Ownership Plan and Trust dated January
          1, 1989 (filed as Exhibit 10.6 to KCI's Quarterly Report on Form 10-Q for
          the quarter ended June 30, 1989, and incorporated herein by reference)......
**10.6    1987 Key Contributor Stock Option Plan, as amended, dated October 27, 1989
          (filed as Exhibit 10.9 to KCI's Annual Report on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference)..............
**10.7    Amendment No. 1 to Asset Purchase Agreement dated September 30, 1994 by and among KCI, KCI Therapeutic Services, Inc., a Delaware corporation, MEDIQ
          Incorporated, a Delaware corporation, PRN Holdings, Inc., a Delaware corporation and MEDIQ/PRN Life Support Services-I, Inc., a Delaware
          corporation (filed as Exhibit 2.2 to KCI's Form 8-K dated October 17, 1994, and incorporated herein by reference).......................................
**10.8    Credit Agreement dated as of May 8, 1995 by and among KCI and Bank of
          America National Trust and Savings Association, as Agent (filed as Exhibit
          10 to KCI's Quarterly Report on Form 10-Q for the quarter ended March 31,
          1995, and incorporated herein by reference).................................
**10.9    Purchasing Agreement, dated February 1, 1994, between KCI, KCI Therapeutic
          Services, Inc. and Voluntary Hospitals of America, Inc. ....................
**10.10   Rental/Purchasing Agreement, dated April 1, 1993 between KCI, KCI
          Therapeutic Services, Inc. and AmHS Purchasing Partners, L.P. ..............
**10.11   KCI Management 1994 Incentive Program.......................................
**10.12   KCI Employee Benefits Trust Agreement.......................................
**10.13   Letter, dated September 19, 1994, from KCI to Raymond R. Hannigan outlining the terms of his employment.................................................
**10.14   Letter, dated November 22, 1994, from KCI to Christopher M. Fashek outlining the terms of his employment.................................................
**10.15   Option Agreement, dated November 21, 1994, between Dr. James R. Leininger,
          Cecilia Leininger and Raymond R. Hannigan...................................
**10.16   Option Agreement, dated August 23, 1995, between Dr. James R. Leininger,
          Cecilia Leininger and Bianca A. Rhodes......................................
**10.17   Stock Purchase Agreement dated June 15, 1995 among KCI Financial Services,
          Inc., KCI, Cura Capital Corporation, MG Acquisition Corporation and the
          Principal Shareholders of Cura Capital Corporation (filed as Exhibit 10 to
          KCI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference)...........................................
**10.18   Promissory Note dated August 21, 1995 in the principal amount of $10,000,000 payable to James R. Leininger, M.D. to the order of Kinetic Concepts, Inc., a Texas corporation (filed as Exhibit 2.2 to KCI's Quarterly Report on Form
          10-Q for the quarter ended September 30, 1995, and incorporated herein by reference)..................................................................
**10.19   Stock Pledge Agreement dated August 21, 1995 by and between James R.
          Leininger, M.D. and KCI (filed as Exhibit 2.3 to KCI's Quarterly Report on
          Form 10-Q for the quarter ended September 30, 1995, and incorporated herein by reference)...............................................................
**10.20   Executive Committee Stock Ownership Plan (filed as Exhibit 10 to KCI's
          Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference)...........................................
**10.21   Deferred Compensation Plan (filed as Exhibit 99.2 to KCI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 and incorporated herein by reference)........................................................
**10.22   Kinetic Concepts, Inc. Senior Executive Stock Option Plan...................
**10.23   Form of Option Instrument with respect to Senior Executive Stock Option
          Plan........................................................................
 *10.24   Transaction Agreement dated as of October 2, 1997, by and among KCI, Fremont
          Purchaser II, Inc. and RCBA Purchaser I, L.P. ..............................
 *10.25   Letter Agreement dated as November 5, 1997, by and among KCI, Fremont
          Purchaser II, Inc. and RCBA Purchaser I, L.P. ..............................

EXHIBIT                                                                                  PAGE
NUMBER:                                     EXHIBIT                                     NUMBER
-------   ----------------------------------------------------------------------------  ------
 *10.26   Agreement Among Shareholders dated as of November 5, 1997, by and among KCI,
          Fremont Partners, L.P., Richard C. Blum & Associates, L.P., James R.
          Leininger, M.D., The Common Fund for Non-Profit Organizations, Stinson
          Capital Partners II, L.P., RCBA-KCI Capital Partners, L.P., RCBA Purchaser
          I, L.P., Fremont Acquisition Company, II, L.L.C., Fremont Acquisition
          Company, IIA, L.L.C., Fremont Offshore Partners, L.P., Fremont Partners
          Side-By-Side, L.P., Fremont-KCI Co-Investment Company, L.L.C., and Fremont
          Purchaser II, Inc. .........................................................
 *10.27   Credit Agreement dated as of November 3, 1997, by and among KCI, Bank of
          America National Trust and Savings Association, as Administrative Agent, and
          Bankers Trust Company as Syndication Agent, and certain other institutions party thereto...............................................................
 *10.28   Purchase Agreement dated as of November 5, 1997, by and among KCI, the
          Guarantors and the Initial Purchasers.......................................
 *12.1    Statement Regarding Computation of Ratio of Earnings to Fixed Charges and
          Ratio of Earnings to Combined Fixed Charges.................................
 *21.1    Subsidiaries of KCI.........................................................
 *23.1    Consent of KPMG Peat Marwick LLP............................................
 *25.1    Form T-1 Statement of Eligibility and Qualification of Marine Midland Bank,
          as Trustee..................................................................

---------------
  * Filed herewith.

 ** Incorporated by reference to the filing indicated.

*** To be filed by amendment.